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                    WELLS FARGO ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                            FIRST UNION NATIONAL BANK

                                    (Trustee)

                         POOLING AND SERVICING AGREEMENT

                          Dated as of January 29, 2002

                                $1,300,335,099.28
                       Mortgage Pass-Through Certificates
                                  Series 2002-4

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


                                TABLE OF CONTENTS

                                                                           Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01   Definitions...............................................
Section 1.02   Acts of Holders...........................................
Section 1.03   Effect of Headings and Table of Contents..................
Section 1.04   Benefits of Agreement.....................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01   Conveyance of Mortgage Loans..............................
Section 2.02   Acceptance by Trustee.....................................
Section 2.03   Representations and Warranties of the Master Servicer and
               the Seller. ..............................................
Section 2.04   Execution and Delivery of Certificates....................
Section 2.05   Designation of Certificates; Designation of Startup Day
               and Latest Possible Maturity Date.........................
Section 2.06   Optional Substitution of Mortgage Loans...................


                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01   Certificate Account.......................................
Section 3.02   Permitted Withdrawals from the Certificate Account........
Section 3.03   Advances by Master Servicer and Trustee...................
Section 3.04   Trustee to Cooperate; Release of Owner Mortgage Loan
               Files. ...................................................
Section 3.05   Reports to the Trustee; Annual Compliance Statements......
Section 3.06   Title, Management and Disposition of Any REO Mortgage
               Loan. ....................................................
Section 3.07   Amendments to Servicing Agreements; Modification of
               Standard Provisions.......................................
Section 3.08   Oversight of Servicing....................................
Section 3.09   Termination and Substitution of Servicing Agreements......
Section 3.10   Application of Net Liquidation Proceeds...................
Section 3.11   Act Reports...............................................


                                   ARTICLE IV

                         DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                              PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01   Distributions.............................................
Section 4.02   Allocation of Realized Losses.............................
Section 4.03   Paying Agent..............................................
Section 4.04   Statements to Certificateholders; Reports to the Trustee
               and the Seller............................................
Section 4.05   Reports to Mortgagors and the Internal Revenue Service....
Section 4.06   Calculation of Amounts; Binding Effect of Interpretations
               and Actions of Master Servicer............................
Section 4.07   Determination of LIBOR....................................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01   The Certificates..........................................
Section 5.02   Registration of Certificates..............................
Section 5.03   Mutilated, Destroyed, Lost or Stolen Certificates.........
Section 5.04   Persons Deemed Owners.....................................
Section 5.05   Access to List of Certificateholders' Names and Addresses.
Section 5.06   Maintenance of Office or Agency...........................
Section 5.07   Definitive Certificates...................................
Section 5.08   Notices to Clearing Agency................................


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01   Liability of the Seller and the Master Servicer...........
Section 6.02   Merger or Consolidation of the Seller or the Master
               Servicer .................................................
Section 6.03   Limitation on Liability of the Seller, the Master
               Servicer and Others.......................................
Section 6.04   Resignation of the Master Servicer........................
Section 6.05   Compensation to the Master Servicer.......................
Section 6.06   Assignment or Delegation of Duties by Master Servicer.....
Section 6.07   Indemnification of Trustee and Seller by Master Servicer..


                                   ARTICLE VII

                                     DEFAULT

Section 7.01   Events of Default.........................................
Section 7.02   Other Remedies of Trustee.................................
Section 7.03   Directions by Certificateholders and Duties of Trustee
               During Event of Default...................................
Section 7.04   Action Upon Certain Failures of the Master Servicer and
               Upon Event of Default.....................................
Section 7.05   Trustee to Act; Appointment of Successor..................
Section 7.06   Notification to Certificateholders........................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01   Duties of Trustee.........................................
Section 8.02   Certain Matters Affecting the Trustee.....................
Section 8.03   Trustee Not Required to Make Investigation................
Section 8.04   Trustee Not Liable for Certificates or Mortgage Loans.....
Section 8.05   Trustee May Own Certificates..............................
Section 8.06   The Master Servicer to Pay Fees and Expenses..............
Section 8.07   Eligibility Requirements..................................
Section 8.08   Resignation and Removal...................................
Section 8.09   Successor.................................................
Section 8.10   Merger or Consolidation...................................
Section 8.11   Authenticating Agent......................................
Section 8.12   Separate Trustees and Co-Trustees.........................
Section 8.13   Appointment of Custodians.................................
Section 8.14   Tax Matters; Compliance with REMIC Provisions.............
Section 8.15   Monthly Advances..........................................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01   Termination Upon Purchase by the Seller or Liquidation
               of All Mortgage Loans.....................................
Section 9.02   Additional Termination Requirements.......................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01  Amendment.................................................
Section 10.02  Recordation of Agreement..................................
Section 10.03  Limitation on Rights of Certificateholders................
Section 10.04  Governing Law; Jurisdiction...............................
Section 10.05  Notices...................................................
Section 10.06  Severability of Provisions................................
Section 10.07  Special Notices to Rating Agencies........................
Section 10.08  Covenant of Seller........................................
Section 10.09  Recharacterization........................................


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01  Cut-Off Date..............................................
Section 11.02  Cut-Off Date Aggregate Principal Balance..................
Section 11.03  Original Group I-A Percentage.............................
Section 11.04  Original Group II-A Percentage............................
Section 11.05  Original Principal Balances of the Classes of Class A
               Certificates..............................................
Section 11.05(a) Original Notional Amount ...............................
Section 11.06  Original Aggregate Non-PO Principal Balance...............
Section 11.07  Original Aggregate Percentages............................
Section 11.07(a) Original Aggregate Subordinate Percentage ..............
Section 11.07(b) Original Aggregate Class A Percentage ..................
Section 11.08  Original Class B Principal Balance........................
Section 11.09  Original Group I Subordinated Principal Balance...........
Section 11.10  Original Group II Subordinated Principal Balance..........
Section 11.11  Original Principal Balances of the Classes of
               Class B Certificates .....................................
Section 11.12  Original Class B-1 Fractional Interest....................
Section 11.13  Original Class B-2 Fractional Interest....................
Section 11.14  Original Class B-3 Fractional Interest....................
Section 11.15  Original Class B-4 Fractional Interest....................
Section 11.16  Original Class B-5 Fractional Interest....................
Section 11.17  Closing Date..............................................
Section 11.18  Right to Purchase.........................................
Section 11.19  Wire Transfer Eligibility.................................
Section 11.20  Single Certificate........................................
Section 11.21  Servicing Fee Rate........................................
Section 11.22  Master Servicing Fee Rate.................................


                                    EXHIBITS

EXHIBIT A-I-A-1   -     Form of Face of Class I-A-1 Certificate
EXHIBIT A-I-A-PO  -     Form of Face of Class I-A-PO Certificate
EXHIBIT A-II-A-1  -     Form of Face of Class II-A-1 Certificate
EXHIBIT A-II-A-2  -     Form of Face of Class II-A-2 Certificate
EXHIBIT A-II-A-3  -     Form of Face of Class II-A-3 Certificate
EXHIBIT A-II-A-4  -     Form of Face of Class II-A-4 Certificate
EXHIBIT A-II-A-5  -     Form of Face of Class II-A-5 Certificate
EXHIBIT A-II-A-6  -     Form of Face of Class II-A-6 Certificate
EXHIBIT A-II-A-7  -     Form of Face of Class II-A-7 Certificate
EXHIBIT A-II-A-8  -     Form of Face of Class II-A-8 Certificate
EXHIBIT A-II-A-9  -     Form of Face of Class II-A-9 Certificate
EXHIBIT A-II-A-10 -     Form of Face of Class II-A-10 Certificate
EXHIBIT A-II-A-11 -     Form of Face of Class II-A-11 Certificate
EXHIBIT A-II-A-12 -     Form of Face of Class II-A-12 Certificate
EXHIBIT A-II-A-13 -     Form of Face of Class II-A-13 Certificate
EXHIBIT A-II-A-14 -     Form of Face of Class II-A-14 Certificate
EXHIBIT A-II-A-PO -     Form of Face of Class II-A-PO Certificate
EXHIBIT A-II-A-R  -     Form of Face of Class II-A-R Certificate
EXHIBIT A-II-A-LR -     Form of Face of Class II-A-LR Certificate
EXHIBIT B-1       -     Form of Face of Class B-1 Certificate
EXHIBIT B-2       -     Form of Face of Class B-2 Certificate
EXHIBIT B-3       -     Form of Face of Class B-3 Certificate
EXHIBIT B-4       -     Form of Face of Class B-4 Certificate
EXHIBIT B-5       -     Form of Face of Class B-5 Certificate
EXHIBIT B-6       -     Form of Face of Class B-6 Certificate
EXHIBIT C         -     Form of Reverse of Series 2002-4 Certificates
EXHIBIT D         -     Reserved
EXHIBIT E         -     Custodial Agreement
EXHIBIT F-1A      -     Schedule of Type 1 Mortgage Loans in Loan Group I
EXHIBIT F-1B      -     Schedule of Type 1 Mortgage Loans in Loan Group II
EXHIBIT F-2       -     Schedule of Type 2 Mortgage Loans in Loan Group I
EXHIBIT F-3A      -     Schedule of Other Servicer Mortgage Loans in
                        Group I
EXHIBIT F-3B      -     Schedule of Other Servicer Mortgage Loans in Group II
EXHIBIT G         -     Request for Release
EXHIBIT H         -     Affidavit Pursuant to Section 860E(e)(4) of the
                        Internal Revenue Code of 1986, as amended, and for
                        Non-ERISA Investors
EXHIBIT I         -     Letter from Transferor of Residual Certificates
EXHIBIT J         -     Transferee's Letter (Class [B-4][B-5][B-6] Certificates)
EXHIBIT K         -     Reserved
EXHIBIT L         -     Servicing Agreements
EXHIBIT M         -     Form of Special Servicing Agreement
SCHEDULE I        -     Applicable Unscheduled Principal Receipt Period

            This Pooling and Servicing Agreement, dated as of January 29, 2002 executed by WELLS FARGO ASSET SECURITIES CORPORATION, as Seller, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer and FIRST UNION NATIONAL BANK, as Trustee.

                                WITNESSETH THAT:

            In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

            SECTION 1.01  DEFINITIONS.

            Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

            Accretion Termination Date: The earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balance of the Class II-A-8 Certificates has been reduced to zero or (ii) the Subordination Depletion Date.

            Accrual Certificates: The Class II-A-9 Certificates.

            Accrual Distribution Amount: As to any Distribution Date prior to the Accretion Termination Date and the Accrual Certificates, an amount equal to the sum of (i) the Group II-A Interest Percentage of such Class of Accrual Certificates of the Current Group II-A Interest Distribution Amount and (ii) the Group II-A Interest Shortfall Percentage of such Class of Accrual Certificates of the amount distributed in respect of the Classes of Group II-A Certificates pursuant to Paragraph second Clause (A) of Section 4.01(a)(i) on such Distribution Date. As to any Distribution Date on or after the Accretion Termination Date, zero.

            Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

            Adjustment Amount: For any Distribution Date, the difference between
(A) the sum of the Aggregate Class A Principal Balance and the Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Aggregate Class A Principal Balance and the Class B Principal Balance as of the Determination Date succeeding such Distribution Date and (ii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a)(i) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

            Aggregate Adjusted Pool Amount: With respect to any Distribution Date, the sum of the Group I Adjusted Pool Amount and Group II Adjusted Pool Amount.

            Aggregate Class A Principal Balance: With respect to any Determination Date, the sum of the Group I-A Principal Balance and Group II-A Principal Balance.

            Aggregate Class A Percentage: As to any Distribution Date, the percentage obtained by dividing (i) the sum of the Group I-A Non-PO Principal Balance and the Group II-A Non-PO Principal Balance by (ii) the sum of the Group I Pool Balance (Non-PO Portion) and the Group II Pool Balance (Non-PO Portion).

            Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Group I-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group I-A Certificates.

            Aggregate Group II-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group II-A Certificates.

            Aggregate Non-PO Principal Balance: As of any Determination Date, the sum of the Group I-A Non-PO Principal Balance, the Group II-A Non-PO Principal Balance and the Class B Principal Balance as of such date.

            Aggregate Subordinate Percentage: As to any Determination Date, the Class B Principal Balance divided by the sum of the Group I Pool Balance (Non-PO Portion) and the Group II Pool Balance (Non-PO Portion).

            Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

            Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

            Apportioned Class B Principal Distribution Amount: As to any Distribution Date and any Class of Class B Certificates, the product of (i) the applicable Class B Principal Distribution Amount less the amount, if any, that would have been distributable to such Class pursuant to Section 4.01(a)(ii) that is used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Paragraph fourth of Section 4.01(a)(i) and (ii) the Apportionment Fraction for such Class.

            Apportioned Interest Accrual Amount: As to any Distribution Date and either of the Group I Apportioned Principal Balance or Group II Apportioned Principal Balance of a Class of Class B Certificates, an amount equal to the product of (i) 1/12th of the Class B Pass-Through Rate and (ii) such Group I Apportioned Principal Balance or Group II Apportioned Principal Balance as of the Determination Date preceding such Distribution Date.

            Apportionment Fraction: As to any Class of Class B Certificates and any Distribution Date occurring prior to the Subordination Depletion Date and
(i) on or after the Distribution Date on which the Principal Balances of the Group I-A Certificates (other than the Class I-A-PO Certificates) have been reduced to zero, a fraction, the numerator of which is the applicable Class B Loan Group I Optimal Principal Amount and the denominator of which is the applicable Class B Optimal Principal Amount without regard to the proviso thereto or (ii) on or after the Distribution Date on which the Principal Balances of the Group II-A Certificates (other than the Class II-A-PO Certificates) have been reduced to zero, a fraction, the numerator of which is the applicable Class B Loan Group II Optimal Principal Amount and the denominator of which is the applicable Class B Optimal Principal Amount without regard to the proviso thereto.

            Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

            Available Master Servicer Compensation: With respect to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and
(c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

            Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

            Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

            Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

            Book-Entry Certificate: Any one of the Class I-A-1 Certificates, Class I-A-PO Certificates, Class II-A-1 Certificates, Class II-A-2 Certificates, Class II-A-3 Certificates, Class II-A-4 Certificates, Class II-A-5 Certificates, Class II-A-6 Certificates, Class II-A-7 Certificates, Class II-A-8 Certificates, Class II-A-9 Certificates, Class II-A-10 Certificates, Class II-A-11 Certificates, Class II-A-12 Certificates, Class II-A-13 Certificates, Class II-A-14 Certificates, Class II-A-PO Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

            Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

            Certificate: Any one of the Class A Certificates or Class B Certificates.

            Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

            Certificate Custodian: Initially, First Union National Bank; thereafter any other Certificate Custodian acceptable to The Depository Trust Company and selected by the Trustee.

            Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trustee.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

            Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

            Class I-A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-1 and Exhibit C hereto.

            Class I-A-1 Certificateholder: The registered holder of a Class I-A-l Certificate.

            Class I-A-PO Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-PO and Exhibit C hereto.

            Class I-A-PO Certificateholder: The registered holder of a Class I-A-PO Certificate.

            Class I-A-PO Deferred Amount: For any Distribution Date prior to the Subordination Depletion Date, the difference between (A) the sum of (x) the amount by which the sum of the Class I-A-PO Optimal Principal Amounts for the Class I-A-PO Certificates for all prior Distribution Dates exceeded the amounts distributed on the Class I-A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third Clause (A) of Section 4.01(a)(i) and (y) the sum of the product for each Group I Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the Applicable Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts for the current Distribution Date of (a) the PO Fraction for such Group I Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan and (B) the sum of (x) the sum of the Class I-A-PO Recoveries for such Distribution Date and prior Distribution Dates and (y) amounts distributed on the Class I-A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth Clause (A) of Section 4.01(a)(i). On and after the Subordination Depletion Date, the Class I-A-PO Deferred Amount will be zero. No interest will accrue on any Class I-A-PO Deferred Amount.

            Class I-A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Group I Mortgage Loan and (y) the sum of:

            (i) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Group I Mortgage Loan;

            (ii) all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group I Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Scheduled Principal Balance of each Group I Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

            (iv) the excess of the unpaid principal balance of such Group I Mortgage Loan substituted for a Group I Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date occurs over the unpaid principal balance of such Group I Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Group I Mortgage Loan; and

(II) the Class I-A-PO Recovery for such Distribution Date.

            Class I-A-PO Recovery: As to any Distribution Date prior to the Subordination Depletion Date, the lesser of (a) the Class I-A-PO Deferred Amount for such Distribution Date (calculated without regard to the Class I-A-PO Recovery for such Distribution Date) and (b) an amount equal to the sum as to each Group I Mortgage Loan as to which there has been a Recovery during the Applicable Unscheduled Principal Receipt Period, of the product of (x) the PO Fraction with respect to such Group I Mortgage Loan and (y) the amount of the Recovery with respect to such Group I Mortgage Loan. As to any Distribution Date on or after the Subordination Depletion Date, the amount determined in accordance with clause (b) above.

            Class II-A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-1 and Exhibit C hereto.

            Class II-A-1 Certificateholder: The registered holder of a Class II-A-1 Certificate.

            Class II-A-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-2 and Exhibit C hereto.

            Class II-A-2 Certificateholder: The registered holder of a Class II-A-2 Certificate.

            Class II-A-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-3 and Exhibit C hereto.

            Class II-A-3 Certificateholder: The registered holder of a Class II-A-3 Certificate.

            Class II-A-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-4 and Exhibit C hereto.

            Class II-A-4 Certificateholder: The registered holder of a Class II-A-4 Certificate.

            Class II-A-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-5 and Exhibit C hereto.

            Class II-A-5 Certificateholder: The registered holder of a Class II-A-5 Certificate.

            Class II-A-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-6 and Exhibit C hereto.

            Class II-A-6 Certificateholder: The registered holder of a Class II-A-6 Certificate.

            Class II-A-7 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-7 and Exhibit C hereto.

            Class II-A-7 Certificateholder: The registered holder of a Class II-A-7 Certificate.

            Class II-A-8 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-8 and Exhibit C hereto.

            Class II-A-8 Certificateholder: The registered holder of a Class II-A-8 Certificate.

            Class II-A-9 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-9 and Exhibit C hereto.

            Class II-A-9 Certificateholder: The registered holder of a Class II-A-9 Certificate.

            Class II-A-10 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-10 and Exhibit C hereto.

            Class II-A-10 Certificateholder: The registered holder of a Class II-A-10 Certificate.

            Class II-A-11 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-11 and Exhibit C hereto.

            Class II-A-11 Certificateholder: The registered holder of a Class II-A-11 Certificate.

            Class II-A-12 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-12 and Exhibit C hereto.

            Class II-A-12 Certificateholder: The registered holder of a Class II-A-12 Certificate.

            Class II-A-13 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-13 and Exhibit C hereto.

            Class II-A-13 Certificateholder: The registered holder of a Class II-A-13 Certificate.

            Class II-A-13 Pass-Through Rate: With respect to the Distribution Date occurring in February 2002, 2.310% per annum. With respect to each succeeding Distribution Date, a per annum rate, determined by the Trustee on the applicable Rate Determination Date, equal to 0.570% plus LIBOR subject to a minimum rate of 0.570% and a maximum rate of 8.500%.

            Class II-A-14 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-14 and Exhibit C hereto.

            Class II-A-14 Certificateholder: The registered holder of a Class II-A-14 Certificate.

            Class II-A-14 Interest Accrual Amount: As to any Distribution Date,
(i) the product of (A) 1/12th of the Class A Pass-Through Rate for the Class II-A-14 Certificates and (B) the Notional Amount as of such Distribution Date minus (ii) the sum of the Group II-A Interest Percentage of the Class II-A-14 Certificates of (A) the interest portion of any Realized Losses allocated to the Group II-A Certificates on or after the Subordination Depletion Date pursuant to
Section 4.02(c) and (B) any Non-Supported Interest Shortfall or Relief Act Shortfall allocated to the Group II-A Certificates with respect to such Distribution Date.

            Class II-A-14 Pass-Through Rate: With respect to the Distribution Date occurring in February 2002, 6.190% per annum. With respect to each succeeding Distribution Date, a per annum rate, determined by the Trustee on the applicable Rate Determination Date, equal to 7.930% minus LIBOR subject to a minimum rate of 0.000% and a maximum rate of 7.930%.

            Class II-A-LR Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-LR and Exhibit C hereto.

            Class II-A-LR Certificateholder: The registered holder of a Class II-A-LR Certificate.

            Class II-A-PO Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-PO and Exhibit C hereto.

            Class II-A-PO Certificateholder: The registered holder of a Class II-A-PO Certificate.

            Class II-A-PO Deferred Amount: For any Distribution Date prior to the Subordination Depletion Date, the difference between (A) the sum of (x) the amount by which the sum of the Class II-A-PO Optimal Principal Amounts for the Class II-A-PO Certificate for all prior Distribution Dates exceeded the amounts distributed on the Class II-A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third Clause (B) of Section 4.01 (a)(i) and (y) the sum of the product for each Group II Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the Applicable Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts for the current Distribution Date of (a) the PO Fraction for such Group II Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan and (B) the sum of (x) the sum of the Class II-A-PO Recoveries for such Distribution Date and prior Distribution Dates and (y) amounts distributed on the Class II-A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth Clause (B) of Section 4.0l(a)(i). On and after the Subordination Depletion Date, the Class II-A-PO Deferred Amount will be zero. No interest will accrue on any Class II-A-PO Deferred Amount.

            Class II-A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum of, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Group II Mortgage Loan and (y) the sum of:

            (i) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Group II Mortgage Loan;

            (ii) all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group II Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Scheduled Principal Balance of each Group II Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the excess of the unpaid principal balance of such Group II Mortgage Loan substituted for a Group II Mortgage Loan during the one month period ending on the preceding Determination Date for such Distribution Date occurs over the unpaid principal balance of such Group II Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Group II Mortgage Loan; and

(II) the Class II-A-PO Recovery for such Distribution Date.

            Class II-A-PO Recovery: As to any Distribution Date prior to the Subordination Depletion Date, the lesser of (a) the Class II-A-PO Deferred Amount for such Distribution Date (calculated without regard to the Class II-A-PO Recovery for such Distribution Date) and (b) an amount equal to the sum as to each Group II Mortgage Loan as to which there has been a Recovery during the Applicable Unscheduled Principal Receipt Period, of the product of (x) the PO Fraction with respect to such Group II Mortgage Loan and (y) the amount of the Recovery with respect to such Group II Mortgage Loan. As to any Distribution Date on or after the Subordination Depletion Date, the amount determined in accordance with clause (b) above.

            Class II-A-R Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-R and Exhibit C hereto.

            Class II-A-R Certificateholder: The registered holder of a Class II-A-R Certificate.

            Class A Pass-Through Rate: As to the Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6, Class II-A-7, Class II-A-8, Class II-A-9, Class II-A-10, Class II-A-12, Class II-A-R and Class II-A-LR Certificates, 6.500% per annum. As to the Class I-A-1 and Class II-A-1 Certificates, 6.000% per annum. As to the Class II-A-11 Certificates, 6.250% per annum. As to the Class II-A-13 Certificates, the Class II-A-13 Pass-Through Rate. As to the Class II-A-14 Certificates, the Class II-A-14 Pass-Through Rate. The Class A-PO Certificates are not entitled to interest and have no Class A Pass-Through Rate.

            Class A Unpaid Interest Shortfall: As to any Distribution Date and Class of Class A Certificates, the amount, if any, by which the aggregate of the Group I-A Interest Shortfall Amounts or Group II-A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class (or in the case of the Accrual Certificates prior to the Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (ii) of the definition thereof) on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(i).

            Class A-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L2 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L11 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L13 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-LPO Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-LUR Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-PO Certificates: Any of the Class I-A-PO Certificates or Class II-A-PO Certificates.

            Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates or Class B-6 Certificates.

            Class B Certificateholder: The registered holder of a Class B Certificate.

            Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

            Class B Interest Accrual Amount: With respect to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

            Class B Interest Percentage: With respect to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class B Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

            Class B Loan Group I Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Loan Group I Optimal Principal Amounts.

            Class B Loan Group II Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Loan Group II Optimal Principal Amounts.

            Class B Loan Group Optimal Principal Amount: Any of the Class B Loan Group I Optimal Principal Amount or Class B Loan Group II Optimal Principal Amount.

            Class B Loss Percentage: With respect to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Class B Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Optimal Principal Amounts.

            Class B Pass-Through Rate: With respect to the Distribution Date occurring in February 2002, 6.385% per annum. With respect to each succeeding Distribution Date, a per annum rate equal to the weighted average of 6.000% for Loan Group I and 6.500% for Loan Group II, weighted on the basis of the Group Subordinate Amount for each Loan Group.

            Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

            Class B Principal Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Principal Distribution Amounts.

            Class B Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid Interest Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

            Class B-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

            Class B-1 Certificateholder: The registered holder of a Class B-1 Certificate.

            Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs first, second and third of Section 4.01(a)(ii).

            Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(ii).

            Class B-1 Loan Group I Optimal Principal Amount: As to any Distribution Date, the Class B-1 Optimal Principal Amount calculated only with respect to Group I Mortgage Loans and without regard to the proviso thereto.

            Class B-1 Loan Group II Optimal Principal Amount: As to any Distribution Date, the Class B-1 Optimal Principal Amount calculated only with respect to Group II Mortgage Loans and without regard to the proviso thereto.

            Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Group I Class B-1 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Percentage (with respect to each such Group II Mortgage Loan) of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Group I Class B-1 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Prepayment Class B-1 Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-1 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

            (iv) the Group I Class B-1 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Group I Class B-1 Prepayment Percentage or Group II Class B-1 Prepayment Percentage, as applicable, of the Non-PO Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

            Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the Original Class B-1 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates
(A) pursuant to Paragraph third of Section 4.01(a)(ii) and (B) as a result of a Principal Adjustment; provided, however, if the Class B-1 Certificates are the most subordinate Certificates outstanding, the Class B-1 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the Aggregate Class A Principal Balance as of such Determination Date.

            Class B-1 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraph third of Section 4.01(a)(ii).

            Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(ii).

            Class B-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

            Class B-2 Certificateholder: The registered holder of a Class B-2 Certificate.

            Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs fourth, fifth and sixth of Section 4.01(a)(i).

            Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph fourth of Section 4.01(a)(ii).

            Class B-2 Loan Group I Optimal Principal Amount: As to any Distribution Date, the Class B-2 Optimal Principal Amount calculated only with respect to Group I Mortgage Loans and without regard to the proviso thereto.

            Class B-2 Loan Group II Optimal Principal Amount: As to any Distribution Date, the Class B-2 Optimal Principal Amount calculated only with respect to Group II Mortgage Loans and without regard to the proviso thereto.

            Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Group I Class B-2 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Percentage (with respect to each such Group II Mortgage Loan) of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Group I Class B-2 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-2 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-2 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

(II) the Group I Class B-2 Prepayment Percentage or Group II Class B-2 Prepayment Percentage, as applicable, of the Non-PO Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

            Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the Original Class B-2 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates
(A) pursuant to Paragraph sixth of Section 4.01(a)(ii) and (B) as a result of a Principal Adjustment; provided, however, if the Class B-2 Certificates are the most subordinate Certificates outstanding, the Class B-2 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

            Class B-2 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraph sixth of Section 4.01(a)(ii).

            Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph fifth of Section 4.01(a)(ii).

            Class B-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

            Class B-3 Certificateholder: The registered holder of a Class B-3 Certificate.

            Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs seventh, eighth and ninth of Section 4.01(a)(i).

            Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph seventh of Section 4.01(a)(ii).

            Class B-3 Loan Group I Optimal Principal Amount: As to any Distribution Date, the Class B-3 Optimal Principal Amount calculated only with respect to Group I Mortgage Loans and without regard to the proviso thereto.

            Class B-3 Loan Group II Optimal Principal Amount: As to any Distribution Date, the Class B-3 Optimal Principal Amount calculated only with respect to Group II Mortgage Loans and without regard to the proviso thereto.

            Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Group I Class B-3 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Percentage (with respect to each such Group II Mortgage Loan) of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Group I Class B-3 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-3 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-3 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

(II) the Group I Class B-3 Prepayment Percentage or Group II Class B-3 Prepayment Percentage, as applicable, of the Non-PO Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

            Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the Original Class B-3 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates
(A) pursuant to Paragraph ninth of Section 4.01(a)(ii) and (B) as a result of a Principal Adjustment; provided, however, if the Class B-3 Certificates are the most subordinate Certificates outstanding, the Class B-3 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

            Class B-3 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraph ninth of Section 4.01(a)(ii).

            Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph eighth of Section 4.01(a)(ii).

            Class B-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

            Class B-4 Certificateholder: The registered holder of a Class B-4 Certificate.

            Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs tenth, eleventh and twelfth of Section 4.01(a)(ii).

            Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph tenth of Section 4.01(a)(ii).

            Class B-4 Loan Group I Optimal Principal Amount: As to any Distribution Date, the Class B-4 Optimal Principal Amount calculated only with respect to Group I Mortgage Loans and without regard to the proviso thereto.

            Class B-4 Loan Group II Optimal Principal Amount: As to any Distribution Date, the Class B-4 Optimal Principal Amount calculated only with respect to Group II Mortgage Loans and without regard to the proviso thereto.

            Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Group I Class B-4 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Percentage (with respect to each such Group II Mortgage Loan) of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Group I Class B-4 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-4 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

            (iv) the Group I Class B-4 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

(II) the Group I Class B-4 Prepayment Percentage or Group II Class B-4 Prepayment Percentage of the Non-PO Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

            Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the Original Class B-4 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates
(A) pursuant to Paragraph twelfth of Section 4.01(a)(ii) and (B) as a result of a Principal Adjustment; provided, however, if the Class B-4 Certificates are the most subordinate Certificates outstanding, the Class B-4 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

            Class B-4 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraph twelfth of Section 4.01(a)(ii).

            Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph eleventh of Section 4.01(a)(ii).

            Class B-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

            Class B-5 Certificateholder: The registered holder of a Class B-5 Certificate.

            Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs thirteenth, fourteenth and fifteenth of Section 4.01(a)(i).

            Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph thirteenth of Section 4.01(a)(ii).

            Class B-5 Loan Group I Optimal Principal Amount: As to any Distribution Date, the Class B-5 Optimal Principal Amount calculated only with respect to Group I Mortgage Loans and without regard to the proviso thereto.

            Class B-5 Loan Group II Optimal Principal Amount: As to any Distribution Date, the Class B-5 Optimal Principal Amount calculated only with respect to Group II Mortgage Loans and without regard to the proviso thereto.

            Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Group I Class B-5 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Percentage (with respect to each such Group II Mortgage Loan) of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Group I Class B-5 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-5 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

            (iv) the Group I Class B-5 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

(II) the Group I Class B-5 Prepayment Percentage or Group II Class B-5 Prepayment Percentage, as applicable, of the Non-PO Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

            Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the Original Class B-5 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates
(A) pursuant to Paragraph fifteenth of Section 4.01(a)(ii) and (B) as a result of a Principal Adjustment; provided, however, if the Class B-5 Certificates are the most subordinate Certificates outstanding, the Class B-5 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

            Class B-5 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraph fifteenth of Section 4.01(a)(ii).

            Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph fourteenth of Section 4.01(a)(ii).

            Class B-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

            Class B-6 Certificateholder: The registered holder of a Class B-6 Certificate.

            Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs sixteenth, seventeenth and eighteenth of Section 4.01(a)(ii).

            Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph sixteenth of Section 4.01(a)(ii).

            Class B-6 Loan Group I Optimal Principal Amount: As to any Distribution Date, the Class B-6 Optimal Principal Amount calculated only with respect to Group I Mortgage Loans and without regard to the proviso thereto.

            Class B-6 Loan Group II Optimal Principal Amount: As to any Distribution Date, the Class B-6 Optimal Principal Amount calculated only with respect to Group II Mortgage Loans and without regard to the proviso thereto.

            Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:


            (i) the Group I Class B-6 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Group I Class B-6 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-6 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

            (iv) the Group I Class B-6 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

(II) the Group I Class B-6 Prepayment Percentage or Group II Class B-6 Prepayment Percentage, as applicable, of the Non-PO Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

            Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the Original Class B-6 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a)(i); provided, however, if the Class B-6 Certificates are outstanding, the Class B-6 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

            Class B-6 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraph eighteenth of Section 4.01(a)(ii).

            Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph seventeenth of Section 4.01(a)(ii).

            Class B-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

            Class B-L2 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

            Class B-L3 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

            Class B-L4 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

            Class B-L5 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

            Class B-L6 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

            Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

            Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

            Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.17.

            Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

            Compensating Interest: With respect to any Distribution Date, the lesser of (a) the aggregate Prepayment Interest Shortfall on the Mortgage Loans for such Distribution Date, (b) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (c) the Available Master Servicing Compensation for such Distribution Date.

            Co-op Shares: Shares issued by private non-profit housing corporations.

            Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office, at the date of the execution of this instrument, is located at 401 South Tryon Street, Charlotte, North Carolina 28288.

            Corresponding Upper-Tier Class or Classes: As to the following Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class or Classes as follows:

      Uncertificated Lower-Tier
      Interest                        Corresponding Upper-Tier Class or Classes

      Class A-L1 Interest             Class I-A-1 Certificates and Class II-A-1
                                      Certificates

      Class A-L2 Interest             Class II-A-2 Certificates, Class II-A-3
                                      Certificates, Class II-A-4 Certificates,
                                      Class II-A-5 Certificates, Class II-A-6
                                      Certificates, Class II-A-7 Certificates,
                                      Class II-A-8 Certificates, Class II-A-9
                                      Certificates, Class II-A-10 Certificates and Class II-A-12 Certificates

      Class A-L11 Interest            Class II-A-11 Certificates

      Class A-L13 Interest            Class II-A-13 Certificates and Class II-
                                      A-14 Certificates

      Class A-LPO Interest            Class I-A-PO Certificates and Class
                                      II-A-PO Certificates

      Class A-LUR Interest            Class II-A-R Certificate

      Class B-L1 Interest             Class B-1 Certificates

      Class B-L2 Interest             Class B-2 Certificates

      Class B-L3 Interest             Class B-3 Certificates

      Class B-L4 Interest             Class B-4 Certificates

      Class B-L5 Interest             Class B-5 Certificates

      Class B-L6 Interest             Class B-6 Certificates

            Current Group I-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group I-A Certificates pursuant to Paragraph first Clause (A) of Section 4.01(a)(i) on such Distribution Date.

            Current Group II-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group II-A Certificates pursuant to Paragraph first Clause (B) of Section 4.01(a)(i) on such Distribution Date.

            Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs first, fourth, seventh, tenth, thirteenth and sixteenth of Section 4.01(a)(ii) on such Distribution Date.

            Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

            Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

            Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

            Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

            Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

            Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

            Curtailment Interest Shortfall: On any Distribution Date with respect to a Group I or Group II Mortgage Loan which was the subject of a
Curtailment:

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Curtailment is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Curtailment from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Curtailment is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Curtailment from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Curtailment is received.

            Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trustee, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

            Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

            Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of the Trustee. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.01.

            Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.02.

            Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

            Definitive Certificates: As defined in Section 5.01(b).

            Denomination: The amount, if any, specified on the face of each Certificate (other than the Class II-A-14 Certificates) representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate. As to the Class II-A-14 Certificates, the amount specified on the face of each such Certificate representing the portion of the Original Notional Amount.

            Determination Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

            Discount Mortgage Loan: A Group I Discount Mortgage Loan or Group II Discount Mortgage Loan.

            Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

            Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

            Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trustee, such that the Trustee, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as two separate REMICs or result in the imposition of any federal tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC.

            Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

            (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

            (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

            (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

            (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (viii)such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

            (ix) any mutual fund, money market fund, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Eligible Investments hereunder, including any such fund that is managed by the Trustee or any affiliate of the Trustee or for which the Trustee or any of its affiliates acts as an adviser as long as such fund is rated in at least the highest rating category by each Rating Agency.

            In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Prohibited Holder: As defined in Section 5.02(d).

            Errors and Omissions Policy: As defined in each of the Servicing Agreements.

            Event of Default: Any of the events specified in Section 7.01.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            Fidelity Bond: As defined in each of the Servicing Agreements.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

            Final Scheduled Maturity Date: The Final Scheduled Maturity Date for each Class of Group I-A Certificates is February 25, 2017, which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended. The Final Scheduled Maturity Date for each Class of Group II-A Certificates (other than the Class II-A-8 Certificates) and the Class B Certificates is February 25, 2032. The Final Scheduled Maturity Date for the Class II-A-8 Certificates is June 25, 2006.

            Fitch: Fitch, Inc., or its successors in interest.

            Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than (i) for the Group I Mortgage Loans, the sum of (a) 6.000%, (b) the applicable Servicing Fee Rate and
(c) the Master Servicing Fee Rate and (ii) for the Group II Mortgage Loans, the sum of (a) 6.500%, (b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the rate described in Clause (i) or (ii), as applicable, which is not assigned to and not part of the Trust Estate.

            Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus (i) for the Group I Mortgage Loans, the sum of (a) 6.000%, (b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate and (ii) for the Group II Mortgage Loans, the sum of (a) 6.500%, (b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate

            Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

            Group: The Group I-A Certificates or the Group II-A Certificates.

            Group Subordinate Amount: Either of the Group I Subordinate Amount or the Group II Subordinate Amount.

            Group I: The Group I-A Certificates.

            Group I Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group I Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group I Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group I Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group I Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group I Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans that are Group I Mortgage Loans: the product of (i) the PO Fraction for each such Group I Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus
(B) the sum of (x) all amounts in respect of principal received in respect of such Group I Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (y) the principal portion of any Liquidated Loan Losses incurred on such Group I Mortgage Loans for which Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and (z) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group I Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group I Aggregate Non-PO Principal Balance: The sum of the Group I-A Non-PO Principal Balance and the Group I Subordinate Amount.

            Group I Apportioned Interest Percentage: As to any Distribution Date and any Class of Group I-A Certificates or Class B Certificates, the percentage calculated by dividing (a) in the case of a Class of Group I-A Certificates, the Interest Accrual Amount (determined without regard to clause (ii) of the definition thereof) and in the case of a Class of Class B Certificates, the Apportioned Interest Accrual Amount for the Group I Apportioned Principal Balance of such Class by (b) the Group I Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group I Apportioned Principal Balance: As to any Distribution Date and any Class of Class B Certificates, an amount equal to the product of (i) the Principal Balance of the Class of Class B Certificates and (ii) a fraction, the numerator of which is the Group I Subordinate Amount and the denominator of which is the sum of the Group I Subordinate Amount and the Group II Subordinate Amount.

            Group I Class B Percentage: Any one of the Group I Class B-1 Percentage, Group I Class B-2 Percentage, Group I Class B-3 Percentage, Group I Class B-4 Percentage, Group I Class B-5 Percentage or Group I Class B-6 Percentage.

            Group I Class B Prepayment Percentage: Any of the Group I Class B-1 Prepayment Percentage, Group I Class B-2 Prepayment Percentage, Group I Class B-3 Prepayment Percentage, Group I Class B-4 Prepayment Percentage, Group I Class B-5 Prepayment Percentage or Group I Class B-6 Prepayment Percentage.

            Group I Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group I Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group I Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-2 Percentage for such Distribution Date will be zero.

            Group I Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-3 Percentage for such Distribution Date will be zero.

            Group I Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-4 Percentage for such Distribution Date will be zero.

            Group I Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-5 Percentage for such Distribution Date will be zero.

            Group I Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-6 Percentage for such Distribution Date will be zero.

            Group I Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Group I Discount Mortgage Loan: A Group I Mortgage Loan with a Net Mortgage Interest Rate of less than 6.000%.

            Group I Interest Accrual Amount: As to any Distribution Date, the sum of the Group I-A Interest Accrual Amount and the Apportioned Interest Accrual Amounts for the Group I Apportioned Principal Balances of the Class B Certificates.

            Group I Mortgage Loans: Those Mortgage Loans listed on Exhibit F-1A, F-2 and F-3A attached hereto.

            Group I Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Group I Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group I Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Group I Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and
(ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group I Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group I-A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group I Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group I Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group I Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group I Mortgage Loans made by the Master Servicer or the Trustee pursuant to Section 3.03, and (iii) all other amounts (including any Insurance Proceeds and Compensating Interest) with respect to a Group I Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest with respect to a Group I Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group I Mortgage Loan by the Master Servicer or the Trustee;

            (c) those portions of each payment of interest on a particular Group I Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest on Group I Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group I Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Group I Mortgage Loans repurchased by the Seller pursuant to Sections 2.02 or 2.03 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group I Mortgage Loan substituted for a Group I Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group I Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group I Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group I Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

            (j) Liquidation Profits in respect of Group I Mortgage Loans;

            (k) Month End Interest in respect of Group I Mortgage Loans; and

            (l) all amounts reimbursable to a Servicer for PMI Advances in respect of Group I Mortgage Loans.

            Group I Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group I Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group I Scheduled Principal Amount: The sum for each outstanding Group I Mortgage Loan (including each defaulted Group I Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses Iy(i) and Iy(iv) of the definition of Group I-A Non-PO Optimal Principal Amount, but without such amount being multiplied by the Group I-A Percentage.

            Group I Subordinate Amount: As to any Distribution Date, the excess of (i) the Group I Pool Balance (Non-PO Portion) over (ii) the Group I-A Non-PO Principal Balance.

            Group I Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group I-A Percentage for such date.

            Group I Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group I-A Prepayment Percentage for such date.

            Group I Unscheduled Principal Amount: The sum for each outstanding Group I Mortgage Loan (including each defaulted Group I Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses Iy(ii) and Iy(iii) of the definition of Group I-A Non-PO Optimal Principal Amount, but without such amount being multiplied by the applicable Group I-A Prepayment Percentage.

            Group II: The Group II Certificates.

            Group II Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group II Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group II Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group II Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group II Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group II Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans that are Group II Mortgage Loans: the product of (i) the PO Fraction for each such Group II Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus
(B) the sum of (x) all amounts in respect of principal received in respect of such Group II Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (y) the principal portion of any Liquidated Loan Losses incurred on such Group II Mortgage Loans for which Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and (z) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group II Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group II Apportioned Interest Percentage: As to any Distribution Date and any Class of Group II-A Certificates or Class B Certificates, the percentage calculated by dividing (a) in the case of a Class of Group II-A Certificates, the Interest Accrual Amount and in the case of a Class of Class B Certificates, the Apportioned Interest Accrual Amount for the Group II Apportioned Principal Balance of such Class by (b) the Group II Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group II Apportioned Principal Balance: As to any Distribution Date and any Class of Class B Certificates, an amount equal to the product of (i) the Principal Balance of the Class of Class B Certificates and (ii) a fraction, the numerator of which is the Group II Subordinate Amount and the denominator of which is the sum of the Group I Subordinate Amount and the Group II Subordinate Amount.

            Group II Class B Percentage: Any one of the Group II Class B-1 Percentage, Group II Class B-2 Percentage, Group II Class B-3 Percentage, Group II Class B-4 Percentage, Group II Class B-5 Percentage or Group II Class B-6 Percentage.

            Group II Class B Prepayment Percentage: Any of the Group II Class B-1 Prepayment Percentage, Group II Class B-2 Prepayment Percentage, Group II Class B-3 Prepayment Percentage, Group II Class B-4 Prepayment Percentage, Group II Class B-5 Prepayment Percentage or Group II Class B-6 Prepayment Percentage.

            Group II Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group II Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group II Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group II Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group II Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-2 Percentage for such Distribution Date will be zero.

            Group II Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-3 Percentage for such Distribution Date will be zero.

            Group II Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-4 Percentage for such Distribution Date will be zero.

            Group II Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-5 Percentage for such Distribution Date will be zero.

            Group II Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-6 Percentage for such Distribution Date will be zero.

            Group II Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Group II Discount Mortgage Loan: A Group II Mortgage Loan with a Net Mortgage Interest Rate of less than 6.500%.

            Group II Interest Accrual Amount: As to any Distribution Date, the sum of the Group II-A Interest Accrual Amount and the Apportioned Interest Accrual Amounts for the Group II Apportioned Principal Balances of the Class B Certificates.

            Group II Mortgage Loans: Those Mortgage Loans listed on Exhibits F-1B and F-3B attached hereto.

            Group II Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Group II Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group II Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Group II Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and
(ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group II Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group II-A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group II Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group II Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group II Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group II Mortgage Loans made by the Master Servicer or the Trustee pursuant to Section
3.03 and (iii) all other amounts (including any Insurance Proceeds and Compensating Interest) with respect to a Group II Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest with respect to a Group II Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group II Mortgage Loan by the Master Servicer or the Trustee;

            (c) those portions of each payment of interest on a particular Group II Mortgage Loan which represent (i) the Fixed Retained Yield, if any,
      (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest on Group II Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group II Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Group II Mortgage Loans repurchased by the Seller pursuant to Sections 2.02 or 2.03 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group II Mortgage Loan substituted for a Group II Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group II Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group II Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer; (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group II Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

            (j) Liquidation Profits in respect of Group II Mortgage Loans;

            (k) Month End Interest in respect of Group II Mortgage Loans; and

            (l) all amounts reimbursable to a Servicer for PMI Advances in respect of Group II Mortgage Loans.

            Group II Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group II Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group II Subordinate Amount: As to any Distribution Date, the excess of (i) the Group II Pool Balance (Non-PO Portion) over (ii) the Group II-A Non-PO Principal Balance.

            Group II Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group II-A Percentage for such date.

            Group II Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group II-A Prepayment Percentage for such date.

            Group I-A Certificate: Any Class I-A-1 or Class I-A-PO Certificate.

            Group I-A Distribution Amount: As to any Distribution Date and any Class of Group I-A Certificates (other than the Class I-A-PO Certificates), the amount distributable to such Class of Group I-A Certificates pursuant to Paragraphs first Clause (A), second Clause (A) and third Clause (A)(1) of
Section 4.01(a)(i). As to any Distribution Date and the Class I-A-PO Certificates, the amount distributable to the Class I-A-PO Certificates pursuant to Paragraphs third Clause (A)(2) and fourth Clause (A) of Section 4.01(a)(i) on such Distribution Date.

            Group I-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Group I-A Certificates with respect to such Distribution Date.

            Group I-A Interest Percentage: As to any Distribution Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group I-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group I-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group I-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first Clause (A) of Section 4.01(a)(i).

            Group I-A Loss Denominator: As to any Determination Date, an amount equal to the Group I-A Non-PO Principal Balance.

            Group I-A Loss Percentage: As to any Determination Date and any Class of Group I-A Certificates (other than the Class I-A-PO Certificates), the percentage calculated by dividing the Principal Balance of such Class by the Group I-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group I-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Group I-A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group I-A Interest Accrual Amount,
(ii) the Aggregate Group I-A Unpaid Interest Shortfall and (iii) the Group I-A Non-PO Optimal Principal Amount.

            Group I-A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

            (i) the Group I-A Percentage of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Group I-A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Group I-A Prepayment Percentage of the Non-PO Recovery for Loan Group I for such Distribution Date.

            Group I-A Non-PO Principal Balance: As of any date, an amount equal to the Group I-A Principal Balance less the Principal Balance of the Class I-A-PO Certificates.

            Group I-A Non-PO Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group I-A Certificates pursuant to Paragraph third Clause (A)(1) of Section 4.01(a)(i).

            Group I-A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group I-A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group I Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Subordination Depletion Date, 100% or such lesser percentage which will cause the Group I-A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group I-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in January 2007, 100%. As to any Distribution Date subsequent to January 2007 to and including the Distribution Date in January 2008, the Group I-A Percentage as of such Distribution Date plus 70% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2008 to and including the Distribution Date in January 2009, the Group I-A Percentage as of such Distribution Date plus 60% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2009 to and including the Distribution Date in January 2010, the Group I-A Percentage as of such Distribution Date plus 40% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2010 to and including the Distribution Date in January 2011, the Group I-A Percentage as of such Distribution Date plus 20% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2011, the Group I-A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Group I-A Certificates on any Distribution Date of the Group I-A Prepayment Percentage provided above of Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Group I-A Non-PO Principal Balance below zero, the Group I-A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Group I-A Non-PO Principal Balance to zero and thereafter the Group I-A Prepayment Percentage shall be zero and (ii) if the Aggregate Class A Percentage as of any Distribution Date is greater than the Original Aggregate Class A Percentage, the Group I-A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Group I-A Prepayment Percentage described in the second through sixth sentences of this definition of Group I-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group I-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Group I-A Prepayment Percentage for the Distribution Date occurring in the January preceding such Distribution Date (it being understood that for the purposes of the determination of the Group I-A Prepayment Percentage for the current Distribution Date, the current Group I-A Percentage and Group I Subordinated Percentage shall be utilized). No reduction in either the Group I-A Prepayment Percentage or the Group II-A Prepayment Percentage referred to in the second through sixth sentences hereof or the definition of "Group II-A Prepayment Percentage" shall be applicable, with respect to any Distribution Date if (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) were greater than or equal to 50% of the Class B Principal Balance or (b) cumulative Realized Losses on the Mortgage Loans exceed (1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including February 2007 and January 2008 (2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including February 2008 and January 2009,
(3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including February 2009 and January 2010, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including February 2010 and January 2011, and (5) 50% of the Original Class B Principal Balance if such Distribution Date occurs during or after February 2011. With respect to any Distribution Date on which the Group I-A Prepayment Percentage is reduced below the Group I-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Group I-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Group I-A Certificates.

            Group I-A Shortfall Percentage: As to any Distribution Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group I-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

            Group II-A Certificate: Any Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6, Class II-A-7, Class II-A-8, Class II-A-9, Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-14, Class II-A-R, Class II-A-LR or Class II-A-PO Certificate.

            Group II-A Distribution Amount: As to any Distribution Date and any Class of Group II-A Certificates (other than the Class II-A-9, Class II-A-14 and Class II-A-PO Certificates), the amount distributable to such Class of Group II-A Certificates pursuant to Paragraphs first Clause (B), second Clause (B) and third Clause (B)(1) of Section 4.01(a)(i). As to the Accrual Certificates, (a) as to any Distribution Date prior to the Accretion Termination Date, the amount distributable to the Accrual Certificates pursuant to the provisos in Paragraphs first Clause (B) and second Clause (B) of Section 4.01(a)(i) and Paragraph third Clause (B)(1) of Section 4.01(a)(i) and (b) as to any Distribution Date on or after the Accretion Termination Date, the amount distributable to the Accrual Certificates pursuant to Paragraphs first Clause (B), second Clause (B) and third Clause (B)(1) of Section 4.01(a)(i). As to the Class II-A-14 Certificates, the amount distributable to such Class pursuant to Paragraphs first Clause (B) and second Clause (B) of Section 4.01(a)(i). As to any Distribution Date and the Class II-A-PO Certificates, the amount distributable to the Class II-A-PO Certificates pursuant to Paragraphs third Clause (B)(2) and fourth Clause (B) of
Section 4.01(a)(i) on such Distribution Date.

            Group II-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Group II-A Certificates with respect to such Distribution Date.

            Group II-A Interest Percentage: As to any Distribution Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group II-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group II-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group II-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first Clause (B) of Section 4.01(a)(i).

            Group II-A Loss Denominator: As to any Determination Date, an amount equal to the Group II-A Non-PO Principal Balance.

            Group II-A Loss Percentage: As to any Determination Date and any Class of Group II-A Certificates (other than the Class II-A-PO Certificates), the percentage calculated by dividing the Principal Balance of such Class by the Group II-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group II-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Group II-A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group II-A Interest Accrual Amount,
(ii) the Aggregate Group II-A Unpaid Interest Shortfall and (iii) the Group II-A Non-PO Optimal Principal Amount.

            Group II-A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

            (i) the Group II-A Percentage of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Group II-A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group II-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group II-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Group II-A Prepayment Percentage of the Non-PO Recovery for Loan Group II for such Distribution Date.

            Group II-A Non-PO Principal Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group II-A Certificates pursuant to Paragraph third Clause (B)(1) of Section 4.01(a)(i).

            Group II-A Non-PO Principal Balance: As of any date, an amount equal to the Group II-A Principal Balance less the Principal Balance of the Class II-A-PO Certificates.

            Group II-A Non-PO Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Accrual Distribution Amount, if any, with respect to such Distribution Date of the Accrual Certificates and (ii) the Group II-A Non-PO Principal Amount with respect to such Distribution Date.

            Group II-A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group II-A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group II Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Subordination Depletion Date, 100% or such lesser percentage which will cause the Group II-A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group II-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in January 2007, 100%. As to any Distribution Date subsequent to January 2007 to and including the Distribution Date in January 2008, the Group II-A Percentage as of such Distribution Date plus 70% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2008 to and including the Distribution Date in January 2009, the Group II-A Percentage as of such Distribution Date plus 60% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2009 to and including the Distribution Date in January 2010, the Group II-A Percentage as of such Distribution Date plus 40% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2010 to and including the Distribution Date in January 2011, the Group II-A Percentage as of such Distribution Date plus 20% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2011, the Group II-A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Group II-A Certificates on any Distribution Date of the Group II-A Prepayment Percentage provided above of Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Group II-A Non-PO Principal Balance below zero, the Group II-A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Group II-A Non-PO Principal Balance to zero and thereafter the Group II-A Prepayment Percentage shall be zero and (ii) if the Aggregate Class A Percentage as of any Distribution Date is greater than the Original Aggregate Class A Percentage, the Group II-A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Group II-A Prepayment Percentage described in the second through sixth sentences of this definition of Group II-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group II-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Group II-A Prepayment Percentage for the Distribution Date occurring in the January preceding such Distribution Date (it being understood that for the purposes of the determination of the Group II-A Prepayment Percentage for the current Distribution Date, the current Group II-A Percentage and Group II Subordinated Percentage shall be utilized). No reduction in either the Group I-A Prepayment Percentage or the Group II-A Prepayment Percentage referred to in the second through sixth sentences hereof or the definition of "Group I-A Prepayment Percentage" shall be applicable, with respect to any Distribution Date if (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) were greater than or equal to 50% of the Class B Principal Balance or (b) cumulative Realized Losses on the Mortgage Loans exceed (1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including February 2007 and January 2008
(2) 35% of the Class B Principal Balance if such Distribution Date occurs between and including February 2008 and January 2009, (3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including February 2009 and January 2010, (4) 45% of the Class B Principal Balance if such Distribution Date occurs between and including February 2010 and January 2011, and (5) 50% of the Original Class B Principal Balance if such Distribution Date occurs during or after February 2011. With respect to any Distribution Date on which the Group II-A Prepayment Percentage is reduced below the Group II-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Group II-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the [Group II-A Certificates].

            Group II-A Shortfall Percentage: As to any Distribution Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group II-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

            Group A Non-PO Principal Balance: Any of the Group I-A Non-PO Principal Balance and Group II-A Non-PO Principal Balance.

            Holder: See "Certificateholder."

            Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

            Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

            Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

            Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class II-A-14, Class I-A-PO and Class II-A-PO Certificates), (i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class and (b) the Principal Balance of such Class as of the Determination Date immediately preceding such Distribution Date minus (ii) the sum of (A) the Group I-A Interest Percentage or Group II-A Interest Percentage of the interest portion of any Realized Losses allocated to the Group I-A Certificates or to the Group II-A Certificates, as applicable, on or after the Subordination Depletion Date pursuant to Section 4.02(c) and (B) the Class A Interest Percentage of such Class of any Non-Supported Interest Shortfall or Relief Act Shortfall allocated to the Class A Certificates with respect to such Distribution Date. As to any Distribution Date and the Class II-A-14 Certificates, the Class II-A-14 Interest Accrual Amount. The Class I-A-PO and Class II-A-PO Certificates have no Interest Accrual Amount.

            As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of any Non-Supported Interest Shortfall and any Relief Act Shortfall allocated to the Class B Certificates with respect to such Distribution Date.

            LIBOR: As to any Distribution Date, the arithmetic mean of the London Interbank offered rate quotations for one month U.S. dollar deposits, as determined by the Trustee on the related Rate Determination Date in accordance with Section 4.07.

            LIBOR Business Day: Any Business Day on which banks are open for dealing in foreign currency and exchange in London, England, the City of New York and Charlotte, North Carolina.

            LIBOR Certificates: Any of the Class II-A-13 and Class II-A-14 Certificates.

            Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

            Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

            Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trustee pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

            Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) or PMI Advances made by a Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

            Liquidation Profits: As to any Distribution Date and any Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of such Liquidated Loan over (ii) the unpaid principal balance of such Liquidated Loan plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs.

            Loan Group I: The Group I Mortgage Loans.

            Loan Group II: The Group II Mortgage Loans.

            Loan Group: Any of Loan Group I or Loan Group II.

            Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

            Lower-Tier Distribution Amount: As defined in Section 4.01(a)(iii).

            Lower-Tier REMIC: One of two separate REMICs comprising the Trust Estate, the assets of which consist of the Mortgage Loans (other than Fixed Retained Yield), such amounts as shall from time to time be held in the Certificate Account (other than Fixed Retained Yield), the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Master Servicer: Wells Fargo Bank Minnesota, National Association, or its successor in interest.

            Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

            Master Servicing Fee Rate: As set forth in Section 11.22.

            MERS: As defined in Section 2.01.

            Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

            Month End Interest: As defined in each Servicing Agreement.

            Monthly Payment: As to any Mortgage Loan (including any REO Mortgage
Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

            Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of January 29, 2002 between WFHM, as seller, and the Seller, as purchaser.

            Mortgage Loan Rider: The standard Fannie Mae/Freddie Mac riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

            Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1A, F-1B, F-2, F-3A and F-3B, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

            (i) the Mortgage Loan identifying number;

            (ii) the city, state and zip code of the Mortgaged Property;

            (iii) the type of property;

            (iv) the Mortgage Interest Rate;

            (v) the Net Mortgage Interest Rate;

            (vi) the Monthly Payment;

            (vii) the original number of months to maturity;

            (viii) the scheduled maturity date;

            (ix) the Cut-Off Date Principal Balance;

            (x) the Loan-to-Value Ratio at origination;

            (xi) whether such Mortgage Loan is a Subsidy Loan;

            (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

            (xiii) the applicable Servicing Fee Rate;

            (xiv) the Master Servicing Fee Rate;

            (xv) Fixed Retained Yield Rate, if applicable; and

            (xvi) for each Other Servicer Mortgage Loan, the name of the Servicer with respect thereto.

            Such schedule may consist of multiple reports that collectively set forth all of the information required.

            Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Sections 2.02, 2.03 or 2.06, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

            Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

            Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

            Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.21 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.22 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

            Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

            Non-permitted Foreign Holder: As defined in Section 5.02(d).

            Non-PO Fraction: With respect to any Group I or Group II Mortgage Loan, the lesser of (i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.000% or 6.500%, respectively.

            Non-PO Recovery: As to any Distribution Date and each Loan Group, the amount of all Recoveries for Group I Mortgage Loans or Group II Mortgage Loans, as applicable, received during the Applicable Unscheduled Principal Receipt Periods for such Distribution Date less the Class I-A-PO Recovery or Class II-A-PO Recovery, as applicable, for such Distribution Date.

            Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trustee, as the case may be, and which the Servicer, the Master Servicer or the Trustee determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trustee (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trustee or, in the case of a Master Servicer determination, an Officer's Certificate of the Master Servicer or delivered to the Trustee, in each case detailing the reasons for such determination.

            Non-Supported Interest Shortfall: With respect to any Distribution Date, the sum of (i) the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date and (ii) Curtailment Interest Shortfalls with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Subordination Depletion Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Subordination Depletion Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Group I-A Certificates and Group II-A Certificates according to the percentage obtained by dividing the Group I-A Non-PO Principal Balance or Group II-A Non-PO Principal Balance, as applicable, by the Aggregate Non-PO Principal Balance and (b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the Aggregate Non-PO Principal Balance.

            Non-U.S. Person: As defined in Section 4.01(g).

            Notional Amount: As to any Distribution Date, an amount equal to the Principal Balance of the Class II-A-13 Certificates.

            Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

            Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii)
(a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or sixth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of the proviso in the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

            Original Aggregate Class A Percentage: The Aggregate Class A Percentage as of the Cut-Off Date as set forth in Section 11.07(b).

            Original Aggregate Non-PO Principal Balance: The Aggregate Non-PO Principal Balance as of the Cut-Off Date, as set forth in Section 11.06.

            Original Aggregate Subordinate Percentage: The Aggregate Subordinate Percentage as of the Cut-Off Date, as set forth in Section 11.07(a).

            Original Group I Subordinated Principal Balance: The aggregate of the Group I Apportioned Principal Balances of the Class B Certificates as of the Cut-Off Date, as set forth in Section 11.09.

            Original Group II Subordinated Principal Balance: The aggregate of the Group II Apportioned Principal Balances of the Class B Certificates as of the Cut-Off Date, as set forth in Section 11.10.

            Original Group I-A Percentage: The Group I-A Percentage as of the Cut-Off Date, as set forth in Section 11.03.

            Original Group II-A Percentage: The Group II-A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

            Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.08.

            Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.12.

            Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.13.

            Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.14.

            Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.15.

            Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-5 Fractional Interest is specified in Section 11.16.

            Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Notional Amount: The Original Notional Amount, as set forth in Section 11.05(a).

            Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.11.

            Other Servicer: Any of the Servicers other than WFHM.

            Other Servicer Mortgage Loan: Any of the Group I Mortgage Loans, if any, identified in Exhibit F-3A hereto and any of the Group II Mortgage Loans identified in Exhibit F-3B hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, which Mortgage Loan is serviced under an Other Servicing Agreement.

            Other Servicing Agreements: The Servicing Agreements other than the WFHM Servicing Agreement.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Sections 2.02 or 2.03.

            Owner Mortgage Loan File: A file maintained by the Trustee (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

            Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the Unscheduled Principal Receipt Period in which the related Mortgage Loan became a Liquidated Loan.

            Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

            Paying Agent: The Person authorized on behalf of the Trustee, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee. The initial Paying Agent is appointed in Section 4.03(a).

            Payment Account: The account maintained pursuant to Section 4.03(b).

            Percentage Interest: With respect to a Class A Certificate (other than Class II-A-14 Certificates), the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class II-A-14 Certificate, the undivided percentage interest obtained by dividing the original notional amount evidenced by such Certificate by the Original Notional Amount of such Class. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

            Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trustee hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trustee and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trustee, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trustee to be Nonrecoverable Advances.

            Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Plan: As defined in Section 5.02(c).

            PMI Advance: As defined in the related Servicing Agreement, if applicable.

            PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

            Pool Balance (Non-PO Portion): Any of the Group I Pool Balance (Non-PO Portion) or Group II Pool Balance (Non-PO Portion).

            Pool Scheduled Principal Balance: The sum of the Group I Pool Scheduled Principal Balance and Group II Pool Scheduled Principal Balance.

            Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

            Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

            Prepayment Shift Percentage: As to any Distribution Date, the percentage indicated below:

  Distribution Date Occurring In                                   Prepayment
  ------------------------------                                     Shift
                                                                   Percentage
                                                                   ----------
  February 2002 through January 2007............................         0%
  February 2007 through January 2008.............................       30%
  February 2008 through January 2009.............................       40%
  February 2009 through January 2010.............................       60%
  February 2010 through January 2011.............................       80%
  February 2011 and thereafter...................................      100%

            Principal Adjustment: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a)(i) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

            Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates (other than the Class II-A-14 Certificates), the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Subordination Depletion Date and as to any Class of Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates), the Original Principal Balance of such Class (increased in the case of the Accrual Certificates by the Accrual Distribution Amounts with respect to prior Distribution Dates for such Class of Accrual Certificates) less the sum of all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third clauses (A)(1) and (B)(1) of Section 4.01(a)(i), as applicable, (ii) pursuant to Clause (iii) of Section 4.01(b),
(iii) as a result of a Principal Adjustment and (iv), if applicable, from the Accrual Distribution Amounts for such prior Distribution Dates. After the Subordination Depletion Date, each such Principal Balance of a Class of Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates) will also be reduced (if clause (i) is greater than clause (ii)) or increased (if clause (i) is less than clause (ii)) on each Determination Date by an amount equal to the product of the Group I-A Loss Percentage or Group II-A Loss Percentage, as applicable, of such Class and the difference, if any, between (i) the Group I Non-PO Principal Balance or Group II Non-PO Principal Balance, as applicable, as of such Determination Date without regard to this sentence and
(ii) the difference between (A) the Group I Adjusted Pool Amount or Group II Adjusted Pool Amount, as applicable, for the preceding Distribution Date and (B) the Group I Adjusted Pool Amount (PO Portion) or Group II Adjusted Pool Amount (PO Portion), as applicable, for the preceding Distribution Date.

            The Class II-A-14 Certificates are interest only Certificates and have no Principal Balance.

            As of any subsequent Determination Date prior to the Subordination Depletion Date and as to the Class I-A-PO and Class II-A-PO Certificates, the Original Principal Balance of such Class less the sum of all amounts previously distributed in respect of the Class I-A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (A)(2) and fourth Clause (A) of
Section 4.01(a)(i), or all amounts previously distributed in respect of the Class II-A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B)(2) and fourth Clause (B) of Section 4.01(a)(i), as applicable. After the Subordination Depletion Date, the Group I Adjusted Pool Amount (PO Portion) or Group II Adjusted Pool Amount (PO Portion), as applicable, for the preceding Distribution Date.

            As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

            Notwithstanding the foregoing, no Principal Balance of a Class will be increased on any Determination Date such that the Principal Balance of such Class exceeds its Original Principal Balance (plus any Accrual Distribution Amounts previously added to the Principal Balance of the Accrual Certificates) less all amounts previously distributed in respect of such Class on prior Distribution Dates pursuant to Paragraph third Clauses (A)(1) or (B)(1) of
Section 4.01(a)(i), Paragraph third Clauses (A)(2) or (B)(2) of Section 4.01(a)(i), or Paragraphs third, sixth, ninth, twelfth, fifteenth or eighteenth of Section 4.01(a)(ii).

            Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

            Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

            Priority Amount: For any Distribution Date, the lesser of (i) the Principal Balance of the Class II-A-10 Certificates and (ii) the sum of (A) the product of (1) the Priority Percentage, (2) the Shift Percentage and (3) the Group II Scheduled Principal Amount and (B) the product of (1) the Priority Percentage, (2) the Prepayment Shift Percentage and (3) the Group II Unscheduled Principal Amount.

            Priority Percentage: The Principal Balances of the Class II-A-10 Certificates divided by the Group II Aggregate Non-PO Principal Balance.

            Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

            Prospectus: The prospectus dated December 17, 2001 as supplemented by the prospectus supplement dated January 22, 2002, relating to the Class A, Class B-1, Class B-2 and Class B-3 Certificates.

            Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

            Rate Determination Date: As to any Distribution Date and any Class of LIBOR Certificates, the second LIBOR Business Day preceding the 25th day of the month preceding the month in which such Distribution Date occurs.

            Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates are Fitch and S&P. The Rating Agency for the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is S&P. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean F-1+ in the case of Fitch, A-1 in the case of S&P and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA in the case of Fitch and S&P, and in the case of any other Rating Agency shall mean its equivalent of such ratings without any plus or minus.

            Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses incurred on Liquidated Loans for which the Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts with respect to such Distribution Date and (ii) Bankruptcy Losses incurred during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

            Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

            Reference Banks: Initially, the Reference Banks shall be Deutsche Bank International, Bank of America, N.A., Citibank, N.A., and The Fuji Bank, Limited. If any of these banks are not available, the Trustee shall select from one of the following banks a substitute Reference Bank: Credit Suisse First Boston Corporation, Westdeutsche Landesbank Girozentrale, The Chase Manhattan Bank or National Westminster Bank Plc. If any of these banks are not available, the Trustee shall in its discretion select another Reference Bank.

            Relief Act Shortfall: Any interest shortfalls arising as a result of the reduction in the amount of monthly interest payments on any Mortgage Loans as a result of the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended. Any Relief Act Shortfall will be allocated to (a) the Group I-A Certificates and Group II-A Certificates according to the percentage obtained by dividing the Group I-A Non-PO Principal Balance or Group II-A Non-PO Principal Balance, as applicable, by the Aggregate Non-PO Principal Balance and
(b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the Aggregate Non-PO Principal Balance.

            REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

            Remittance Date: As defined in each of the Servicing Agreements.

            REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

            REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

            Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

            Responsible Officer: When used with respect to the Trustee, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

            Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

            Seller: Wells Fargo Asset Securities Corporation, or its successor in interest.

            Servicer Mortgage Loan File: As defined in each of the Servicing Agreements.

            Servicers: Each of WFHM, SunTrust Mortgage, Inc., HomeSide Lending, Inc., HSBC Mortgage Corporation (USA), Hibernia National Bank, Chevy Chase Bank, F.S.B., National City Mortgage Co., CUNA Mutual Mortgage Corporation, First Nationwide Mortgage Corporation and Navy Federal Credit Union, as a Servicer under the related Servicing Agreement.

            Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

            Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

            Servicing Fee Rate: With respect to a Mortgage Loan, as set forth in
Section 11.21.

            Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

            Shift Percentage: As to any Distribution Date, the percentage indicated below:

  Distribution Date Occurring In                                      Shift
                                                                   Percentage

  February 2002 through January 2007............................         0%
  February 2007 and thereafter..................................       100%

            Similar Law: As defined in Section 5.02(c).

            Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.20.

            S&P: Standard and Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

            Startup Day: As defined in Section 2.05.

            Subordination Depletion Date: The Distribution Date preceding the first Distribution Date on which each of the Group I-A Percentage and Group II-A Percentage (in each case, determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

            Subordination Depletion Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Subordination Depletion Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

            Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

            Substitute Mortgage Loan: As defined in Section 2.02.

            Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Sections 2.03 or 2.06, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

            Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Trustee: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trustee appointed as herein provided.

            Type 1 Mortgage Loan: Any of the Group I Mortgage Loans identified in Exhibit F-1A hereto and any of the Group II Mortgage Loans identified in Exhibit F-1B hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, serviced under the WFHM Servicing Agreement and having a Mid-Month Receipt Period with respect to all types of Unscheduled Principal Receipts.

            Type 2 Mortgage Loan: Any of the Group I Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, serviced under the WFHM Servicing Agreement and having a Prior Month Receipt Period with respect to all types of Unscheduled Principal Receipts.

            Uncertificated Lower-Tier Interest: Any of the Class A-L1 Interest, the Class A-L2 Interest, the Class A-L11 Interest, the Class A-L13 Interest, the Class A-LPO Interest, the Class A-LUR Interest, the Class B-L1 Interest, the Class B-L2 Interest, the Class B-L3 Interest, the Class B-L4 Interest, the Class B-L5 Interest and the Class B-L6 Interest.

            Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

            Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds, Recoveries and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Liquidation Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts.

            Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

            Upper-Tier Certificate: Any one of the Class A Certificates (other than the Class II-A-LR Certificate) and the Class B Certificates.

            Upper-Tier Certificate Account: The trust account established and maintained pursuant to Section 4.01(e).

            Upper-Tier REMIC: One of the two separate REMICs comprising the Trust Estate, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

            U.S. Person: As defined in Section 4.01(g).

            Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Class II-A-14 Certificates will be entitled to 1% of the aggregate Voting Interest represented by all Certificates and each remaining Class of Certificates will be entitled to a pro rata portion of the remaining Voting Interest equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Group I-A Principal Balance, the Group II-A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

            Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

            WFHM: Wells Fargo Home Mortgage, Inc., or its successor in interest.

            WFHM Correspondents: The entities listed on the Mortgage Loan Schedule, from which WFHM purchased the Mortgage Loans.

            WFHM Servicing Agreement: The Servicing Agreement providing for the servicing of the Type 1 Mortgage Loans and Type 2 Mortgage Loans initially by WFHM.

            SECTION 1.02 ACTS OF HOLDERS.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this
Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

            SECTION 1.03 EFFECT OF HEADINGS AND TABLE OF CONTENTS.

            The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

            SECTION 1.04 BENEFITS OF AGREEMENT.

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

            SECTION 2.01 CONVEYANCE OF MORTGAGE LOANS.

            The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans and
(d) proceeds of all the foregoing.

            In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trustee, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trustee or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by WFHM or the applicable WFHM Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trustee promptly following its recordation, but in no event later than one (1) year following the Closing Date. If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Seller shall also cause to be delivered to the Trustee any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trustee within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage (except with respect to any Mortgage recorded in the name of MERS) not delivered to the Trustee on the Closing Date.

            In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trustee the assignment of the Mortgage Loan from the Seller to the Trustee in a form suitable for recordation, if (i) with respect to a particular state the Trustee has received an Opinion of Counsel acceptable to it that such recording is not required to make the assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property or (ii) the Seller has been advised by each Rating Agency that non-recordation in a state will not result in a reduction of the rating assigned by that Rating Agency at the time of the initial issuance of the Certificates. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trustee and the Trustee shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trustee) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

            SECTION 2.02 ACCEPTANCE BY TRUSTEE.

            The Trustee, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments (unless the related Mortgage has been registered in the name of MERS or its designee) and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trustee finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trustee shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trustee's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate, less any Fixed Retained Yield, through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

            In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trustee and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trustee with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trustee of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trustee shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment (or, in the case of a Mortgage Loan registered in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect such assignment on the records of MERS), in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. The failure of the Trustee to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

            The Trustee may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trustee appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trustee, in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

            SECTION 2.03 REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER AND THE SELLER.

            (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement:

            (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

            (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

            (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

            (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee or the Custodian.

            (b) The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

            (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

            (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

            (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

            (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage
      Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Custodian pursuant to Section 2.01;

            (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

            (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

            (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

            (viii)Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

            (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

            (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

            (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

            (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

            (xiii)Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

            (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

            (xv) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

            (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

            (xvii)To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

            (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

            (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

            (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

            (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

            (xxii)Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

            (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

            (xxiv)With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

            (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with Fannie Mae or Freddie Mac standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

            (xxvi)If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

            Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee and shall inure to the benefit of the Trustee notwithstanding any restrictive or qualified endorsement or assignment.

            (c) Upon discovery by either the Seller, the Master Servicer, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and, except for a breach of the representation and warranty set forth in subsection
(b)(i), where such breach is a result of the Cut-Off Date Principal Balance of a Mortgage Loan being greater, by $5,000 or greater, than the Cut-Off Date Principal Balance of such Mortgage Loan indicated on the Mortgage Loan Schedule, that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

            SECTION 2.04 EXECUTION AND DELIVERY OF CERTIFICATES.

            The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Certificateholders and (ii) has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests, together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

            SECTION 2.05 DESIGNATION OF CERTIFICATES; DESIGNATION OF STARTUP DAY AND LATEST POSSIBLE MATURITY DATE.

            The Seller hereby designates the Classes of Class A Certificates (other than the Class II-A-R and Class II-A-LR Certificates) and the Classes of Class B Certificates as classes of "regular interests" and the Class II-A-R Certificate as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Seller hereby further designates the Class A-L1 Interest, Class A-L2 Interest, Class A-L11 Interest, Class A-L13 Interest, Class A-LPO Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class II-B-L3 Interest, Class II-B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest as classes of "regular interests" and the Class II-A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMIC is February 25, 2032 for purposes of Code Section 860G(a)(1).

            SECTION 2.06 OPTIONAL SUBSTITUTION OF MORTGAGE LOANS.

            During the three-month period beginning on the Startup Date, the Seller shall have the right, but not the obligation, in its sole discretion for any reason, to substitute for any Group I or Group II Mortgage Loan a Substitute Mortgage Loan meeting the requirements of Section 2.02. Any such substitution shall be carried out in the manner described in Section 2.02. The Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account.

                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

            SECTION 3.01 CERTIFICATE ACCOUNT.

            (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

            (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

            (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trustee, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

            (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Sections 2.02, 2.03 or 3.08 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

            (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

            (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

            SECTION 3.02 PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT.

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

            (i) to reimburse the Master Servicer, the Trustee or any Servicer for Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 2.06, 3.08 or 9.01) respecting which any such Periodic Advance was made;

            (ii) to reimburse any Servicer, the Master Servicer or the Trustee for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

            (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

            (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

            (v) to reimburse the Master Servicer, any Servicer or the Trustee (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

            (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Sections 2.02, 2.03 or 2.06 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

            (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

            (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

            (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

            (x) to pay to the Master Servicer as additional master servicing compensation any Liquidation Profits which a Servicer is not entitled to pursuant to the applicable Servicing Agreement;

            (xi) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

            (xii) to clear and terminate the Certificate Account pursuant to
      Section 9.01; and

            (xiii) to pay to WFHM from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

            (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

            SECTION 3.03 ADVANCES BY MASTER SERVICER AND TRUSTEE.

            (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In the event WFHM fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the WFHM Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trustee shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trustee has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trustee with respect to any such Distribution Date (i) the amount of Periodic Advances required of WFHM or such Other Servicer, as the case may be, (ii) the amount actually advanced by WFHM or such Other Servicer, (iii) the amount that the Trustee or Master Servicer is required to advance hereunder and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trustee or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

            (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent WFHM fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the WFHM Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of WFHM, certify to the Trustee that such failure has occurred. Upon receipt of such certification, the Trustee shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

            (c) The Master Servicer and the Trustee shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trustee shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trustee, withdraw from the Certificate Account and remit to the Trustee any amounts to which the Trustee is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and
(v).

            (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trustee shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

            SECTION 3.04 TRUSTEE TO COOPERATE; RELEASE OF OWNER MORTGAGE LOAN FILES.

            Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trustee that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trustee. The Trustee shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trustee and the Trustee shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trustee by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trustee to the Master Servicer or such Servicer, as appropriate.

            Upon written certification of the Master Servicer or the Servicer pursuant to clause (ii) of the preceding paragraph, the Trustee shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

            SECTION 3.05 REPORTS TO THE TRUSTEE; ANNUAL COMPLIANCE STATEMENTS.

            (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current Fannie Mae monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

            (b) The Master Servicer shall deliver to the Trustee on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii)
(A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in
(iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trustee to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

            SECTION 3.06 TITLE, MANAGEMENT AND DISPOSITION OF ANY REO MORTGAGE LOAN.

            The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of a REO Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

            SECTION 3.07 AMENDMENTS TO SERVICING AGREEMENTS; MODIFICATION OF STANDARD PROVISIONS.

            (a) Subject to the prior written consent of the Trustee pursuant to
Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended,
(ii) the modification or amendment that the Master Servicer desires to issue and
(iii) the reason or reasons for such proposed amendment or modification.

            (b) The Trustee shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, the Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

            (c) (i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder, or the Trustee, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the WFHM Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

            (ii) The Master Servicer may direct WFHM to enter into an amendment to the WFHM Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

            SECTION 3.08 OVERSIGHT OF SERVICING.

            The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations (including the obligation to maintain an Errors and Omissions Policy and Fidelity Bond) that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Upper-Tier REMIC or the Lower-Tier REMIC of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

            For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless
(i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under
Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence; provided, however, that no such Opinion of Counsel need be delivered if the sole purpose of the modification is to reduce the Monthly Payment on a Mortgage Loan as a result of a Curtailment such that the Mortgage Loan is fully amortized by its original maturity date.

            During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

            The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

            The Seller shall have a limited option to repurchase any defaulted Mortgage Loan or REO Mortgage Loan during the following time periods: (i) beginning on the first day of the second month following the month in which the Master Servicer has reported that a Servicer has initiated foreclosure proceedings with respect to such a defaulted Mortgage Loan, with such repurchase option expiring on the last day of such second following month; (ii) beginning on the first day of the second month following the month in which the Master Servicer has reported that such defaulted Mortgage Loan has become an REO Mortgage Loan, with such repurchase option expiring on the last day of such second following month; and (iii) beginning on the day on which a Servicer accepts a contractual commitment by a third party to purchase the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan, with such repurchase option expiring on the earlier of the last day of the month in which such contractual commitment was accepted by the Servicer or the day immediately prior to the day on which the closing occurs with respect to such third party purchase of the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan. The Seller shall be entitled to repurchase at its option any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, WFHM requests the Seller to repurchase and to sell to WFHM to facilitate the exercise of WFHM's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any Mortgage Loan repurchased pursuant to this paragraph shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trustee the certification required by
Section 3.04 and the Trustee and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

            In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of
Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trustee, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

            The Master Servicer, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the Upper-Tier REMIC or Lower-Tier REMIC.

            The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

            SECTION 3.09 TERMINATION AND SUBSTITUTION OF SERVICING AGREEMENTS.

            Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) WFHM fails to make any advance, as a consequence of which the Trustee is obligated to make an advance pursuant to Section 3.03 and (ii) the Trustee provides WFHM written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trustee shall terminate the WFHM Servicing Agreement without the recommendation of the Master Servicer. The Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with termination of such Servicing Agreement at the direction of the Master Servicer. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

            SECTION 3.10 APPLICATION OF NET LIQUIDATION PROCEEDS.

            For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

            SECTION 3.11 ACT REPORTS.

            The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

            SECTION 4.01 DISTRIBUTIONS.

            (a) On each Distribution Date, the Group I Pool Distribution Amount and the Group II Pool Distribution Amount will be applied in the following amounts, to the extent the Group I Pool Distribution Amount and the Group II Pool Distribution Amount are sufficient therefor, in the manner and in the order of priority as follows, subject to adjustment in accordance with Section 4.01(b)(iii) below:

            (i) with respect to the Group I-A Certificates and the Group II-A Certificates, from the Group I Pool Distribution Amount and the Group II Pool Distribution Amount, respectively, as follows:

            first, (A) to the Classes of Group I-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group I-A Interest Accrual Amount with respect to such Distribution Date or (B) to the Classes of Group II-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group II-A Interest Accrual Amount with respect to such Distribution Date; provided that prior to the Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to the Accrual Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Group II-A Certificates, in each case in accordance with
            Section 4.01(b);

            second, (A) to the Classes of Group I-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Class A Unpaid Interest Shortfall or (B) to the Classes of Group II-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group II-A Unpaid Interest Shortfall; provided that prior to the Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of unpaid interest shortfalls to the Accrual Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Group II-A Certificates, in each case in accordance with
            Section 4.01(b);

            third, (A) concurrently, to the Group I-A Certificates (other than the Class I-A-PO Certificates) and the Class I-A-PO Certificates, pro rata, based on their respective Group I-A Non-PO Optimal Principal Amount and Class I-A-PO Optimal Principal Amount, (1) to the Classes of Group I-A Certificates (other than the Class I-A-PO Certificates), in an aggregate amount up to the Group I-A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(i) or Section 4.01(c), as applicable, and (2) to the Class I-A-PO Certificates in an amount up to the Class I-A-PO Optimal Principal Amount; or (B) concurrently, to the Group II-A Certificates (other than the Class II-A-PO Certificates) and the Class II-A-PO Certificates, pro rata, based on their respective Group II-A Non-PO Optimal Principal Amount and Class II-A-PO Optimal Principal Amount, (1) to the Classes of Group II-A Certificates (other than the Class II-A-PO Certificates), in an aggregate amount up to the Group II-A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(ii) or Section 4.01(c), as applicable, and (2) to the Class II-A-PO Certificates in an amount up to the Class II-A-PO Optimal Principal Amount;

            fourth, (A) to the Class I-A-PO Certificates in an amount up to the Class I-A-PO Deferred Amount from amounts otherwise distributable (without regard to this Clause (i) Paragraph fourth) first to the Class B-6 Certificates pursuant to Clause (ii) Paragraph eighteenth, below, second to the Class B-5 Certificates pursuant to Clause (ii) Paragraph fifteenth, below, third to the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth, below, fourth to the Class B-3 Certificates pursuant to Clause (ii) Paragraph ninth below, fifth to the Class B-2 Certificates pursuant to Clause (ii) Paragraph sixth below, and sixth to the Class B-1 Certificates pursuant to Clause (ii) Paragraph third below or (B) to the Class II-A-PO Certificates in an amount up to the Class II-A-PO Deferred Amount from amounts otherwise distributable (without regard to this Clause (i) Paragraph fourth) first to the Class B-6 Certificates pursuant to Clause (ii) Paragraph eighteenth, below, second to the Class B-5 Certificates pursuant to Clause (ii) Paragraph fifteenth, below, third to the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth, below, fourth to the Class B-3 Certificates pursuant to Clause (ii) Paragraph ninth below, fifth to the Class B-2 Certificates pursuant to Clause (ii) Paragraph sixth below, and sixth to the Class B-1 Certificates pursuant to Clause (ii) Paragraph third below; provided, however, to the extent necessary to reduce the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount to zero, any amounts otherwise distributable to a Class of Class B Certificates will be allocated pro rata between the Class I-A-PO Deferred Amount and the Class II-A-PO Deferred Amount; and

            (ii) to the Class B Certificates, from the Group I Pool Distribution Amount and Group II Pool Distribution Amount, subject to Section 4.01(b)(iii), as follows:

            first, to the Class B-1 Certificates, in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

            second, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

            third, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Clause
            (ii) Paragraph third will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

            fourth, to the Class B-2 Certificates, in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

            fifth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

            sixth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Clause
            (ii) Paragraph sixth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

            seventh, to the Class B-3 Certificates, in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

            eighth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

            ninth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Clause
            (ii) Paragraph ninth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

            tenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

            eleventh, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

            twelfth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Clause
            (ii) Paragraph twelfth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

            thirteenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

            fourteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

            fifteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Clause (ii) Paragraph fifteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

            sixteenth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

            seventeenth, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

            eighteenth, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Clause (ii) Paragraph eighteenth will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above; and

            nineteenth, to the Holder of the Class II-A-R Certificate, any amounts remaining in the Upper-Tier Certificate Account, and to the Holder of the Class II-A-LR Certificate, any amounts remaining in the Payment Account.

            Notwithstanding the foregoing, after the Principal Balance or notional amount of any Class (other than the Class II-A-R or Class II-A-LR Certificate) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

            With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

            (iii) Distributions on the Uncertificated Lower-Tier Interests. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class or Classes as provided herein. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of interest (or in the case of the Class A-L2 Interest, with respect to the Accrual Certificates, shall have such amounts added to its Principal Balance) in an amount equal to the Interest Accrual Amounts and Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class or Classes, in each case to the extent actually distributed thereon. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

            As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the Principal Balances of the respective Corresponding Upper-Tier Class or Classes. The initial principal balance of each Uncertificated Lower-Tier Interest equals the Original Principal Balances of the respective Corresponding Upper-Tier Class or Classes.

            The pass-through rate with respect to the Class A-L1 Interest shall be 6.000%. The pass-through rate with respect to the Class A-L2 Interest and Class A-LUR Interest shall be 6.500% per annum. The pass-through rate with respect to the Class A-L11 Interest shall be 6.250%. The pass-through rate with respect to the Class A-L13 Interest shall be 8.500%. The pass-through rate with respect to the Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest shall be equal to the Class B Pass-Through Rate. The Class A-LPO Interest is a principal-only interest and is not entitled to distributions of interest. Any Non-Supported Interest Shortfalls and Relief Act Shortfalls will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            (b) The Class II-A-14 Certificates are interest-only Certificates and are not entitled to distributions in respect of principal.

            Group I-A Certificates

            On each Distribution Date occurring prior to the Subordination Depletion Date, the Group I-A Non-PO Principal Distribution Amount will be distributed in reduction of the Principal Balance of the Class I-A-1 Certificates.

            Group II-A Certificates

            On each Distribution Date occurring prior to the Accretion Termination Date for the Class II-A-9 Certificates, the Accrual Distribution Amount will be distributed sequentially to the Class II-A-8 and Class II-A-9 Certificates.

            On each Distribution Date occurring prior to the Subordination Depletion Date, the Group II-A Non-PO Principal Amount will be allocated among and distributed in reduction of the Principal Balances of the Classes of Group II-A Certificates (other than the Class II-A-PO Certificates) sequentially, as follows:

            first, concurrently, to the Class II-A-R and Class II-A-LR Certificates, pro rata;

            second, to the Class II-A-10 Certificates, up to the Priority Amount for such Distribution Date;

            third, concurrently, until the Principal Balances of the Class II-A-1, Class II-A-11 Class II-A-12 and Class II-A-13 Certificates have been reduced to zero as follows:

            (i) 97.1315671149%, concurrently, to the Class II-A-1, Class II-A-11 Class II-A-12 and Class II-A-13 Certificates, pro rata; and

            (ii) 2.8684328851%, to the Class II-A-7 Certificates;

            fourth, concurrently, as follows:

            (i) 93.2622273729%, concurrently, to the Class II-A-2 and Class II-A-7 Certificates, pro rata; and

            (ii) 6.7377726271%, sequentially, to the Class II-A-3, Class II-A-4, Class II-A-5 and Class II-A-6 Certificates; and

            fifth, sequentially, to the Class II-A-8, Class II-A-9 and Class II-A-10 Certificates.

            (iii) Notwithstanding the foregoing, (X) on any Distribution Date occurring prior to the Subordination Depletion Date but on or after the date on which the Principal Balances of the Group I-A Certificates (other than the Class I-A-PO Certificates) or the Principal Balances of the Group II-A Certificates (other than the Class II-A-PO Certificates) have been reduced to zero and on which (a) the Aggregate Subordinate Percentage for such Distribution Date is less than 2.85% or (b) the average outstanding principal balance of the Mortgage Loans delinquent 60 days or more over the preceding six months as a percentage of the Class B Principal Balance is greater than or equal to 100%, the remaining Group of Class A Certificates (other than the Class A-PO Certificates) will be entitled to receive as principal, in addition to any principal payments described in Section 4.01(a) above, in accordance with the priorities set forth in Section 4.01(b)(i) or (ii) above and until the aggregate Principal Balance of each such Group of Class A Certificates has been reduced to zero, amounts otherwise distributable (without regard to this Clause (iii)) first to the Class B-6 Certificates pursuant to Paragraph eighteenth of 4.01(a)(ii) above, second to the Class B-5 Certificates pursuant to Paragraph fifteenth of 4.01(a)(ii) above, third to the Class B-4 Certificates pursuant to Paragraph twelfth of 4.01(a)(ii) above, fourth to the Class B-3 Certificates pursuant to Paragraph ninth of 4.01(a)(ii) above, fifth to the Class B-2 Certificates pursuant to Paragraph sixth of 4.01(a)(ii) above and sixth to the Class B-1 Certificates pursuant to Paragraph third of 4.01(a)(ii) above but in each case only up to the applicable Apportioned Class B Principal Distribution Amount for such Class of Class B Certificates and (Y) if on any Distribution Date the Group I-A Non-PO Principal Balance or Group II-A Non-PO Principal Balance (after giving effect to all distributions on such Distribution Date) is greater than the Group I-A Pool Balance (Non-PO Portion) or Group II-A Pool Balance (Non-PO Portion), respectively (the Group I-A Certificates or Group II-A Certificates, as applicable, in such instance, the "Undercollateralized Group"), the Class A Certificates (other than the Class I-A-PO or Class II-A-PO Certificates, as applicable) of the Undercollateralized Group will be entitled to receive first in respect of any Class A Unpaid Interest Shortfalls therefor (including any Group I Interest Shortfall Amount or Group II Interest Shortfall Amount, as applicable, arising on such Distribution Date) and second as principal, in addition to any principal payments described in Section 4.01(a)(i) above, in accordance with the priorities set forth in Section 4.01(b)(i) or (ii) above and until the aggregate Principal Balance of the Class A Certificates (other than the Class I-A-PO or Class II-A-PO Certificates, as applicable) of the Undercollateralized Group equals the Group I Pool Balance (Non-PO Portion) or Group II Pool Balance (Non-PO Portion), as applicable (such amount, the "Undercollateralized Amount"), all amounts otherwise distributable (without regard to this Clause (iii)) first to the Class B-6 Certificates pursuant to Paragraph eighteenth of 4.01(a)(ii) above, second to the Class B-5 Certificates pursuant to Paragraph fifteenth of 4.01(a)(ii) above, third to the Class B-4 Certificates pursuant to Paragraph twelfth of 4.01(a)(ii) above, fourth to the Class B-3 Certificates pursuant to Paragraph ninth of 4.01(a)(ii) above, fifth to the Class B-2 Certificates pursuant to Paragraph sixth of 4.01(a)(ii) above and sixth to the Class B-1 Certificates pursuant to Paragraph third of 4.01(a)(ii) above (less any amounts used to pay any Class I-A-PO Deferred Amounts or Class II-A-PO Deferred Amounts).

            (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Subordination Depletion Date, (x) the Group I-A Non-PO Principal Distribution Amount shall be distributed among the Classes of Group I-A Certificates (other than the Class I-A-PO Certificates), and (y) ) the Group II-A Non-PO Principal Distribution Amount shall be distributed among the Classes of Group II-A Certificates (other than the Class II-A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b)(i) and (ii).

            (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

                  (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

            (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Group I Class B Prepayment Percentage and Group II Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Group I Class B Percentage and Group II Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Group I Subordinated Prepayment Percentage and Group II Subordinated Prepayment Percentages and Group I Subordinated Percentage and Group II Subordinated Percentage in such computations the difference between (A) the Group I Subordinated Prepayment Percentage or Group II Subordinated Prepayment Percentage or Group I Subordinated Percentage or Group II Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Group I Class B Prepayment Percentage, Group II Class B Prepayment Percentage, Group I Class B Percentage and Group II Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Group I Subordinated Prepayment Percentage and Group II Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Group I Class B Prepayment Percentages and Group II Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Group I Subordinated Percentage and Group II Subordinated Percentage for such Distribution Date minus the sum of the Group I Class B Percentages and Group II Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Group I Class B Percentage, Group II Class B Percentage, Group I Class B Prepayment Percentage or Group II Class B Prepayment Percentage.

            (e) The Trustee shall establish and maintain the Upper-Tier Certificate Account, which shall be a separate trust account and an Eligible Account. On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds available on deposit in the Payment Account, (i) deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account the Lower-Tier Distribution Amount and (ii) distribute to the Class II-A-LR Certificateholder (other than as provided in Section 9.01 respecting the final distribution to Certificateholders) by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, the Group II-A Distribution Amount with respect to the Class II-A-LR Certificate and all other amounts distributable to the Class II-A-LR Certificate. The Trustee may clear and terminate the Upper-Tier Certificate Account pursuant to Section 9.01.

            (f) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record (other than the Class II-A-LR Certificateholder) on the preceding Record Date (other than as provided in
Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(f) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.20, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class II-A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Group I-A Distribution Amount or Group II-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates.

            In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than Class II-A-14, Class II-A-R or II-A-LR Certificates) or the Principal Balance of any Class of Class B Certificates would be reduce to zero, or in the case of the Class II-A-14 Certificates, the Notional Amount would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trustee. The Trustee will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trustee therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a)(i).

            (g) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(g) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            SECTION 4.02 ALLOCATION OF REALIZED LOSSES.

            (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions) occurring with respect to Group I Mortgage Loans and Group II Mortgage Loans will be allocated as follows:

            first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

            second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

            third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

            fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

            fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

            sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

            seventh, (i) with respect to such losses occurring with respect to Group I Mortgage Loans, concurrently, to the Group I-A Certificates (other than the Class I-A-PO Certificates) and Class I-A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction of such Mortgage Loans, respectively; and (ii) with respect to such losses occurring with respect to Group II Mortgage Loans, concurrently, to the Group II-A Certificates (other than the Class II-A-PO Certificates) and Class II-A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction of such Mortgage Loans, respectively.

            This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance. (b) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to
Section 4.02(a) shall be allocated among the Certificates of such Class based on their Percentage Interests.

            (c) After the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses occurring with respect to any Group I Mortgage Loan or Group II Mortgage Loan will be allocated among the outstanding Classes of Group I-A and Group II-A Certificates, respectively, based upon their Group I-A and Group II-A Interest Percentages.

            (d) Realized Losses allocated in accordance with this Section 4.02 will be allocated as follows: (i) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Mid-Month Receipt Period will be allocated on the Determination Date in the month following the month in which such Mid-Month Receipt Period ended and (ii) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Prior Month Receipt Period will be allocated on the Determination Date in the second month following the month which is such Prior Month Receipt Period.

            (e) With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class or Classes as provided above.

            (f) With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            SECTION 4.03 PAYING AGENT.

            (a) The Master Servicer hereby appoints the Trustee as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by
Section 4.04 as agent of the Master Servicer.

            The Master Servicer may, at any time, remove or replace the Paying Agent.

            The Master Servicer shall cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent shall:

            (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

            (ii) give the Trustee notice of any default by the Master Servicer in remitting any required amount; and

            (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

            (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, an amount equal to the Pool Distribution Amount. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trustee, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

            SECTION 4.04 STATEMENTS TO CERTIFICATEHOLDERS; REPORTS TO THE TRUSTEE AND THE SELLER.

            Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

            (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

            (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Group I-A Interest Distribution Amount allocated to each Class of Group I-A Certificates and Current Group II-A Interest Distribution Amount allocated to each Class of Group II-A Certificates, (c) any Group I Class A Interest Shortfall Amounts or Group II Class A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the amount of any Relief Act Shortfalls allocated to each Class of Class A Certificates for such Distribution Date;

            (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

            (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the amount of any Relief Act Shortfalls allocated to each Class of Class B Certificates for such Distribution Date;

            (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trustee pursuant to the Servicing Agreements or this Agreement;

            (vi) the number of Group I Mortgage Loans and Group II Mortgage Loans outstanding as of the preceding Determination Date;

            (vii) the Group I-A Principal Balance, the Group II-A Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

            (viii) the Group I Adjusted Pool Amount, the Group II Adjusted Pool Amount, the Group I Adjusted Pool Amount (PO Portion), the Group II Adjusted Pool Amount (PO Portion), the Group I Pool Scheduled Principal Balance of the Group I Mortgage Loans for such Distribution Date, the Group II Pool Scheduled Principal Balance of the Group II Mortgage Loans for such Distribution Date, the aggregate Scheduled Principal Balance of the Group I Discount Mortgage Loans for such Distribution Date, and the aggregate Scheduled Principal Balance of the Group II Discount Mortgage Loans for such Distribution Date;

            (ix) the aggregate Scheduled Principal Balances of the Group I Mortgage Loans and Group II Mortgage Loans serviced by WFHM and, collectively, by the Other Servicers as of such Distribution Date;

            (x) the Group I-A Percentage and Group II-A Percentage for such Distribution Date;

            (xi) the Group I-A Prepayment Percentage and Group II-A Prepayment Percentage for such Distribution Date;

            (xii) the Group I Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages; and the Group II Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages; for such Distribution Date;

            (xiii) the Group I Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages; and the Group II Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages; for such;

            (xiv) the number and aggregate principal balances of Group I Mortgage Loans and Group II Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

            (xv) the number and aggregate principal balances of the Group I Mortgage Loans and Group II Mortgage Loans in foreclosure as of the preceding Determination Date;

            (xvi) the book value of any real estate acquired with respect to Group I Mortgage Loans and Group II Mortgage Loans through foreclosure or grant of a deed in lieu of foreclosure;

            (xvii) the principal and interest portions of Realized Losses with respect to Group I Mortgage Loans and Group II Mortgage Loans allocated as of such Distribution Date;

            (xviii) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

            (xix) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses with respect to Group I Mortgage Loans and Group II Mortgage Loans allocated as of such Distribution Date;

            (xx) the unpaid principal balance of any Group I Mortgage Loans and Group II Mortgage Loans as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

            (xxi) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

            (xxii) in the case of the Class II-A-14 Certificates, the Notional Amount, if any;

            (xxiii) in the case of each Class of LIBOR Certificates, the applicable Class A Pass-Through Rate;

            (xxiv) the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount, if any;

            (xxv) the amount of PMI Advances made by a Servicer, if any, with respect to each Loan Group; and

            (xxvi) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trustee, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

            In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class II-A-R and Class II-A-LR Certificates) with a $1,000 Denomination, and as a dollar amount per Class II-A-R and Class II-A-LR Certificates with a $50 Denomination.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon request, furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses (iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer ot the Trustee pursuant to any requirements of the Code from time to time in force.

            Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trustee, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Group I-A Distribution Amount or Group II-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

            In addition to the reports required pursuant to this Section 4.04, the Paying Agent shall make available upon request to each Holder and each proposed transferee of a Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A which information shall be provided on a timely basis to the Paying Agent by the Master Servicer.

            SECTION 4.05 REPORTS TO MORTGAGORS AND THE INTERNAL REVENUE SERVICE.

            The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

            SECTION 4.06 CALCULATION OF AMOUNTS; BINDING EFFECT OF INTERPRETATIONS AND ACTIONS OF MASTER SERVICER.

            The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates, the allocation of losses to the Certificates or otherwise, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

            SECTION 4.07 DETERMINATION OF LIBOR.

            On each Rate Determination Date, the Trustee shall determine LIBOR for the Distribution Date occurring in the succeeding month on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such Rate Determination Date. As used herein, "Telerate page 3750" means the display designated as page 3750 on the Bridge Telerate Service.

            If on any Rate Determination Date the Trustee is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph, LIBOR for the Distribution Date in the succeeding month will be whichever is higher of (x) LIBOR as determined on the previous Rate Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Trustee determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates that the Reference Banks are quoting, on the relevant Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (b) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate that the Reference Banks are quoting on such Rate Determination Date to leading European banks.

            If on any Rate Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the Distribution Date in the succeeding month will be LIBOR as determined on the previous Rate Determination Date, or, in the case of the first Rate Determination Date, 1.74%.

            The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the rates of interest applicable to each of the LIBOR Certificates in the absence of manifest error, will be final and binding. After a Rate Determination Date, the Trustee shall provide the Class A Pass-Through Rates of the LIBOR Certificates for the related Distribution Date to Beneficial Owners or Holders of LIBOR Certificates who place a telephone call to the Trustee at (704) 374-2117 and make a request therefor during normal working hours on any Business Day.

                                    ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01 THE CERTIFICATES.

            (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class II-A-R and Class II-A-LR Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class II-A-R and Class II-A-LR Certificates) that evidences one Single Certificate plus such additional principal portion or notional amount as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance or notional amount of such Class, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-I-A-1, A-I-A-PO, A-II-A-1, A-II-A-2, A-II-A-3, A-II-A-4, A-II-A-5, A-II-A-6, A-II-A-7,
A-II-A-8, A-II-A-9, A-II-A-10, A-II-A-11, A-II-A-12, A-II-A-13, A-II-A-14,
A-II-A-R, A-II-A-LR, A-II-A-PO, B-1, B-2, B-3, B-4, B-5, B-6 and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trustee to or upon the order of the Seller upon receipt by the Trustee or the Custodian of the documents specified in Section 2.01. The aggregate principal portion (or notional amount) evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trustee, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Until such time as Definitive Certificates are issued pursuant to
Section 5.07, each Book-Entry Certificate shall bear the following legend:

            "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

            (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller or to, and deposited with the Certificate Custodian, on behalf of The Depository Trust Company, if directed to do so pursuant instructions from The Depository Trust Company. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

            (i) the provisions of this Section 5.01(b) shall be in full force and effect;

            (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

            (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

            (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

            (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

            For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

            Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trustee at the Corporate Trust Office.

            SECTION 5.02 REGISTRATION OF CERTIFICATES.

            (a) The Trustee shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

            At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trustee or the Authenticating Agent in accordance with their standard procedures.

            (b) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or
(ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer, and (ii) the Trustee shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Master Servicer. The Holder of a Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

            (c) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the Trustee and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Seller or the Master Servicer or (b) if such transferee is an insurance company,
(A) the source of funds used to purchase the Class B-4, Class B-5 or Class B-6 Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B-4, Class B-5 or Class B-6 Certificate is covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class B-4, Class B-5 or Class B-6 Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class B-4, Class B-5 or Class B-6 Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Seller or the Master Servicer. The Class B-4, Class B-5 and Class B-6 Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

            (d) No legal or beneficial interest in all or any portion of the Class II-A-R or Class II-A-LR Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee
(i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class II-A-R or Class II-A-LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class II-A-R or Class II-A-LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class II-A-R or Class II-A-LR Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class II-A-R or Class II-A-LR Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trustee shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class II-A-R or Class II-A-LR Certificate, unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class II-A-R or Class II-A-LR Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that
(i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest,
(iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class II-A-R or Class II-A-LR Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

            The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class II-A-R or Class II-A-LR Certificate, shall be accompanied by a written statement in the form attached as
Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class II-A-R and Class II-A-LR Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

            Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class II-A-R or Class II-A-LR Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class II-A-R or Class II-A-LR Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class II-A-R or Class II-A-LR Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class II-A-R or Class II-A-LR Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class II-A-R or Class II-A-LR Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code
Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class II-A-R or Class II-A-LR Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

            SECTION 5.03 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

            If (i) any mutilated Certificate is surrendered to the Trustee or the Authenticating Agent, or the Trustee or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

            SECTION 5.04 PERSONS DEEMED OWNERS.

            Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

            SECTION 5.05 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.

            (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trustee, within 15 days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trustee is not the Certificate Registrar, the Trustee shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

            (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

            SECTION 5.06 MAINTENANCE OF OFFICE OR AGENCY.

            The Trustee will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

            SECTION 5.07 DEFINITIVE CERTIFICATES.

            If (i)(A) the Master Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trustee through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trustee shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trustee shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

            SECTION 5.08 NOTICES TO CLEARING AGENCY.

            Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trustee shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

            SECTION 6.01 LIABILITY OF THE SELLER AND THE MASTER SERVICER.

            The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

            SECTION 6.02 MERGER OR CONSOLIDATION OF THE SELLER OR THE MASTER SERVICER.

            Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac.

            SECTION 6.03 LIMITATION ON LIABILITY OF THE SELLER, THE MASTER SERVICER AND OTHERS.

            Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with the performance of its duties and obligations and any legal action relating to this Agreement or the Certificates, including, without limitation, any legal action against the Trustee in its capacity as Trustee hereunder, other than any loss, liability or expense (including, without limitation, expenses payable by the Master Servicer under Section 8.06) incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A Certificates and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

            SECTION 6.04 RESIGNATION OF THE MASTER SERVICER.

            The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

            SECTION 6.05 COMPENSATION TO THE MASTER SERVICER.

            The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement, any investment income on funds on deposit in the Certificate Account and any Liquidation Profits to which a Servicer is not entitled under its Servicing Agreement.

            SECTION 6.06 ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER SERVICER.

            The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

            SECTION 6.07 INDEMNIFICATION OF TRUSTEE AND SELLER BY MASTER
SERVICER.

            The Master Servicer shall indemnify and hold harmless the Trustee and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

                                   ARTICLE VII

                                     DEFAULT

            SECTION 7.01 EVENTS OF DEFAULT.

            In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

            (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

            (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

            (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days;

            (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property;

            (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

            (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

            (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both Fannie Mae and Freddie Mac, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

            SECTION 7.02 OTHER REMEDIES OF TRUSTEE.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            SECTION 7.03 DIRECTIONS BY CERTIFICATEHOLDERS AND DUTIES OF TRUSTEE DURING EVENT OF DEFAULT.

            During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

            SECTION 7.04 ACTION UPON CERTAIN FAILURES OF THE MASTER SERVICER AND UPON EVENT OF DEFAULT.

            In the event that the Trustee shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee may, but need not if the Trustee deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

            SECTION 7.05 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

            When the Master Servicer receives notice of termination pursuant to
Section 7.01 or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trustee is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trustee shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trustee and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trustee shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trustee or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trustee) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

            SECTION 7.06 NOTIFICATION TO CERTIFICATEHOLDERS.

            Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            SECTION 8.01 DUTIES OF TRUSTEE.

            The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

            (iii) The Trustee shall not be liable for any error of judgment made in good faith by any of its Responsible Officers, unless it shall be proved that the Trustee or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

            None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            SECTION 8.02 CERTAIN MATTERS AFFECTING THE TRUSTEE.

            Except as otherwise provided in Section 8.01:

            (i) The Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee may prescribe;

            (ii) The Trustee may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (iv) Subject to Section 7.04, the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer; and

            (v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            SECTION 8.03 TRUSTEE NOT REQUIRED TO MAKE INVESTIGATION.

            Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee shall be repaid by the Master Servicer upon demand.

            SECTION 8.04 TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.

            The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility as to the correctness of the same. The Trustee makes no representation for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, the Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

            SECTION 8.05 TRUSTEE MAY OWN CERTIFICATES.

            The Trustee, and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

            SECTION 8.06 THE MASTER SERVICER TO PAY FEES AND EXPENSES.

            The Master Servicer covenants and agrees to pay to the Trustee from time to time, from its own funds, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and, except as otherwise agreed by the Master Servicer and the Trustee, the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith. The Trustee shall have no right of reimbursement from the Trust Estate for any such expenses, disbursements and advances not paid or reimbursed to it by the Master Servicer.

            SECTION 8.07 ELIGIBILITY REQUIREMENTS.

            The Trustee hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08.

            SECTION 8.08 RESIGNATION AND REMOVAL.

            The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of the property or affairs of the Trustee for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

            The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

            Any resignation or removal of the Trustee and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

            SECTION 8.09 SUCCESSOR.

            Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07.

            Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

            SECTION 8.10 MERGER OR CONSOLIDATION.

            Any Person into which the Trustee may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee hereunder; provided, however, that
(i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal, state or local tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee.

            SECTION 8.11 AUTHENTICATING AGENT.

            The Trustee may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's countersignature, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Seller and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

            SECTION 8.12 SEPARATE TRUSTEES AND CO-TRUSTEES.

            The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

            (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

            (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

            (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

            Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

            No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

            The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

            The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 8.06 hereof.

            SECTION 8.13 APPOINTMENT OF CUSTODIANS.

            The Trustee may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to this Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

            SECTION 8.14 TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.

            (a) Each of the Trustee and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as two separate REMICs, or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trustee, the Trustee shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC using a calendar year as the taxable year and the accrual method of accounting; (ii) in the first such federal tax returns, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trustee and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms 8811 and apply for an Employee Identification Number with a Form SS-4 or any other permissible method and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Upper-Tier REMIC and the Lower-Tier REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of each REMIC, and the fair market value and adjusted basis of the property of each REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in either the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests in the Upper-Tier REMIC represented by the Class I-A-1, Class I-A-PO, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6, Class II-A-7, Class II-A-8, Class II-A-9, Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-14, Class II-A-PO, and Class II-A-R Certificates and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates and the interests in the Lower-Tier REMIC represented by the Class A-L1, Class A-L2, Class A-L11, Class A-L13, Class A-LPO, Class A-LUR, Class B-L1, Class B-L2, Class B-L3, Class B-L4, Class B-L5 and Class B-L6 Interests and the Class II-A-LR Certificate; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code
Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Upper-Tier REMIC or Lower-Tier REMIC or the Trust Estate to tax or (c) cause the Trust Estate to fail to qualify as two separate REMICs; (ix) exercise reasonable care not to allow either the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the Upper-Tier REMIC or the Lower-Tier REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Upper-Tier REMIC or Lower-Tier REMIC, as the case may be, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the Upper-Tier REMIC and the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class II-A-R and Class II-A-LR Certificateholders for such purpose (or if the Master Servicer is not so permitted, the Holders of the Class II-A-R and Class II-A-LR Certificates shall be tax matters persons for the Upper-Tier REMIC and the Lower-Tier REMIC, respectively, in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the tax returns referred to in clause (i) of the second preceding sentence.

            In order to enable the Master Servicer or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer or the Trustee, as the case may be, may from time to time request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer or the Trustee arising from any errors or miscalculations by the Master Servicer or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of either REMIC as described above. In the event that the Trustee prepares any of the federal, state and local tax returns of either REMIC as described above, the Trustee hereby indemnifies the Seller and the Master Servicer for any losses, liabilities, damages, claims or expenses of the Seller or the Master Servicer arising from the Trustee's willful misfeasance, bad faith or negligence in connection with such preparation.

            (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer or the Trustee, respectively, to perform its obligations under this
Section 8.14.

            SECTION 8.15 MONTHLY ADVANCES.

            In the event that WFHM fails to make a Periodic Advance required to be made pursuant to the WFHM Servicing Agreement on or before the Distribution Date, the Trustee shall make a Periodic Advance as required by Section 3.03 hereof; provided, however, the Trustee shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by WFHM, the Trustee shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01 TERMINATION UPON PURCHASE BY THE SELLER OR LIQUIDATION OF ALL MORTGAGE LOANS.

            Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section
9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.18. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trustee the certification required by
Section 3.04 and the Trustee and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Seller is exercising its right to purchase, the Seller shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to
(i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class II-A-R and Class II-A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Account, respectively (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Such amount shall be distributed in respect of interest and principal in respect of the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class or Classes in the manner specified in Section 4.01(a)(iii). Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trustee of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(a) and 4.02(e) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

            In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trustee shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders. The Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

            SECTION 9.02 ADDITIONAL TERMINATION REQUIREMENTS.

            In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal tax or cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

            (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the Upper-Tier REMIC and the Lower-Tier REMIC; and

            (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trustee shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

            SECTION 10.01 AMENDMENT.

            (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake,
(ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein or in the related Prospectus, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as two separate REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate, the Upper-Tier REMIC or the Lower-Tier REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Upper-Tier Certificate Account and Lower-Tier Certificate Account provided that such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Upper-Tier or Lower-Tier REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, any amendment pursuant to clause (iv) or (vi) shall not be deemed to adversely affect in any material respect the interest of Certificateholders and no Opinion of Counsel to that effect shall be required if the person requesting the amendment instead obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

            Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of

            (a) changing the Applicable Unscheduled Principal Receipt Period for Type 2 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

            (b) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

            A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trustee.

            SECTION 10.02 RECORDATION OF AGREEMENT.

            This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 10.03 LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 10.04 GOVERNING LAW; JURISDICTION.

            This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 10.05 NOTICES.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Wells Fargo Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Wells Fargo Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer and (iii) in the case of the Trustee, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice; provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer or the Trustee shall not be effective until received.

            For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Servicer or a Certificateholder.

            SECTION 10.06 SEVERABILITY OF PROVISIONS.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 10.07 SPECIAL NOTICES TO RATING AGENCIES.

            (a) The Trustee shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

            (i) any amendment to this Agreement pursuant to Section 10.01(a);

            (ii) any sale or transfer of the Class B Certificates pursuant to
      Section 5.02 to an affiliate of the Seller;

            (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

            (iv) any resignation of the Master Servicer pursuant to Section
      6.04;

            (v) the occurrence of any of the Events of Default described in
      Section 7.01;

            (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

            (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

            (viii) the making of a final payment pursuant to Section 9.01.

            (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

            (i) the appointment of a Custodian pursuant to Section 2.02;

            (ii) the resignation or removal of the Trustee pursuant to Section 8.08;

            (iii) the appointment of a successor trustee pursuant to Section 8.09; or

            (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

            (c) The Master Servicer shall deliver to each Rating Agency:

            (i) reports prepared pursuant to Section 3.05; and

            (ii) statements prepared pursuant to Section 4.04.

            SECTION 10.08 COVENANT OF SELLER.

            The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

            SECTION 10.09 RECHARACTERIZATION.

            The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

            SECTION 11.01 CUT-OFF DATE.

            The Cut-Off Date for the Certificates is January 1, 2002.

            SECTION 11.02 CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.

            The Cut-Off Date Aggregate Principal Balance is $1,300,335,099.28.

            SECTION 11.03 ORIGINAL GROUP I-A PERCENTAGE.

            The Original Group I-A Percentage is 97.49561884%.

            SECTION 11.04 ORIGINAL GROUP II-A PERCENTAGE.

            The Original Group II-A Percentage is 97.49525583%.

            SECTION 11.05 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS A CERTIFICATES.

            As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                             Original
                       Class             Principal Balance
                       -----             -----------------
                       Class I-A-1        $292,203,000.00
                       Class I-A-PO       $    492,500.00
                       Class II-A-1       $125,000,000.00
                       Class II-A-2       $133,002,000.00
                       Class II-A-3       $  3,370,000.00
                       Class II-A-4       $  3,040,000.00
                       Class II-A-5       $  2,900,000.00
                       Class II-A-6       $    690,000.00
                       Class II-A-7       $ 25,000,000.00
                       Class II-A-8       $ 25,530,000.00
                       Class II-A-9       $ 16,513,000.00
                       Class II-A-10      $100,000,000.00
                       Class II-A-11      $339,504,000.00
                       Class II-A-12      $125,000,000.00
                       Class II-A-13      $ 73,688,000.00
                       Class II-A-R       $         50.00
                       Class II-A-LR      $         50.00
                       Class II-A-PO      $  1,893,276.00

            SECTION 11.05(A) ORIGINAL NOTIONAL AMOUNT.

            The Original Notional Amount is $73,688,000.00.

            SECTION 11.06 ORIGINAL AGGREGATE NON-PO PRINCIPAL BALANCE.

            The Original Aggregate Non-PO Principal Balance is
$1,297,949,322.04.

            SECTION 11.07 ORIGINAL AGGREGATE PERCENTAGES.

            SECTION 11.07(A) ORIGINAL AGGREGATE SUBORDINATE PERCENTAGE.

            The Original Aggregate Subordinate Percentage is 2.50466035%.

            SECTION 11.07(B) ORIGINAL AGGREGATE CLASS A PERCENTAGE.

            The Original Aggregate Class A Percentage is 97.49533965%.

            SECTION 11.08 ORIGINAL CLASS B PRINCIPAL BALANCE.

            The Original Class B Principal Balance is $32,509,222.04.

            SECTION 11.09 ORIGINAL GROUP I SUBORDINATED PRINCIPAL BALANCE.

            The Original Group I Subordinated Principal Balance is
$7,505,854.60.

            SECTION 11.10 ORIGINAL GROUP II SUBORDINATED PRINCIPAL BALANCE.

            The Original Group II Subordinated Principal Balance is $25,003,367.44.

            SECTION 11.11 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS B CERTIFICATES.

            As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                     Original
            Class                Principal Balance
            ---------            ------------------

            Class B-1            $   17,555,000.00
            Class B-2            $    5,201,000.00
            Class B-3            $    4,551,000.00
            Class B-4            $    1,951,000.00
            Class B-5            $    1,300,000.00
            Class B-6$           $    1,951,222.04

            SECTION 11.12 ORIGINAL CLASS B-1 FRACTIONAL INTEREST.

            The Original Class B-1 Fractional Interest is 1.15214221%.

            SECTION 11.13 ORIGINAL CLASS B-2 FRACTIONAL INTEREST.

            The Original Class B-2 Fractional Interest is 0.75143319%.

            SECTION 11.14 ORIGINAL CLASS B-3 FRACTIONAL INTEREST.

            The Original Class B-3 Fractional Interest is 0.40080317%.

            SECTION 11.15 ORIGINAL CLASS B-4 FRACTIONAL INTEREST.

            The Original Class B-4 Fractional Interest is 0.25048913%.

            SECTION 11.16 ORIGINAL CLASS B-5 FRACTIONAL INTEREST.

            The Original Class B-5 Fractional Interest is 0.15033114%.

            SECTION 11.17 CLOSING DATE.

            The Closing Date is January 29, 2002.

            SECTION 11.18 RIGHT TO PURCHASE.

            The right of the Seller to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the Aggregate Scheduled Principal Balance of the Mortgage Loans being less than $130,033,509.93 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

            SECTION 11.19 WIRE TRANSFER ELIGIBILITY.

            With respect to the Class A (other than the Class II-A-R and Class II-A-LR Certificates) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class II-A-14 Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 100% Percentage Interest. The Class II-A-R and Class II-A-LR Certificates are not eligible for wire transfer.

            SECTION 11.20 SINGLE CERTIFICATE.

            A Single Certificate for each Class of Class A Certificates (other than the Class I-A-PO, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6, Class II-A-14, Class II-A-PO, Class II-A-R and Class II-A-LR Certificates) represents a $25,000 Denomination. A Single Certificate for the Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5 and Class II-A-6 Certificates represents a $1,000 Denomination. A Single Certificate for the Class II-A-14 Certificates represents a $1,339,781.00 Denomination. A Single Certificate for the Class II-A-R and Class II-A-LR Certificates represents a $50 Denomination. A Single Certificate for the Class I-A-PO, Class II-A-PO, Class B-1, Class B-2 and Class B-3 Certificates represents a $100,000 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination.

            SECTION 11.21 SERVICING FEE RATE.

            The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan

            SECTION 11.22 MASTER SERVICING FEE RATE.

            The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.017% per annum.

            IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                    WELLS FARGO ASSET SECURITIES
                                    CORPORATION
                                       as Seller

                                       By:
                                          --------------------------------------
                                          Name:   Alan S. McKenney
                                          Title:  Vice President




                                    WELLS FARGO BANK MINNESOTA,
                                    NATIONAL ASSOCIATION
                                       as Master Servicer

                                       By:
                                          --------------------------------------
                                          Name:   Nancy E. Burgess
                                          Title:  Vice President




                                   FIRST UNION NATIONAL BANK
                                       as Trustee

                                       By:
                                          --------------------------------------
                                          Name:
                                         Title:

Attest:
By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------

STATE OF MARYLAND       )
                        )  ss.:
COUNTY OF FREDERICK     )



            On this 29th day of January, 2002, before me, a notary public in and for the State of Maryland, personally appeared Alan S. McKenney, known to me who, being by me duly sworn, did depose and say that he resides in McLean, Virginia; that he is a Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



----------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND       )
                        )  ss.:
COUNTY OF FREDERICK     )


            On this 29th day of January, 2002, before me, a notary public in and for the State of Maryland, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides in Frederick, Maryland; that she is a Vice President of Wells Fargo Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said association.



------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                              )  ss.:
COUNTY OF                     )


            On this 29th day of January, 2002, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

                                  EXHIBIT I-A-1
                    [FORM OF FACE OF CLASS I-A-1 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2002-4, CLASS I-A-1

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978K AA 4           First Distribution Date:  February 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  February 25,
                                 2017

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-1 Certificates required to be distributed to Holders of the Class I-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-1 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By ________________________
      Authorized Officer

                                EXHIBIT I-A-PO
                  [FORM OF FACE OF CLASS I-A-PO CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]


                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-4, CLASS I-A-PO

           evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978K AB 2           First Distribution Date:  February 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date:  February 25,
                                 2017

            THIS CERTIFIES THAT ________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-PO Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-PO Certificates required to be distributed to Holders of the Class I-A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class I-A-PO Certificates are principal only Certificates and will not be entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee


By ________________________

                                EXHIBIT II-A-1
                  [FORM OF FACE OF CLASS II-A-1 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2002-4, CLASS II-A-1

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978K AC 0           First Distribution Date:  February 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  February 25,
                                 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-1 Certificates required to be distributed to Holders of the Class II-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-1 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By ________________________
      Authorized Officer

                                EXHIBIT II-A-2
                  [FORM OF FACE OF CLASS II-A-2 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2002-4, CLASS II-A-2

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978K AD 8           First Distribution Date:  February 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced

by this Certificate:   ______%   Final Scheduled Maturity Date:  February 25,
                                 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-2 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-2 Certificates required to be distributed to Holders of the Class II-A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Group II-A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-2 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By ________________________
   Authorized Officer

                                EXHIBIT II-A-3
                  [FORM OF FACE OF CLASS II-A-3 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2002-4, CLASS II-A-3

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978K AE 6           First Distribution Date:  February 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  February 25,
                                 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-3 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-3 Certificates required to be distributed to Holders of the Class II-A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-3 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee
                           By ________________________

                               Authorized Officer

                                EXHIBIT II-A-4
                  [FORM OF FACE OF CLASS II-A-4 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2002-4, CLASS II-A-4

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978K AF 3           First Distribution Date:  February 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  February 25,
                                 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-4 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-4 Certificates required to be distributed to Holders of the Class II-A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-4 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By ________________________
   Authorized Officer

                                EXHIBIT II-A-5
                  [FORM OF FACE OF CLASS II-A-5 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2002-4, CLASS II-A-5

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978K AG 1           First Distribution Date:  February 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  February 25,
                                 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-5 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-5 Certificates required to be distributed to Holders of the Class II-A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-5 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By ________________________
   Authorized Officer

                                EXHIBIT II-A-6
                  [FORM OF FACE OF CLASS II-A-6 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2002-4, CLASS II-A-6

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978K AH 9           First Distribution Date:  February 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  February 25,
                                 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-6 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-6 Certificates required to be distributed to Holders of the Class II-A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-6 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By ________________________
   Authorized Officer

                                EXHIBIT II-A-7
                  [FORM OF FACE OF CLASS II-A-7 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2002-4, CLASS II-A-7

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978K AJ 5           First Distribution Date:  February 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced

by this Certificate:   ______%   Final Scheduled Maturity Date:  February 25,
                                 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-7 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-7 Certificates required to be distributed to Holders of the Class II-A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-7 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-7 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By ________________________
   Authorized Officer

                                EXHIBIT II-A-8
                  [FORM OF FACE OF CLASS II-A-8 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2002-4, CLASS II-A-8

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978K AK 2           First Distribution Date:  February 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced    Final Scheduled Maturity Date:  June 25, 2006
by this Certificate:   ______%

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-8 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-8 Certificates required to be distributed to Holders of the Class II-A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-8 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-8 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By ________________________
      Authorized Officer

                                EXHIBIT II-A-9
                  [FORM OF FACE OF CLASS II-A-9 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2002-4, CLASS II-A-9

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978K AL 0           First Distribution Date:  February 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  February 25,
                                 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-9 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-9 Certificates required to be distributed to Holders of the Class II-A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-9 Certificates applicable to each Distribution Date will be 6.500% per annum. Prior to the Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class II-A-9 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-9 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By ________________________
      Authorized Officer

                               EXHIBIT II-A-10
                 [FORM OF FACE OF CLASS II-A-10 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2002-4, CLASS II-A-10

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978K AM 8           First Distribution Date:  February 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  February 25,
                                 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-10 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-10 Certificates required to be distributed to Holders of the Class II-A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-10 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-10 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By ________________________
      Authorized Officer

                               EXHIBIT II-A-11
                 [FORM OF FACE OF CLASS II-A-11 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2002-4, CLASS II-A-11

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978K AN 6           First Distribution Date:  February 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  February 25,
                                 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-11 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-11 Certificates required to be distributed to Holders of the Class II-A-11 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-11 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-11 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By ________________________
      Authorized Officer

                               EXHIBIT II-A-12
                 [FORM OF FACE OF CLASS II-A-12 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2002-4, CLASS II-A-12

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978K AP 1           First Distribution Date:  February 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  February 25,
                                 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-12 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-12 Certificates required to be distributed to Holders of the Class II-A-12 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-12 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-12 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By ________________________
      Authorized Officer

                               EXHIBIT II-A-13
                 [FORM OF FACE OF CLASS II-A-13 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2002-4, CLASS II-A-13

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978K AQ 9           First Distribution Date:  February 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  February 25,
                                 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-13 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class II-A-13 Certificates required to be distributed to Holders of the Class II-A-13 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-13 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. The pass-through rate applicable with respect to the Distribution Date in February 2002 will be 2.310% per annum. Thereafter, with respect to each Distribution Date, the pass-through rate will be a per annum rate equal to 0.570% plus LIBOR as determined on the second business day prior to the 25th day of the month preceding the month in which such Distribution Date occurs, subject to a minimum rate of 0.570% and a maximum rate of 8.500%. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-13 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By ________________________
   Authorized Officer

                               EXHIBIT II-A-14
                 [FORM OF FACE OF CLASS II-A-14 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2002-4, CLASS II-A-14

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT REPRESENTED.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978K AR 7           First Distribution Date:  February 25, 2002

                                 Denomination: $________________(Initial
                                    Notional

                                 Amount)

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  February 25,
                                 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-14 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class II-A-14 Certificates required to be distributed to Holders of the Class II-A-14 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class II-A-14 Certificates are not entitled to distributions in respect of principal. The pass-through rate on the Class II-A-14 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. The pass-through rate applicable with respect to the Distribution Date in February 2002 will be 6.190% per annum. Thereafter, with respect to each Distribution Date, the pass-through rate will be a per annum rate equal to 7.930% minus LIBOR as determined on the second business day prior to the 25th day of the month preceding the month in which such Distribution Date occurs, subject to a minimum rate of 0.000% and a maximum rate of 7.930%. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-14 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By ________________________
   Authorized Officer

                               EXHIBIT II-A-PO
                 [FORM OF FACE OF CLASS II-A-PO CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]


                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2002-4, CLASS II-A-PO

           evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978K AU 0           First Distribution Date:  February 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date:  February 25,
                                 2032

            THIS CERTIFIES THAT ________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-PO Certificates required to be distributed to Holders of the Class II-A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class II-A-PO Certificates are principal only Certificates and will not be entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee
By ________________________
   Authorized Officer

                                EXHIBIT II-A-R
                  [Form of Face of Class II-A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS II-A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE UPPER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-4, CLASS II-A-R

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by


                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978K AS 5           First Distribution Date:  February 25, 2002

                                 Denomination: $___________

Percentage Interest evidenced
by this Certificate:  ______%    Final Scheduled Maturity Date:  February 25,
                                 2032

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class II-A-R Certificate with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-R Certificate required to be distributed to the Holder of the Class II-A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-R Certificate applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-R Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By ________________________
      Authorized Officer

                              EXHIBIT II-A-LR
                 [Form of Face of Class II-A-LR Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS II-A-LR CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE LOWER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE

                          SERIES 2002-4, CLASS II-A-LR

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date:  January 1, 2002

CUSIP No.: 94978K AT 3                   First Distribution Date:  February 25,
                                         2002

Percentage Interest evidenced            Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  February 25, 2032

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class II-A-LR Certificate with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-LR Certificate required to be distributed to the Holder of the Class II-A-LR Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-LR Certificate applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-LR Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT B-1
                   [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-4, CLASS B-1

         evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978K AV 8           First Distribution Date:  February 25, 2002

                                 Denomination: $_________________

Percentage Interest evidenced
by this Certificate:  ________%  Final Scheduled Maturity Date:  February 25,
                                 2032

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to the Distribution Date occurring in February 2002 will be 6.385% per annum. With respect to each succeeding Distribution Date, the pass-through rate will be a per annum rate equal to the weighed average of 6.000% for Loan Group I and 6.500% for Loan Group II, weighted on the basis of the Group Subordinate Amount for each Loan Group. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By ________________________
      Authorized Officer

                                 EXHIBIT B-2
                   [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE

                           SERIES 2002-4, CLASS B-2

           evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978K AW 6           First Distribution Date:  February 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date:  February 25,
                                 2032

            THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to the Distribution Date occurring in February 2002 will be 6.385% per annum. With respect to each succeeding Distribution Date, the pass-through rate will be a per annum rate equal to the weighed average of 6.000% for Loan Group I and 6.500% for Loan Group II, weighted on the basis of the Group Subordinate Amount for each Loan Group. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By ________________________
      Authorized Officer

                                   EXHIBIT B-3
                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

            THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-4, CLASS B-3

         evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978K AX 4           First Distribution Date:  February 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date:  February 25,
                                 2032

            THIS CERTIFIES THAT ________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to the Distribution Date occurring in February 2002 will be 6.385% per annum. With respect to each succeeding Distribution Date, the pass-through rate will be a per annum rate equal to the weighed average of 6.000% for Loan Group I and 6.500% for Loan Group II, weighted on the basis of the Group Subordinate Amount for each Loan Group. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By ________________________
      Authorized Officer

                                 EXHIBIT B-4
                   [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-4, CLASS B-4

         evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978K AY 2           First Distribution Date:  February 25, 2002

                                 Denomination: $_______________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date:  February 25,
                                 2032

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to the Distribution Date occurring in February 2002 will be 6.385% per annum. With respect to each succeeding Distribution Date, the pass-through rate will be a per annum rate equal to the weighed average of 6.000% for Loan Group I and 6.500% for Loan Group II, weighted on the basis of the Group Subordinate Amount for each Loan Group. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By ________________________
      Authorized Officer

                                 EXHIBIT B-5
                   [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-4, CLASS B-5

         evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978K AZ 9           First Distribution Date:  February 25, 2002

                                 Denomination: $_____________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date:  February 25,
                                 2032

            THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to the Distribution Date occurring in February 2002 will be 6.385% per annum. With respect to each succeeding Distribution Date, the pass-through rate will be a per annum rate equal to the weighed average of 6.000% for Loan Group I and 6.500% for Loan Group II, weighted on the basis of the Group Subordinate Amount for each Loan Group. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By ________________________
      Authorized Officer

                                 EXHIBIT B-6
                   [FORM OF FACE OF CLASS B-6 CERTIFICATE]


THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-4, CLASS B-6

         evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978K BA 3           First Distribution Date:  February 25, 2002

                                 Denomination: $_______________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date:  February 25,
                                 2032

            THIS CERTIFIES THAT ______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to the Distribution Date occurring in February 2002 will be 6.385% per annum. With respect to each succeeding Distribution Date, the pass-through rate will be a per annum rate equal to the weighed average of 6.000% for Loan Group I and 6.500% for Loan Group II, weighted on the basis of the Group Subordinate Amount for each Loan Group. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By ________________________
      Authorized Officer

                                    EXHIBIT C
                 [Form of Reverse of Series 2002-4 Certificates]

                    WELLS FARGO ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-4

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trustee, such advances are reimbursable to such Servicer, the Master Servicer or the Trustee to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trustee, as applicable, of advances made by such Servicer, the Master Servicer or the Trustee.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Seller, the Master Servicer, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
    (Please print or typewrite name and address including postal zip code of assignee)

the beneficial interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Social Security or other Identifying Number of Assignee:

Dated:



                                         ___________________________________
                                        Signature by or on behalf of assignor



                                         ___________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to__________________________________________ for the account of _______________________________________________ account number
_____________, or, if mailed by check, to______________________________________.
Applicable statements should be mailed to _____________________________________.

            This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), WELLS FARGO ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                          W I T N E S S E T H  T H A T
                          - - - - - - - - - -  - - - -

            WHEREAS, the Seller, the Master Servicer, and the Trustee, have entered into a Pooling and Servicing Agreement dated as of January 29, 2002 relating to the issuance of Mortgage Pass-Through Certificates, Series 2002-4 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

            WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          CUSTODY OF MORTGAGE DOCUMENTS

            Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trustee subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

            Section 2.2. Recordation of Assignments. If any Custodial File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

            Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trustee.

            Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trustee.

            Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless
(i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

            Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            CONCERNING THE CUSTODIAN

            Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

            Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

            Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

            Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

            Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Seller and the Master Servicer.

            Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

            SECTION 4.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                              FIRST UNION NATIONAL BANK



401 South Tryon Street                By:__________________________________
Charlotte, North Carolina, 28202         Name:_____________________________
                                         Title:____________________________


Address:                              WELLS FARGO ASSET SECURITIES CORPORATION



7485 New Horizon Way                  By:__________________________________
Frederick, Maryland 21703                Name:_____________________________
                                         Title:____________________________


Address:                              WELLS FARGO BANK MINNESOTA, NATIONAL
                                         ASSOCIATION

7485 New Horizon Way
Frederick, Maryland 21703             By:__________________________________
                                         Name:_____________________________
                                         Title:____________________________


Address:                              [CUSTODIAN]



                                      By:___________________________________
                                         Name:______________________________
                                         Title:_____________________________

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                     -------------------------------------------
                                                    Notary Public

            [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Bank
Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                     -------------------------------------------
                                                    Notary Public

            [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ___ day of ________, 20__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.


                                     -------------------------------------------
                                                    Notary Public

            [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of ________, 20__, before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the _______________________ of
______________________, a _________________________, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association


                                     -------------------------------------------
                                                    Notary Public

            [NOTARIAL SEAL]

                                  EXHIBIT F-1A

                [Schedule of Type 1 Mortgage Loans in Group I]


WFMBS
WFMBS   2002-04 EXHIBIT F-1A GROUP I LOANS
15 YEAR FIXED RATE NON-RELOCATION & RELOCATION LOANS

(i)         (ii)                                        (iii)      (iv)        (v)           (vi)      (vii)      (viii)
------------------------------------------------------------------------------------------------------------------------------
                                                                               NET
MORTGAGE                                                           MORTGAGE    MORTGAGE      CURRENT   ORIGINAL   SCHEDULED
LOAN                                             ZIP    PROPERTY   INTEREST    INTEREST      MONTHLY   TERM TO    MATURITY
NUMBER      CITY                         STATE   CODE   TYPE       RATE        RATE          PAYMENT   MATURITY   DATE
------------------------------------------------------------------------------------------------------------------------------
1001961     LANDENBERG                   PA       19350 SFD              6.000        5.733  $3,198.22        180    1-Oct-16
1004269     ALAMEDA                      CA       94501 SFD              6.625        6.000  $2,721.78        180    1-Oct-16
1010783     SAN JUAN CAPISTRA            CA       92675 SFD              6.750        6.000  $7,858.00        180    1-Oct-16
1011387     KIMBERLY                     ID       83341 SFD              6.625        6.000  $4,586.20        180    1-Nov-16
2010881     ROGERS                       MN       55374 SFD              6.750        6.000  $3,982.09        180    1-Nov-16
2020279     SEATTLE                      WA       98199 SFD              6.500        6.000  $4,991.45        180    1-Nov-16
2040193     VALLEJO                      CA       94591 SFD              6.500        6.000  $3,623.81        180    1-Nov-16
2710676     CORRALES                     NM       87048 SFD              6.625        6.000  $3,231.02        180    1-Oct-16
3841386     CASTAIC                      CA       91384 SFD              6.625        6.000  $3,062.00        180    1-Nov-16
3841585     ALISO VIEJO                  CA       92656 SFD              6.625        6.000  $3,140.58        180    1-Nov-16
3844865     BISMARCK                     ND       58504 SFD              6.375        6.000  $4,113.83        180    1-Oct-16
3845241     KENILWORTH                   IL       60043 SFD              7.000        6.000  $8,988.28        180    1-Nov-16
3845363     COLUMBIA FALLS               MT       59912 SFD              6.500        6.000  $6,271.97        180    1-Oct-16
3845475     PALO ALTO                    CA       94306 SFD              6.500        6.000  $2,953.05        180    1-Nov-16
3846942     FORT WORTH                   TX       76132 SFD              6.375        6.000  $3,249.58        180    1-Nov-16
3848708     NEWPORT COAST                CA       92657 SFD              6.750        6.000  $7,707.56        180    1-Nov-16
3851640     MILLSTONE                    NJ       07726 SFD              6.625        6.000  $4,508.50        180    1-Oct-16
3858771     PALM DESERT                  CA       92211 SFD              7.000        6.000  $2,894.23        180    1-Oct-16
3890041     OMAHA                        NE       68114 SFD              6.750        6.000  $5,486.44        180    1-Oct-16
3891860     BEVERLY HIILS                CA       90211 SFD              6.625        6.000  $4,389.97        180    1-Nov-16
3892078     CEDAR RAPIDS                 IA       52403 SFD              6.500        6.000  $3,188.25        180    1-Oct-16
3892096     NOVATO                       CA       94945 SFD              6.750        6.000  $3,451.15        180    1-Oct-16
4073433     LAKE ARROWHEAD               CA       92352 LCO              6.500        6.000  $3,414.74        180    1-Nov-16
4086740     BIG SANDY                    TX       75755 SFD              6.625        6.000  $3,231.02        180    1-Oct-16
4102349     WYCKOFF                      NJ       07481 SFD              6.500        6.000  $4,355.54        180    1-Nov-16
4108868     TEMECULA                     CA       92592 SFD              6.500        6.000  $4,515.82        180    1-Nov-16
4118493     LOS ALTOS                    CA       94024 SFD              6.375        6.000  $3,629.85        180    1-Oct-16
4156329     TORRANCE                     CA       90501 SFD              6.500        6.000  $2,848.52        180    1-Oct-16
4171765     CAMPBELL                     CA       95008 SFD              6.750        6.000  $3,318.41        180    1-Oct-16
4176327     MILLBRAE                     CA       94030 SFD              6.625        6.000  $4,886.04        180    1-Nov-16
4182689     OLD TAPPAN                   NJ       07675 SFD              6.500        6.000  $3,571.54        180    1-Oct-16
4216385     PLANO                        TX       75075 SFD              6.875        6.000  $2,782.59        180    1-Dec-16
4233675     STANWOOD                     WA       98292 SFD              6.375        6.000  $3,718.87        180    1-Nov-16
4262053     LA JOLLA                     CA       92037 SFD              6.500        6.000  $5,487.98        180    1-Dec-16
4274660     NEW ORLEANS                  LA       70130 HCO              6.875        6.000  $5,593.27        180    1-Jan-17
4274766     LAWRENCEVILLE                GA       30044 SFD              6.625        6.000  $1,044.82        180    1-Oct-16
4283348     NOVATO                       CA       94947 SFD              6.625        6.000  $4,947.50        180    1-Dec-16
4295882     GREENVILLE                   NC       27858 SFD              7.000        6.000  $3,984.06        180    1-Jul-16
4311069     GLEN HEAD                    NY       11545 SFD              6.500        6.000  $3,275.37        180    1-Dec-16
4313574     HOUSTON                      TX       77024 SFD              6.500        6.000  $2,816.30        180    1-Jan-17
4315032     WOODLAND                     WA       98674 SFD              7.000        6.000  $3,739.13        180    1-Oct-16
4316556     PELLA                        IA       50219 SFD              6.875        6.000  $3,790.39        180    1-Jun-16
4316949     YORBA LINDA                  CA       92886 SFD              6.375        6.000  $2,921.61        180    1-Dec-16
4317494     LAGUNA NIGUEL                CA       92677 SFD              6.500        6.000  $3,397.32        180    1-Dec-16
4319197     ERIE                         CO       80516 SFD              6.125        5.858  $2,730.51        180    1-Dec-16
4319975     HOUSTON                      TX       77019 SFD              6.750        6.000  $6,526.21        180    1-Dec-16
4320702     UNIVERSITY PARK              TX       75225 SFD              6.875        6.000  $5,242.77        180    1-Oct-16
4321431     WASHINGTON CROSSING          PA       18977 SFD              6.750        6.000  $3,141.43        180    1-Dec-16
4323445     FULSHEAR                     TX       77441 SFD              7.000        6.000  $2,782.78        180    1-Jan-17
4325989     PALM CITY                    FL       34990 SFD              6.625        6.000  $3,582.22        180    1-Dec-16
4327422     BOXFORD                      MA       01921 SFD              6.250        5.983  $3,749.52        180    1-Nov-16
4327919     CHESTERFIELD                 MO       63005 SFD              6.750        6.000  $5,415.65        180    1-Nov-16
4328062     ENGLEWOOD CLIFFS             NJ       07632 SFD              6.375        6.000  $2,891.78        180    1-Dec-16
4333116     CHULA VISTA                  CA       91915 SFD              6.500        6.000  $2,726.57        180    1-Jan-17
4333180     PLEASANT HILL                CA       94523 SFD              6.875        6.000  $3,121.50        180    1-Dec-16
4333562     STOCKTON                     CA       95219 SFD              7.000        6.000  $4,494.15        180    1-Dec-16
4334153     STAMFORD                     CT       06902 SFD              6.375        6.000  $3,629.86        180    1-Dec-16
4334772     DANVILLE                     CA       94526 SFD              6.375        6.000  $5,185.51        180    1-Nov-16
4337054     GAITHERSBURG                 MD       20879 SFD              6.750        6.000  $3,070.64        180    1-Jan-17
4337610     CALABASAS                    CA       91302 SFD              6.500        6.000  $4,939.18        180    1-Dec-16
4338974     FOLSOM                       NJ       08037 SFD              6.875        6.000  $3,612.02        180    1-Dec-16
4339422     LAS VEGAS                    NV       89117 SFD              6.375        6.000  $4,321.26        180    1-Dec-16
4339440     NEWPORT COAST                CA       92657 SFD              6.500        6.000  $7,927.08        180    1-Nov-16
4341016     MILLBRAE                     CA       94030 SFD              6.625        6.000  $3,072.98        180    1-Nov-16
4341188     LARCHMONT                    NY       10538 SFD              6.875        6.000  $8,771.39        180    1-Jan-17
4342561     POTOMAC                      MD       20854 SFD              6.500        6.000  $3,196.97        180    1-Nov-16
4342961     LOS ANGELES                  CA       90049 SFD              6.500        6.000  $5,888.69        180    1-Nov-16
4343132     SHARON                       MA       02067 SFD              6.750        6.000  $2,875.96        180    1-Dec-16
4343907     AGOURA HILLS                 CA       91301 SFD              6.500        6.000  $2,831.10        180    1-Nov-16
4344360     BRYN MAWR                    PA       19010 SFD              6.750        6.000  $4,955.50        180    1-Dec-16
4345784     SHORT HILLS                  NJ       07078 SFD              6.125        5.858  $4,763.50        180    1-Dec-16
4346162     LOS ANGELES                  CA       90024 SFD              6.500        6.000  $5,453.14        180    1-Dec-16
4347854     NORTH BRANFORD               CT       06472 SFD              6.875        6.000  $1,204.01        180    1-Dec-16
4347892     PALO ALTO                    CA       94306 SFD              6.500        6.000  $3,127.28        180    1-Dec-16
4348144     LOS ANGELES                  CA       90049 SFD              6.500        6.000  $4,982.74        180    1-Nov-16
4350240     RIVERSIDE                    CA       92506 SFD              6.625        6.000  $4,353.98        180    1-Jan-17
4350332     ATLANTA                      GA       30327 SFD              6.625        6.000  $6,402.34        180    1-Dec-16
4350766     CHESTERFIELD                 MO       63005 SFD              6.875        6.000  $5,413.56        180    1-Nov-16
4352260     FAIR OAKS                    CA       95628 SFD              6.250        5.983  $3,125.31        180    1-Oct-16
4352345     EAST QUOGUE                  NY       11942 SFD              6.625        6.000  $4,313.15        180    1-Jan-17
4352361     NOYACK                       NY       11962 SFD              6.625        6.000  $5,685.01        180    1-Jan-17
4352671     LAS VEGAS                    NV       89135 SFD              6.375        6.000  $4,191.62        180    1-Dec-16
4353101     SAN FRANCISCO                CA       94133 MF2              6.500        6.000  $4,616.87        180    1-Dec-16
4354412     SAN FRANCISCO                CA       94123 SFD              6.500        6.000  $5,226.65        180    1-Jan-17
4354671     LONG VALLEY                  NJ       07853 SFD              6.875        6.000  $3,121.49        180    1-Oct-16
4354915     BROWNSVILLE                  TX       78520 SFD              6.625        6.000  $4,327.63        180    1-Nov-16
4355042     ALAMO                        CA       94507 SFD              6.875        6.000  $4,022.27        180    1-Nov-16
4355620     SARDIS                       MS       38666 SFD              6.500        6.000  $2,939.99        180    1-Jan-17
4356815     WOODSIDE                     CA       94062 SFD              6.625        6.000  $7,998.53        180    1-Dec-16
4357560     MASSAPEQUA                   NY       11758 SFD              6.375        6.000  $3,007.60        180    1-Dec-16
4357872     LAS VEGAS                    NV       89117 SFD              6.750        6.000  $3,424.60        180    1-Jan-17
4358857     ALISO VIEJO                  CA       92656 SFD              6.500        6.000  $3,092.44        180    1-Dec-16
4358957     EDINA                        MN       55436 SFD              6.500        6.000  $2,831.10        180    1-Dec-16
4359016     BROOKLYN                     CT       06234 SFD              6.375        6.000    $993.89        180    1-Dec-16
4359045     GREENVILLE                   NC       27834 SFD              6.500        6.000  $5,575.09        180    1-Dec-16
4360733     ALABASTER                    AL       35007 SFD              6.500        6.000  $3,918.25        180    1-Nov-16
4361634     ALPHARETTA                   GA       30022 SFD              6.625        6.000  $3,371.50        180    1-Nov-16
4363188     PLEASANTON                   CA       94566 SFD              6.500        6.000  $4,111.63        180    1-Jan-17
4363661     PALO ALTO                    CA       94303 SFD              6.875        6.000  $3,094.74        180    1-Nov-16
4364199     SOUTH OGDEN                  UT       84403 SFD              6.375        6.000  $3,153.94        180    1-Jan-17
4364243     HALF MOON BAY                CA       94019 SFD              6.250        5.983  $3,515.44        180    1-Jan-17
4366216     SACRAMENTO                   CA       95864 SFD              6.500        6.000  $2,743.99        180    1-Dec-16
4366289     FULLERTON                    CA       92835 SFD              7.250        6.000  $3,651.45        180    1-Nov-16
4366304     BRENTWOOD                    CA       90049 SFD              6.125        5.858  $3,274.91        180    1-Dec-16
4366880     LAWRENCE                     NY       11559 SFD              6.375        6.000  $4,321.26        180    1-Dec-16
4366916     OAK PARK                     IL       60302 SFD              6.500        6.000  $3,048.88        180    1-Dec-16
4367478     PASADENA                     MD       21122 SFD              6.500        6.000  $2,622.04        180    1-Dec-16
4367528     SOUTH SAN FRANCISCO          CA       94080 SFD              6.375        6.000  $3,975.56        180    1-Jan-17
4367731     LOS ANGELES                  CA       90049 SFD              6.500        6.000  $3,615.10        180    1-Dec-16
4368292     BOSTON                       MA       02108 SFD              6.250        5.983  $5,744.74        180    1-Nov-16
4368689     FULLERTON                    CA       92835 SFD              6.125        5.858  $3,963.92        180    1-Dec-16
4369583     VAIL                         CO       81657 LCO              6.625        6.000  $4,433.87        180    1-Oct-16
4370261     BROOKLINE                    MA       02446 SFD              6.625        6.000  $3,029.08        180    1-Dec-16
4371547     HIGHLAND BEACH               FL       33487 HCO              6.250        5.983  $3,091.01        180    1-Dec-16
4371614     VILLANOVA                    PA       19085 PUD              6.250        5.983  $4,146.84        180    1-Dec-16
4372065     GLEN GARDNER                 NJ       08826 SFD              6.500        6.000  $3,787.58        180    1-Dec-16
4372209     CORAL GABLES                 FL       33146 SFD              6.000        5.733  $4,691.85        180    1-Dec-16
4373016     SANTA BARBARA                CA       93101 SFD              6.625        6.000  $4,302.17        180    1-Nov-16
4373250     HIGHLAND                     NC       28741 SFD              6.500        6.000  $3,980.97        180    1-Jan-17
4373447     BEVERLY HILLS                CA       90211 SFD              6.250        5.983  $5,444.64        180    1-Dec-16
4373705     NAPLES                       FL       34110 SFD              6.500        6.000  $4,028.88        180    1-Jan-17
4373890     SAN LUIS OBISPO              CA       93401 SFD              6.875        6.000  $3,924.16        180    1-Nov-16
4374256     STURGEON BAY                 WI       54235 SFD              6.250        5.983  $3,429.70        180    1-Jan-17
4374379     BURLINGAME                   CA       94010 SFD              6.625        6.000  $8,534.10        180    1-Dec-16
4374437     KEW GARDENS HILLS            NY       11367 COP              6.625        6.000    $649.72        180    1-Nov-16
4374568     BOULDER                      CO       80302 SFD              6.375        6.000  $2,830.42        180    1-Oct-16
4374585     BREWSTER                     NY       10509 SFD              6.875        6.000  $3,389.05        180    1-Nov-16
4374693     HANOVER                      NH       03755 SFD              6.500        6.000  $8,693.66        180    1-Dec-16
4374840     TOWACO                       NJ       07082 SFD              6.375        6.000  $3,240.94        180    1-Dec-16
4375206     SPRING                       TX       77382 SFD              6.250        5.983  $2,590.75        180    1-Jan-17
4375703     FREMONT                      CA       94539 SFD              6.375        6.000  $5,617.63        180    1-Jan-17
4376176     NASHVILLE                    TN       37215 SFD              6.375        6.000  $4,234.83        180    1-Nov-16
4377037     NOVATO                       CA       94949 SFD              6.625        6.000  $5,487.47        180    1-Dec-16
4377510     ERIE                         PA       16508 SFD              6.375        6.000  $3,595.29        180    1-Dec-16
4377752     PALM BEACH                   FL       33480 HCO              6.375        6.000  $3,565.04        180    1-Dec-16
4378118     BOSTON                       MA       02215 LCO              6.500        6.000  $2,926.93        180    1-Dec-16
4378197     LINCOLNSHIRE                 IL       60069 SFD              6.500        6.000  $4,791.10        180    1-Jan-17
4378524     MEDIA                        PA       19063 SFD              6.500        6.000  $5,662.20        180    1-Dec-16
4378866     PARK RIDGE                   NJ       07656 LCO              6.375        6.000  $5,617.63        180    1-Jan-17
4379130     WESTPORT                     CT       06880 SFD              6.500        6.000  $7,839.97        180    1-Dec-16
4379642     NEW YORK                     NY       10128 COP              6.625        6.000  $5,267.97        180    1-Dec-16
4379873     SHORT HILLS                  NJ       07078 SFD              6.375        6.000  $5,617.63        180    1-Dec-16
4380510     MARCO ISLAND                 FL       34145 SFD              6.375        6.000  $5,240.82        180    1-Dec-16
4381216     HOCKESSIN                    DE       19707 SFD              6.500        6.000  $3,484.43        180    1-Dec-16
4381346     HUNTINGTON BEACH             CA       92648 SFD              6.375        6.000  $3,197.73        180    1-Dec-16
4381907     MANHATTAN BEACH              CA       90266 SFD              6.500        6.000  $4,268.43        180    1-Dec-16
4382260     GRANITE BAY                  CA       95746 SFD              6.625        6.000  $4,070.38        180    1-Nov-16
4382677     ROCHESTER                    MN       55902 SFD              6.500        6.000  $3,205.68        180    1-Oct-16
4383109     HOWELL                       NJ       07731 SFD              6.625        6.000  $2,728.81        180    1-Jan-17
4383178     SARATOGA                     CA       95070 SFD              6.500        6.000  $4,920.45        180    1-Nov-16
4383542     CALABASAS                    CA       91302 SFD              6.375        6.000  $3,629.86        180    1-Dec-16
4383910     BEVERLY HILLS                CA       90210 SFD              6.625        6.000  $8,744.82        180    1-Dec-16
4384192     SAN DIEGO                    CA       92120 SFD              6.375        6.000  $3,791.90        180    1-Dec-16
4384293     PRINCETON                    NJ       08540 SFD              6.375        6.000  $8,642.50        180    1-Nov-16
4384379     THOUSAND OAKS                CA       91362 SFD              6.500        6.000  $3,135.99        180    1-Dec-16
4384408     GUILFORD                     CT       06437 SFD              6.125        5.858  $3,036.74        180    1-Dec-16
4384888     FAIRFIELD                    CT       06430 SFD              6.375        6.000  $3,694.68        180    1-Dec-16
4385178     LONGBOAT KEY                 FL       34228 SFD              6.500        6.000  $5,052.43        180    1-Dec-16
4385384     BLOOMFIELD HILLS             MI       48302 SFD              6.500        6.000  $3,919.98        180    1-Dec-16
4385395     ROCKVILLE                    MD       20852 SFD              6.500        6.000  $4,738.83        180    1-Dec-16
4386187     GREENVILLE                   SC       29605 SFD              6.375        6.000  $4,148.41        180    1-Dec-16
4386430     TOWACO                       NJ       07082 SFD              6.375        6.000  $3,457.01        180    1-Dec-16
4387511     RIDGEFIELD                   CT       06877 SFD              6.625        6.000  $5,092.37        180    1-Dec-16
4387558     DOYLESTOWN                   PA       18901 SFD              6.875        6.000  $3,095.63        180    1-Dec-16
4387664     MORAGA                       CA       94556 SFD              6.375        6.000  $3,111.31        180    1-Dec-16
4388707     SAN RAFAEL                   CA       94901 SFD              6.875        6.000  $3,585.26        180    1-Dec-16
4388809     DERWOOD                      MD       20855 SFD              6.375        6.000  $3,050.81        180    1-Dec-16
4389362     WELLESLEY                    MA       02481 SFD              6.500        6.000  $3,223.10        180    1-Dec-16
4389778     BRADENTON                    FL       34202 SFD              6.375        6.000  $4,321.26        180    1-Dec-16
4389800     FALLSTON                     MD       21047 SFD              6.750        6.000  $3,849.36        180    1-Dec-16
4390325     ORWIGSBURG                   PA       17961 SFD              6.625        6.000  $4,038.78        180    1-Dec-16
4390693     ALAMO                        CA       94507 SFD              6.625        6.000  $3,687.58        180    1-Dec-16
4391055     MANHATTAN BEACH              CA       90266 LCO              6.375        6.000  $3,180.45        180    1-Dec-16
4391409     WASHINGTON                   DC       20007 SFD              6.375        6.000  $7,432.56        180    1-Dec-16
4391424     SCOTTSDALE                   AZ       85250 SFD              6.375        6.000  $3,455.97        180    1-Nov-16
4391834     MADISON                      GA       30650 SFD              6.375        6.000  $6,049.76        180    1-Jan-17
4391847     SAINT LOUIS                  MO       63146 SFD              6.750        6.000  $3,044.09        180    1-Jan-17
4392017     HIGHLAND VILLAGE             TX       75077 SFD              6.375        6.000  $2,921.17        180    1-Dec-16
4393014     HOLLISTON                    MA       01746 SFD              6.000        5.733  $3,375.43        180    1-Jan-17
4393610     IRVINE                       CA       92606 SFD              6.625        6.000  $3,064.20        180    1-Dec-16
4394786     WILLIAMSBURG                 VA       23185 SFD              6.500        6.000  $3,397.32        180    1-Dec-16
4395581     PHOENIX                      AZ       85020 SFD              6.250        5.983  $2,915.24        180    1-Dec-16
4395847     WOODLAND HILLS               CA       91367 SFD              6.500        6.000  $4,137.76        180    1-Dec-16
4396726     LOS ALTOS HILLS              CA       94022 SFD              6.500        6.000  $5,531.54        180    1-Dec-16
4396825     GRANADA HILLS                CA       91344 SFD              6.500        6.000  $3,223.10        180    1-Dec-16
4396828     GRANADA HILLS                CA       91344 SFD              6.500        6.000  $3,702.21        180    1-Dec-16
4397026     FAIRVIEW                     PA       16415 SFD              6.375        6.000  $2,903.89        180    1-Jan-17
4397624     AUSTIN                       TX       78731 SFD              6.500        6.000  $3,795.87        180    1-Jan-17
4397709     DULUTH                       MN       55804 SFD              6.750        6.000  $4,176.77        180    1-Nov-16
4397855     SUNNYVALE                    CA       94087 SFD              6.375        6.000  $3,724.92        180    1-Dec-16
4398047     BETHLEHEM                    PA       18017 SFD              6.750        6.000  $6,548.33        180    1-Dec-16
4398152     BETHESDA                     MD       20817 SFD              6.625        6.000  $5,355.77        180    1-Dec-16
4398843     WESTON                       MA       02493 SFD              6.375        6.000  $3,647.14        180    1-Dec-16
4399007     POWAY                        CA       92064 SFD              6.875        6.000  $5,119.25        180    1-Dec-16
4399056     BERKELEY                     CA       94708 SFD              6.500        6.000  $5,357.32        180    1-Dec-16
4399167     AUSTIN                       TX       78734 SFD              6.375        6.000  $4,219.71        180    1-Jan-17
4399498     ATLANTA                      GA       30305 SFD              6.625        6.000  $5,776.33        180    1-Dec-16
4399676     FAIRVIEW                     PA       16415 SFD              6.250        5.983  $4,201.38        180    1-Dec-16
4400408     FREMONT                      CA       94539 SFD              6.375        6.000  $3,370.58        180    1-Dec-16
4401029     BETHESDA                     MD       20817 SFD              6.500        6.000  $3,379.90        180    1-Dec-16
4401114     BLUE BELL                    PA       19422 SFD              6.625        6.000  $3,029.08        180    1-Dec-16
4402048     NEW CANAAN                   CT       06840 SFD              6.375        6.000  $3,655.78        180    1-Dec-16
4402153     BEECHHURST                   NY       11357 LCO              6.750        6.000  $3,177.23        180    1-Jan-17
4403005     TARZANA                      CA       91356 SFD              6.375        6.000  $3,370.58        180    1-Jan-17
4403141     MIAMI BEACH                  FL       33139 SFD              6.375        6.000  $3,017.96        180    1-Dec-16
4403197     BROOKLYN                     NY       11235 SFD              6.500        6.000  $3,527.99        180    1-Dec-16
4403785     CASTRO VALLEY                CA       94546 SFD              6.750        6.000  $2,867.11        180    1-Dec-16
4404188     TORRANCE                     CA       90277 SFD              6.500        6.000  $7,596.06        180    1-Dec-16
4404254     GLADWYNE                     PA       19035 SFD              6.625        6.000  $6,971.28        180    1-Dec-16
4404392     SEATTLE                      WA       98105 SFD              6.625        6.000  $3,898.30        180    1-Dec-16
4404777     FAIR LAWN                    NJ       07410 SFD              6.375        6.000  $3,076.74        180    1-Dec-16
4405286     ATLANTA                      GA       30327 SFD              6.250        5.983  $3,558.30        180    1-Dec-16
4405563     NAPLES                       FL       34102 SFD              6.500        6.000  $3,005.33        180    1-Jan-17
4405751     LOS ANGELES                  CA       90024 SFD              6.375        6.000  $5,574.42        180    1-Dec-16
4405853     UPPER SADDLE RIVER           NJ       07458 SFD              6.375        6.000  $6,741.16        180    1-Jan-17
4406098     NEW YORK                     NY       10023 HCO              6.000        5.733  $5,442.88        180    1-Dec-16
4406482     WAYNE                        NJ       07470 SFD              6.500        6.000  $3,702.21        180    1-Jan-17
4406824     VOORHEES                     NJ       08043 SFD              6.375        6.000  $3,111.31        180    1-Dec-16
4407253     GREAT FALLS                  VA       22066 SFD              6.375        6.000  $4,182.98        180    1-Dec-16
4407644     WATCHUNG                     NJ       07069 SFD              6.500        6.000  $2,700.44        180    1-Jan-17
4407797     LONG GROVE                   IL       60047 SFD              6.875        6.000  $3,656.60        180    1-Oct-16
4408197     RANCHO PALOS VERDES          CA       90275 SFD              6.250        5.983  $2,940.97        180    1-Dec-16
4408452     PETOSKEY                     MI       49770 SFD              6.375        6.000  $3,457.01        180    1-Dec-16
4408589     CAMPBELL                     CA       95008 SFD              6.375        6.000  $3,889.13        180    1-Dec-16
4409286     SMITHTOWN                    NY       11787 SFD              6.750        6.000  $2,986.57        180    1-Dec-16
4409463     POTOMAC                      MD       20854 SFD              6.500        6.000  $3,179.55        180    1-Jan-17
4409631     EUGENE                       OR       97405 SFD              6.375        6.000  $2,800.18        180    1-Dec-16
4409688     PLEASANTON                   CA       94588 SFD              7.000        6.000  $5,842.39        180    1-Dec-16
4410355     EVERGREEN                    CO       80439 SFD              5.875        5.608  $3,507.53        180    1-Jan-17
4410529     SARATOGA                     CA       95070 SFD              6.500        6.000  $3,484.43        180    1-Dec-16
4411330     BERKELEY HEIGHTS             NJ       07922 SFD              7.000        6.000  $3,316.68        180    1-Sep-16
4411345     LEWES                        DE       19958 SFD              6.500        6.000  $6,010.65        180    1-Dec-16
4412357     PHILADELPHIA                 PA       19118 SFD              6.375        6.000  $6,481.88        180    1-Dec-16
4412696     BELMONT                      MA       02478 SFD              6.375        6.000  $2,765.61        180    1-Jan-17
4413257     RANDOLPH                     NJ       07869 SFD              6.375        6.000  $4,217.55        180    1-Dec-16
4413738     NORTHRIDGE AREA              CA       91326 SFD              6.875        6.000  $3,121.49        180    1-Nov-16
4414242     MOUNTAIN LAUREL              CA       92679 SFD              6.375        6.000  $3,778.50        180    1-Nov-16
4414411     BETHESDA                     MD       20814 SFD              6.375        6.000  $3,024.88        180    1-Dec-16
4414596     TEANECK                      NJ       07666 SFD              6.250        5.983  $3,103.88        180    1-Dec-16
4415285     SAN FRANCISCO                CA       94132 SFD              6.875        6.000  $3,344.46        180    1-Dec-16
4415307     DUCK                         NC       27949 SFD              6.625        6.000  $2,194.99        180    1-Jan-17
4415414     NASHVILLE                    TN       37205 SFD              6.500        6.000  $6,097.75        180    1-Dec-16
4415783     SAN JOSE                     CA       95120 SFD              6.500        6.000  $4,791.10        180    1-Dec-16
4416047     WESTLAKE VILLAGE             CA       91362 SFD              6.875        6.000  $7,723.46        180    1-Dec-16
4416194     SANTA MONICA                 CA       90402 SFD              6.625        6.000  $8,779.94        180    1-Nov-16
4416239     BYRON                        CA       94514 SFD              6.875        6.000  $3,085.82        180    1-Dec-16
4416470     LA JOLLA                     CA       92037 SFD              6.875        6.000  $8,784.77        180    1-Dec-16
4416492     SAN JOSE                     CA       95148 SFD              6.250        5.983  $4,287.12        180    1-Dec-16
4416552     BOISE                        ID       83702 SFD              6.375        6.000  $3,889.13        180    1-Dec-16
4416660     SUNNYVALE                    CA       94085 SFD              6.625        6.000  $4,389.97        180    1-Dec-16
4417400     SANTA CLARA                  CA       95051 SFD              6.625        6.000  $3,029.08        180    1-Dec-16
4417643     SANTA ANA                    CA       92705 SFD              6.500        6.000  $6,271.98        180    1-Dec-16
4417679     GREENSBORO                   NC       27410 SFD              6.250        5.983  $3,241.06        180    1-Dec-16
4417868     DALLAS                       TX       75287 SFD              6.500        6.000  $2,900.79        180    1-Dec-16
4418063     FREMONT                      CA       94539 SFD              6.500        6.000  $4,268.43        180    1-Dec-16
4418104     BROOKFIELD                   WI       53005 SFD              6.500        6.000  $3,314.57        180    1-Dec-16
4418124     LOS ALTOS                    CA       94024 SFD              6.625        6.000  $2,765.69        180    1-Jan-17
4418710     DANBURY                      CT       06810 LCO              6.750        6.000    $619.44        180    1-Dec-16
4419079     SAN JOSE                     CA       95131 SFD              6.500        6.000  $3,092.44        180    1-Dec-16
4419167     NAPLES                       FL       34108 HCO              6.500        6.000  $4,181.32        180    1-Dec-16
4419468     LA HABRA HEIGHTS             CA       90631 SFD              6.625        6.000  $5,706.96        180    1-Dec-16
4420130     LONG BEACH                   CA       90808 SFD              6.625        6.000  $3,292.48        180    1-Dec-16
4420576     STEAMBOAT SPRINGS            CO       80477 SFD              6.500        6.000  $4,355.54        180    1-Nov-16
4421254     GREENWICH                    CT       06830 SFD              6.500        6.000  $5,444.43        180    1-Jan-17
4421516     LOS GATOS                    CA       95032 SFD              6.375        6.000  $3,154.52        180    1-Dec-16
4421575     HINGHAM                      MA       02043 SFD              6.250        5.983  $3,429.70        180    1-Dec-16
4422299     MILPITAS                     CA       95035 SFD              6.375        6.000  $3,457.01        180    1-Dec-16
4424406     ARLINGTON                    VA       22207 SFD              6.250        5.983  $4,698.68        180    1-Dec-16
4426766     RANCHO SANTA MARGARI         CA       92688 SFD              6.500        6.000  $1,245.69        180    1-Dec-16
4426825     PARADISE VALLEY              AZ       85253 SFD              6.875        6.000  $8,213.98        180    1-Dec-16
4428085     NEW CANAAN                   CT       06840 SFD              6.375        6.000  $4,191.62        180    1-Jan-17
4428212     SILVER SPRING                MD       20906 PUD              6.500        6.000  $2,648.17        180    1-Jan-17
4429253     ORANGE                       CA       92869 SFD              6.375        6.000  $3,258.23        180    1-Dec-16
4429313     FRESNO                       CA       93711 SFD              6.500        6.000  $8,153.57        180    1-Dec-16
4429351     HUNTINGTON BEACH             CA       92646 SFD              6.000        5.733  $3,628.58        180    1-Dec-16
4429432     REHOBOTH BEACH               DE       19971 SFD              6.375        6.000  $4,710.17        180    1-Jan-17
4429473     ALAMO                        CA       94507 SFD              6.625        6.000  $5,706.96        180    1-Dec-16
4429520     TRACY                        CA       95377 SFD              6.875        6.000  $3,389.05        180    1-Dec-16
4429829     SAN JUAN CAPISTRANO          CA       92675 SFD              6.750        6.000  $3,539.64        180    1-Dec-16
4430496     PROSPECT                     KY       40059 SFD              6.250        5.983  $3,043.86        180    1-Dec-16
4431158     OKLAHOMA CITY                OK       73170 SFD              6.125        5.858  $2,560.39        180    1-Jan-17
4431333     LOS ALTOS                    CA       94022 SFD              6.000        5.733  $3,164.47        180    1-Jan-17
4431973     LA ENCINO                    CA       91316 SFD              6.500        6.000  $3,048.88        180    1-Jan-17
4432409     WILLISTON                    VT       05495 SFD              6.000        5.733  $4,219.29        180    1-Dec-16
4432509     ASHBURN                      VA       20147 SFD              6.250        5.983  $3,871.27        180    1-Dec-16
4432569     LOS ANGELES                  CA       90049 SFD              6.375        6.000  $3,975.56        180    1-Dec-16
4433479     CARROLTON                    TX       75007 SFD              6.375        6.000  $4,566.57        180    1-Dec-16
4433485     WESTON                       FL       33331 PUD              6.875        6.000  $1,261.98        180    1-Dec-16
4433786     LADUE                        MO       63124 SFD              6.500        6.000  $4,939.18        180    1-Dec-16
4433801     EDWARDS                      CO       81632 SFD              6.625        6.000  $8,779.94        180    1-Oct-16
4433830     SAN JOSE                     CA       95120 PUD              6.500        6.000  $3,025.36        180    1-Dec-16
4433943     BURLINGAME                   CA       94010 SFD              6.500        6.000  $5,226.65        180    1-Dec-16
4434242     ROCKLIN                      CA       95677 SFD              6.375        6.000  $3,128.59        180    1-Dec-16
4434612     CARMEL                       IN       46033 SFD              6.500        6.000  $3,362.48        180    1-Dec-16
4434844     RANCHO SANTA FE              CA       92067 SFD              6.500        6.000  $5,052.43        180    1-Dec-16
4435407     SANTA CLARITA                CA       91351 SFD              6.250        5.983  $4,072.76        180    1-Dec-16
4435822     JOHNSTON                     IA       50131 SFD              6.875        6.000  $3,332.86        180    1-Oct-16
4435941     NAPLES                       FL       34117 SFD              6.625        6.000  $3,072.98        180    1-Dec-16
4437273     BELLEMEAD                    NJ       08502 SFD              6.875        6.000  $2,836.10        180    1-Nov-16
4438678     YORKTOWN                     VA       23693 SFD              6.500        6.000  $3,012.17        180    1-Oct-16
4438679     TYLER                        TX       75707 SFD              6.500        6.000  $2,952.18        180    1-Nov-16
4438913     YORKTOWN                     VA       23693 SFD              6.625        6.000  $3,141.47        180    1-Sep-16
4438994     BALTIMORE                    MD       21212 SFD              6.750        6.000  $4,181.20        180    1-Oct-16
4439885     RANCHO PALOS VERDES          CA       90275 SFD              6.500        6.000  $3,127.28        180    1-Jan-17
4440093     LONGBOAT KEY                 FL       34228 SFD              6.625        6.000  $4,310.95        180    1-Nov-16
4440395     SAN CLEMENTE                 CA       92672 SFD              6.125        5.858  $3,785.29        180    1-Jan-17
4443876     EAGLE                        ID       83616 SFD              6.250        5.983  $2,748.04        180    1-Dec-16
4443984     MANHATTAN                    MT       59741 SFD              6.250        5.983  $3,203.76        180    1-Jan-17
4444406     SAN MATEO                    CA       94402 SFD              6.625        6.000  $4,131.84        180    1-Dec-16
4445427     LOS ANGELES                  CA       90024 SFD              6.250        5.983  $3,301.08        180    1-Dec-16
4445548     NEWPORT COAST                CA       92657 LCO              7.000        6.000  $6,728.18        180    1-Dec-16
4446077     SUNNYVALE                    CA       94087 PUD              6.625        6.000  $3,924.63        180    1-Nov-16
4446118     SAINT PETERSBURG             FL       33704 SFD              6.375        6.000  $3,457.01        180    1-Dec-16
4446743     SAINT LOUIS                  MO       63131 SFD              6.375        6.000  $5,487.99        180    1-Jan-17
4593257     MONUMNET                     CO       80132 SFD              6.500        6.000  $3,014.03        180    1-Oct-16
4598892     PASADENA                     CA       91103 SFD              6.500        6.000  $4,791.09        180    1-Oct-16
4612347     WESTPORT                     CT       06880 SFD              6.500        6.000  $5,583.80        180    1-Oct-16
4615712     LAS VEGAS                    NV       89134 SFD              6.625        6.000  $5,197.72        180    1-Nov-16
4620530     OMAHA                        NE       68114 SFD              6.625        6.000  $3,380.28        180    1-Nov-16
4622387     INDIAN WELLS                 CA       92210 LCO              6.250        5.983  $3,541.16        180    1-Nov-16
4622529     RENO                         NV       89509 SFD              6.500        6.000  $3,327.63        180    1-Nov-16
4633475     EAGLE RIVER                  WI       54521 SFD              6.875        6.000  $3,522.82        180    1-Oct-16
4637955     CALABASAS                    CA       91302 SFD              6.750        6.000  $4,424.55        180    1-Nov-16
4640165     ENGLEWOOD                    CO       80110 SFD              6.500        6.000  $3,327.63        180    1-Nov-16
4643078     WOODLAND HILLS               CA       91367 SFD              6.750        6.000  $3,004.27        180    1-Nov-16
4644043     NIWOT                        CO       80503 SFD              6.500        6.000  $3,397.32        180    1-Oct-16
4656302     PENINSULA                    OH       44264 SFD              6.875        6.000  $6,927.92        120    1-Nov-11
4656468     MONUMENT                     CO       80132 SFD              6.375        6.000  $3,457.00        180    1-Nov-16
4659363     HERMOSA BEACH                CA       90254 SFD              6.500        6.000  $2,700.43        180    1-Nov-16
4663464     STILLWATER                   MN       55082 SFD              6.625        6.000  $3,665.24        180    1-Nov-16
4669453     PRIOR LAKE                   MN       55372 SFD              6.500        6.000  $3,179.54        180    1-Nov-16
4674016     SAN MATEO                    CA       94402 SFD              6.500        6.000  $3,022.74        180    1-Nov-16
4677597     PLANO                        TX       75093 SFD              6.500        6.000  $4,878.20        180    1-Oct-16
4681292     GLENCOE                      IL       60022 SFD              6.625        6.000  $8,779.94        180    1-Nov-16
4687471     OTSEGO                       MN       55330 SFD              6.750        6.000  $4,070.58        180    1-Nov-16
4697819     MINERAL WELLS                TX       76067 SFD              6.625        6.000  $6,001.53        180    1-Oct-16
4711081     WILMINGTON                   DE       19806 SFD              6.750        6.000  $5,309.46        180    1-Nov-16
4739611     PHOENIX                      AZ       85028 SFD              6.875        6.000  $3,259.73        180    1-Nov-16
4745840     JENKINTOWN                   PA       19046 SFD              6.375        6.000  $4,753.38        180    1-Nov-16
4752671     ALBUQUERQUE                  NM       87107 SFD              6.625        6.000  $3,072.98        180    1-Nov-16
4757068     LANCASTER                    PA       17601 SFD              6.125        5.858  $3,215.36        180    1-Oct-16
4763736     DALLAS                       TX       75248 SFD              6.875        6.000  $2,809.34        180    1-Nov-16
4773248     AVALON                       NJ       08202 SFD              6.625        6.000  $3,950.97        180    1-Nov-16
4774246     EDEN PRAIRIE                 MN       55347 SFD              6.625        6.000  $3,950.97        180    1-Nov-16
4796280     MAHWAH                       NJ       07417 SFD              6.500        6.000  $7,738.05        180    1-Nov-16
4799649     JOHNSTON                     IA       50131 SFD              6.750        6.000  $3,044.09        180    1-Oct-16
4800439     PISMO BEACH                  CA       93449 SFD              6.500        6.000  $3,737.05        180    1-Nov-16
4803334     WEST DES MOINES              IA       50265 SFD              6.750        6.000  $5,436.00        180    1-Nov-16
4829966     LIVINGSTON                   NJ       07039 LCO              6.500        6.000  $4,355.54        180    1-Nov-16
4837225     BEACH HAVEN                  NJ       08008 SFD              6.875        6.000  $2,943.12        180    1-Nov-16
4886255     GREENVILLE                   DE       19807 SFD              6.500        6.000  $3,745.76        180    1-Nov-16
4898011     GAINESVILLE                  VA       20155 SFD              6.375        6.000  $3,512.31        180    1-Nov-16
4926309     BURBANK                      CA       91504 SFD              6.500        6.000  $3,048.88        180    1-Nov-16
4948915     WEST DES MOINES              IA       50265 SFD              6.625        6.000  $4,170.47        180    1-Nov-16
4952537     BIG SPRING                   TX       79720 SFD              6.625        6.000  $3,317.50        180    1-Nov-16
4986378     SANTA ANA                    CA       92705 SFD              6.500        6.000  $3,345.05        180    1-Nov-16
4987798     PLANO                        TX       75093 SFD              6.375        6.000  $4,494.10        180    1-Nov-16
5104874     MENLO PARK                   CA       94025 SFD              6.500        6.000  $5,923.53        180    1-Nov-16
5108097     RAPID CITY                   SD       57702 SFD              6.750        6.000  $3,114.00        180    1-Nov-16
5260543     CORONADO                     CA       92118 LCO              6.500        6.000  $3,789.32        180    1-Nov-16
5465463     EDISON                       NJ       08817 SFD              6.500        6.000  $3,048.88        180    1-Nov-16
5615950     NILES                        IL       60714 SFD              6.625        6.000  $3,511.98        180    1-Nov-16
5677935     AUSTIN                       TX       78746 SFD              6.375        6.000  $3,144.58        180    1-Nov-16
5760739     MANKATO                      MN       56001 SFD              6.375        6.000  $2,895.24        180    1-Dec-16
5776034     PLEASANTON                   CA       94588 SFD              6.125        5.858  $5,529.06        180    1-Nov-16
5825876     HINGHAM                      MA       02043 SFD              6.125        5.858  $3,827.82        180    1-Dec-16
5945972     NORTHRIDGE                   CA       91326 SFD              6.375        6.000  $3,889.13        180    1-Dec-16
5974005     MASSAPEQUA PARK              NY       11762 SFD              6.500        6.000  $2,844.17        180    1-Nov-16
5987797     PHOENIX                      AZ       85028 SFD              6.625        6.000  $4,038.77        180    1-Nov-16
5990663     MERRICK                      NY       11566 SFD              7.000        6.000  $1,402.18        180    1-Jul-16
6010398     SAMMAMISH                    WA       98075 SFD              6.500        6.000  $3,834.62        180    1-Dec-16
6027731     DECATUR                      GA       30033 SFD              6.750        6.000  $2,787.47        180    1-Aug-16
6029942     BROOKFIELD                   CT       06804 SFD              6.875        6.000  $2,964.57        180    1-Sep-16
6120969     ROCHESTER                    MN       55902 SFD              6.375        6.000  $4,361.01        180    1-Nov-16
6126492     HOUSTON                      TX       77005 SFD              6.250        5.983  $4,650.66        180    1-Nov-16
6140304     CALABASAS                    CA       91302 SFD              6.500        6.000  $6,533.31        180    1-Nov-16
6158110     DAKOTA DUNES                 SD       57049 SFD              6.625        6.000  $3,432.96        180    1-Nov-16
6183249     HASTINGS                     MN       55033 SFD              6.250        5.983  $3,468.28        180    1-Nov-16
6195126     MINNETRISTA                  MN       55331 SFD              6.375        6.000  $8,512.87        180    1-Nov-16
6200829     WEST CHESTER                 PA       19382 SFD              6.750        6.000  $5,061.68        180    1-Nov-16
6221819     WOODLAND                     WA       98674 SFD              6.500        6.000  $4,791.09        180    1-Nov-16
6224465     VENICE                       CA       90291 SFD              6.500        6.000  $2,780.57        180    1-Nov-16
6241241     NEW ALBANY                   OH       43054 SFD              6.375        6.000  $4,208.90        180    1-Nov-16
6244403     WILMINGTON                   DE       19803 SFD              6.625        6.000  $2,809.58        180    1-Nov-16
6306110     BURBANK                      CA       91504 SFD              6.250        5.983  $7,288.09        180    1-Dec-16
7743209     AUSTIN                       TX       78731 SFD              6.875        6.000  $6,581.88        180    1-Nov-16
8380782     RICHMOND                     VA       23235 SFD              7.250        6.000  $3,286.31        180    1-Oct-16
8388275     LUBBOCK                      TX       79424 SFD              6.500        6.000  $6,271.97        180    1-Oct-16
8422218     EDISON TOWNSHIP              NJ       08820 SFD              6.500        6.000  $3,771.90        180    1-Nov-16
8424770     RENO                         NV       89509 SFD              6.500        6.000  $3,686.96        180    1-Nov-16
8467470     ST.CHARLES                   IL       60175 SFD              6.875        6.000  $5,797.05        180    1-Oct-16
8576261     HIGHLANDS RANCH              CO       80126 SFD              6.625        6.000  $4,389.97        180    1-Nov-16
8638623     SHENANDOAH JCT               WV       25442 SFD              6.875        6.000  $2,809.34        180    1-Nov-16
8739349     SAN DIEGO                    CA       92130 SFD              6.375        6.000  $4,744.73        180    1-Dec-16
8754978     SAINT CHARLES                IL       60175 SFD              6.875        6.000  $5,172.75        180    1-Oct-16
8784240     SNOHOMISH                    WA       98296 SFD              7.000        6.000  $3,397.17        180    1-Sep-16
8797164     RENO                         NV       89511 SFD              6.750        6.000  $3,760.87        180    1-Oct-16
8827952     BOULDER                      CO       80302 LCO              7.000        6.000  $3,954.84        180    1-Sep-16
8837556     HOUSTON                      TX       77005 SFD              7.000        6.000  $3,232.19        180    1-Sep-16
8863531     NEWPORT COAST                CA       92657 SFD              6.500        6.000  $8,711.07        180    1-Oct-16
8889168     FAIRFAX                      CA       94930 SFD              6.500        6.000  $3,484.43        180    1-Oct-16
8890384     NEWPORT BEACH                CA       92660 SFD              6.875        6.000  $8,254.11        180    1-Oct-16
8891920     CAMERON PARK                 CA       95682 SFD              6.750        6.000  $5,751.91        180    1-Nov-16
8894606     DENVER                       CO       80206 SFD              6.625        6.000  $3,863.17        180    1-Nov-16
8895499     LA CANADA                    CA       91011 SFD              6.750        6.000  $5,309.46        180    1-Oct-16
8899082     WAYNE                        PA       19087 SFD              6.750        6.000  $2,920.20        180    1-Oct-16
8900019     LAGUNA BEACH                 CA       92651 SFD              6.750        6.000  $6,348.34        180    1-Nov-16
8900125     NEWPORT BEACH                CA       92660 SFD              6.500        6.000  $8,711.07        180    1-Oct-16
8905065     ORANGEVALE                   CA       95662 SFD              6.750        6.000  $4,424.55        180    1-Oct-16
8913293     SIOUX CITY                   IA       51106 SFD              6.625        6.000  $4,916.77        180    1-Oct-16
8914805     OAK BROOK                    IL       60523 SFD              7.000        6.000  $5,842.38        180    1-Oct-16
8916399     EVANSTON                     IL       60201 SFD              6.625        6.000  $3,450.52        180    1-Nov-16
8918215     SAN JOSE                     CA       95132 SFD              7.000        6.000  $5,842.38        180    1-Oct-16
8920751     SAN JOSE                     CA       95138 SFD              6.750        6.000  $6,468.69        180    1-Oct-16
8923280     HIGHLANDS RANCH              CO       80126 SFD              6.625        6.000  $4,872.87        180    1-Oct-16
8923667     HUNTINGTON BEACH             CA       92648 SFD              6.875        6.000  $4,191.72        180    1-Nov-16
8923802     HUNTS POINT                  WA       98004 SFD              6.625        6.000  $8,692.14        180    1-Oct-16
8926086     FREMONT                      CA       94539 SFD              6.750        6.000  $5,309.46        180    1-Nov-16
8927478     BONDURANT                    WY       82922 SFD              6.500        6.000  $3,680.43        180    1-Nov-16
8932003     INDIANOLA                    IA       50125 SFD              7.000        6.000  $3,325.66        180    1-Oct-16
8932713     SILVER SPRING                MD       20910 SFD              6.625        6.000  $3,160.78        180    1-Nov-16
8934939     PLYMOUTH                     MN       55446 SFD              6.750        6.000  $2,707.82        180    1-Nov-16
8935618     PARADISE VALLEY              AZ       85253 SFD              6.750        6.000  $6,943.88        180    1-Nov-16
8939447     WEST COVINA                  CA       91791 SFD              6.625        6.000  $4,263.54        180    1-Oct-16
9226150     TWAIN HARTE                  CA       95383 SFD              6.625        6.000  $3,002.74        180    1-Nov-16
9234279     SAN JOSE                     CA       95127 SFD              6.500        6.000  $4,752.77        180    1-Nov-16
9268014     SAN FRANCISCO                CA       94107 LCO              7.000        6.000  $4,970.52        180    1-Dec-16
9298183     LONG BEACH                   CA       90803 SFD              6.250        5.983  $3,901.28        180    1-Dec-16
9312497     ARROYO GRANDE                CA       93420 SFD              6.625        6.000  $3,731.48        180    1-Nov-16
9324914     FREMONT                      CA       94539 SFD              6.500        6.000  $3,588.97        180    1-Nov-16
9328352     LOS ALTOS                    CA       94024 SFD              6.500        6.000  $4,024.52        180    1-Dec-16
9328610     EL CERRITO                   CA       94530 SFD              6.625        6.000  $3,248.58        180    1-Nov-16
9330142     BAKERSFIELD                  CA       93306 SFD              7.000        6.000  $4,008.78        180    1-Nov-16
9330697     LOS ALTOS                    CA       94024 SFD              6.250        5.983  $5,568.97        180    1-Dec-16
9330817     SAN JOSE                     CA       95148 SFD              6.750        6.000  $4,566.14        180    1-Oct-16
9331063     FREMONT                      CA       94536 SFD              6.375        6.000  $3,596.15        180    1-Oct-16
9331252     CUPERTINO                    CA       95014 SFD              6.750        6.000  $5,566.08        180    1-Oct-16
9333804     CASTRO VALLEY                CA       94552 SFD              7.000        6.000  $2,930.18        180    1-Oct-16
9334636     CUPERTINO                    CA       95014 SFD              5.875        5.608  $4,185.60        180    1-Oct-16
9334800     BURLINGAME                   CA       94010 SFD              7.000        6.000  $8,305.18        180    1-Nov-16
9334927     WOODSIDE                     CA       94062 SFD              6.500        6.000  $6,097.76        180    1-Oct-16
9335921     FREMONT                      CA       94555 SFD              6.375        6.000  $3,132.91        180    1-Nov-16
9336451     SAN JOSE                     CA       95120 SFD              6.750        6.000  $3,283.02        180    1-Nov-16
9336557     CARMEL VALLEY                CA       93924 SFD              6.875        6.000  $4,231.85        180    1-Nov-16
9336628     SAN FRANCISCO                CA       94131 SFD              6.625        6.000  $7,462.95        180    1-Dec-16
9337782     REDWOOD CITY                 CA       94065 SFD              6.875        6.000  $3,148.25        180    1-Nov-16
9337842     WALNUT CREEK                 CA       94598 SFD              6.875        6.000  $4,013.35        180    1-Dec-16
9337865     SEBASTOPOL                   CA       95472 SFD              6.375        6.000  $2,998.95        180    1-Nov-16
9337994     NAPA                         CA       94558 SFD              6.500        6.000  $5,226.65        180    1-Dec-16
9338134     MARTINEZ                     CA       94553 SFD              6.625        6.000  $4,170.47        180    1-Dec-16
9338183     SAN FRANCISCO                CA       94122 SFD              6.875        6.000  $3,719.03        180    1-Nov-16
9338343     DANVILLE                     CA       94506 SFD              6.625        6.000  $3,850.01        180    1-Nov-16
9338397     LIVERMORE                    CA       94550 SFD              7.125        6.000  $3,256.47        180    1-Nov-16
9339265     DANVILLE                     CA       94506 SFD              6.500        6.000  $5,618.65        180    1-Nov-16
9339326     SANTA ROSA                   CA       95404 SFD              6.875        6.000  $2,836.10        180    1-Dec-16
9339589     EL MACERO                    CA       95618 SFD              6.250        5.983  $3,429.70        180    1-Nov-16
9339635     BURBANK                      CA       91501 SFD              6.875        6.000  $3,076.90        180    1-Nov-16
9339743     FOLSOM                       CA       95630 SFD              6.750        6.000  $3,426.37        180    1-Nov-16
9339950     SACRAMENTO                   CA       95816 SFD              6.500        6.000  $6,677.04        180    1-Nov-16
9340064     CAPITOLA                     CA       95010 SFD              6.500        6.000  $3,429.99        180    1-Nov-16
9340279     OAKLAND                      CA       94619 SFD              6.375        6.000  $3,089.70        180    1-Nov-16
9341190     SAN JOSE                     CA       95132 SFD              6.750        6.000  $2,884.81        180    1-Nov-16
9341343     CAPITOLA                     CA       95010 SFD              6.625        6.000  $3,226.63        180    1-Nov-16
9341424     PALO ALTO                    CA       94303 SFD              6.500        6.000  $5,575.09        180    1-Nov-16
9343917     PALO ALTO                    CA       94303 SFD              6.500        6.000  $3,645.58        180    1-Dec-16
9344484     PISMO BEACH                  CA       93449 SFD              6.500        6.000  $3,048.88        180    1-Dec-16
9344625     SAN JOSE                     CA       95120 SFD              6.375        6.000  $3,759.49        180    1-Jan-17
9344923     MORGAN HILL                  CA       95037 SFD              6.375        6.000  $4,753.38        180    1-Dec-16
9345410     CAYUCOS                      CA       93430 SFD              6.625        6.000  $3,106.35        180    1-Jan-17
9346814     PLEASANTON                   CA       94588 SFD              6.625        6.000  $2,821.00        180    1-Dec-16
9347663     SPOKANE                      WA       99212 SFD              6.375        6.000  $2,644.61        180    1-Dec-16
9349696     ENCINO                       CA       91436 SFD              6.500        6.000  $4,660.43        180    1-Dec-16
9350027     BERKELEY                     CA       94705 SFD              6.750        6.000  $4,973.20        180    1-Dec-16
9351188     SARATOGA                     CA       95070 SFD              6.375        6.000  $3,353.30        180    1-Dec-16
9351589     BURBANK                      CA       91501 SFD              6.750        6.000  $3,982.10        180    1-Dec-16
9351727     CUPERTINO                    CA       95014 SFD              6.500        6.000  $3,933.05        180    1-Dec-16
9353173     TRUCKEE                      CA       96161 SFD              6.750        6.000  $5,751.92        180    1-Dec-16
9354461     CLAYTON                      CA       94517 SFD              6.500        6.000  $3,854.65        180    1-Dec-16
9354741     RIVERSIDE                    CA       92506 SFD              6.250        5.983  $2,803.77        180    1-Dec-16
9356619     CUPERTINO                    CA       95014 SFD              7.000        6.000  $4,853.68        180    1-Dec-16
9358023     ATHERTON                     CA       94027 SFD              6.500        6.000  $4,669.14        180    1-Nov-16
9358025     BERKELEY                     CA       94705 SFD              6.500        6.000  $3,071.52        180    1-Dec-16
9359162     LARKSPUR                     CA       94939 SFD              6.875        6.000  $5,261.94        180    1-Dec-16
9361029     WALNUT CREEK                 CA       94596 SFD              6.750        6.000  $6,194.37        180    1-Dec-16
9363333     SAN JOSE                     CA       95138 SFD              6.625        6.000  $8,472.64        180    1-Dec-16
9363884     VALLEY VILLAGE AR            CA       91607 SFD              6.500        6.000  $3,484.43        180    1-Dec-16
9434070     ORANGE                       CA       92869 SFD              6.375        6.000  $5,444.78        180    1-Dec-16
9434462     HOUSTON                      TX       77056 LCO              6.375        6.000  $4,105.19        180    1-Dec-16
9438397     CALABASAS                    CA       91302 SFD              6.500        6.000  $3,937.41        180    1-Dec-16
9439048     LA VERNE                     CA       91750 SFD              6.375        6.000  $2,986.42        180    1-Dec-16
9439221     HIGHLAND PARK                IL       60035 SFD              6.625        6.000  $5,004.57        180    1-Dec-16
9439517     DANVILLE                     CA       94506 SFD              6.250        5.983  $3,472.57        180    1-Dec-16
9439935     LITTLETON                    CO       80127 SFD              6.375        6.000  $3,301.44        180    1-Dec-16
9440407     SAN RAMON                    CA       94583 SFD              6.625        6.000  $3,915.86        180    1-Dec-16
9440603     LAKE ZURICH                  IL       60047 SFD              6.375        6.000  $3,094.02        180    1-Jan-17
9444111     LOS ANGELES                  CA       90069 SFD              6.750        6.000  $5,389.10        180    1-Dec-16
9444305     BEVERLY HILLS                CA       90210 HCO              6.625        6.000  $3,450.52        180    1-Dec-16
9444381     HAMPSHIRE                    IL       60140 SFD              6.375        6.000  $3,318.73        180    1-Dec-16
9445204     FREMONT                      CA       94539 SFD              6.375        6.000  $4,753.38        180    1-Dec-16
9447287     GREENVILLE                   DE       19807 SFD              5.875        5.608  $3,850.75        180    1-Nov-16
9448132     ESCONDIDO                    CA       92029 SFD              6.625        6.000  $3,072.98        180    1-Nov-16
9450012     EDINA                        MN       55439 SFD              6.500        6.000  $8,711.07        180    1-Nov-16
9454385     MASON                        MI       48854 SFD              6.750        6.000  $3,645.83        180    1-Nov-16
9454650     BONITA SPRINGS               FL       34139 LCO              6.625        6.000  $6,124.01        180    1-Dec-16
9455443     ENCINO                       CA       91436 SFD              6.500        6.000  $3,048.88        180    1-Dec-16
9455949     VILLA PARK                   CA       92667 SFD              6.500        6.000  $3,493.14        180    1-Nov-16
9456622     CHEVY CHASE                  MD       20815 SFD              6.375        6.000  $5,012.65        180    1-Nov-16
9458028     UNIVERSITY PARK              TX       75205 SFD              6.500        6.000  $4,784.12        180    1-Dec-16
9458895     ALPINE                       UT       84004 SFD              7.000        6.000  $8,538.87        180    1-Nov-16
9460498     MUNSTER                      IN       46321 SFD              6.375        6.000  $3,240.94        180    1-Nov-16
9463121     BOULDER                      CO       80304 SFD              6.375        6.000  $3,457.00        180    1-Nov-16
9465168     HARLINGEN                    TX       78552 SFD              6.375        6.000  $3,396.02        180    1-Nov-16
9468156     SUMMERFIELD                  NC       27358 SFD              6.250        5.983  $3,209.98        180    1-Nov-16
9472625     CHESTERFIELD TOWN            MI       48045 SFD              6.500        6.000  $4,311.98        180    1-Nov-16
9477937     LOUISVILLE                   KY       40220 SFD              6.500        6.000  $2,961.77        180    1-Nov-16
9482236     GREENVILLE                   DE       19807 SFD              6.500        6.000  $7,839.97        180    1-Nov-16
9485950     SANTA YNEZ                   CA       93460 SFD              6.500        6.000  $3,702.21        180    1-Nov-16
9491747     ORLANDO                      FL       32819 SFD              6.500        6.000  $3,388.61        180    1-Nov-16
9492612     CHARLOTTE                    NC       28277 SFD              6.375        6.000  $3,917.21        180    1-Nov-16
9494716     SANTA FE                     NM       87501 SFD              6.375        6.000  $3,457.00        180    1-Nov-16
9500698     AGOURA HILLS                 CA       91301 SFD              6.500        6.000  $6,411.35        180    1-Nov-16
9868118     SAN JOSE                     CA       95138 SFD              6.375        6.000  $5,970.25        180    1-Dec-16
9868360     TEMPE                        AZ       85284 SFD              6.625        6.000  $5,180.16        180    1-Nov-16
9869107     BETHESDA                     MD       20817 SFD              6.250        5.983  $6,430.68        180    1-Dec-16
9869347     LOS ALTOS                    CA       94022 SFD              6.250        5.983  $5,573.25        180    1-Jan-17
9870213     RANCHO PALOS VERDES          CA       90275 SFD              6.375        6.000  $4,727.45        180    1-Dec-16
9871507     CARMEL                       IN       46032 SFD              6.500        6.000  $3,000.96        180    1-Nov-16
9873467     NARBERTH                     PA       19072 SFD              6.375        6.000  $3,457.01        180    1-Jan-17
9873511     BETHESDA                     MD       20814 SFD              6.375        6.000  $4,191.62        180    1-Jan-17
9873883     TROY                         MI       48098 SFD              6.625        6.000  $2,932.50        180    1-Dec-16
9874267     SANTA ROSA                   CA       95405 SFD              6.625        6.000  $3,029.08        180    1-Nov-16
9874295     SANTA ROSA                   CA       95405 SFD              6.500        6.000  $3,636.87        180    1-Nov-16
9874568     CORPUS CHRISTI               TX       78418 PUD              6.625        6.000  $3,170.44        180    1-Nov-16
9874622     BOCA RATON                   FL       33486 SFD              6.500        6.000  $2,800.17        180    1-Nov-16
9875400     ROCKVILLE                    MD       20850 SFD              6.250        5.983  $4,544.35        180    1-Jan-17
9877540     TULSA                        OK       74137 SFD              6.375        6.000  $5,531.20        180    1-Dec-16
9878145     UNION CITY                   CA       94587 SFD              6.625        6.000  $3,542.70        180    1-Nov-16
9878175     PLEASANTVILLE                NY       10570 SFD              6.375        6.000  $3,119.94        180    1-Dec-16
9884116     IRVING                       TX       75038 SFD              6.375        6.000  $3,357.61        180    1-Dec-16
9891244     CARY                         NC       27511 SFD              6.250        5.983  $4,714.20        180    1-Jan-17
9893883     OAK HARBOR                   WA       98277 SFD              6.375        6.000  $2,778.56        180    1-Jan-17
9895955     LAGUNA NIGUEL                CA       92677 SFD              6.500        6.000  $2,804.97        180    1-Nov-16
9900994     LOS ANGELES                  CA       90069 SFD              6.625        6.000  $4,389.97        180    1-Jan-17
9902492     UPPER SANDUSKY               OH       43351 SFD              6.375        6.000  $3,059.45        180    1-Dec-16
9917284     WILMETTE                     IL       60091 SFD              6.375        6.000  $2,616.95        180    1-Nov-16
9917342     CANYON COUNTRY               CA       91351 SFD              6.625        6.000  $3,055.42        180    1-Dec-16
9917556     ANAHEIM                      CA       92808 SFD              6.000        5.733  $2,902.87        180    1-Dec-16
9917673     SAINT LOUIS                  MO       63105 SFD              6.375        6.000  $3,068.09        180    1-Dec-16
9917692     PALOS VERDES PENINSU         LA       90274 SFD              6.125        5.858  $3,104.78        180    1-Dec-16
9917820     ALAMEDA                      CA       94501 PUD              6.375        6.000  $4,641.03        180    1-Dec-16
9917850     BELLE MEAD                   NJ       08502 SFD              6.625        6.000  $2,941.28        180    1-Dec-16
9917880     GLADWYNE                     PA       19035 SFD              6.250        5.983  $3,275.36        180    1-Dec-16
9924025     LOUISVILLE                   KY       40204 SFD              6.750        6.000  $4,530.74        180    1-Jan-17
9924874     CINCINNATI                   OH       45241 SFD              6.250        5.983  $4,420.01        180    1-Dec-16
9924915     COLLEGEVILLE                 PA       19426 SFD              6.625        6.000  $3,160.78        180    1-Dec-16
9924961     POTOMAC                      MD       20854 SFD              6.375        6.000  $3,837.28        180    1-Dec-16
9924962     GLASTONBURY                  CT       06033 SFD              6.375        6.000  $3,457.01        180    1-Dec-16
9924970     LAFAYETTE                    CO       80026 SFD              6.625        6.000  $4,141.50        180    1-Dec-16
9925064     MC LEAN                      VA       22101 SFD              6.375        6.000  $2,840.79        180    1-Dec-16
9925114     PONTE VEDRA BEACH            FL       32082 SFD              6.250        5.983  $4,038.46        180    1-Dec-16
9925347     POWELL                       OH       43065 SFD              6.125        5.858  $3,300.42        180    1-Dec-16
9927334     MCLEAN                       VA       22101 SFD              6.750        6.000  $3,982.10        180    1-Nov-16




COUNT:                               562
WAC:                          6.54377125
WAM:                          178.367094
WALTV:                       58.35200546


[TABLE CONTINUED)

(i)         (ix)           (x)    (xi)        (xii)     (xiii)   (xv)       (xvi)
---------------------------------------------------------------------------------------
            CUT-OFF
MORTGAGE    DATE                             MORTGAGE            MASTER     FIXED
LOAN        PRINCIPAL                       INSURANCE   SERVICE  SERVICE    RETAINED
NUMBER      BALANCE        LTV    SUBSIDY      CODE     FEE      FEE        YIELD
---------------------------------------------------------------------------------------
1001961        $375,070.76  79.79                          0.250      0.017      0.000
1004269        $306,952.27  65.26                          0.250      0.017      0.358
1010783        $875,317.47  55.50                          0.250      0.017      0.483
1011387        $518,935.82  74.62                          0.250      0.017      0.358
2010881        $446,386.22  75.00                          0.250      0.017      0.483
2020279        $569,214.38  50.48                          0.250      0.017      0.233
2040193        $413,251.62  68.77                          0.250      0.017      0.233
2710676        $364,382.05  80.00                          0.250      0.017      0.358
3841386        $346,470.51  75.00                          0.250      0.017      0.358
3841585        $355,362.01  70.00                          0.250      0.017      0.358
3844865        $471,219.45  76.16                          0.250      0.017      0.108
3845241        $991,686.46  41.67                          0.250      0.017      0.733
3845363        $712,845.47  60.00                          0.250      0.017      0.233
3845475        $334,749.52  37.67                          0.250      0.017      0.233
3846942        $373,489.19  80.00                          0.250      0.017      0.108
3848708        $865,367.84  69.13                          0.250      0.017      0.483
3851640        $507,841.27  79.98                          0.250      0.017      0.358
3858771        $318,934.50  50.71                          0.250      0.017      0.733
3890041        $613,969.39  80.00                          0.250      0.017      0.483
3891860        $496,731.90  64.52                          0.250      0.017      0.358
3892078        $362,363.12  69.85                          0.250      0.017      0.233
3892096        $386,206.54  58.65                          0.250      0.017      0.483
4073433        $389,410.19  80.00                          0.250      0.017      0.233
4086740        $363,384.84  80.00                          0.250      0.017      0.358
4102349        $496,193.95  58.82                          0.250      0.017      0.233
4108868        $514,975.11  80.00                          0.250      0.017      0.233
4118493        $415,781.87  22.70                          0.250      0.017      0.108
4156329        $320,899.76  77.30                          0.250      0.017      0.233
4171765        $371,352.46  55.56                          0.250      0.017      0.483
4176327        $552,862.59  70.00                          0.250      0.017      0.358
4182689        $405,925.89  68.33                          0.250      0.017      0.233
4216385        $311,004.91  80.00                          0.250      0.017      0.608
4233675        $427,426.59  69.40                          0.250      0.017      0.108
4262053        $627,924.52  63.00                          0.250      0.017      0.233
4274660        $627,150.00  52.26                          0.250      0.017      0.608
4274766        $117,830.04  79.87                          0.250      0.017      0.358
4283348        $561,663.49  63.31                          0.250      0.017      0.358
4295882        $434,736.08  90.00               01         0.250      0.017      0.733
4311069        $374,761.30  25.07                          0.250      0.017      0.233
4313574        $323,300.00  43.99                          0.250      0.017      0.233
4315032        $412,039.60  80.00                          0.250      0.017      0.733
4316556        $407,942.32  79.44                          0.250      0.017      0.608
4316949        $336,925.29  59.52                          0.250      0.017      0.108
4317494        $388,715.18  64.46                          0.250      0.017      0.233
4319197        $319,907.93  62.94                          0.250      0.017      0.000
4319975        $735,122.23  61.46                          0.250      0.017      0.483
4320702        $582,193.08  56.52                          0.250      0.017      0.608
4321431        $353,855.45  66.11                          0.250      0.017      0.483
4323445        $309,600.00  70.36                          0.250      0.017      0.733
4325989        $406,670.28  77.71                          0.250      0.017      0.358
4327422        $434,235.42  73.25                          0.250      0.017      0.000
4327919        $608,042.60  69.94                          0.250      0.017      0.483
4328062        $332,484.78  46.15                          0.250      0.017      0.108
4333116        $313,000.00  74.52                          0.250      0.017      0.233
4333180        $348,883.71  68.63                          0.250      0.017      0.608
4333562        $498,422.52  71.43                          0.250      0.017      0.733
4334153        $418,601.39  56.00                          0.250      0.017      0.108
4334772        $595,993.37  48.58                          0.250      0.017      0.108
4337054        $347,000.00  66.73                          0.250      0.017      0.483
4337610        $565,132.07  49.74                          0.250      0.017      0.233
4338974        $403,708.29  44.02                          0.250      0.017      0.608
4339422        $498,334.99  80.00                          0.250      0.017      0.108
4339440        $903,987.94  67.41                          0.250      0.017      0.233
4341016        $347,712.32  46.67                          0.250      0.017      0.358
4341188        $983,500.00  70.00                          0.250      0.017      0.608
4342561        $363,469.93  60.51                          0.250      0.017      0.233
4342961        $671,533.89  80.00                          0.250      0.017      0.233
4343132        $323,952.17  53.72                          0.250      0.017      0.483
4343907        $322,514.12  44.89                          0.250      0.017      0.233
4344360        $558,194.50  48.70                          0.250      0.017      0.483
4345784        $558,094.83  32.94                          0.250      0.017      0.000
4346162        $623,937.69  47.97                          0.250      0.017      0.233
4347854        $134,469.43  57.45                          0.250      0.017      0.608
4347892        $357,817.30  43.25                          0.250      0.017      0.233
4348144        $568,220.98  58.07                          0.250      0.017      0.233
4350240        $495,900.00  90.00               24         0.250      0.017      0.358
4350332        $726,823.45  54.01                          0.250      0.017      0.358
4350766        $603,116.99  76.84                          0.250      0.017      0.608
4352260        $360,800.18  56.08                          0.250      0.017      0.000
4352345        $491,250.00  75.00                          0.250      0.017      0.358
4352361        $647,500.00  70.00                          0.250      0.017      0.358
4352671        $483,384.94  62.84                          0.250      0.017      0.108
4353101        $528,253.96  35.33                          0.250      0.017      0.233
4354412        $600,000.00  12.50                          0.250      0.017      0.233
4354671        $346,631.92  46.29                          0.250      0.017      0.608
4354915        $489,678.31  67.99                          0.250      0.017      0.358
4355042        $442,778.74  42.95                          0.250      0.017      0.608
4355620        $337,500.00  84.38               24         0.250      0.017      0.233
4356815        $908,030.95  35.04                          0.250      0.017      0.358
4357560        $346,841.15  59.49                          0.250      0.017      0.108
4357872        $387,000.00  48.50                          0.250      0.017      0.483
4358857        $353,830.48  58.68                          0.250      0.017      0.233
4358957        $323,929.32  54.17                          0.250      0.017      0.233
4359016        $114,617.05  74.19                          0.250      0.017      0.108
4359045        $637,891.58  73.99                          0.250      0.017      0.233
4360733        $446,828.31  74.22                          0.250      0.017      0.233
4361634        $381,490.09  48.00                          0.250      0.017      0.358
4363188        $472,000.00  55.20                          0.250      0.017      0.233
4363661        $344,780.22  40.35                          0.250      0.017      0.608
4364199        $364,933.00  60.82                          0.250      0.017      0.108
4364243        $410,000.00  49.40                          0.250      0.017      0.000
4366216        $313,962.26  39.38                          0.250      0.017      0.233
4366289        $397,522.97  36.36                          0.250      0.017      0.983
4366304        $383,690.19  25.67                          0.250      0.017      0.000
4366880        $498,334.99  58.82                          0.250      0.017      0.108
4366916        $348,846.95  50.87                          0.250      0.017      0.233
4367478        $300,008.38  76.20                          0.250      0.017      0.233
4367528        $460,000.00  62.16                          0.250      0.017      0.108
4367731        $413,632.82  43.68                          0.250      0.017      0.233
4368292        $665,477.94  51.54                          0.250      0.017      0.000
4368689        $464,414.62  56.76                          0.250      0.017      0.000
4369583        $500,035.14  69.66                          0.250      0.017      0.358
4370261        $343,875.61  43.67                          0.250      0.017      0.358
4371547        $359,286.59  44.78                          0.250      0.017      0.000
4371614        $482,012.12  40.30                          0.250      0.017      0.000
4372065        $433,367.59  74.32                          0.250      0.017      0.233
4372209        $554,088.15  80.00                          0.250      0.017      0.000
4373016        $485,590.64  70.00                          0.250      0.017      0.358
4373250        $457,000.00  23.45                          0.250      0.017      0.233
4373447        $632,862.65  58.53                          0.250      0.017      0.000
4373705        $462,500.00  50.82                          0.250      0.017      0.233
4373890        $437,185.30  73.33                          0.250      0.017      0.608
4374256        $400,000.00  49.63                          0.250      0.017      0.000
4374379        $968,832.15  20.68                          0.250      0.017      0.358
4374437         $73,365.33  74.75                          0.250      0.017      0.358
4374568        $324,210.86  30.18                          0.250      0.017      0.108
4374585        $377,569.12  58.46                          0.250      0.017      0.608
4374693        $994,712.17  58.71                          0.250      0.017      0.233
4374840        $373,751.25  50.00                          0.250      0.017      0.108
4375206        $302,155.00  54.05                          0.250      0.017      0.000
4375703        $650,000.00  32.50                          0.250      0.017      0.108
4376176        $486,727.93  61.25                          0.250      0.017      0.108
4377037        $622,963.05  65.10                          0.250      0.017      0.358
4377510        $414,614.71  80.00                          0.250      0.017      0.108
4377752        $411,126.37  50.93                          0.250      0.017      0.108
4378118        $333,893.07  70.00                          0.250      0.017      0.233
4378197        $550,000.00  48.67                          0.250      0.017      0.233
4378524        $647,858.63  54.17                          0.250      0.017      0.233
4378866        $650,000.00  54.17                          0.250      0.017      0.108
4379130        $897,035.03  46.75                          0.250      0.017      0.233
4379642        $595,037.59  33.33                          0.250      0.017      0.358
4379873        $647,835.50  43.33                          0.250      0.017      0.108
4380510        $604,380.68  74.04                          0.250      0.017      0.108
4381216        $398,682.24  80.00                          0.250      0.017      0.233
4381346        $368,767.90  46.25                          0.250      0.017      0.108
4381907        $486,582.81  70.00                          0.250      0.017      0.233
4382260        $460,137.82  74.18                          0.250      0.017      0.358
4382677        $364,343.22  56.62                          0.250      0.017      0.233
4383109        $310,800.00  67.13                          0.250      0.017      0.358
4383178        $559,038.68  47.07                          0.250      0.017      0.233
4383542        $418,601.39  70.00                          0.250      0.017      0.108
4383910        $992,753.93  19.34                          0.250      0.017      0.358
4384192        $437,288.96  75.00                          0.250      0.017      0.108
4384293        $993,322.31  50.00                          0.250      0.017      0.108
4384379        $358,814.01  34.29                          0.250      0.017      0.233
4384408        $355,785.45  85.00                          0.250      0.017      0.000
4384888        $426,076.41  49.48                          0.250      0.017      0.108
4385178        $578,089.24  69.88                          0.250      0.017      0.233
4385384        $448,517.52  46.83                          0.250      0.017      0.233
4385395        $542,207.84  61.12                          0.250      0.017      0.233
4386187        $478,401.59  73.28                          0.250      0.017      0.108
4386430        $398,667.99  44.44                          0.250      0.017      0.108
4387511        $578,109.71  58.00                          0.250      0.017      0.358
4387558        $345,992.96  63.11                          0.250      0.017      0.608
4387664        $358,801.19  43.90 GD 2YR                   0.250      0.017      0.108
4388707        $400,717.87  33.64                          0.250      0.017      0.608
4388809        $351,824.50  63.04                          0.250      0.017      0.108
4389362        $368,781.07  39.78                          0.250      0.017      0.233
4389778        $498,334.99  33.78                          0.250      0.017      0.108
4389800        $433,597.52  54.38                          0.250      0.017      0.483
4390325        $458,500.81  79.31                          0.250      0.017      0.358
4390693        $418,631.17  41.38                          0.250      0.017      0.358
4391055        $366,774.55  40.44                          0.250      0.017      0.108
4391409        $857,136.19  28.67                          0.250      0.017      0.108
4391424        $397,209.71  80.00                          0.250      0.017      0.108
4391834        $700,000.00  70.00                          0.250      0.017      0.108
4391847        $344,000.00  80.00                          0.250      0.017      0.483
4392017        $336,874.46  66.93                          0.250      0.017      0.108
4393014        $400,000.00  67.23 GD 3YR                   0.250      0.017      0.000
4393610        $347,862.57  54.45                          0.250      0.017      0.358
4394786        $388,715.18  62.40                          0.250      0.017      0.233
4395581        $338,855.59  60.71                          0.250      0.017      0.000
4395847        $473,435.16  52.20                          0.250      0.017      0.233
4396726        $632,908.04  20.06                          0.250      0.017      0.233
4396825        $368,781.07  60.56                          0.250      0.017      0.233
4396828        $423,599.87  65.89                          0.250      0.017      0.233
4397026        $336,000.00  44.80                          0.250      0.017      0.108
4397624        $435,752.00  58.57                          0.250      0.017      0.233
4397709        $468,947.90  78.67                          0.250      0.017      0.483
4397855        $429,564.77  58.24                          0.250      0.017      0.108
4398047        $737,614.17  54.81                          0.250      0.017      0.483
4398152        $608,011.94  65.24                          0.250      0.017      0.358
4398843        $420,594.74  60.29                          0.250      0.017      0.108
4399007        $572,169.29  67.53                          0.250      0.017      0.608
4399056        $612,973.93  75.00                          0.250      0.017      0.233
4399167        $488,250.00  69.75                          0.250      0.017      0.108
4399498        $655,755.83  70.36                          0.250      0.017      0.358
4399676        $488,350.70  69.01                          0.250      0.017      0.000
4400408        $388,701.30  48.15                          0.250      0.017      0.108
4401029        $386,721.77  61.59                          0.250      0.017      0.233
4401114        $343,875.61  26.54                          0.250      0.017      0.358
4402048        $421,591.41  47.00                          0.250      0.017      0.108
4402153        $359,045.00  85.49               33         0.250      0.017      0.483
4403005        $390,000.00  62.40                          0.250      0.017      0.108
4403141        $348,037.17  11.64                          0.250      0.017      0.108
4403197        $403,665.76  54.00                          0.250      0.017      0.233
4403785        $322,955.39  64.80                          0.250      0.017      0.483
4404188        $869,127.27  74.21                          0.250      0.017      0.233
4404254        $791,412.26  40.72                          0.250      0.017      0.358
4404392        $442,552.95  68.31                          0.250      0.017      0.358
4404777        $354,814.51  71.20                          0.250      0.017      0.108
4405286        $413,603.16  31.92                          0.250      0.017      0.000
4405563        $345,000.00  40.12                          0.250      0.017      0.233
4405751        $642,852.14  56.58                          0.250      0.017      0.108
4405853        $780,000.00  74.64                          0.250      0.017      0.108
4406098        $642,782.12  64.82                          0.250      0.017      0.000
4406482        $425,000.00  62.50                          0.250      0.017      0.233
4406824        $358,801.19  53.73                          0.250      0.017      0.108
4407253        $482,388.27  64.53                          0.250      0.017      0.108
4407644        $310,000.00  74.70                          0.250      0.017      0.233
4407797        $406,054.56  63.39                          0.250      0.017      0.608
4408197        $341,845.49  45.13                          0.250      0.017      0.000
4408452        $398,667.99  25.00                          0.250      0.017      0.108
4408589        $448,501.50  50.85                          0.250      0.017      0.108
4409286        $336,411.87  75.00                          0.250      0.017      0.483
4409463        $365,000.00  42.94                          0.250      0.017      0.233
4409631        $322,921.07  90.00               11         0.250      0.017      0.108
4409688        $647,949.28  43.33                          0.250      0.017      0.733
4410355        $419,000.00  67.69                          0.250      0.017      0.000
4410529        $398,682.24  21.05                          0.250      0.017      0.233
4411330        $364,302.37  55.91                          0.250      0.017      0.733
4411345        $687,726.85  52.08                          0.250      0.017      0.233
4412357        $747,502.50  50.00                          0.250      0.017      0.108
4412696        $320,000.00  40.51                          0.250      0.017      0.108
4413257        $486,374.95  73.38                          0.250      0.017      0.108
4413738        $347,761.04  74.31                          0.250      0.017      0.608
4414242        $434,280.52  62.46                          0.250      0.017      0.108
4414411        $348,834.50  51.47                          0.250      0.017      0.108
4414596        $360,781.54  45.25                          0.250      0.017      0.000
4415285        $373,798.44  44.12                          0.250      0.017      0.608
4415307        $250,000.00  46.73                          0.250      0.017      0.358
4415414        $697,693.92  46.67                          0.250      0.017      0.233
4415783        $548,188.07  47.83                          0.250      0.017      0.233
4416047        $863,238.00  62.75                          0.250      0.017      0.608
4416194        $993,463.79  43.48                          0.250      0.017      0.358
4416239        $344,896.47  53.23                          0.250      0.017      0.608
4416470        $981,858.46  33.97                          0.250      0.017      0.608
4416492        $498,317.05  44.64                          0.250      0.017      0.000
4416552        $448,501.50  68.18                          0.250      0.017      0.108
4416660        $498,370.45  60.24                          0.250      0.017      0.358
4417400        $343,875.61  59.48                          0.250      0.017      0.358
4417643        $717,628.02  60.00                          0.250      0.017      0.233
4417679        $376,727.69  60.97                          0.250      0.017      0.000
4417868        $331,902.96  69.52                          0.250      0.017      0.233
4418063        $488,344.15  64.05                          0.250      0.017      0.233
4418104        $379,246.47  58.09                          0.250      0.017      0.233
4418124        $315,000.00  39.67                          0.250      0.017      0.358
4418710         $69,774.31  44.59                          0.250      0.017      0.483
4419079        $353,830.48  67.62                          0.250      0.017      0.233
4419167        $478,418.68  61.94                          0.250      0.017      0.233
4419468        $647,881.58  76.47                          0.250      0.017      0.358
4420130        $373,777.83  66.37                          0.250      0.017      0.358
4420576        $496,696.66  62.58                          0.250      0.017      0.233
4421254        $625,000.00  25.00                          0.250      0.017      0.233
4421516        $363,784.54  69.52                          0.250      0.017      0.108
4421575        $398,653.63  29.63                          0.250      0.017      0.000
4422299        $398,667.99  48.78                          0.250      0.017      0.108
4424406        $546,155.49  49.82                          0.250      0.017      0.000
4426766        $142,473.91  51.07                          0.250      0.017      0.233
4426825        $918,062.59  69.51                          0.250      0.017      0.608
4428085        $485,000.00  52.43                          0.250      0.017      0.108
4428212        $304,000.00  69.09                          0.250      0.017      0.233
4429253        $375,744.58  60.81                          0.250      0.017      0.108
4429313        $932,916.43  74.88                          0.250      0.017      0.233
4429351        $428,521.42  56.95                          0.250      0.017      0.000
4429432        $545,000.00  57.37                          0.250      0.017      0.108
4429473        $647,588.54  50.00                          0.250      0.017      0.358
4429520        $378,788.03  80.00                          0.250      0.017      0.608
4429829        $398,710.36  36.36                          0.250      0.017      0.483
4430496        $353,805.10  68.53                          0.250      0.017      0.000
4431158        $301,000.00  75.25                          0.250      0.017      0.000
4431333        $375,000.00  28.85                          0.250      0.017      0.000
4431973        $350,000.00  58.33                          0.250      0.017      0.233
4432409        $498,280.71  68.97                          0.250      0.017      0.000
4432509        $449,980.29  74.38                          0.250      0.017      0.000
4432569        $458,468.19  28.31                          0.250      0.017      0.108
4433479        $526,625.48  69.52                          0.250      0.017      0.108
4433485        $141,048.70  74.47                          0.250      0.017      0.608
4433786        $565,132.07  35.29                          0.250      0.017      0.233
4433801        $990,168.60  59.88                          0.250      0.017      0.358
4433830        $346,155.85  57.88                          0.250      0.017      0.233
4433943        $598,023.35  50.00                          0.250      0.017      0.233
4434242        $360,794.54  60.33                          0.250      0.017      0.108
4434612        $384,728.35  42.89                          0.250      0.017      0.233
4434844        $578,089.24  23.20                          0.250      0.017      0.233
4435407        $473,401.20  69.85                          0.250      0.017      0.000
4435822        $370,103.86  87.99               01         0.250      0.017      0.608
4435941        $348,859.32  48.61                          0.250      0.017      0.358
4437273        $315,965.74  69.13                          0.250      0.017      0.608
4438678        $340,942.38  79.49                          0.250      0.017      0.233
4438679        $336,661.00  76.16                          0.250      0.017      0.233
4438913        $352,080.12  77.78                          0.250      0.017      0.358
4438994        $467,904.09  75.00                          0.250      0.017      0.483
4439885        $359,000.00  34.19                          0.250      0.017      0.233
4440093        $487,790.72  65.47                          0.250      0.017      0.358
4440395        $445,000.00  37.08                          0.250      0.017      0.000
4443876        $319,421.23  69.98                          0.250      0.017      0.000
4443984        $373,650.00  61.84                          0.250      0.017      0.000
4444406        $469,066.26  49.54                          0.250      0.017      0.358
4445427        $383,704.13  42.78                          0.250      0.017      0.000
4445548        $746,188.36  65.00                          0.250      0.017      0.733
4446077        $444,078.33  69.95                          0.250      0.017      0.358
4446118        $398,667.99  33.33                          0.250      0.017      0.108
4446743        $635,000.00  63.50                          0.250      0.017      0.108
4593257        $342,561.85  70.18                          0.250      0.017      0.233
4598892        $544,534.73  55.00                          0.250      0.017      0.233
4612347        $634,630.47  25.64                          0.250      0.017      0.233
4615712        $588,130.57  76.39                          0.250      0.017      0.358
4620530        $381,478.03  70.00                          0.250      0.017      0.358
4622387        $410,212.52  71.83                          0.250      0.017      0.000
4622529        $379,011.77  74.17                          0.250      0.017      0.233
4633475        $391,198.90  39.50                          0.250      0.017      0.608
4637955        $496,766.83  47.62                          0.250      0.017      0.483
4640165        $379,476.26  27.29                          0.250      0.017      0.233
4643078        $337,304.68  70.00                          0.250      0.017      0.483
4644043        $386,124.62  28.36                          0.250      0.017      0.233
4656302        $592,999.16  69.77                          0.250      0.017      0.608
4656468        $396,280.38  66.67                          0.250      0.017      0.108
4659363        $307,951.94  29.52                          0.250      0.017      0.233
4663464        $414,727.41  78.49                          0.250      0.017      0.358
4669453        $362,588.57  68.22                          0.250      0.017      0.233
4674016        $344,127.10  31.55                          0.250      0.017      0.233
4677597        $554,435.36  69.14                          0.250      0.017      0.233
4681292        $993,463.79  31.25                          0.250      0.017      0.358
4687471        $457,025.50  66.19                          0.250      0.017      0.483
4697819        $671,458.61  45.57                          0.250      0.017      0.358
4711081        $593,228.06  50.00                          0.250      0.017      0.483
4739611        $363,092.65  75.05                          0.250      0.017      0.608
4745840        $546,327.27  70.51                          0.250      0.017      0.108
4752671        $347,712.32  57.57                          0.250      0.017      0.358
4757068        $373,920.79  90.00               12         0.250      0.017      0.000
4763736        $312,603.62  71.92                          0.250      0.017      0.608
4773248        $447,058.71  73.17                          0.250      0.017      0.358
4774246        $447,058.71  66.67                          0.250      0.017      0.358
4796280        $882,431.30  70.00                          0.250      0.017      0.233
4799649        $340,653.98  68.80                          0.250      0.017      0.483
4800439        $426,165.74  57.97                          0.250      0.017      0.233
4803334        $610,327.74  55.85                          0.250      0.017      0.483
4829966        $496,696.66  73.08                          0.250      0.017      0.233
4837225        $325,883.26  66.00                          0.250      0.017      0.608
4886255        $427,159.14  61.43                          0.250      0.017      0.233
4898011        $402,816.94  70.68                          0.250      0.017      0.108
4926309        $347,596.80  68.63                          0.250      0.017      0.233
4948915        $471,895.31  73.08                          0.250      0.017      0.358
4952537        $375,380.30  58.13                          0.250      0.017      0.358
4986378        $381,463.05  48.61                          0.250      0.017      0.233
4987798        $516,527.60  62.07                          0.250      0.017      0.108
5104874        $675,507.47  38.86                          0.250      0.017      0.233
5108097        $349,624.50  63.75                          0.250      0.017      0.483
5260543        $432,126.10  44.39                          0.250      0.017      0.233
5465463        $347,636.12  72.16                          0.250      0.017      0.233
5615950        $397,385.51  57.14                          0.250      0.017      0.358
5677935        $361,420.31  50.89                          0.250      0.017      0.108
5760739        $333,884.45  62.64                          0.250      0.017      0.108
5776034        $645,566.01  24.53                          0.250      0.017      0.000
5825876        $448,469.06  79.09                          0.250      0.017      0.000
5945972        $448,501.50  64.29                          0.250      0.017      0.108
5974005        $324,342.92  65.30                          0.250      0.017      0.233
5987797        $454,780.75  71.88                          0.250      0.017      0.358
5990663        $153,003.52  56.73                          0.250      0.017      0.733
6010398        $438,749.80  89.84               13         0.250      0.017      0.233
6027731        $309,838.68  78.75                          0.250      0.017      0.483
6029942        $328,127.75  95.00               13         0.250      0.017      0.608
6120969        $501,230.43  69.12                          0.250      0.017      0.108
6126492        $538,739.17  41.72                          0.250      0.017      0.000
6140304        $745,045.00  64.66                          0.250      0.017      0.233
6158110        $388,444.34  74.48                          0.250      0.017      0.358
6183249        $401,267.29  52.19                          0.250      0.017      0.000
6195126        $978,422.46  53.42                          0.250      0.017      0.108
6200829        $568,299.98  80.00                          0.250      0.017      0.483
6221819        $546,366.34  74.83                          0.250      0.017      0.233
6224465        $317,091.16  80.00                          0.250      0.017      0.233
6241241        $482,798.00  62.84                          0.250      0.017      0.108
6244403        $317,908.42  80.00                          0.250      0.017      0.358
6306110        $847,138.99  60.71                          0.250      0.017      0.000
7743209        $733,279.01  64.17                          0.250      0.017      0.608
8380782        $356,645.89  72.73                          0.250      0.017      0.983
8388275        $712,845.47  72.00                          0.250      0.017      0.233
8422218        $430,139.31  70.98                          0.250      0.017      0.233
8424770        $420,453.73  79.99                          0.250      0.017      0.233
8467470        $643,745.03  66.67                          0.250      0.017      0.608
8576261        $496,731.90  78.89                          0.250      0.017      0.358
8638623        $312,984.94  79.75                          0.250      0.017      0.608
8739349        $547,171.83  51.73                          0.250      0.017      0.108
8754978        $573,813.48  77.85                          0.250      0.017      0.608
8784240        $371,143.38  89.99               12         0.250      0.017      0.733
8797164        $420,866.11  67.67                          0.250      0.017      0.483
8827952        $434,398.53  80.00                          0.250      0.017      0.733
8837556        $355,022.05  65.38                          0.250      0.017      0.733
8863531        $990,063.16  54.02                          0.250      0.017      0.233
8889168        $393,025.26  57.14                          0.250      0.017      0.233
8890384        $916,593.86  44.07                          0.250      0.017      0.608
8891920        $645,796.89  43.33                          0.250      0.017      0.483
8894606        $437,124.08  79.42                          0.250      0.017      0.358
8895499        $594,140.78  54.55                          0.250      0.017      0.483
8899082        $326,790.17  22.00                          0.250      0.017      0.483
8900019        $712,761.06  47.83                          0.250      0.017      0.483
8900125        $990,063.16  52.77                          0.250      0.017      0.233
8905065        $495,136.59  62.50                          0.250      0.017      0.483
8913293        $554,494.41  80.00                          0.250      0.017      0.358
8914805        $639,776.84  30.95                          0.250      0.017      0.733
8916399        $390,431.27  40.52                          0.250      0.017      0.358
8918215        $643,811.90  44.83                          0.250      0.017      0.733
8920751        $723,889.72  56.67                          0.250      0.017      0.483
8923280        $549,543.56  71.15                          0.250      0.017      0.358
8923667        $465,993.39  79.66                          0.250      0.017      0.608
8923802        $980,266.91  23.02                          0.250      0.017      0.358
8926086        $596,120.20  74.53                          0.250      0.017      0.483
8927478        $419,708.68  61.23                          0.250      0.017      0.233
8932003        $365,796.99  69.81                          0.250      0.017      0.733
8932713        $355,641.44  65.45                          0.250      0.017      0.358
8934939        $304,021.31  72.00                          0.250      0.017      0.483
8935618        $779,625.88  52.31                          0.250      0.017      0.483
8939447        $480,825.87  80.00                          0.250      0.017      0.358
9226150        $339,764.61  68.40                          0.250      0.017      0.358
9234279        $541,892.26  34.10                          0.250      0.017      0.233
9268014        $551,255.31  70.00                          0.250      0.017      0.733
9298183        $453,468.51  67.41                          0.250      0.017      0.000
9312497        $422,222.10  34.00                          0.250      0.017      0.358
9324914        $409,278.04  52.48                          0.250      0.017      0.233
9328352        $460,477.98  48.63                          0.250      0.017      0.233
9328610        $364,069.09  61.67                          0.250      0.017      0.358
9330142        $443,177.57  66.07                          0.250      0.017      0.733
9330697        $647,313.84  54.13                          0.250      0.017      0.000
9330817        $510,980.95  68.80                          0.250      0.017      0.483
9331063        $411,619.42  68.21                          0.250      0.017      0.108
9331252        $622,881.86  40.58                          0.250      0.017      0.483
9333804        $322,685.75  69.36                          0.250      0.017      0.733
9334636        $494,761.39  14.07                          0.250      0.017      0.000
9334800        $918,152.63  44.00                          0.250      0.017      0.733
9334927        $693,044.19  26.92                          0.250      0.017      0.233
9335921        $360,079.33  69.05                          0.250      0.017      0.108
9336451        $368,600.99  61.83                          0.250      0.017      0.483
9336557        $470,557.83  65.00                          0.250      0.017      0.608
9336628        $847,229.76  62.96                          0.250      0.017      0.358
9337782        $350,741.85  45.26                          0.250      0.017      0.608
9337842        $448,564.78  75.00                          0.250      0.017      0.608
9337865        $344,682.84  72.29                          0.250      0.017      0.108
9337994        $598,023.35  59.41                          0.250      0.017      0.233
9338134        $473,422.40  63.33                          0.250      0.017      0.358
9338183        $414,332.43  34.75                          0.250      0.017      0.608
9338343        $435,633.87  43.85                          0.250      0.017      0.358
9338397        $357,123.72  53.66                          0.250      0.017      0.858
9339265        $638,433.17  47.78                          0.250      0.017      0.233
9339326        $316,985.78  45.43                          0.250      0.017      0.608
9339589        $397,300.25  60.15                          0.250      0.017      0.000
9339635        $342,793.02  66.35                          0.250      0.017      0.608
9339743        $384,696.24  80.00                          0.250      0.017      0.483
9339950        $761,436.00  70.00                          0.250      0.017      0.233
9340064        $391,148.62  75.00                          0.250      0.017      0.233
9340279        $355,112.71  59.58                          0.250      0.017      0.108
9341190        $323,891.97  52.16                          0.250      0.017      0.483
9341343        $364,824.57  61.25                          0.250      0.017      0.358
9341424        $635,771.74  50.87                          0.250      0.017      0.233
9343917        $417,121.30  34.02                          0.250      0.017      0.233
9344484        $348,846.95  53.85                          0.250      0.017      0.233
9344625        $435,000.00  43.94                          0.250      0.017      0.108
9344923        $548,168.50  45.83                          0.250      0.017      0.108
9345410        $353,800.00  22.11                          0.250      0.017      0.358
9346814        $319,517.05  42.28                          0.250      0.017      0.358
9347663        $304,503.49  76.50                          0.250      0.017      0.108
9349696        $533,237.49  66.88                          0.250      0.017      0.233
9350027        $560,188.05  44.96                          0.250      0.017      0.483
9351188        $386,707.95  29.85                          0.250      0.017      0.108
9351589        $428,526.65  67.16                          0.250      0.017      0.483
9351727        $450,012.58  70.00                          0.250      0.017      0.233
9353173        $647,904.33  38.24                          0.250      0.017      0.483
9354461        $441,042.23  75.00                          0.250      0.017      0.233
9354741        $325,899.35  73.90                          0.250      0.017      0.000
9356619        $538,150.00  65.06                          0.250      0.017      0.733
9358023        $532,458.82  16.49                          0.250      0.017      0.233
9358025        $351,438.40  50.37                          0.250      0.017      0.233
9359162        $588,118.27  69.82                          0.250      0.017      0.608
9361029        $697,743.13  53.85                          0.250      0.017      0.483
9363333        $961,854.96  56.76                          0.250      0.017      0.358
9363884        $398,682.24  55.56                          0.250      0.017      0.233
9434070        $627,902.10  50.40                          0.250      0.017      0.108
9434462        $473,418.25  67.47                          0.250      0.017      0.108
9438397        $450,410.92  41.09                          0.250      0.017      0.233
9439048        $344,399.31  80.00                          0.250      0.017      0.108
9439221        $568,142.30  61.62                          0.250      0.017      0.358
9439517        $403,636.80  48.21                          0.250      0.017      0.000
9439935        $380,727.94  87.61               06         0.250      0.017      0.108
9440407        $444,462.29  59.47                          0.250      0.017      0.358
9440603        $358,000.00  47.73                          0.250      0.017      0.108
9444111        $607,036.53  75.19                          0.250      0.017      0.483
9444305        $391,719.17  65.50                          0.250      0.017      0.358
9444381        $382,721.27  80.00                          0.250      0.017      0.108
9445204        $548,168.50  50.00                          0.250      0.017      0.108
9447287        $456,794.84  80.00                          0.250      0.017      0.000
9448132        $347,712.32  50.00                          0.250      0.017      0.358
9450012        $993,393.35  63.49                          0.250      0.017      0.233
9454385        $409,335.87  80.00                          0.250      0.017      0.483
9454650        $695,226.77  75.00                          0.250      0.017      0.358
9455443        $348,846.95  26.92                          0.250      0.017      0.233
9455949        $398,350.73  48.61                          0.250      0.017      0.233
9456622        $576,126.94  64.44                          0.250      0.017      0.108
9458028        $547,390.71  54.92                          0.250      0.017      0.233
9458895        $943,988.11  51.35                          0.250      0.017      0.733
9460498        $372,495.86  78.29                          0.250      0.017      0.108
9463121        $397,328.92  61.54                          0.250      0.017      0.108
9465168        $389,913.90  72.10                          0.250      0.017      0.108
9468156        $371,848.22  66.61                          0.250      0.017      0.000
9472625        $490,434.71  67.81                          0.250      0.017      0.233
9477937        $337,753.73  73.91                          0.250      0.017      0.233
9482236        $890,880.01  69.23                          0.250      0.017      0.233
9485950        $422,192.16  28.33                          0.250      0.017      0.233
9491747        $386,430.00  70.73                          0.250      0.017      0.233
9492612        $450,223.34  70.00                          0.250      0.017      0.108
9494716        $397,328.92  75.54                          0.250      0.017      0.108
9500698        $731,137.50  80.00                          0.250      0.017      0.233
9868118        $688,499.63  41.87                          0.250      0.017      0.108
9868360        $586,143.66  49.17                          0.250      0.017      0.358
9869107        $747,475.57  55.56                          0.250      0.017      0.000
9869347        $650,000.00  28.89                          0.250      0.017      0.000
9870213        $545,178.49  60.78                          0.250      0.017      0.108
9871507        $342,224.02  63.80                          0.250      0.017      0.233
9873467        $400,000.00  49.54                          0.250      0.017      0.108
9873511        $485,000.00  31.29                          0.250      0.017      0.108
9873883        $332,911.46  66.80                          0.250      0.017      0.358
9874267        $342,745.01  68.66                          0.250      0.017      0.358
9874295        $413,378.60  55.67                          0.250      0.017      0.233
9874568        $358,739.78  55.55                          0.250      0.017      0.358
9874622        $319,326.30  50.23                          0.250      0.017      0.233
9875400        $530,000.00  74.13                          0.250      0.017      0.000
9877540        $637,868.80  80.00                          0.250      0.017      0.108
9878145        $400,862.65  59.78                          0.250      0.017      0.358
9878175        $358,801.50  55.54                          0.250      0.017      0.108
9884116        $387,206.30  77.70                          0.250      0.017      0.108
9891244        $549,810.00  90.00                          0.250      0.017      0.000
9893883        $321,500.00  49.46                          0.250      0.017      0.108
9895955        $319,017.00  45.35                          0.250      0.017      0.233
9900994        $500,000.00  58.14                          0.250      0.017      0.358
9902492        $352,821.18  63.21                          0.250      0.017      0.108
9917284        $300,778.00  36.05                          0.250      0.017      0.108
9917342        $346,865.83  79.09                          0.250      0.017      0.358
9917556        $342,817.13  80.00                          0.250      0.017      0.000
9917673        $353,817.85  59.17                          0.250      0.017      0.108
9917692        $363,758.25  36.50                          0.250      0.017      0.000
9917820        $535,211.79  70.20                          0.250      0.017      0.108
9917850        $333,908.20  58.26                          0.250      0.017      0.358
9917880        $380,714.23  48.48                          0.250      0.017      0.000
9924025        $512,000.00  80.00                          0.250      0.017      0.483
9924874        $513,764.89  62.48                          0.250      0.017      0.000
9924915        $358,826.72  76.60                          0.250      0.017      0.358
9924961        $442,521.48  57.29                          0.250      0.017      0.108
9924962        $398,668.00  74.07                          0.250      0.017      0.108
9924970        $470,162.68  64.62                          0.250      0.017      0.358
9925064        $327,605.43  57.87                          0.250      0.017      0.108
9925114        $469,414.67  58.51                          0.250      0.017      0.000
9925347        $386,680.00  77.60                          0.250      0.017      0.000
9927334        $443,078.89  59.68                          0.250      0.017      0.483

           $266,662,445.31

                                  EXHIBIT F-1B

               [Schedule of Type 1 Mortgage Loans in Group II]


WFMBS
WFMBS   2002-04 EXHIBIT F-1B GROUP II LOANS
30 YEAR FIXED RATE NON-RELOCATION LOANS

(i)           (ii)                                    (iii)        (iv)           (v)             (vi)           (vii)     (viii)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  NET
MORTGAGE                                                           MORTGAGE       MORTGAGE        CURRENT     ORIGINAL     SCHEDULED
LOAN                                         ZIP      PROPERTY     INTEREST       INTEREST        MONTHLY     TERM TO      MATURITY
NUMBER        CITY                  STATE    CODE     TYPE         RATE           RATE            PAYMENT     MATURITY     DATE
------------------------------------------------------------------------------------------------------------------------------------
0077435       ANNAPOLIS             MD       21401    SFD          7.125          6.500          $3,205.55        360      1-Oct-31
0101454       RENO                  NV       89509    SFD          7.000          6.500          $3,007.17        360      1-Nov-31
3854535       ARDMORE               PA       19003    SFD          7.250          6.500          $2,465.97        240      1-Nov-21
4242853       GLENDALE              AZ       85308    SFD          7.750          6.500          $2,245.95        360      1-May-31
4246174       CUTCHOGUE             NY       11935    SFD          8.125          6.500          $2,413.12        360      1-Sep-31
4247538       GREAT NECK            NY       11021    SFD          6.750          6.483          $4,215.89        360      1-Nov-31
4247815       OAKDALE               NY       11769    SFD          6.875          6.500          $2,471.73        360      1-Dec-31
4254350       MERIDIAN              MS       39305    SFD          7.500          6.500          $3,006.62        360      1-Jul-31
4255868       FLAGLER BEACH         FL       32136    SFD          7.625          6.500          $2,208.93        351      1-Oct-30
4256494       PHOENIXVILLE          PA       19460    SFD          7.000          6.500          $3,181.10        360      1-Jan-32
4262220       GREAT FALLS           VA       22066    SFD          7.875          6.500          $3,420.52        360      1-Sep-31
4269235       CAMPBELL              CA       95008    SFD          7.625          6.500          $2,183.55        360      1-Sep-31
4274134       JERICHO               NY       11753    SFD          7.000          6.500          $2,621.30        360      1-Dec-31
4274153       FAIRFIELD             NJ       07004    SFD          7.625          6.500          $3,185.08        360      1-Jan-32
4276006       FOREST HILLS          NY       11375    SFD          7.250          6.500          $3,410.89        360      1-Dec-31
4281932       FAIRFAX               VA       22030    SFD          7.000          6.500          $3,326.52        360      1-Jan-32
4282747       RANDOLPH              NJ       07869    SFD          6.625          6.358          $2,137.04        360      1-Nov-31
4284679       CUTCHOGUE             NY       11935    SFD          7.250          6.500          $1,899.18        360      1-Nov-31
4289535       RESTON                VA       20194    SFD          7.125          6.500          $2,762.25        360      1-Oct-31
4292092       CHEVY CHASE           MD       20815    SFD          6.875          6.500          $2,890.49        360      1-Dec-31
4292184       SARASOTA              FL       34202    SFD          6.500          6.233          $2,869.59        360      1-Dec-31
4292457       EL GRANADA            CA       94018    SFD          6.625          6.358          $2,356.35        360      1-Dec-31
4294651       KATONAH               NY       10536    SFD          6.625          6.358          $2,546.01        360      1-Nov-31
4294984       ARMONK                NY       10504    SFD          6.750          6.483          $3,943.48        360      1-Jan-32
4296542       SEA CLIFF             NY       11579    SFD          7.000          6.500          $2,993.87        360      1-Dec-31
4297284       ATHERTON              CA       94027    SFD          6.750          6.483          $4,199.68        360      1-Dec-31
4297955       POMONA                NY       10970    SFD          6.750          6.483          $2,036.60        360      1-Jan-32
4312503       SAN FRANCISCO         CA       94115    SFD          7.000          6.500          $2,874.11        360      1-Jan-32
4314864       MIDDLETOWN            NJ       07748    SFD          7.000          6.500          $2,295.30        360      1-Jan-32
4317599       ANNAPOLIS             MD       21403    SFD          7.625          6.500          $2,165.85        360      1-Aug-31
4318415       ELKRIDGE              MD       21075    SFD          6.875          6.500          $2,112.03        360      1-Jan-32
4320621       EAGAN                 MN       55123    SFD          7.250          6.500          $2,130.71        360      1-Dec-31
4320721       NEW ROCHELLE          NY       10804    SFD          7.250          6.500          $3,479.10        360      1-Nov-31
4321827       SAN JOSE              CA       95129    SFD          6.750          6.483          $2,166.32        360      1-Dec-31
4321916       DANVILLE              CA       94526    SFD          7.000          6.500          $4,158.15        360      1-Jan-32
4322875       CHANDLER              AZ       85248    SFD          7.000          6.500          $2,049.14        360      1-Jan-32
4323480       MCALLEN               TX       78504    SFD          6.875          6.500          $3,783.91        360      1-Jan-32
4327098       SHERMAN OAKS          CA       91401    SFD          6.875          6.500          $4,007.27        360      1-Dec-31
4330425       PACIFICA              CA       94044    SFD          7.250          6.500          $2,114.75        360      1-Dec-31
4330784       FOREST HILLS          NY       11375    COP          7.250          6.500          $669.99          360      1-Nov-31
4334479       HINGHAM               MA       02043    SFD          6.750          6.483          $3,210.57        360      1-Dec-31
4335375       WASHIGNTON DC         DC       20015    SFD          6.750          6.483          $2,691.69        360      1-Jan-32
4338209       IRVINE                CA       92620    SFD          6.875          6.500          $2,969.32        360      1-Dec-31
4339546       NORTH HUNTING         PA       15642    SFD          7.125          6.500          $2,223.27        360      1-Dec-31
4340700       SPARTANBURG           SC       29306    SFD          6.875          6.500          $2,167.87        360      1-Nov-31
4341625       CHICAGO               IL       60622    MF2          6.875          6.500          $3,040.55        240      1-Jan-22
4342026       ROCHESTER             MN       55902    SFD          7.000          6.500          $3,774.89        360      1-Dec-31
4342662       SAN JOSE              CA       95119    SFD          6.875          6.500          $2,272.98        360      1-Jan-32
4342893       LAGUNA BEACH          CA       92651    SFD          7.125          6.500          $3,466.29        360      1-Jan-32
4344919       POST FALLS            ID       83845    SFD          7.000          6.500          $2,634.60        360      1-Oct-31
4348121       LOS ANGELES           CA       90046    SFD          6.750          6.483          $2,497.11        360      1-Dec-31
4348487       HUNTINGTON BE         CA       92648    SFD          6.875          6.500          $2,943.05        360      1-Dec-31
4350713       ARLINGTON             VA       22207    SFD          7.125          6.500          $2,560.13        360      1-Nov-31
4352261       STUDIO CITY           CA       91604    SFD          6.875          6.500          $4,270.04        360      1-Dec-31
4354350       BRANDON               MS       39042    SFD          7.250          6.500          $2,319.40        360      1-Oct-31
4354554       WOODMERE              NY       11598    SFD          7.500          6.500          $2,674.50        360      1-Nov-31
4355387       AMES                  NE       68621    SFD          6.875          6.500          $2,573.85        360      1-Jan-32
4356372       NEW YORK              NY       10128    HCO          7.625          6.500          $3,369.10        360      1-Nov-31
4356901       HUNTINGTON WO         MI       48070    SFD          7.125          6.500          $2,329.72        360      1-Jan-32
4356982       LOS ANGELES           CA       90049    SFD          6.875          6.500          $4,138.65        360      1-Dec-31
4357279       LEESBURG              VA       20175    SFD          6.750          6.483          $2,184.15        360      1-Nov-31
4357420       NEW HOLLAND           PA       17557    SFD          6.750          6.483          $2,373.87        360      1-Dec-31
4357789       LOS ALTOS             CA       94024    SFD          6.750          6.483          $2,380.36        360      1-Dec-31
4357826       AMBLER                PA       19002    SFD          6.875          6.500          $2,292.69        360      1-Jan-32
4359437       EDGEWATER             MD       21037    SFD          6.875          6.500          $2,463.49        360      1-Jan-32
4359494       NORTHEAST HAR         ME       04662    SFD          7.250          6.500          $2,728.71        360      1-Nov-31
4359699       BETHESDA              MD       20817    SFD          6.750          6.483          $1,984.72        360      1-Jan-32
4360221       NEWTON                MA       02468    SFD          7.375          6.500          $2,210.17        360      1-Dec-31
4361272       CENTREVILLE           VA       20120    SFD          6.875          6.500          $2,184.29        360      1-Jan-32
4361608       NANTUCKET             MA       02554    SFD          6.750          6.483          $4,864.49        360      1-Jan-32
4361724       WEST ISLIP            NY       11795    SFD          6.750          6.483          $2,094.98        360      1-Jan-32
4362017       KILDEER               IL       60047    SFD          6.875          6.500          $2,732.83        360      1-Jan-32
4362121       MORRISTOWN            NJ       07960    SFD          6.875          6.500          $1,997.07        360      1-Jan-32
4362425       MALVERN               PA       19355    SFD          7.250          6.500          $6,821.76        360      1-Dec-31
4362452       MANASSAS              VA       20112    SFD          6.750          6.483          $2,005.79        360      1-Dec-31
4362504       RESTON                VA       20194    SFD          7.000          6.500          $2,945.63        360      1-Dec-31
4363066       POTOMAC               MD       20854    SFD          6.875          6.500          $3,941.58        360      1-Jan-32
4363413       MORGANVILLE           NJ       07751    SFD          6.750          6.483          $2,305.34        360      1-Jan-32
4363966       SAN LUIS OBIS         CA       93401    SFD          6.875          6.500          $2,102.17        360      1-Nov-31
4364021       LEESBURG              VA       20176    PUD          6.875          6.500          $2,328.16        360      1-Oct-31
4364192       SPRING LAKE           NJ       07762    SFD          6.875          6.500          $6,569.29        360      1-Nov-31
4364247       HILLIARD              OH       43026    SFD          6.875          6.500          $1,919.87        360      1-Dec-31
4364552       PLEASANTON            CA       94588    SFD          6.875          6.500          $2,364.95        360      1-Jan-32
4365523       BLACKLICK             OH       43004    SFD          7.000          6.500          $2,707.78        360      1-Dec-31
4365663       VIENNA                VA       22182    SFD          6.875          6.500          $2,532.14        360      1-Jan-32
4366224       MELBOURNE BEA         FL       32951    MF2          7.375          6.500          $2,313.77        360      1-Dec-31
4366295       INCLINE VILLA         NV       89451    SFD          6.750          6.483          $2,583.37        360      1-Dec-31
4366398       DARIEN                CT       06820    SFD          6.750          6.483          $3,243.00        360      1-Jan-32
4366446       BIRMINGHAM            MI       48009    SFD          7.250          6.500          $4,052.13        360      1-Dec-31
4367035       PORTSMOUTH            NH       03801    SFD          7.125          6.500          $2,391.71        360      1-Nov-31
4367148       CORAL GABLES          FL       33133    SFD          6.750          6.483          $2,594.39        360      1-Dec-31
4367188       ARLINGTON             VA       22201    SFD          6.875          6.500          $2,427.36        360      1-Jan-32
4367295       ALEXANDRIA            VA       22304    PUD          6.750          6.483          $2,191.94        360      1-Nov-31
4367982       SILOAM SPRING         AR       72761    SFD          7.000          6.500          $2,437.00        360      1-Dec-31
4368020       LOUDONVILLE           NY       12211    SFD          7.000          6.500          $5,488.75        360      1-Dec-31
4368608       SOUTH SAN FRA         CA       94080    SFD          6.875          6.500          $2,118.60        360      1-Jan-32
4370776       SAINT ROSE            LA       70087    SFD          7.000          6.500          $2,128.97        360      1-Dec-31
4370935       WASHINGTON            DC       20015    SFD          7.000          6.500          $2,761.01        360      1-Dec-31
4371455       NEW YORK              NY       10128    HCO          7.000          6.500          $4,124.88        360      1-Jan-32
4371606       MILTON                MA       02186    SFD          6.875          6.500          $2,811.66        360      1-Dec-31
4371934       WESTWOOD              MA       02090    SFD          7.125          6.500          $2,425.39        360      1-Nov-31
4372158       OAK HILL              VA       20171    PUD          6.750          6.483          $2,994.25        360      1-Nov-31
4372249       CLIFFTON              VA       20124    PUD          7.000          6.500          $3,526.10        360      1-Dec-31
4372369       CLIFTON               VA       20124    SFD          6.750          6.483          $2,134.21        360      1-Dec-31
4372385       LEXINGTON             MA       02421    SFD          6.875          6.500          $4,270.04        360      1-Dec-31
4372466       DANVILLE              CA       94526    SFD          6.750          6.483          $2,923.89        360      1-Jan-32
4373160       LAFAYETTE             CA       94549    SFD          6.750          6.483          $3,080.85        360      1-Jan-32
4373436       LYNNFIELD             MA       01940    SFD          6.875          6.500          $3,284.64        360      1-Dec-31
4373770       TARZANA               CA       91356    SFD          6.750          6.483          $3,100.30        360      1-Dec-31
4374006       STUDIO CITY           CA       91604    SFD          7.000          6.500          $3,559.37        360      1-Dec-31
4374303       LONGPORT              NJ       08403    SFD          6.875          6.500          $2,975.89        360      1-Dec-31
4374317       CORAL GABLES          FL       33134    SFD          6.750          6.483          $2,918.70        360      1-Jan-32
4374375       BROOKLINE             MA       02446    SFD          6.875          6.500          $4,237.20        360      1-Dec-31
4374558       SHREWSBURY            NJ       07702    SFD          6.875          6.500          $2,466.12        360      1-Dec-31
4374637       STAMFORD              CT       06903    SFD          6.875          6.500          $2,995.60        360      1-Dec-31
4375355       CHEVY CHASE           MD       20815    SFD          6.750          6.483          $2,620.34        360      1-Jan-32
4375451       WEST BLOOMFIE         MI       48322    SFD          6.875          6.500          $3,810.19        360      1-Jan-32
4375492       WEST ROXBURY          MA       02132    SFD          7.000          6.500          $2,794.28        360      1-Nov-31
4375555       HINGHAM               MA       02043    SFD          6.875          6.500          $2,627.72        360      1-Dec-31
4375647       CARLISLE              MA       01741    SFD          6.875          6.500          $3,941.58        360      1-Jan-32
4375679       RIVERDALE             NY       10471    SFD          6.750          6.483          $2,094.98        360      1-Dec-31
4375936       BRYN MAWR             PA       19010    SFD          6.750          6.483          $2,049.57        360      1-Jan-32
4376065       SAN CLEMENTE          CA       92672    SFD          6.750          6.483          $2,464.68        360      1-Dec-31
4376193       NEEDHAM               MA       02492    SFD          6.875          6.500          $2,857.65        360      1-Dec-31
4376781       CASTRO VALLEY         CA       94552    SFD          7.375          6.500          $2,783.43        360      1-Dec-31
4377005       HUGO                  MN       55038    SFD          7.250          6.500          $3,605.30        360      1-Dec-31
4377250       BRYN MAWR             PA       19010    SFD          7.000          6.500          $4,324.47        360      1-Nov-31
4377364       WOODSTOCK             IL       60098    SFD          7.250          6.500          $2,182.97        360      1-Nov-31
4377400       VILLANOVA             PA       19085    SFD          6.875          6.500          $2,608.01        360      1-Dec-31
4377769       CHINO HILLS           CA       91709    SFD          7.500          6.500          $2,227.00        360      1-Jan-32
4377813       SAN MATEO             CA       94403    SFD          6.750          6.483          $2,983.56        360      1-Jan-32
4377829       RANCHO PALOS          CA       90275    SFD          7.125          6.500          $2,314.23        360      1-Nov-31
4377834       MANHATTAN BEA         CA       90266    SFD          6.875          6.500          $3,301.60        240      1-Dec-21
4377871       BROOKLYN              NY       11229    SFD          6.750          6.483          $4,189.94        360      1-Nov-31
4378061       SAINT CHARLES         IL       60175    SFD          6.750          6.483          $1,984.07        360      1-Jan-32
4378460       ALPHARETTA            GA       30004    SFD          6.875          6.500          $2,943.04        360      1-Dec-31
4378677       BELLAIRE              TX       77401    SFD          6.750          6.483          $2,367.38        360      1-Nov-31
4378678       HOUSTON               TX       77019    SFD          6.750          6.483          $3,193.70        360      1-Dec-31
4378714       FRAMINGHAM            MA       01701    SFD          6.875          6.500          $2,693.41        360      1-Dec-31
4379172       RICHMOND              CA       94803    SFD          6.875          6.500          $2,575.16        360      1-Nov-31
4379199       NORTH POTOMAC         MD       20878    SFD          6.750          6.483          $2,724.12        360      1-Jan-32
4379505       NEW CANAAN            CT       06840    SFD          7.375          6.500          $3,859.15        360      1-Jan-32
4379689       CLARKSVILLE           MD       21029    SFD          7.125          6.500          $2,420.90        360      1-Jan-32
4379707       WEST HILLS            CA       91307    SFD          7.000          6.500          $3,672.47        360      1-Nov-31
4379859       LAFAYETTE             CA       94549    SFD          7.375          6.500          $2,503.01        360      1-Nov-31
4380095       DARIEN                CT       06820    SFD          7.125          6.500          $3,053.00        240      1-Jan-22
4380249       POMPANO               FL       33062    SFD          7.000          6.500          $2,993.87        360      1-Jan-32
4380300       MCLEAN                VA       22101    SFD          6.875          6.500          $2,148.16        360      1-Jan-32
4380373       RIVERTON              NJ       08077    SFD          6.875          6.500          $3,264.94        360      1-Dec-31
4380494       GRANITE BAY           CA       95746    SFD          6.750          6.483          $3,180.73        360      1-Dec-31
4380546       LOS ANGELES           CA       90068    SFD          6.875          6.500          $2,956.18        360      1-Dec-31
4380704       SUFFERN               NY       10901    SFD          6.750          6.483          $2,334.96        360      1-Jan-32
4380836       ALPHARETTA            GA       30004    SFD          6.750          6.483          $2,334.96        360      1-Dec-31
4381018       PORTLAND              OR       97210    SFD          6.875          6.500          $3,192.67        360      1-Dec-31
4381026       SISTERS               OR       97759    SFD          6.875          6.500          $3,395.01        360      1-Dec-31
4381685       CUPERTINO             CA       95014    SFD          7.125          6.500          $2,715.09        360      1-Dec-31
4381693       FAIRFIELD             CT       06430    SFD          6.750          6.483          $2,360.90        360      1-Jan-32
4381831       GRAND RAPIDS          MI       49546    LCO          6.875          6.500          $2,269.67        360      1-Jan-32
4382475       SAN JOSE              CA       95120    SFD          6.750          6.483          $3,703.50        360      1-Dec-31
4382521       HUNTINGTON BE         CA       92648    SFD          6.875          6.500          $4,270.04        360      1-Dec-31
4382720       MORGANVILLE           NJ       07751    SFD          6.750          6.483          $3,210.56        360      1-Dec-31
4383722       OCONOMOWOC            WI       53066    SFD          6.875          6.500          $2,529.18        360      1-Jan-32
4384337       INCLINE VILLA         NV       89451    SFD          6.750          6.483          $3,697.01        360      1-Dec-31
4384396       WATSONVILLE           CA       95076    SFD          6.750          6.483          $3,405.14        360      1-Dec-31
4384486       PACIFIC PALIS         CA       90272    SFD          7.375          6.500          $6,873.60        360      1-Nov-31
4384501       BRINKLOW              MD       20862    SFD          6.875          6.500          $2,207.29        360      1-Jan-32
4384722       PEACHTREE CIT         GA       30269    SFD          6.750          6.483          $2,478.12        360      1-Dec-31
4384785       PIEDMONT              CA       94611    SFD          6.875          6.500          $2,338.67        360      1-Dec-31
4384858       HOLLYWOOD             FL       33312    SFD          7.000          6.500          $2,479.59        360      1-Jan-32
4385044       TOWN   COUNTR         MO       63017    SFD          6.875          6.500          $2,167.87        360      1-Dec-31
4385106       JUNO BEACH            FL       33408    SFD          6.875          6.500          $3,126.99        360      1-Jan-32
4385186       BATON ROUGE           LA       70810    SFD          6.750          6.483          $2,127.41        360      1-Dec-31
4385278       LAGUNA NIGUEL         CA       92677    SFD          6.875          6.500          $2,610.57        240      1-Jan-22
4385340       SPRINGFIELD           OR       97478    SFD          6.750          6.483          $4,118.60        360      1-Jan-32
4385370       CARSON CITY           NV       89703    SFD          7.250          6.500          $3,069.79        360      1-Nov-31
4385437       NORTH ANDOVER         MA       01845    SFD          7.000          6.500          $2,528.15        360      1-Jan-32
4385632       SAN DIEGO             CA       92122    SFD          6.875          6.500          $2,562.03        360      1-Dec-31
4385654       MEAD                  CO       80542    SFD          7.125          6.500          $2,034.63        360      1-Nov-31
4385669       EL SEGUNDO            CA       90245    SFD          6.750          6.483          $3,459.66        240      1-Jan-22
4386155       WHITEHOUSE ST         NJ       08889    SFD          6.875          6.500          $2,391.23        360      1-Jan-32
4386321       HASTINGS-ON-H         NY       10706    SFD          6.875          6.500          $2,667.14        360      1-Jan-32
4386460       NEEDHAM               MA       02492    SFD          6.750          6.483          $2,023.63        360      1-Dec-31
4386493       MOUNTIAN VIEW         CA       94043    SFD          6.750          6.483          $3,516.70        360      1-Dec-31
4386891       RANCHO SANTA          ITA      92688    SFD          6.875          6.500          $2,785.38        360      1-Nov-31
4386916       GREENWICH             CT       06830    SFD          6.875          6.500          $6,503.60        360      1-Dec-31
4386932       FISHERS               IN       46038    SFD          6.750          6.483          $3,243.00        360      1-Dec-31
4387016       SAN DIEGO             CA       92109    SFD          7.000          6.500          $3,991.82        360      1-Dec-31
4387043       NEW FAIRFIELD         CT       06812    SFD          6.875          6.500          $2,425.39        360      1-Jan-32
4387111       SAN FRANCISCO         CA       94131    LCO          6.750          6.483          $2,081.48        360      1-Jan-32
4387427       NOVATO                CA       94945    SFD          6.750          6.483          $3,197.59        360      1-Dec-31
4387477       MOUNTAINSIDE          NJ       07092    SFD          6.750          6.483          $2,237.67        360      1-Jan-32
4387571       BETHESDA              MD       20816    SFD          6.750          6.483          $4,012.65        360      1-Jan-32
4387590       ORANGE                CA       92867    SFD          6.750          6.483          $2,626.83        360      1-Nov-31
4387637       ALAMO                 CA       94507    SFD          7.000          6.500          $3,160.19        360      1-Dec-31
4387855       LABADIE               MO       63055    SFD          6.875          6.500          $3,145.38        360      1-Nov-31
4388211       ROCKVILLE             MD       20853    SFD          6.750          6.483          $3,351.08        240      1-Dec-21
4388382       OAKLAND               CA       94611    SFD          7.250          6.500          $3,172.12        360      1-Dec-31
4388567       OAKLAND               CA       94705    SFD          6.750          6.483          $5,869.82        360      1-Dec-31
4388827       BATON ROUGE           LA       70817    SFD          6.875          6.500          $3,241.94        360      1-Dec-31
4389012       BETHESDA              MD       20817    SFD          6.875          6.500          $2,371.52        360      1-Jan-32
4389210       PRINCETON             NJ       08540    SFD          6.875          6.500          $3,376.62        360      1-Jan-32
4389569       WEST WINDSOR          NJ       08550    SFD          6.875          6.500          $2,259.84        360      1-Jan-32
4390023       BROOMFIELD            CO       80020    SFD          7.000          6.500          $2,268.69        360      1-Dec-31
4390221       KENSINGTON            MD       20895    SFD          6.875          6.500          $2,438.85        360      1-Dec-31
4390919       MORGAN HILL           CA       95037    SFD          6.875          6.500          $3,376.62        360      1-Dec-31
4390949       PASADENA              CA       91106    SFD          6.750          6.483          $4,215.89        360      1-Jan-32
4390991       PRINCETON             NJ       08540    SFD          7.000          6.500          $2,641.26        360      1-Jan-32
4391302       SPRINGFIELD           MO       65809    SFD          7.125          6.500          $3,126.05        360      1-Dec-31
4391457       NEEDHAM               MA       02492    SFD          7.000          6.500          $2,252.05        360      1-Jan-32
4391475       HARAHAN               LA       70123    SFD          7.000          6.500          $5,056.30        360      1-Dec-31
4391980       FRISCO                TX       75034    SFD          6.750          6.483          $2,360.90        360      1-Nov-31
4392041       SANTA BARBARA         CA       93111    SFD          7.000          6.500          $2,262.03        360      1-Jan-32
4392396       BRYN MAWR             PA       19010    SFD          6.750          6.483          $2,918.69        360      1-Dec-31
4392740       BERNARDS TOWN         NJ       07920    SFD          6.875          6.500          $3,120.42        360      1-Jan-32
4393301       MARIETTA              GA       30062    SFD          7.000          6.500          $2,248.73        360      1-Jan-32
4393561       SAN JOSE              CA       95124    SFD          6.875          6.500          $2,542.32        360      1-Jan-32
4394997       LA CANADA-FLI         E        91011    SFD          6.750          6.483          $4,611.54        360      1-Dec-31
4395104       SADDLE RIVER          NJ       07458    SFD          6.750          6.483          $2,594.40        360      1-Jan-32
4395355       LARCHMONT             NY       10538    SFD          6.750          6.483          $5,837.39        360      1-Jan-32
4395974       BANNER ELK            NC       28604    SFD          6.875          6.500          $2,808.38        360      1-Jan-32
4396137       FALLS CHURCH          VA       22042    SFD          7.250          6.500          $3,301.73        360      1-Nov-31
4396360       SANIBEL               FL       33957    LCO          6.750          6.483          $3,243.00        360      1-Jan-32
4396379       NEW CANAAN            CT       06840    SFD          7.000          6.500          $5,987.73        360      1-Jan-32
4396443       CAPE FAIR             MO       65624    SFD          7.000          6.500          $2,591.35        360      1-Dec-31
4396534       FRAMINGHAM            MA       01701    SFD          7.000          6.500          $2,661.21        360      1-Dec-31
4396614       LOS GATOS             CA       95030    SFD          6.750          6.483          $3,243.00        360      1-Dec-31
4396927       VERONA                NJ       07044    SFD          7.250          6.500          $2,674.13        360      1-Dec-31
4397484       WALNUT CREEK          CA       94598    SFD          7.000          6.500          $2,574.73        360      1-Jan-32
4397685       SANTA CRUZ            CA       95062    SFD          6.750          6.483          $2,626.83        360      1-Dec-31
4397771       ATLANTA               GA       30305    LCO          6.750          6.483          $3,956.45        360      1-Dec-31
4398078       MCLEAN                VA       22101    SFD          6.750          6.483          $2,659.26        360      1-Dec-31
4398160       BROOKLINE             MA       02467    SFD          7.000          6.500          $4,000.37        300      1-Dec-26
4398200       MERCER ISLAND         WA       98040    SFD          7.250          6.500          $2,994.08        360      1-Dec-31
4398487       GLENVIEW              IL       60025    SFD          6.875          6.500          $2,956.18        360      1-Dec-31
4398571       DUNN LORING           VA       22027    SFD          6.875          6.500          $3,468.59        360      1-Jan-32
4398662       DANA POINT            CA       92629    SFD          6.750          6.483          $2,516.57        360      1-Jan-32
4398695       NEWPORT BEACH         CA       92660    PUD          7.250          6.500          $6,801.98        360      1-Oct-31
4398833       SEVERNA PARK          MD       21146    SFD          6.750          6.483          $1,958.77        360      1-Jan-32
4398854       HUNTINGTON BE         CA       92649    SFD          6.750          6.483          $2,594.40        360      1-Dec-31
4398877       ORLEANS               MA       02653    SFD          6.750          6.483          $2,977.07        360      1-Jan-32
4398925       STEWART MANOR         NY       11530    SFD          6.875          6.500          $2,548.88        360      1-Jan-32
4399089       LOS GATOS             CA       95032    SFD          6.875          6.500          $2,102.18        360      1-Dec-31
4399254       WASHINGTON            DC       20009    SFD          6.750          6.483          $4,215.89        360      1-Jan-32
4399538       RYE                   NY       10580    SFD          6.875          6.500          $5,248.87        360      1-Jan-32
4399567       WOODBURY              MN       55125    SFD          7.000          6.500          $2,212.14        360      1-Dec-31
4399642       LOS GATOS             CA       95032    SFD          6.875          6.500          $3,711.65        360      1-Jan-32
4399768       PALO ALTO             CA       94301    SFD          6.750          6.483          $3,502.43        360      1-Dec-31
4399934       MADISON               NJ       07940    LCO          6.875          6.500          $2,165.24        360      1-Jan-32
4400010       LEXINGTON             MA       02420    SFD          7.000          6.500          $2,794.28        360      1-Jan-32
4400235       PHILADELPHIA          PA       19103    SFD          6.875          6.500          $2,772.24        360      1-Dec-31
4400383       CASTRO VALLEY         CA       94552    LCO          7.250          6.500          $2,067.00        360      1-Jan-32
4400403       RIVERSIDE             CA       92506    SFD          6.875          6.500          $2,207.29        360      1-Dec-31
4400410       SAN JOSE              CA       95136    PUD          6.750          6.483          $2,886.27        360      1-Dec-31
4400560       REDLANDS              CA       92373    SFD          7.125          6.500          $3,122.02        360      1-Jan-32
4400820       LOS ANGELES           CA       90049    SFD          6.750          6.483          $4,118.60        360      1-Dec-31
4400863       MOORPARK              CA       93021    SFD          6.875          6.500          $2,463.48        360      1-Dec-31
4400977       SAN DIEGO             CA       92127    SFD          6.875          6.500          $2,719.69        360      1-Dec-31
4401084       CULVER CITY           CA       90230    SFD          6.875          6.500          $1,970.79        360      1-Dec-31
4401249       WILMETTE              IL       60091    SFD          6.750          6.483          $3,405.15        360      1-Jan-32
4401328       WELLESLEY             MA       02481    SFD          7.125          6.500          $2,504.89        360      1-Dec-31
4401462       NANTUCKET             MA       02554    SFD          7.125          6.500          $6,400.33        360      1-Dec-31
4401502       SAN CARLOS            CA       94070    SFD          7.250          6.500          $3,738.33        360      1-Dec-31
4401744       HILLSBOROUGH          CA       94010    SFD          6.750          6.483          $6,485.99        360      1-Dec-31
4401770       SAN CARLOS            CA       94070    SFD          6.875          6.500          $2,128.45        360      1-Jan-32
4402123       GREENVILLE            SC       29605    SFD          6.750          6.483          $2,480.89        360      1-Dec-31
4402247       SAN DIEGO             CA       92131    SFD          6.750          6.483          $3,518.65        360      1-Jan-32
4402252       SANTA ROSA BE         FL       32459    SFD          7.125          6.500          $2,337.81        360      1-Dec-31
4402443       MANCHESTER            MA       01944    SFD          7.125          6.500          $2,526.45        360      1-Jan-32
4402468       BLYTHEWOOD            SC       29016    SFD          7.000          6.500          $2,062.44        360      1-Dec-31
4402974       PALO ALTO             CA       94303    SFD          6.750          6.483          $3,943.48        360      1-Dec-31
4403195       SAINT PETERSB         FL       33715    SFD          6.750          6.483          $3,761.87        360      1-Jan-32
4403249       FAR HILLS             NJ       07931    SFD          6.750          6.483          $3,584.16        360      1-Jan-32
4403528       LOUISVILLE            KY       40245    SFD          7.000          6.500          $5,292.49        360      1-Jan-32
4403541       CAMDEN                DE       19934    SFD          6.875          6.500          $2,890.49        360      1-Jan-32
4403604       GAITHERSBURG          MD       20879    SFD          6.750          6.483          $2,537.32        360      1-Dec-31
4403624       HUNTINGTOWN           MD       20639    SFD          7.375          6.500          $2,815.23        240      1-Nov-21
4403633       VIENNA                VA       22182    SFD          6.750          6.483          $2,600.88        360      1-Jan-32
4403664       BELMONT               MA       02478    SFD          6.875          6.500          $2,568.59        360      1-Dec-31
4403844       COLORADO SPRI         CO       80919    SFD          6.750          6.483          $2,464.68        360      1-Dec-31
4404015       DEL MAR               CA       92014    SFD          6.750          6.483          $6,356.27        360      1-Dec-31
4404061       REDMOND               WA       98053    SFD          7.000          6.500          $2,910.70        360      1-Dec-31
4404149       HAM LAKE              MN       55304    SFD          6.750          6.483          $3,015.98        360      1-Dec-31
4404189       RANCHO MIRAGE         CA       92270    SFD          6.875          6.500          $3,408.15        360      1-Nov-31
4404219       SANTA CRUZ            CA       95065    SFD          7.000          6.500          $2,328.56        360      1-Dec-31
4404826       LEESBURG              VA       20175    SFD          6.875          6.500          $2,138.63        360      1-Dec-31
4404863       MORAGA                CA       94556    SFD          6.875          6.500          $2,535.75        360      1-Dec-31
4404897       SEBASTOPOL            CA       95472    SFD          6.875          6.500          $2,627.72        360      1-Jan-32
4404993       POTOMAC               MD       20854    SFD          6.750          6.483          $3,294.88        360      1-Dec-31
4405174       EASTON                CT       06612    SFD          6.875          6.500          $2,627.72        360      1-Jan-32
4405469       BREA                  CA       92821    SFD          7.125          6.500          $2,640.98        360      1-Dec-31
4405481       CALABASAS             CA       91302    SFD          6.875          6.500          $2,765.68        360      1-Jan-32
4405488       GOLDEN                CO       80401    SFD          6.750          6.483          $2,267.17        360      1-Dec-31
4405602       LOS ALTOS             CA       94022    SFD          6.750          6.483          $4,164.00        360      1-Dec-31
4405696       ENCINITAS             CA       92024    SFD          6.750          6.483          $1,991.20        360      1-Dec-31
4405758       HUNTINGTON BE         CA       92646    SFD          7.250          6.500          $2,148.86        360      1-Dec-31
4405776       RICHARDSON            TX       75082    PUD          6.750          6.483          $2,853.18        360      1-Nov-31
4405819       LANCASTER             PA       17601    SFD          7.000          6.500          $3,998.47        360      1-Jan-32
4405877       DEFIANCE              MO       63341    SFD          6.750          6.483          $4,049.85        360      1-Jan-32
4405937       SUGARLOAF             FL       33044    SFD          7.000          6.500          $2,927.34        360      1-Dec-31
4406389       YORBA LINDA           CA       92886    SFD          6.875          6.500          $4,110.08        360      1-Nov-31
4406471       BIRMINGHAM            MI       48009    SFD          7.125          6.500          $2,728.57        360      1-Nov-31
4406512       ANDOVER               MA       01810    SFD          6.750          6.483          $2,380.36        360      1-Dec-31
4406539       LOS ALTOS             CA       94024    SFD          7.000          6.500          $4,144.84        360      1-Dec-31
4406621       UPPER SADDLE          NJ       07458    SFD          7.000          6.500          $5,821.40        360      1-Jan-32
4407515       BETHESDA              MD       20814    SFD          6.875          6.500          $2,154.73        360      1-Jan-32
4407807       CHESAPEAKE CI         MD       21915    SFD          6.750          6.483          $2,270.10        360      1-Dec-31
4407824       CARMEL                IN       46032    SFD          6.750          6.483          $4,215.89        360      1-Dec-31
4407877       MIDDLETOWN            NY       10940    SFD          6.750          6.483          $2,043.09        360      1-Jan-32
4408438       SOUTH ORANGE          NJ       07079    SFD          7.375          6.500          $2,348.30        360      1-Jan-32
4408616       NORTH BETHESD         MD       20852    SFD          6.875          6.500          $2,266.41        360      1-Jan-32
4408964       PALM DESERT           CA       92211    SFD          7.000          6.500          $2,621.30        360      1-Dec-31
4409051       LAGUNA HILLS          CA       92653    SFD          6.750          6.483          $2,500.35        360      1-Dec-31
4409168       FALLS CHURCH          VA       22043    SFD          6.750          6.483          $3,706.74        360      1-Jan-32
4409180       CORTE MADERA          CA       94925    SFD          7.375          6.500          $2,851.11        360      1-Jan-32
4409289       DOYLESTOWN            PA       18901    SFD          6.750          6.483          $3,567.29        360      1-Dec-31
4409310       SAN JOSE              CA       95138    SFD          6.750          6.483          $3,008.85        360      1-Jan-32
4409326       LOS ALTOS             CA       94024    SFD          6.750          6.483          $3,891.59        360      1-Jan-32
4409485       SAN DIEGO             CA       92107    SFD          6.875          6.500          $2,312.39        360      1-Dec-31
4409691       WILMINGTON            NC       28409    SFD          6.750          6.483          $5,837.39        360      1-Dec-31
4409897       ACTON                 MA       01720    LCO          6.500          6.233          $2,561.14        360      1-Jan-32
4409943       CHADDS FORD           PA       19317    SFD          6.875          6.500          $3,941.58        360      1-Dec-31
4410014       WAYNE                 NJ       07470    SFD          6.875          6.500          $2,660.57        360      1-Jan-32
4410237       PLEASANTON            CA       94566    SFD          6.750          6.483          $4,215.89        360      1-Dec-31
4410268       MOORPARK              CA       93021    SFD          7.000          6.500          $2,328.56        360      1-Dec-31
4410269       FREMONT               CA       94539    SFD          6.750          6.483          $2,724.12        360      1-Dec-31
4410847       OAKDALE               NY       11769    SFD          7.250          6.500          $2,148.86        360      1-Jan-32
4411118       CARROLLTON            TX       75007    SFD          6.750          6.483          $2,432.24        360      1-Dec-31
4411147       MAMMOTH LAKES         CA       93546    SFD          6.750          6.483          $2,270.10        360      1-Jan-32
4411493       CHARLOTTE             NC       28277    SFD          6.750          6.483          $3,178.14        360      1-Jan-32
4411583       MORRISON              CO       80465    SFD          6.750          6.483          $2,570.19        300      1-Dec-26
4411653       MILL VALLEY           CA       94941    SFD          6.875          6.500          $2,529.18        360      1-Jan-32
4411712       SUNNYVALE             CA       94086    SFD          7.250          6.500          $3,192.59        360      1-Jan-32
4411755       DEL MAR               CA       92014    SFD          7.000          6.500          $2,807.58        360      1-Jan-32
4411844       SPICEWOOD             TX       78669    SFD          6.875          6.500          $4,270.04        360      1-Dec-31
4412129       NEWTON                MA       02459    SFD          7.250          6.500          $2,558.17        360      1-Jan-32
4412242       BEVERLY HILLS         CA       90210    SFD          7.000          6.500          $1,995.91        360      1-Dec-31
4412379       MILLSBORO             DE       19966    SFD          7.000          6.500          $2,262.03        360      1-Jan-32
4412382       RANDOLPH              NJ       07869    SFD          6.750          6.483          $2,283.07        360      1-Jan-32
4412489       NEWTON                MA       02466    SFD          6.750          6.483          $2,237.67        360      1-Jan-32
4412846       FRISCO                TX       75034    SFD          6.875          6.500          $2,693.41        360      1-Jan-32
4413292       LOS ANGELES           CA       90049    SFD          6.750          6.483          $5,798.47        360      1-Dec-31
4413424       ORINDA                CA       94563    SFD          7.000          6.500          $2,528.15        360      1-Jan-32
4413560       SIERRA MADRE          CA       91024    SFD          6.875          6.500          $3,238.66        360      1-Jan-32
4413770       DALLAS                TX       75229    SFD          6.875          6.500          $3,268.23        360      1-Dec-31
4414016       NEWPORT BEACH         CA       92660    SFD          7.250          6.500          $2,708.24        360      1-Jan-32
4414027       CHAGRIN FALLS         OH       44022    SFD          6.750          6.483          $3,891.59        360      1-Dec-31
4414144       SCOTTSDALE            AZ       85259    SFD          6.750          6.483          $2,701.42        360      1-Jan-32
4414307       DALLAS                TX       75248    SFD          7.000          6.500          $5,255.89        360      1-Jan-32
4414433       EVERGREEN             CO       80439    SFD          7.000          6.500          $3,379.74        360      1-Nov-31
4414575       CHELTENHAM            MD       20632    PUD          6.875          6.500          $2,154.73        360      1-Nov-31
4414781       NORTHBORO             MA       01532    SFD          6.875          6.500          $3,232.09        360      1-Jan-32
4415217       GREAT FALLS           VA       22066    SFD          6.750          6.483          $4,215.89        360      1-Dec-31
4415246       LIVERMORE             CA       94550    SFD          6.875          6.500          $3,126.99        360      1-Jan-32
4415252       MIAMI                 FL       33133    HCO          6.875          6.500          $2,627.72        360      1-Dec-31
4415253       POTOMAC               MD       20854    SFD          6.750          6.483          $3,357.15        360      1-Jan-32
4415575       FALMOUTH              MA       02540    SFD          7.125          6.500          $3,233.85        360      1-Dec-31
4415891       SAN RAMON             CA       94583    SFD          6.750          6.483          $2,756.54        360      1-Dec-31
4415929       SAN MARCOS            CA       92078    SFD          6.875          6.500          $2,252.94        360      1-Dec-31
4416134       SHERBORN              MA       01770    SFD          6.750          6.483          $4,215.89        360      1-Dec-31
4416261       SAN MATEO             CA       94401    SFD          6.750          6.483          $2,860.32        360      1-Dec-31
4416280       CHARLESTOWN           WV       25414    SFD          6.875          6.500          $4,004.64        360      1-Dec-31
4416408       WELLESLEY             MA       02481    SFD          6.875          6.500          $3,350.34        360      1-Jan-32
4416450       PASADENA              CA       91104    SFD          7.125          6.500          $2,432.13        360      1-Dec-31
4416483       LOS ANGELES           CA       90045    SFD          7.250          6.500          $2,128.39        360      1-Oct-31
4416573       BOISE                 ID       83702    SFD          6.750          6.483          $4,215.89        360      1-Jan-32
4416642       WOODLAND HILL         CA       91367    SFD          6.750          6.483          $2,320.04        360      1-Dec-31
4416788       BRONXVILLE            NY       10708    SFD          6.750          6.483          $6,103.31        360      1-Dec-31
4416806       FREMONT               CA       94539    SFD          6.875          6.500          $4,007.27        360      1-Dec-31
4416943       NEWPORT COAST         CA       92657    SFD          6.875          6.500          $3,941.58        360      1-Dec-31
4416965       GARLAND               TX       75044    SFD          6.750          6.483          $2,365.44        360      1-Dec-31
4416995       SAN JOSE              CA       95127    SFD          7.000          6.500          $2,022.52        360      1-Dec-31
4417094       NATICK                MA       01760    SFD          6.750          6.483          $2,334.96        360      1-Jan-32
4417104       ALEXANDRIA            VA       22314    SFD          6.750          6.483          $2,341.44        360      1-Jan-32
4417107       MIDLAND PARK          NJ       07432    SFD          6.750          6.483          $2,360.90        360      1-Jan-32
4417355       MOORESVILLE           NC       28117    SFD          6.750          6.483          $3,405.15        360      1-Jan-32
4417448       TORRANCE              CA       90503    SFD          6.875          6.500          $2,075.90        360      1-Dec-31
4417733       LOS GATOS             CA       95032    SFD          6.750          6.483          $3,774.85        360      1-Dec-31
4417746       CAMPBELL              CA       95008    SFD          6.750          6.483          $3,359.74        360      1-Dec-31
4417807       FRESNO                CA       93711    SFD          6.750          6.483          $5,869.82        360      1-Jan-32
4417871       FAIRFAX STATI         VA       22039    SFD          6.750          6.483          $4,215.89        360      1-Nov-31
4417896       SCOTTS VALLEY         CA       95066    SFD          7.000          6.500          $3,393.05        360      1-Dec-31
4417904       BOCA RATON            FL       33487    SFD          6.750          6.483          $2,561.97        360      1-Dec-31
4418068       NEWPORT BEACH         CA       92663    SFD          6.875          6.500          $2,548.89        360      1-Dec-31
4418295       SAN DIEGO             CA       92130    SFD          7.000          6.500          $2,262.03        360      1-Jan-32
4418439       MOUNTAIN VIEW         CA       94040    SFD          7.125          6.500          $2,452.34        360      1-Dec-31
4418561       FREMONT               CA       94539    SFD          6.750          6.483          $2,853.84        360      1-Dec-31
4418717       ROCKVILLE             MD       20850    SFD          6.750          6.483          $2,904.10        360      1-Jan-32
4418730       ALEXANDRIA            VA       22301    SFD          6.750          6.483          $2,490.62        360      1-Dec-31
4418888       NOVATO                CA       94949    SFD          6.750          6.483          $3,405.15        360      1-Jan-32
4418890       SAN CLEMENTE          CA       92672    SFD          7.500          6.500          $2,671.00        360      1-Jan-32
4418926       BRIDGEWATER           VA       22812    SFD          6.750          6.483          $2,023.63        360      1-Jan-32
4419011       WEST HILLS            CA       91307    SFD          6.750          6.483          $2,918.70        360      1-Dec-31
4419016       SANTA BARBARA         CA       93108    SFD          6.875          6.500          $3,941.57        360      1-Dec-31
4419075       LOS ANGELES           CA       90039    SFD          7.500          6.500          $2,272.45        360      1-Dec-31
4419198       MOORPARK              CA       93021    SFD          6.875          6.500          $3,132.24        360      1-Dec-31
4419267       MANHATTAN BEA         CA       90266    SFD          6.750          6.483          $2,876.54        360      1-Dec-31
4419389       MENLO PARK            CA       94025    SFD          7.250          6.500          $5,682.53        360      1-Dec-31
4419466       MILL VALLEY           CA       94941    SFD          6.875          6.500          $2,299.25        360      1-Dec-31
4420028       SANTA BARBARA         CA       93110    SFD          6.750          6.483          $3,035.44        360      1-Jan-32
4420075       ENCINITAS             CA       92024    SFD          6.750          6.483          $4,864.49        360      1-Dec-31
4420257       PIEDMONT              CA       94611    SFD          7.000          6.500          $2,761.01        360      1-Dec-31
4420383       OLATHE                KS       66061    SFD          6.750          6.483          $2,192.26        360      1-Jan-32
4420521       DALLAS                TX       75230    SFD          6.875          6.500          $5,222.58        360      1-Dec-31
4420531       RANCHO MIRAGE         CA       92270    SFD          6.875          6.500          $3,117.13        360      1-Dec-31
4420656       NORTH HILLS           CA       91343    SFD          7.500          6.500          $2,524.16        360      1-Dec-31
4420711       MANHATTAN BEA         CA       90266    SFD          6.750          6.483          $4,858.00        360      1-Dec-31
4420975       MONTE SERENO          CA       95030    SFD          7.750          6.500          $3,653.71        360      1-Jan-32
4421124       SAN CARLOS            CA       94070    SFD          6.875          6.500          $2,660.57        360      1-Dec-31
4421206       LA JOLLA              CA       92037    SFD          6.750          6.483          $3,567.29        360      1-Dec-31
4421275       SAINT LOUIS           MO       63131    SFD          6.750          6.483          $3,197.59        360      1-Jan-32
4421394       LA JOLLA              CA       92037    SFD          7.250          6.500          $5,934.94        360      1-Dec-31
4421535       SAN JOSE              CA       95120    SFD          6.750          6.483          $4,183.46        360      1-Dec-31
4421540       ISLE OF PALMS         SC       29451    SFD          6.875          6.500          $2,048.31        360      1-Dec-31
4421633       WALTHAM               MA       02453    SFD          6.750          6.483          $1,984.72        360      1-Dec-31
4421689       WALNUT CREEK          CA       94598    SFD          6.750          6.483          $2,779.25        360      1-Jan-32
4421891       ATLANTA               GA       30306    SFD          6.750          6.483          $2,218.21        360      1-Jan-32
4421977       SUNNYVALE             CA       94087    SFD          6.750          6.483          $2,334.96        360      1-Jan-32
4422083       MORGAN HILL           CA       95037    SFD          6.750          6.483          $2,364.15        360      1-Dec-31
4422239       ORINDA                CA       94563    SFD          7.000          6.500          $3,805.54        360      1-Dec-31
4422393       SUNNYVALE             CA       94087    SFD          6.750          6.483          $2,529.54        360      1-Dec-31
4422706       SILVER SPRING         MD       20905    SFD          6.875          6.500          $3,448.88        360      1-Jan-32
4422711       OLD GREENWICH         CT       06870    SFD          6.750          6.483          $2,672.23        360      1-Dec-31
4422751       ALEXANDRIA            VA       22304    SFD          6.750          6.483          $2,205.24        360      1-Jan-32
4422797       SARATOGA              CA       95070    SFD          6.875          6.500          $3,777.35        360      1-Jan-32
4422869       MENLO PARK            CA       94025    SFD          6.750          6.483          $3,178.14        360      1-Jan-32
4423036       OLD TAPPAN            NJ       07675    SFD          7.125          6.500          $6,334.71        360      1-Jan-32
4423065       BROOKLINE             MA       02446    SFD          7.250          6.500          $3,765.61        360      1-Dec-31
4423248       PLEASANT HILL         CA       94523    SFD          6.875          6.500          $2,256.56        360      1-Jan-32
4423379       E MARION              NY       11939    SFD          6.875          6.500          $2,325.53        360      1-Jan-32
4423418       SARATOGA              CA       95070    SFD          6.750          6.483          $3,534.86        360      1-Jan-32
4423526       SHERMAN OAKS          CA       91403    SFD          7.125          6.500          $2,203.06        360      1-Dec-31
4423543       SAN FRANCISCO         CA       94123    SFD          6.750          6.483          $4,961.78        360      1-Dec-31
4423743       SAN RAMON             CA       94583    SFD          6.750          6.483          $2,043.09        360      1-Jan-32
4423758       PESCADERO             CA       94060    SFD          7.250          6.500          $2,319.40        360      1-Jan-32
4423809       SAN RAFAEL            CA       94901    SFD          7.125          6.500          $3,228.46        360      1-Dec-31
4424014       BOULDER               CO       80302    SFD          7.000          6.500          $2,953.94        360      1-Dec-31
4424080       MIAMI                 FL       33157    SFD          6.875          6.500          $1,313.86        360      1-Dec-31
4424087       LA JOLLA              CA       92037    SFD          6.875          6.500          $5,386.82        360      1-Dec-31
4424314       MONTVILLE             NJ       07045    LCO          6.750          6.483          $2,386.85        360      1-Jan-32
4424326       NEEDHAM               MA       02492    SFD          6.750          6.483          $2,497.11        360      1-Jan-32
4424407       LONG BEACH            CA       90803    SFD          6.875          6.500          $3,742.53        360      1-Dec-31
4424476       WELLESLEY             MA       02481    SFD          6.875          6.500          $2,417.50        360      1-Jan-32
4424518       SAN BRUNO             CA       94066    SFD          7.000          6.500          $2,208.81        360      1-Dec-31
4424562       BALTIMORE             MD       21228    SFD          6.875          6.500          $2,128.44        360      1-Dec-31
4424567       WOODBINE              MD       21797    SFD          6.750          6.483          $2,163.72        360      1-Dec-31
4424660       BURLINGTON            MA       01803    SFD          6.875          6.500          $2,621.15        360      1-Dec-31
4424670       SCOTTS VALLEY         CA       95066    SFD          6.875          6.500          $3,284.65        360      1-Jan-32
4424739       PALO ALTO             CA       94303    SFD          6.750          6.483          $2,526.29        360      1-Dec-31
4424900       CHARLOTTE             NC       28211    SFD          6.875          6.500          $2,594.87        360      1-Jan-32
4424911       HENDERSONVILL         NC       28739    SFD          7.000          6.500          $3,452.59        360      1-Nov-31
4424927       LOOMIS                CA       95650    SFD          6.875          6.500          $3,468.58        360      1-Dec-31
4425114       LOS ALTOS             CA       94022    SFD          7.000          6.500          $3,872.07        360      1-Dec-31
4425172       GILLETTE              NJ       07933    SFD          6.750          6.483          $2,127.41        360      1-Jan-32
4425503       SAN JOSE              CA       95125    SFD          6.875          6.500          $3,494.87        360      1-Dec-31
4425516       POTOMAC               MD       20854    SFD          6.750          6.483          $2,403.06        360      1-Dec-31
4425564       CENTERVILLE           VA       22020    SFD          6.750          6.483          $2,205.24        360      1-Jan-32
4425636       ATLANTA               GA       30306    SFD          6.750          6.483          $2,205.23        360      1-Dec-31
4425662       HOUSTON               TX       77019    SFD          6.875          6.500          $3,417.02        360      1-Jan-32
4425768       WESTFORD              MA       01886    SFD          7.000          6.500          $2,554.77        360      1-Jan-32
4425772       RANCHO SANTA          I        92688    SFD          6.875          6.500          $2,233.56        360      1-Dec-31
4425818       ALEXANDRIA            VA       22309    SFD          6.750          6.483          $3,664.58        360      1-Nov-31
4425870       SAN JOSE              CA       95123    SFD          7.500          6.500          $2,405.30        360      1-Jan-32
4426023       WILTON                CT       06897    SFD          6.750          6.483          $2,107.95        360      1-Jan-32
4426104       FAIRFIELD             CT       06432    SFD          6.750          6.483          $2,399.82        360      1-Jan-32
4426324       MASHPEE               MA       02649    SFD          6.875          6.500          $3,199.25        360      1-Jan-32
4426341       LOS ANGELES           CA       90056    SFD          7.375          6.500          $3,177.11        360      1-Dec-31
4426405       PALO ALTO             CA       94303    SFD          7.000          6.500          $3,296.58        360      1-Dec-31
4426420       BRENTWOOD             CA       94513    PUD          6.875          6.500          $2,606.70        360      1-Jan-32
4426447       SONOMA                CA       95476    SFD          7.750          6.500          $7,164.13        360      1-Dec-31
4426472       SPRING VALLEY         CA       91977    SFD          7.125          6.500          $2,041.37        360      1-Jan-32
4426531       PLEASANTON            CA       94588    SFD          7.000          6.500          $2,528.15        360      1-Dec-31
4426718       FALLS CHURCH          VA       22046    SFD          7.375          6.500          $3,640.55        360      1-Nov-31
4426903       LOS GATOS             CA       95032    SFD          6.750          6.483          $4,183.46        360      1-Dec-31
4427121       MORGAN HILL           CA       95037    SFD          6.875          6.500          $6,568.64        360      1-Dec-31
4427496       MOUNTAIN VIEW         CA       94040    SFD          7.000          6.500          $3,991.82        360      1-Jan-32
4428097       WRENTHAM              MA       02093    SFD          6.750          6.483          $2,399.82        360      1-Dec-31
4428347       PALO ALTO             CA       94301    SFD          6.750          6.483          $5,123.93        360      1-Dec-31
4428374       SARATOGA              CA       95070    SFD          6.875          6.500          $3,672.24        360      1-Jan-32
4428407       HUNTINGTON BE         CA       92648    SFD          6.750          6.483          $4,053.74        360      1-Jan-32
4428691       BURLINGAME            CA       94010    SFD          6.875          6.500          $4,138.66        360      1-Dec-31
4428822       AUSTIN                TX       78730    SFD          6.750          6.483          $2,833.08        360      1-Dec-31
4428874       NAPLES                FL       34109    SFD          6.875          6.500          $2,522.61        360      1-Dec-31
4428890       BUCYRUS               KS       66013    SFD          6.750          6.483          $2,250.64        360      1-Dec-31
4428895       CORONADO              CA       92118    SFD          6.750          6.483          $2,724.12        360      1-Jan-32
4428904       SHAWNEE               KS       66226    SFD          6.750          6.483          $2,383.60        360      1-Dec-31
4428915       PHILADELPHIA          PA       19106    SFD          6.875          6.500          $3,705.08        360      1-Dec-31
4428940       DALLAS                TX       75225    SFD          6.750          6.483          $3,729.11        360      1-Dec-31
4428999       HUNTINGTON BE         CA       92605    SFD          6.750          6.483          $2,153.35        360      1-Dec-31
4429003       TUALATIN              OR       97062    SFD          6.750          6.483          $3,113.27        360      1-Dec-31
4429008       SANTA CRUZ            CA       95060    SFD          6.750          6.483          $2,399.82        360      1-Jan-32
4429009       BLAIRSVILLE           GA       30512    SFD          6.750          6.483          $2,585.24        240      1-Dec-21
4429021       SAN JOSE              CA       95120    SFD          6.875          6.500          $2,660.57        360      1-Dec-31
4429360       SOUTH SAN FRA         CA       94080    SFD          6.750          6.483          $2,354.42        360      1-Dec-31
4429427       GREAT NECK            NY       11023    SFD          6.875          6.500          $2,463.48        360      1-Jan-32
4429438       BAYSIDE               NY       11364    SFD          6.750          6.483          $2,140.37        360      1-Dec-31
4429462       NISSEQUOGUE           NY       11780    SFD          6.750          6.483          $4,086.17        360      1-Dec-31
4429574       NEEDHAM               MA       02494    SFD          6.750          6.483          $2,464.68        360      1-Jan-32
4429593       EDGEWATER             MD       21037    SFD          6.750          6.483          $2,283.07        360      1-Dec-31
4429605       LAGUNA NIGUEL         CA       92677    SFD          6.875          6.500          $5,288.28        360      1-Dec-31
4429700       SILVERADO             CA       92676    SFD          6.875          6.500          $4,270.04        360      1-Dec-31
4429722       NEWPORT BEACH         CA       92660    LCO          6.875          6.500          $2,614.58        360      1-Dec-31
4429892       PARKLAND              FL       33067    SFD          6.875          6.500          $2,463.49        360      1-Dec-31
4430010       SCOTTSDALE            AZ       85259    SFD          7.000          6.500          $2,376.47        360      1-Dec-31
4430024       DANVILLE              CA       94526    SFD          7.000          6.500          $2,381.79        360      1-Jan-32
4430086       COTO DE CAZA          CA       92679    SFD          6.875          6.500          $2,404.36        360      1-Dec-31
4430128       MIAMI                 FL       33176    SFD          6.750          6.483          $2,360.90        360      1-Jan-32
4430187       OAK HILL              VA       20171    SFD          6.750          6.483          $2,724.12        360      1-Jan-32
4430278       TRABUCO CANYO         CA       92679    SFD          6.750          6.483          $2,065.79        360      1-Jan-32
4430357       SAN DIEGO             CA       92103    SFD          7.125          6.500          $2,755.51        360      1-Dec-31
4430371       CHADDS FORD           PA       19317    SFD          6.750          6.483          $3,243.00        360      1-Dec-31
4430451       GWYNEDD VALLE         PA       19437    SFD          6.875          6.500          $3,190.27        240      1-Jan-22
4430567       PALO ALTO             CA       94306    SFD          6.750          6.483          $3,891.59        360      1-Oct-31
4430688       SAN DIEGO             CA       92128    SFD          6.875          6.500          $2,725.27        360      1-Jan-32
4430692       NEW YORK              NY       10028    COP          6.750          6.483          $2,075.52        360      1-Jan-32
4430753       POTOMAC               MD       20854    SFD          6.875          6.500          $2,207.28        360      1-Dec-31
4430762       GREAT FALLS           VA       22066    SFD          6.750          6.483          $2,756.55        360      1-Dec-31
4430770       LAKE FOREST           CA       92630    SFD          6.875          6.500          $2,437.21        360      1-Dec-31
4430777       ORINDA                CA       94563    SFD          6.875          6.500          $2,949.61        360      1-Dec-31
4430828       ELLICOTT CITY         MD       21042    SFD          6.750          6.483          $3,113.27        360      1-Dec-31
4430834       FRANKLIN VILL         MI       48025    SFD          6.875          6.500          $6,240.83        360      1-Dec-31
4430878       LEESBURG              VA       20176    SFD          7.250          6.500          $2,383.87        360      1-Jan-32
4430879       GENOA TOWNSHI         MI       48116    SFD          6.875          6.500          $6,372.87        360      1-Dec-31
4430897       SANTA CLARA           CA       95051    SFD          6.875          6.500          $2,397.80        360      1-Dec-31
4430910       RIVERSIDE             CT       06878    SFD          6.750          6.483          $6,436.47        360      1-Jan-32
4430927       NOVATO                CA       94945    SFD          7.125          6.500          $2,475.92        360      1-Dec-31
4430951       SARATOGA              CA       95070    SFD          7.375          6.500          $3,405.03        360      1-Dec-31
4430981       SAN FRANCISCO         CA       94115    LCO          6.750          6.483          $2,821.40        360      1-Dec-31
4431018       LONG BEACH            CA       90803    SFD          6.750          6.483          $2,218.21        360      1-Dec-31
4431037       NASHVILLE             TN       37221    SFD          6.750          6.483          $3,711.93        360      1-Dec-31
4431047       CASTRO VALLEY         CA       94546    SFD          7.000          6.500          $2,492.89        360      1-Dec-31
4431113       MINNEAPOLIS           MN       55427    SFD          6.750          6.483          $2,088.49        360      1-Jan-32
4431166       LEXINGTON             MA       02420    SFD          6.750          6.483          $2,432.25        360      1-Jan-32
4431249       BOSTON                MA       02116    LCO          6.875          6.500          $2,207.29        360      1-Dec-31
4431388       SAN JOSE              CA       95123    SFD          6.875          6.500          $2,529.18        360      1-Dec-31
4431450       GREENWICH             CT       06878    SFD          6.750          6.483          $5,318.51        360      1-Jan-32
4431751       CHESTNUT HILL         MA       02467    SFD          6.750          6.483          $3,035.44        360      1-Jan-32
4431863       HALF MOON BAY         CA       94019    SFD          7.000          6.500          $3,299.91        360      1-Dec-31
4431958       RIVER VALE            NJ       07675    SFD          7.000          6.500          $2,421.70        360      1-Nov-31
4432052       SUDBURY               MA       01776    SFD          6.750          6.483          $4,215.89        360      1-Jan-32
4432083       MCLEAN                VA       22101    SFD          6.750          6.483          $2,853.84        360      1-Jan-32
4432090       GLEN ELLYN            IL       60137    SFD          7.000          6.500          $2,820.88        360      1-Jul-31
4432106       OAKTON                VA       22124    SFD          6.750          6.483          $4,520.73        360      1-Jan-32
4432107       WALNUT CREEK          CA       94596    SFD          6.750          6.483          $2,918.70        360      1-Jan-32
4432132       EASTCHESTER           NY       10709    SFD          6.875          6.500          $2,259.84        360      1-Aug-31
4432167       NORTH POTOMAC         MD       20878    SFD          6.750          6.483          $2,594.40        360      1-Jan-32
4432197       BROOKLINE             MA       02446    SFD          6.750          6.483          $2,399.82        360      1-Dec-31
4432458       REHOBOTH BEAC         DE       19971    SFD          6.750          6.483          $2,756.55        360      1-Dec-31
4432545       SAN JOSE              CA       95138    SFD          6.875          6.500          $4,270.04        360      1-Dec-31
4432616       PALO ALTO             CA       94303    SFD          7.000          6.500          $4,324.47        360      1-Dec-31
4432648       DALLAS                TX       75220    SFD          6.750          6.483          $5,380.77        360      1-Dec-31
4432767       GLENVILLE             CT       06831    SFD          6.750          6.483          $5,513.09        360      1-Dec-31
4432917       LAGUNA BEACH          CA       92651    SFD          7.000          6.500          $3,818.84        360      1-Jan-32
4432928       PALO ALTO             CA       94303    SFD          6.750          6.483          $3,015.99        360      1-Dec-31
4432931       BEVERLY HILLS         CA       90210    SFD          6.750          6.483          $6,226.55        360      1-Dec-31
4432986       PALO ALTO             CA       94306    SFD          6.750          6.483          $3,392.17        360      1-Jan-32
4432994       HUNTINGTON BE         CA       92648    SFD          6.875          6.500          $2,259.84        360      1-Jan-32
4433040       REHOBOTH BEAC         DE       19971    SFD          6.875          6.500          $3,021.88        360      1-Jan-32
4433081       COTO DE CAZA          CA       92679    SFD          6.750          6.483          $3,729.44        360      1-Dec-31
4433162       SIMI VALLEY           CA       93065    SFD          6.875          6.500          $3,731.36        360      1-Jan-32
4433260       SAN RAMON             CA       94583    SFD          6.750          6.483          $2,033.36        360      1-Jan-32
4433299       MALIBU                CA       90265    SFD          6.750          6.483          $2,678.72        360      1-Dec-31
4433312       LEESBURG              VA       20176    SFD          6.750          6.483          $5,253.64        360      1-Dec-31
4433451       LOS ANGELES           CA       90049    SFD          6.875          6.500          $6,569.29        360      1-Dec-31
4433586       WASHINGTON            DC       20015    SFD          7.000          6.500          $2,572.06        360      1-Dec-31
4433604       APTOS                 CA       95003    SFD          6.875          6.500          $2,410.93        360      1-Dec-31
4433795       CUPERTINO             CA       95014    SFD          6.875          6.500          $4,040.12        360      1-Dec-31
4433902       MILL VALLEY           CA       94941    SFD          7.250          6.500          $3,035.69        360      1-Dec-31
4434042       PALOS VERDES          S        90274    SFD          7.000          6.500          $4,178.10        360      1-Dec-31
4434067       LOS GATOS             CA       95032    SFD          6.750          6.483          $2,309.01        360      1-Dec-31
4434138       VACAVILLE             CA       95688    SFD          6.750          6.483          $2,808.43        360      1-Dec-31
4434157       PLEASANTON            CA       94566    PUD          6.875          6.500          $5,360.54        360      1-Dec-31
4434253       LAFAYETTE             CA       94549    SFD          6.750          6.483          $2,497.11        360      1-Dec-31
4434254       RANCHO SANTA          I        92688    SFD          6.750          6.483          $2,033.36        360      1-Dec-31
4434284       DUVALL                WA       98019    SFD          6.750          6.483          $2,853.83        360      1-Dec-31
4434309       LOS ALTOS             CA       94024    SFD          6.750          6.483          $3,243.00        360      1-Dec-31
4434473       TORRANCE              CA       90503    SFD          6.750          6.483          $2,796.76        360      1-Jan-32
4434476       SEATTLE               WA       98199    SFD          6.750          6.483          $2,380.36        360      1-Dec-31
4434507       DANVILLE              CA       94506    SFD          7.000          6.500          $3,080.36        360      1-Dec-31
4434622       CORONA DEL MA         CA       92625    LCO          6.750          6.483          $3,434.98        360      1-Dec-31
4434730       CAMPBELL              CA       95008    SFD          6.750          6.483          $2,010.66        360      1-Jan-32
4434788       CENTREVILLE           VA       20120    SFD          6.875          6.500          $2,036.48        360      1-Dec-31
4434896       LA HONDA              CA       94020    SFD          7.000          6.500          $2,694.48        360      1-Jan-32
4434960       THOUSAND OAKS         CA       91362    SFD          6.750          6.483          $2,311.61        360      1-Jan-32
4435013       GLENCOE               IL       60022    SFD          6.750          6.483          $5,772.53        360      1-Jan-32
4435034       VIENNA                VA       22182    SFD          6.750          6.483          $2,075.52        360      1-Jan-32
4435121       WELLESLEY             MA       02481    SFD          6.875          6.500          $2,062.76        360      1-Jan-32
4435125       VENICE                CA       90291    LCO          6.750          6.483          $1,647.44        360      1-Dec-31
4435167       CHINO HILLS           CA       91709    SFD          6.875          6.500          $2,259.84        360      1-Jan-32
4435215       SIMI VALLEY           CA       93063    SFD          6.875          6.500          $2,296.63        360      1-Jan-32
4435293       PALO ALTO             CA       94303    SFD          6.750          6.483          $2,529.54        360      1-Jan-32
4435297       CUPERTINO             CA       95014    SFD          6.875          6.500          $2,568.60        360      1-Dec-31
4435460       BETHESDA              MD       20817    SFD          6.875          6.500          $2,125.17        360      1-Jan-32
4435466       HERNDON               VA       20171    SFD          6.875          6.500          $2,522.61        360      1-Jan-32
4435513       CONCORD               MA       01742    SFD          6.875          6.500          $6,365.65        360      1-Jan-32
4435592       SAN JOSE              CA       95135    SFD          6.750          6.483          $2,886.27        360      1-Dec-31
4435628       SAN JOSE              CA       95129    SFD          6.875          6.500          $2,263.12        360      1-Jan-32
4435762       SAN RAMON             CA       94583    SFD          6.750          6.483          $2,237.67        360      1-Jan-32
4435790       SAN RAFAEL            CA       94903    SFD          6.750          6.483          $2,685.20        360      1-Dec-31
4435900       WALNUT CREEK          CA       94596    PUD          7.125          6.500          $2,452.34        360      1-Dec-31
4436064       REDWOOD CITY          CA       94061    SFD          7.000          6.500          $2,627.95        360      1-Jan-32
4436071       LONG BEACH            CA       90803    SFD          7.375          6.500          $2,965.76        360      1-Dec-31
4436137       YORBA LINDA           CA       92886    SFD          6.750          6.483          $2,127.41        360      1-Dec-31
4436191       REDWOOD CITY          CA       94062    SFD          6.875          6.500          $4,053.26        360      1-Jan-32
4436223       HALF MOON BAY         CA       94019    SFD          6.750          6.483          $3,497.68        240      1-Jan-22
4436321       SAN JOSE              CA       95127    SFD          7.000          6.500          $3,379.74        360      1-Jan-32
4436525       WRENTHAM              MA       02093    SFD          7.000          6.500          $2,827.54        360      1-Jan-32
4436779       SAN JOSE              CA       95123    SFD          7.000          6.500          $3,160.19        360      1-Jan-32
4436851       PINECREST             FL       33156    SFD          6.750          6.483          $2,270.10        360      1-Jan-32
4436855       MILLBURN              NJ       07041    SFD          6.750          6.483          $2,263.61        360      1-Jan-32
4436878       LAKEWOOD              IL       60014    SFD          6.875          6.500          $2,312.39        360      1-Dec-31
4437076       LOS GATOS             CA       95032    SFD          6.875          6.500          $2,351.81        360      1-Dec-31
4437342       STAMFORD              CT       06903    SFD          6.875          6.500          $3,120.41        360      1-Dec-31
4437445       ELLICOTT CITY         MD       21042    SFD          7.000          6.500          $2,622.62        360      1-Dec-31
4437719       CARLSBAD              CA       92008    SFD          7.000          6.500          $1,896.12        360      1-Dec-31
4437894       MENLO PARK            CA       94025    SFD          6.750          6.483          $3,567.29        360      1-Dec-31
4438076       CUPERTINO             CA       95014    SFD          7.000          6.500          $4,164.80        360      1-Jan-32
4438105       SAN DIEGO             CA       92107    SFD          6.875          6.500          $2,016.78        360      1-Dec-31
4438390       MEDFIELD              MA       02052    SFD          7.000          6.500          $3,106.97        360      1-Dec-31
4438769       EAST BRUNSWIC         NJ       08816    SFD          6.875          6.500          $2,522.61        360      1-Dec-31
4439476       MONUMENT              CO       80132    SFD          7.000          6.500          $2,820.89        360      1-Dec-31
4439704       SHAKOPEE              MN       55379    SFD          7.125          6.500          $2,425.39        360      1-Jan-32
4439731       WINCHESTER            MA       01890    SFD          6.750          6.483          $3,139.22        360      1-Jan-32
4439742       DALY CITY             CA       94013    SFD          6.875          6.500          $2,096.92        360      1-Dec-31
4439796       PLEASANTON            CA       94588    SFD          7.000          6.500          $2,208.81        360      1-Jan-32
4440027       ANCHORAGE             AK       99502    SFD          6.750          6.483          $3,794.30        360      1-Dec-31
4440165       NEWTOWN TOWNS         PA       19073    SFD          6.875          6.500          $5,321.13        360      1-Jan-32
4440246       TRABUCO CANYO         CA       92679    SFD          7.375          6.500          $3,453.38        360      1-Jan-32
4440276       FAIRFIELD             CT       06430    SFD          7.000          6.500          $2,441.67        360      1-Jan-32
4440495       VIENNA                VA       22182    SFD          6.750          6.483          $2,056.06        360      1-Jan-32
4441015       CLAYTON               CA       94517    SFD          6.875          6.500          $2,135.02        360      1-Dec-31
4441086       SAN CLEMENTE          CA       92672    SFD          6.875          6.500          $2,135.02        360      1-Dec-31
4441136       APTOS                 CA       95003    SFD          7.000          6.500          $3,061.73        360      1-Jan-32
4441363       DALLAS                TX       75230    SFD          6.750          6.483          $4,767.20        360      1-Dec-31
4441852       WINDERMERE            FL       34786    SFD          6.875          6.500          $5,202.16        360      1-Jan-32
4441882       SHAKOPEE              MN       55379    SFD          6.875          6.500          $2,266.41        360      1-Jan-32
4441970       SAN FRANCISCO         CA       94114    SFD          6.750          6.483          $2,970.58        360      1-Dec-31
4442161       IRVINE                CA       92620    SFD          6.750          6.483          $3,554.32        360      1-Dec-31
4442446       CUPERTINO             CA       95014    SFD          6.875          6.500          $2,956.18        360      1-Jan-32
4442450       LAGO VISTA            TX       78645    SFD          6.750          6.483          $2,694.93        360      1-Dec-31
4442465       BOSTON                MA       02110    HCO          6.750          6.483          $3,671.07        360      1-Jan-32
4442509       BALTIMORE             MD       21231    HCO          7.000          6.500          $2,262.03        360      1-Dec-31
4442546       NEW YORK              NY       10128    HCO          7.625          6.500          $2,637.24        360      1-Jan-32
4442728       RIVER FALLS           WI       54022    SFD          6.750          6.483          $4,215.89        360      1-Jan-32
4442771       BOWLINGBROOK          IL       60490    SFD          6.875          6.500          $2,213.85        360      1-Dec-31
4443111       CAMPBELL              CA       95008    SFD          6.875          6.500          $2,200.72        360      1-Jan-32
4443145       SAN JOSE              CA       95120    SFD          6.875          6.500          $2,776.84        360      1-Dec-31
4443332       CENTREVILLE           VA       20121    SFD          7.000          6.500          $2,747.70        360      1-Jan-32
4443335       MEDIA                 PA       19063    SFD          6.875          6.500          $3,308.30        360      1-Jan-32
4443351       BUMPASS               VA       23024    SFD          7.250          6.500          $2,182.97        360      1-Jan-32
4443369       WALNUT CREEK          CA       94595    SFD          7.000          6.500          $2,528.15        360      1-Dec-31
4443476       MARCO ISLAND          FL       34145    SFD          6.750          6.483          $2,464.68        360      1-Dec-31
4443492       SAN JOSE              CA       95135    SFD          6.750          6.483          $2,270.10        360      1-Dec-31
4443606       SAN RAFAEL            CA       94901    SFD          6.750          6.483          $2,584.02        360      1-Jan-32
4443670       HOPEWELL              NJ       08560    SFD          7.375          6.500          $4,489.39        360      1-Jan-32
4443703       WELLESLEY             MA       02482    SFD          6.750          6.483          $2,724.12        360      1-Dec-31
4443817       SAN MATEO             CA       94403    SFD          7.000          6.500          $4,304.51        360      1-Jan-32
4443840       SAN CARLOS            CA       94070    SFD          7.000          6.500          $2,355.18        360      1-Jan-32
4443901       SAN JOSE              CA       95148    SFD          7.125          6.500          $2,371.49        360      1-Jan-32
4443940       PLEASANTON            CA       94566    SFD          7.000          6.500          $2,794.27        360      1-Dec-31
4443961       FREEHOLD              NJ       07728    SFD          7.000          6.500          $4,023.40        360      1-Dec-31
4443981       MARCO ISLAND          FL       34145    HCO          7.500          6.500          $2,796.86        360      1-Jan-32
4444025       BROKEN ARROW          OK       74011    SFD          7.000          6.500          $3,386.39        360      1-Dec-31
4444044       SAN FRANCISCO         CA       94121    SFD          7.375          6.500          $6,906.76        360      1-Dec-31
4444178       HUNTINGTON WO         MI       48070    SFD          6.875          6.500          $2,255.90        360      1-Dec-31
4444301       SAN FRANCISCO         CA       94118    MF2          7.375          6.500          $3,038.98        360      1-Jan-32
4444377       PALOS VERDES          S        90274    SFD          6.750          6.483          $2,529.54        360      1-Dec-31
4444394       RANCHO PALOS          CA       90275    SFD          7.375          6.500          $3,211.64        360      1-Dec-31
4444502       SAN DIEGO             CA       92121    SFD          7.375          6.500          $3,121.86        360      1-Dec-31
4444507       LOS ANGELES           CA       90049    SFD          7.125          6.500          $6,602.45        360      1-Dec-31
4444611       APPLE VALLEY          MN       55124    SFD          6.750          6.483          $2,346.30        360      1-Dec-31
4444690       VIENNA                VA       22181    SFD          6.750          6.483          $2,043.09        360      1-Jan-32
4444991       SAN JOSE              CA       95135    SFD          6.875          6.500          $2,627.72        360      1-Dec-31
4445289       SANTA MONICA          CA       90403    SFD          6.875          6.500          $3,021.88        360      1-Jan-32
4445386       BLUE BELL             PA       19422    SFD          6.750          6.483          $2,064.49        360      1-Dec-31
4445445       WALNUT CREEK          CA       94598    SFD          6.875          6.500          $1,997.07        360      1-Jan-32
4445672       ALBUQUERQUE           NM       87122    SFD          7.000          6.500          $2,594.68        360      1-Nov-31
4445720       PASADENA              CA       91107    SFD          7.125          6.500          $2,371.49        360      1-Dec-31
4446270       DALLAS                TX       75225    SFD          6.875          6.500          $2,900.90        360      1-Nov-31
4446376       ORANGE                CA       92867    PUD          6.875          6.500          $4,151.79        360      1-Nov-31
4446897       TRUCKEE               CA       96161    SFD          7.500          6.500          $6,013.25        360      1-Dec-31
4446940       ALEXANDRIA            VA       22315    SFD          6.750          6.483          $2,594.40        360      1-Jan-32
4722698       SAN FRANCISCO         CA       94115    LCO          7.000          6.500          $4,324.47        360      1-Nov-31
4722963       ANNAPOLIS             MD       21401    SFD          7.000          6.500          $2,714.43        360      1-Nov-31
4722971       SOLANA BEACH          CA       92075    LCO          6.875          6.500          $2,259.84        360      1-Nov-31
4724654       WOODBINE              MD       21797    SFD          6.875          6.500          $2,811.66        360      1-Nov-31
4725651       LOS GATOS             CA       95032    SFD          6.875          6.500          $2,768.95        360      1-Nov-31
4726444       OCEAN CITY            NJ       08226    SFD          7.250          6.500          $2,728.71        360      1-Nov-31
4726709       LOS ANGELES           CA       90045    SFD          7.000          6.500          $2,501.54        360      1-Nov-31
4728622       FAIRFIELD             CA       94585    SFD          6.875          6.500          $2,023.34        360      1-Nov-31
4730446       STREAMWOOD            IL       60107    SFD          7.250          6.500          $2,343.28        360      1-Oct-31
4731279       FAIRFIELD             CA       94533    SFD          6.750          6.483          $2,454.30        360      1-Nov-31
4734422       CHADDS FORD           PA       19317    SFD          7.250          6.500          $2,537.70        360      1-Nov-31
4734766       SNOWMASS VILL         CO       81615    SFD          6.750          6.483          $4,151.03        360      1-Nov-31
4734767       CEDAR RAPIDS          IA       52402    SFD          6.750          6.483          $2,806.22        360      1-Nov-31
4736732       LOS ANGELES           CA       90048    LCO          7.000          6.500          $2,178.87        360      1-Nov-31
4737318       THOUSAND OAKS         CA       91320    SFD          6.875          6.500          $2,167.87        360      1-Nov-31
4737672       FOSTER CITY           CA       94404    SFD          6.750          6.483          $3,145.70        360      1-Dec-31
4739462       NEW YORK              NY       10128    HCO          7.000          6.500          $3,492.84        360      1-Nov-31
4739660       VENTURA               CA       93001    SFD          6.750          6.483          $2,250.64        360      1-Dec-31
4740064       SCOTTSDALE            AZ       85255    SFD          7.000          6.500          $2,727.74        360      1-Nov-31
4759619       EL SEGUNDO            CA       90245    MF2          7.000          6.500          $2,681.17        360      1-Nov-31
4760930       DENVER                CO       80206    SFD          6.750          6.483          $2,041.79        360      1-Nov-31
4762415       JUNEAU                AK       99801    SFD          6.875          6.500          $3,599.97        360      1-Nov-31
4766861       ST. PAUL              MN       55105    SFD          7.125          6.500          $2,722.50        360      1-Oct-31
4766887       NOVATO                CA       94945    SFD          7.000          6.500          $2,389.77        360      1-Nov-31
4773842       LOS ANGELES           CA       90049    LCO          6.875          6.500          $3,251.80        360      1-Nov-31
4778593       SAN FRANCISCO         CA       94114    SFD          7.000          6.500          $6,653.03        360      1-Oct-31
4784062       FOLSOM                CA       95630    SFD          7.375          6.500          $2,220.44        360      1-Oct-31
4786687       WESTLAKE VILL         CA       91361    SFD          7.250          6.500          $5,116.32        360      1-Nov-31
4789368       BIG SKY               MT       59716    SFD          7.000          6.500          $2,568.07        360      1-Nov-31
4793881       HUNTINGTON BE         CA       92646    SFD          7.125          6.500          $2,123.56        360      1-Nov-31
4799995       SANTA MONICA          CA       90403    SFD          6.875          6.500          $4,467.12        360      1-Nov-31
4801023       ANAHEIM               CA       92808    SFD          7.000          6.500          $2,853.10        240      1-Nov-21
4801338       BRECKENRIDGE          CO       80424    SFD          6.875          6.500          $5,670.61        360      1-Nov-31
4802153       MAPLE GROVE           MN       55311    SFD          6.875          6.500          $2,279.54        360      1-Nov-31
4806212       CHANHASSEN            MN       55317    SFD          7.000          6.500          $2,694.48        360      1-Nov-31
4809645       FREMONT               CA       94536    SFD          7.000          6.500          $2,401.74        360      1-Nov-31
4814844       THOUSAND OAKS         CA       91362    LCO          6.875          6.500          $2,309.43        360      1-Dec-31
4817011       SANTA MONICA          CA       90405    SFD          7.125          6.500          $2,964.36        360      1-Nov-31
4819090       LOS ANGELES           CA       90004    SFD          6.875          6.500          $2,187.57        360      1-Nov-31
4820551       KENILWORTH            IL       60043    SFD          7.125          6.500          $3,281.01        360      1-Nov-31
4825766       EDINA                 MN       55439    SFD          7.000          6.500          $3,068.71        360      1-Nov-31
4825824       SANTA BARBARA         CA       93108    SFD          6.750          6.483          $6,485.98        360      1-Nov-31
4826710       ALPHARETTA            GA       30022    SFD          7.000          6.500          $2,474.93        360      1-Oct-31
4828034       EL CAJON              CA       92021    SFD          7.000          6.500          $3,060.39        360      1-Nov-31
4829024       CATLETT               VA       20119    SFD          7.125          6.500          $2,614.03        360      1-Nov-31
4829131       COATESVILLE           PA       19320    SFD          6.750          6.483          $2,027.52        360      1-Dec-31
4830857       PENNSBURG             PA       18073    SFD          7.125          6.500          $2,459.07        360      1-Nov-31
4831491       WASHINGTON            DC       20016    SFD          6.875          6.500          $2,956.18        360      1-Nov-31
4839874       MINNEAPOLIS           MN       55416    LCO          6.875          6.500          $2,102.17        360      1-Nov-31
4845186       BUCKLEY               WA       98321    SFD          6.875          6.500          $2,135.02        360      1-Nov-31
4846572       REDWOOD CITY          CA       94062    SFD          6.875          6.500          $2,299.25        360      1-Nov-31
4849923       GREENVILLE            DE       19807    SFD          7.000          6.500          $3,533.90        300      1-Nov-26
4854188       KILMARNOCK            VA       22482    SFD          6.875          6.500          $3,284.64        360      1-Dec-31
4856167       SANTA CLARA           CA       95051    SFD          6.750          6.483          $1,997.68        360      1-Nov-31
4858361       SUMMIT                NJ       07901    SFD          7.125          6.500          $2,489.38        360      1-Nov-31
4872354       APEX                  NC       27502    SFD          6.875          6.500          $3,915.30        360      1-Nov-31
4878096       ASPEN                 CO       81611    LCO          7.250          6.500          $4,093.06        360      1-Nov-31
4882619       CEDAR RAPIDS          IA       52403    SFD          7.000          6.500          $4,324.47        360      1-Nov-31
4885174       SIOUX FALLS           SD       57108    SFD          7.000          6.500          $2,175.54        360      1-Nov-31
4897377       SAN JOSE              CA       95125    SFD          6.750          6.483          $2,189.02        360      1-Nov-31
4901336       WOODBURY              NY       11797    SFD          6.875          6.500          $2,364.94        360      1-Nov-31
4908851       LOS ANGELES           CA       90068    SFD          7.000          6.500          $2,528.15        360      1-Nov-31
4910634       DALLAS                TX       75218    SFD          6.875          6.500          $4,099.24        360      1-Nov-31
4920229       VIOLA                 ID       83872    SFD          7.000          6.500          $2,166.22        360      1-Dec-31
4925301       CLAREMONT             CA       91711    SFD          6.750          6.483          $2,075.51        360      1-Nov-31
4925657       BELLFLOWER            CA       90706    SFD          6.875          6.500          $2,625.58        360      1-Nov-31
4930517       SNOHOMISH             WA       98296    SFD          7.125          6.500          $2,716.64        360      1-Dec-31
4934972       SAN FRANCISCO         CA       94103    LCO          6.750          6.483          $2,654.77        360      1-Nov-31
4935359       SANTA YNEZ            CA       93460    SFD          6.875          6.500          $3,134.86        360      1-Nov-31
4935458       SOMIS AREA            CA       93066    SFD          7.500          6.500          $3,111.50        360      1-Nov-31
4935706       PALM DESERT           CA       92211    SFD          6.875          6.500          $3,264.94        360      1-Nov-31
4945523       DUCK                  NC       27949    SFD          7.125          6.500          $3,295.83        360      1-Nov-31
4950259       WILMINGTON            DE       19808    SFD          7.250          6.500          $2,182.96        360      1-Nov-31
4951034       ALEXANDRIA TW         NJ       08867    SFD          6.750          6.483          $2,886.26        360      1-Dec-31
4953551       AGOURA HILLS          CA       91301    SFD          7.125          6.500          $3,402.28        360      1-Nov-31
4956561       LAKE OSWEGO           OR       97035    SFD          6.875          6.500          $3,186.10        360      1-Nov-31
4963187       COTO DE CAZA          CA       92679    SFD          7.125          6.500          $6,737.19        360      1-Nov-31
4969853       CASTLE ROCK           CO       80104    SFD          6.750          6.483          $2,075.51        360      1-Nov-31
4976254       CLARENDON HIL         IL       60514    SFD          6.750          6.483          $3,048.41        360      1-Nov-31
4989463       LOS ANGELES           CA       90291    SFD          6.875          6.500          $2,200.71        360      1-Nov-31
4989935       SAN JUAN CAPI         CA       92675    SFD          6.750          6.483          $2,587.91        360      1-Dec-31
4994646       SOUTH SAN FRA         CA       94080    SFD          7.250          6.500          $3,001.58        360      1-Nov-31
4996252       ATLANTA               GA       30339    SFD          6.750          6.483          $3,904.56        360      1-Nov-31
4996310       LAKE ELMO             MN       55042    SFD          6.875          6.500          $2,345.24        360      1-Nov-31
5020722       CLOSTER               NJ       07624    SFD          7.125          6.500          $2,189.59        360      1-Nov-31
5031249       BRANCHBURG            NJ       08876    SFD          6.875          6.500          $2,086.41        360      1-Nov-31
5032255       SARASOTA              FL       34239    SFD          6.875          6.500          $2,299.25        360      1-Nov-31
5032735       WILLIAMSPORT          PA       17701    SFD          7.000          6.500          $2,170.55        360      1-Nov-31
5034715       UNION CITY            CA       94587    SFD          6.875          6.500          $2,272.97        360      1-Nov-31
5042858       CHESTER               NJ       07930    SFD          6.750          6.483          $2,561.96        360      1-Nov-31
5061825       CATAUMET              MA       02534    SFD          7.125          6.500          $2,075.05        360      1-Nov-31
5068861       MARINA DEL RE         CA       90292    LCO          6.875          6.500          $1,997.06        360      1-Nov-31
5071592       LOWELL                MI       49331    SFD          6.875          6.500          $2,622.46        360      1-Nov-31
5074321       BAINBRIDGE IS         WA       98110    SFD          6.875          6.500          $4,335.73        360      1-Nov-31
5076706       BARRINGTON            IL       60010    SFD          6.875          6.500          $2,814.94        360      1-Nov-31
5077896       BARRINGTON            IL       60010    SFD          6.750          6.483          $2,030.12        360      1-Nov-31
5080379       WINNETKA              IL       60093    SFD          7.125          6.500          $4,311.80        360      1-Nov-31
5108624       SAN FRANCISCO         CA       94127    SFD          6.875          6.500          $2,079.18        360      1-Nov-31
5126602       WAYSIDE               NJ       07712    SFD          6.875          6.500          $2,837.93        360      1-Nov-31
5129390       SAN DIEGO             CA       92106    SFD          7.000          6.500          $4,743.61        360      1-Nov-31
5132279       SAN CARLOS            CA       94070    SFD          6.875          6.500          $2,102.17        360      1-Nov-31
5132501       SAN FRANCISCO         CA       94122    SFD          6.875          6.500          $2,562.02        360      1-Nov-31
5132824       SAN DIEGO             CA       92129    SFD          6.875          6.500          $2,937.79        360      1-Dec-31
5139274       MORGAN HILL           CA       95037    SFD          7.000          6.500          $2,474.93        360      1-Nov-31
5159439       MARINA DEL RA         CA       90292    HCO          7.000          6.500          $3,326.51        360      1-Nov-31
5194173       LOS ALTOS HIL         CA       94022    SFD          6.750          6.483          $6,485.98        360      1-Dec-31
5244710       GRAND RAPIDS          MI       49546    SFD          7.125          6.500          $2,209.80        360      1-Oct-31
5253364       BEN LOMOND            CA       95005    SFD          7.000          6.500          $2,448.31        360      1-Nov-31
5270954       CARMICHAEL            CA       95608    SFD          6.875          6.500          $2,982.46        360      1-Nov-31
5292735       DURANGO               CO       81301    SFD          7.000          6.500          $2,621.29        360      1-Nov-31
5292750       SOUTH PASADEN         CA       91030    SFD          6.875          6.500          $4,270.04        360      1-Nov-31
5299193       BEMIDJI               MN       56601    MF2          6.875          6.500          $2,956.18        360      1-Nov-31
5304381       SAVAGE                MN       55378    SFD          7.000          6.500          $2,661.21        360      1-Nov-31
5339924       SAN DIEGO             CA       92131    SFD          7.000          6.500          $4,324.47        360      1-Nov-31
5362280       WAYZATA               MN       55391    SFD          6.750          6.483          $4,215.89        360      1-Nov-31
5386230       SIMI VALLEY           CA       93065    SFD          6.875          6.500          $2,486.48        360      1-Nov-31
5461884       ATLANTIC HIGH         NJ       07716    SFD          7.250          6.500          $2,080.64        360      1-Nov-31
5471818       ROXBURY TWP.          NJ       07836    SFD          6.750          6.483          $2,017.46        300      1-Nov-26
5479480       ORANGE                CA       92867    SFD          6.750          6.483          $2,205.23        360      1-Nov-31
5481684       WASHINGTON            DC       20010    SFD          7.250          6.500          $2,285.29        360      1-Nov-31
5484175       MINNEAPOLIS           MN       55403    SFD          6.875          6.500          $2,496.33        360      1-Nov-31
5492293       AVALON                NJ       08202    SFD          6.875          6.500          $2,529.18        360      1-Nov-31
5541784       KEYSTONE              CO       80435    LCO          7.000          6.500          $2,520.17        360      1-Nov-31
5543145       UNION CITY            CA       94587    SFD          6.875          6.500          $2,135.02        360      1-Nov-31
5553185       WILMETTE              IL       60091    SFD          7.125          6.500          $3,873.88        360      1-Nov-31
5568845       VALENCIA AREA         CA       91355    SFD          7.000          6.500          $3,346.47        360      1-Dec-31
5624499       SEVERNA PARK          MD       21146    SFD          7.000          6.500          $5,488.75        360      1-Nov-31
5628474       ORANGE                CA       92867    SFD          6.875          6.500          $2,627.72        360      1-Dec-31
5631973       WINDEMERE             FL       34786    SFD          6.875          6.500          $2,256.88        360      1-Nov-31
5632838       SAN DIEGO             CA       92106    SFD          6.875          6.500          $2,516.04        360      1-Nov-31
5635784       MALVERN               PA       19355    SFD          6.875          6.500          $2,627.72        360      1-Nov-31
5637434       COLORADO SPRI         CO       80907    SFD          7.000          6.500          $2,993.86        360      1-Nov-31
5641934       ALBUQUERQUE           NM       87111    SFD          7.250          6.500          $4,338.64        360      1-Nov-31
5668462       BOULDFER              CO       80302    SFD          6.875          6.500          $2,312.39        360      1-Nov-31
5668967       SIOUX FALLS           SD       57108    SFD          7.125          6.500          $2,398.44        360      1-Nov-31
5729815       DARIEN                IL       60561    SFD          7.000          6.500          $2,095.04        360      1-Nov-31
5730796       HAMILTON              MA       01936    SFD          7.125          6.500          $3,369.68        360      1-Jul-30
5788781       NOVATO                CA       94945    SFD          6.875          6.500          $2,358.37        360      1-Nov-31
5830419       CHEVY CHASE           MD       20815    SFD          6.875          6.500          $5,912.36        360      1-Nov-31
5832877       CLOVIS                CA       93611    SFD          8.500          6.500          $2,560.48        360      1-Aug-31
5852885       NORTH BRUNSWI         NJ       08902    SFD          7.375          6.500          $2,516.83        360      1-Jan-32
5866742       SAN JOSE              CA       95125    SFD          7.250          6.500          $3,062.98        360      1-Jun-31
5884136       RENO                  NV       89509    SFD          7.375          6.500          $2,445.00        360      1-Jan-32
5905478       FISHERS               IN       46038    SFD          6.875          6.500          $2,732.82        360      1-Nov-31
5909976       MCLEAN                VA       22101    SFD          7.000          6.500          $3,991.82        360      1-Oct-31
5914620       BROOKLYN              NY       11215    LCO          7.250          6.500          $2,387.62        360      1-Jan-32
5924948       KINGWOOD              TX       77339    SFD          6.750          6.483          $2,760.44        360      1-Jan-32
5936473       SAN FRANCISCO         CA       94131    SFD          7.500          6.500          $2,796.86        360      1-Jan-32
5961297       HOUSTON               TX       77079    SFD          7.000          6.500          $2,228.76        360      1-Nov-31
5969930       UPPER MARLBOR         MD       20774    SFD          7.250          6.500          $2,210.26        360      1-Jan-32
5983150       LOS ANGELES           CA       90068    SFD          6.750          6.483          $2,432.24        360      1-Nov-31
6002455       HERCULES              CA       94547    SFD          6.750          6.483          $2,429.05        360      1-Nov-31
6013353       COEUR D ALENE         ID       83814    SFD          7.125          6.500          $2,411.91        360      1-Nov-31
6017312       SHERMAN OAKS          CA       91423    SFD          6.750          6.483          $3,567.29        360      1-Nov-31
6018088       LOS ANGELES           CA       90027    SFD          6.750          6.483          $3,969.43        360      1-Dec-31
6018976       SAN JOSE              CA       95136    SFD          6.750          6.483          $1,426.92        360      1-Dec-31
6030998       RALEIGH               NC       27604    SFD          7.125          6.500          $2,533.19        360      1-Oct-31
6034783       MIDDLETOWN            NJ       07748    SFD          6.875          6.500          $2,627.72        360      1-Jan-32
6064760       IRVINE                CA       92620    SFD          6.875          6.500          $4,040.11        360      1-Nov-31
6089682       MCKINNEY              TX       75070    SFD          6.875          6.500          $4,341.81        360      1-Nov-31
6092503       SAN JOSE              CA       95125    SFD          7.000          6.500          $3,399.70        360      1-Dec-31
6093575       LEAWOOD               KS       66211    SFD          6.750          6.483          $3,372.71        360      1-Nov-31
6101631       CENTERVILLE           OH       45458    SFD          6.875          6.500          $2,286.11        360      1-Nov-31
6101990       BERESFORD             SD       57004    SFD          6.875          6.500          $2,364.94        360      1-Nov-31
6102378       FAIR OAKS RAN         CA       91351    SFD          6.750          6.483          $2,018.30        360      1-Nov-31
6102450       CAPE ELIZABET         ME       04107    SFD          7.250          6.500          $2,646.84        360      1-Nov-31
6105611       CARMEL                CA       93923    SFD          7.125          6.500          $2,964.36        360      1-Nov-31
6107366       COARSEGOLD            CA       93614    SFD          6.875          6.500          $2,154.73        360      1-Nov-31
6108774       SCOTTSDALE            AZ       85255    SFD          7.000          6.500          $5,987.72        360      1-Nov-31
6109214       SACRAMENTO            CA       95829    SFD          7.000          6.500          $2,494.88        360      1-Nov-31
6110162       REDONDO BEACH         CA       90278    SFD          6.750          6.483          $2,023.63        360      1-Nov-31
6111676       CORONA DEL MA         CA       92625    SFD          6.875          6.500          $3,941.57        360      1-Nov-31
6112180       SAN DIEGO             CA       92109    SFD          6.875          6.500          $2,207.28        360      1-Nov-31
6116845       ALBUQUERQUE           NM       87107    SFD          7.000          6.500          $3,116.94        360      1-Nov-31
6118626       MEMPHIS               TN       38111    SFD          6.750          6.483          $3,075.65        360      1-Nov-31
6119179       ESCONDIDO             CA       92025    SFD          6.875          6.500          $2,240.13        360      1-Nov-31
6119180       YORBA LINDA           CA       92886    SFD          6.750          6.483          $1,997.68        360      1-Nov-31
6120897       BEVERLY HILLS         CA       90210    SFD          6.875          6.500          $3,120.41        360      1-Nov-31
6121319       NEW HOPE              PA       18938    SFD          6.875          6.500          $3,678.80        360      1-Nov-31
6123246       LORTON                VA       22079    SFD          6.875          6.500          $2,364.94        360      1-Nov-31
6123305       GARDEN CITY           NY       11530    SFD          6.875          6.500          $6,398.49        360      1-Nov-31
6138215       STEVENSON RAN         CA       91381    SFD          7.125          6.500          $2,391.70        360      1-Nov-31
6139498       LA CRESCENTA          CA       91214    SFD          6.875          6.500          $2,879.30        240      1-Nov-21
6139684       ARMONK                NY       10504    SFD          6.875          6.500          $4,125.51        360      1-Nov-31
6140113       RIVERSIDE             CA       92505    SFD          7.625          6.500          $2,043.27        360      1-Nov-31
6144759       OXNARD                CA       93030    SFD          7.000          6.500          $2,441.66        360      1-Nov-31
6147746       LOS ALTOS             CA       94022    SFD          6.750          6.483          $4,215.89        360      1-Nov-31
6149597       LOS ANGELES           CA       90024    SFD          6.875          6.500          $4,243.76        360      1-Nov-31
6153666       REDWOOD CITY          CA       94065    SFD          6.750          6.483          $2,996.52        360      1-Nov-31
6155516       NAPERVILLE            IL       60540    SFD          7.000          6.500          $2,594.68        360      1-Nov-31
6159213       SARATOGA              CA       95070    SFD          6.750          6.483          $4,215.89        360      1-Nov-31
6164387       PIERCE                CO       80650    SFD          6.750          6.483          $2,704.65        360      1-Nov-31
6164816       VERNON HILLS          IL       60048    SFD          7.000          6.500          $2,181.53        360      1-Nov-31
6166426       DOWNERS GROVE         IL       60515    SFD          6.875          6.500          $3,941.57        360      1-Nov-31
6169110       HOPKINS               MN       55305    SFD          6.750          6.483          $2,030.12        360      1-Nov-31
6171417       MARINE ON ST.         MN       55047    SFD          6.750          6.483          $3,155.43        360      1-Nov-31
6172702       PLYMOUTH              MN       55440    SFD          6.875          6.500          $2,417.50        360      1-Nov-31
6178626       BERNARDS              NJ       07920    SFD          6.750          6.483          $2,014.82        360      1-Nov-31
6181095       RUSHFORD              NY       14777    SFD          7.000          6.500          $2,328.56        360      1-Dec-31
6182173       LOVELAND              CO       80538    SFD          6.750          6.483          $2,561.96        360      1-Dec-31
6183294       LONGMONT              CO       80501    SFD          6.750          6.483          $2,249.34        360      1-Nov-31
6187817       FREMONT               CA       94539    SFD          6.875          6.500          $3,117.13        360      1-Nov-31
6188404       HOPKINS               MN       55305    SFD          7.000          6.500          $2,674.52        360      1-Nov-31
6198402       MORAGA                CA       94556    SFD          6.875          6.500          $4,795.58        360      1-Nov-31
6199366       ROLLING MEADO         IL       60008    SFD          7.125          6.500          $2,317.59        360      1-Nov-31
6199653       BARRINGTON            IL       60010    SFD          6.875          6.500          $4,079.53        360      1-Nov-31
6200074       THOUSAND OAKS         CA       91362    SFD          7.000          6.500          $2,860.80        360      1-Nov-31
6200193       WINNETKA              IL       60093    SFD          6.875          6.500          $3,278.07        360      1-Nov-31
6200371       MERCER ISLAND         WA       98040    SFD          6.875          6.500          $6,562.72        360      1-Nov-31
6201340       NORTH CANTON          OH       44709    SFD          6.875          6.500          $2,031.88        360      1-Nov-31
6201925       LAKE NAMAKAGO         WI       54802    SFD          6.875          6.500          $5,337.55        360      1-Nov-31
6202139       MAPLE GROVE           MN       55311    SFD          6.875          6.500          $2,569.91        360      1-Nov-31
6203438       HUBERTUS              WI       53033    SFD          7.125          6.500          $2,290.64        360      1-Nov-31
6206206       BALTIMORE             MD       21210    SFD          6.750          6.483          $2,801.94        360      1-Nov-31
6207300       ELLICOTT CITY         MD       21042    SFD          6.750          6.483          $3,048.41        360      1-Nov-31
6207712       AURORA                CO       80016    SFD          6.875          6.500          $2,270.50        360      1-Nov-31
6209428       LAKE FOREST           IL       60045    SFD          7.000          6.500          $4,324.47        360      1-Nov-31
6209781       GOLDEN VALLEY         MN       55416    SFD          7.000          6.500          $2,118.32        360      1-Nov-31
6212579       ANDOVER               MN       55304    SFD          6.875          6.500          $2,279.55        360      1-Dec-31
6214350       WASHINGTON            DC       20015    SFD          6.875          6.500          $2,713.12        360      1-Nov-31
6214745       LAKE BLUFF            IL       60044    SFD          6.875          6.500          $2,956.18        360      1-Nov-31
6218694       UPLAND                CA       91784    SFD          7.375          6.500          $2,638.38        360      1-Nov-31
6219521       LAS VEGAS             NV       89141    SFD          7.000          6.500          $2,218.12        360      1-Nov-31
6219855       BOCA RATON            FL       33433    SFD          7.000          6.500          $2,804.25        360      1-Nov-31
6220144       MIDDLETOWN            NJ       07748    SFD          7.125          6.500          $2,400.12        360      1-Nov-31
6220488       PEWAUKEE              WI       53072    SFD          7.500          6.500          $5,427.65        360      1-Nov-31
6220642       SAN FRANCISCO         CA       94116    SFD          6.750          6.483          $2,399.81        360      1-Dec-31
6222266       SIMI VALLEY           CA       93065    SFD          7.000          6.500          $2,927.33        360      1-Nov-31
6224640       LOS ANGELES           CA       90049    SFD          6.875          6.500          $5,255.43        360      1-Dec-31
6224934       HUNTINGTON BE         CA       92649    SFD          6.875          6.500          $2,430.64        360      1-Nov-31
6225044       FELTON                CA       95018    SFD          7.000          6.500          $2,176.50        360      1-Nov-31
6225264       FAIR HAVEN            NJ       07701    SFD          6.750          6.483          $2,166.32        360      1-Nov-31
6226043       SAN FRANCISCO         CA       94133    LCO          6.750          6.483          $2,412.78        360      1-Dec-31
6226171       ARCADIA               CA       91006    SFD          6.750          6.483          $3,080.84        360      1-Nov-31
6226382       JAMUL                 CA       91935    SFD          7.000          6.500          $3,299.90        360      1-Nov-31
6226397       HONOLULU              HI       96821    SFD          6.750          6.483          $3,917.53        360      1-Nov-31
6226650       LOS ANGELES           CA       90008    SFD          6.875          6.500          $2,135.02        360      1-Nov-31
6227300       SANTA BARBARA         CA       93109    LCO          6.875          6.500          $2,509.47        360      1-Nov-31
6227459       SAN FRANCISCO         CA       94115    LCO          6.750          6.483          $2,138.43        360      1-Nov-31
6229584       MCLEAN                VA       22101    SFD          6.750          6.483          $3,217.05        360      1-Dec-31
6229849       KENTFIELD             CA       94904    MF2          6.875          6.500          $3,770.77        360      1-Nov-31
6229978       SANTA MARIA           CA       93455    SFD          6.750          6.483          $2,250.64        360      1-Nov-31
6230406       WEST CHESTER          PA       19380    SFD          6.750          6.483          $1,997.68        360      1-Nov-31
6232115       HIGHLANDS RAN         CO       80126    SFD          6.875          6.500          $2,511.11        360      1-Nov-31
6232944       SAN DIEGO             CA       92130    SFD          6.750          6.483          $3,144.40        360      1-Dec-31
6233390       KELLER                TX       76248    SFD          6.875          6.500          $2,539.36        360      1-Nov-31
6233470       SOUTHLAKE             TX       76092    SFD          6.875          6.500          $2,640.85        360      1-Nov-31
6234571       NAPERVILLE            IL       60565    SFD          6.750          6.483          $2,678.71        360      1-Nov-31
6235397       GLENVIEW              IL       60025    SFD          6.875          6.500          $2,890.49        360      1-Nov-31
6235649       LONG GROVE            IL       60047    SFD          7.000          6.500          $5,003.07        360      1-Nov-31
6236399       COLUMBIA              MD       21044    SFD          6.750          6.483          $2,140.37        360      1-Nov-31
6236698       CHICAGO               IL       60618    SFD          6.750          6.483          $3,697.01        360      1-Nov-31
6237778       WASHINGTON            DC       20007    SFD          6.750          6.483          $4,864.49        360      1-Dec-31
6237955       WADSWORTH             IL       60083    SFD          6.875          6.500          $2,726.25        360      1-Nov-31
6243029       PACIFIC PALIS         CA       90272    SFD          6.875          6.500          $2,640.85        360      1-Nov-31
6244422       ATLANTA               GA       30305    SFD          6.875          6.500          $2,463.48        360      1-Nov-31
6246396       SALT LAKE CIT         UT       84103    SFD          7.250          6.500          $3,837.24        360      1-Nov-31
6255358       WALNUT CREEK          CA       94596    SFD          7.125          6.500          $2,290.64        360      1-Nov-31
6270177       MODESTO               CA       95354    SFD          6.875          6.500          $2,598.15        360      1-Nov-31
6274111       SAN DIEGO             CA       92103    SFD          6.750          6.483          $2,166.32        360      1-Nov-31
6276254       LOS ANGELES           CA       91311    SFD          6.875          6.500          $3,728.07        360      1-Nov-31
6276775       HAYWARD               CA       94544    SFD          6.875          6.500          $2,181.00        360      1-Nov-31
6280923       LAKE BARRINGT         IL       60010    SFD          7.000          6.500          $3,437.62        360      1-Nov-31
6286541       LAGUNA NIGUEL         CA       92677    SFD          7.000          6.500          $3,124.26        360      1-Nov-31
6287711       CARBONDALE            CO       81623    SFD          6.750          6.483          $6,161.68        360      1-Nov-31
6288854       NAPERVILLE            IL       60565    SFD          7.000          6.500          $2,072.42        360      1-Nov-31
6291205       PETALUMA              CA       94954    SFD          7.000          6.500          $2,195.50        360      1-Nov-31
6291466       SOQUEL                CA       95073    SFD          7.125          6.500          $2,546.66        360      1-Nov-31
6293133       FOSTER CITY           CA       94404    LCO          6.875          6.500          $2,223.70        360      1-Nov-31
6293364       KING OF PRUSS         PA       19406    SFD          6.750          6.483          $4,040.77        360      1-Nov-31
6294699       DALLAS                TX       75205    SFD          6.875          6.500          $5,307.33        360      1-Nov-31
6300147       SANTA ANA             CA       92705    SFD          6.875          6.500          $2,480.56        360      1-Nov-31
6300222       GRANITE BAY           CA       95746    SFD          6.875          6.500          $2,856.27        240      1-Dec-21
6300759       LAGRANGE              IL       60525    SFD          7.000          6.500          $2,066.43        360      1-Nov-31
6304146       POTOMAC               MD       20854    SFD          6.750          6.483          $3,580.26        360      1-Nov-31
6305776       LONGMONT              CO       80503    SFD          6.875          6.500          $2,102.17        360      1-Nov-31
7893310       TUBAC                 AZ       85621    SFD          7.375          6.500          $3,324.91        360      1-Nov-31
8126981       GRETNA                NE       68068    SFD          6.875          6.500          $2,299.25        360      1-Oct-31
8153787       NEWHALL               CA       91321    SFD          7.500          6.500          $4,055.44        360      1-Oct-31
8170546       GILROY                CA       95020    SFD          6.875          6.500          $4,270.04        360      1-Nov-31
8183711       NOVATO                CA       94945    SFD          6.750          6.483          $2,633.31        360      1-Nov-31
8207196       WARREN                NJ       07059    SFD          6.750          6.483          $4,215.86        360      1-Nov-31
8212068       RENO                  NV       89509    SFD          6.750          6.483          $3,242.99        360      1-Nov-31
8213102       CONIFER               CO       80433    SFD          6.750          6.483          $4,280.75        360      1-Nov-31
8232291       HENDERSON             NV       89135    SFD          7.625          6.500          $7,077.94        360      1-Nov-31
8253969       KERRVILLE             TX       78028    SFD          7.250          6.500          $6,480.67        360      1-Nov-31
8257277       BROWNSVILLE           TX       78521    SFD          7.000          6.500          $2,724.41        360      1-Nov-31
8305673       KERRVILLE             TX       78028    SFD          7.000          6.500          $2,235.42        360      1-Nov-31
8319834       TRACY                 CA       95377    SFD          7.000          6.500          $2,176.84        360      1-Oct-31
8325000       RICHMOND              TX       77469    SFD          7.125          6.500          $2,317.59        360      1-Nov-31
8330621       MILL CREEK            WA       98012    SFD          6.875          6.500          $3,284.64        360      1-Nov-31
8334662       SOUTHINGTON           CT       06489    SFD          7.250          6.500          $2,455.83        360      1-Oct-31
8347708       ST. CHARLES           IL       60175    SFD          6.750          6.483          $2,781.19        360      1-Dec-31
8355120       ANTELOPE              CA       95843    SFD          7.250          6.500          $2,176.14        360      1-Nov-31
8361217       AURORA                CO       80016    SFD          7.125          6.500          $2,424.71        360      1-Nov-31
8367372       HAMILTON              OH       45011    SFD          7.500          6.500          $2,796.84        360      1-Oct-31
8371539       STATEN ISLAND         NY       10304    SFD          6.875          6.500          $4,853.06        360      1-Nov-31
8381902       LOVELAND              CO       80538    SFD          7.125          6.500          $2,580.34        360      1-Oct-31
8382153       ROCHESTER             MN       55902    SFD          7.125          6.500          $3,233.85        360      1-Nov-31
8382238       FT COLLINS            CO       80524    SFD          7.125          6.500          $3,584.18        360      1-Nov-31
8383871       AUSTIN                TX       78737    SFD          7.250          6.500          $2,986.57        360      1-Nov-31
8395079       MT. PLEASANT          SC       29464    SFD          7.000          6.500          $2,993.86        360      1-Oct-31
8396651       PINEHURST             NC       28374    SFD          6.875          6.500          $2,627.72        360      1-Nov-31
8400967       WESTERVILLE           OH       43082    SFD          6.875          6.500          $2,210.57        360      1-Nov-31
8408663       CROWNSVILLE           MD       21032    SFD          7.125          6.500          $3,166.48        360      1-Nov-31
8409265       SOMERSET              NJ       08873    SFD          7.125          6.500          $2,566.87        360      1-Nov-31
8411821       EAST BRUNSWIC         NJ       08816    SFD          7.125          6.500          $2,775.72        360      1-Nov-31
8413401       BERNARDS TOWN         NJ       07920    SFD          7.000          6.500          $4,324.47        360      1-Nov-31
8420352       STATEN ISLAND         NY       10312    MF2          7.750          6.500          $3,868.63        360      1-Aug-31
8431404       FOREST HILL           MD       21050    SFD          7.125          6.500          $2,219.31        360      1-Oct-31
8438479       BOWIE                 MD       20716    SFD          7.125          6.500          $2,305.46        360      1-Oct-31
8441039       FORT WORTH            TX       76116    SFD          7.125          6.500          $3,705.45        360      1-Nov-31
8446011       VERDI                 NV       89439    SFD          7.250          6.500          $2,455.49        360      1-May-31
8461545       MILL VALLEY           CA       94941    SFD          7.000          6.500          $6,653.03        360      1-Oct-31
8484039       BOISE                 ID       83702    SFD          6.875          6.500          $3,547.42        360      1-Nov-31
8491602       IRVINE                CA       92602    SFD          6.875          6.500          $2,868.68        360      1-Oct-31
8493880       CARLSBAD              CA       92009    SFD          6.875          6.500          $2,627.72        360      1-Dec-31
8495452       CHERRY HILLS          CO       80110    SFD          7.125          6.500          $6,737.19        360      1-Nov-31
8496735       CAMERON PARK          CA       95672    SFD          6.875          6.500          $2,326.91        360      1-Dec-31
8500905       BUFFALO               MN       55313    SFD          6.750          6.483          $3,242.99        360      1-Nov-31
8505658       SAMMAMISH             WA       98074    SFD          6.750          6.483          $2,270.09        360      1-Nov-31
8507945       FAIRFAX               VA       22033    SFD          7.000          6.500          $4,654.46        360      1-Nov-31
8516389       GAMBRILLS             MD       21054    SFD          7.250          6.500          $2,512.26        360      1-Oct-31
8531257       AUSTIN                TX       78703    SFD          6.750          6.483          $3,891.59        360      1-Dec-31
8533159       HELOTES               TX       78023    SFD          6.875          6.500          $2,562.02        360      1-Dec-31
8536664       ODESSA                MO       64076    SFD          7.125          6.500          $2,422.69        360      1-Nov-31
8540670       YARDLEY               PA       19067    SFD          7.000          6.500          $2,546.78        360      1-Dec-31
8541671       FAIRFAX               VA       22033    SFD          7.000          6.500          $2,661.21        360      1-Oct-31
8541852       SUWANEE               GA       30024    SFD          6.750          6.483          $2,348.99        360      1-Nov-31
8554296       DARNESTOWN            MD       20878    SFD          6.875          6.500          $2,867.49        360      1-Dec-31
8558119       FORT WORTH            TX       76107    SFD          6.750          6.483          $6,485.98        360      1-Nov-31
8559621       DAVIDSONVILLE         MD       21035    SFD          6.750          6.483          $2,739.68        360      1-Dec-31
8565957       ARLINGTON             MA       02474    LCO          7.375          6.500          $2,547.90        360      1-Oct-31
8566163       AURORA                CO       80016    SFD          6.750          6.483          $3,015.98        360      1-Nov-31
8581802       ELKRIDGE              MD       21075    SFD          6.875          6.500          $2,290.38        360      1-Dec-31
8582972       ESCONDIDO             CA       92027    SFD          7.000          6.500          $2,506.81        360      1-Nov-31
8598320       PIERRE                SD       57501    SFD          6.875          6.500          $2,087.06        360      1-Nov-31
8598996       BURTONSVILLE          MD       20866    SFD          7.125          6.500          $2,338.14        360      1-Nov-31
8606376       GRAND JUNCTIO         CO       81503    SFD          7.250          6.500          $2,217.07        360      1-May-31
8618156       CHISAGO CITY          MN       55013    SFD          7.000          6.500          $2,621.29        360      1-Nov-31
8624227       ELKRIDGE              MD       21075    SFD          6.875          6.500          $2,374.47        360      1-Nov-31
8631439       VALENCIA              CA       91355    SFD          7.250          6.500          $2,387.62        360      1-May-31
8637895       SACRAMENTO            CA       95829    SFD          6.750          6.483          $3,242.99        360      1-Nov-31
8641949       MISSION VIEJO         CA       92691    SFD          7.375          6.500          $2,313.76        360      1-Aug-31
8642853       CREAM RIDGE           NJ       08514    SFD          7.125          6.500          $2,899.15        360      1-Oct-31
8648869       ALPHARETTA            GA       30022    SFD          7.375          6.500          $3,197.45        360      1-Jul-31
8655536       DALLAS                TX       75204    SFD          7.125          6.500          $2,258.30        360      1-Nov-31
8663284       LOS ANGELES           CA       90066    SFD          7.250          6.500          $3,676.93        360      1-Oct-31
8664316       EDEN PRAIRIE          MN       55347    SFD          7.125          6.500          $2,410.23        360      1-Nov-31
8670616       LADERA RANCH          CA       92694    SFD          7.000          6.500          $2,251.39        360      1-Oct-31
8672304       BUFFALO GROVE         IL       60089    SFD          7.250          6.500          $2,182.96        360      1-Sep-31
8679308       SAN DIEGO             CA       92131    LCO          6.750          6.483          $2,717.68        360      1-Dec-31
8686117       STILLWATER            MN       55082    SFD          7.875          6.500          $2,982.21        360      1-Jul-31
8694261       SIMI VALLEY           CA       93065    SFD          7.250          6.500          $3,518.92        360      1-Nov-31
8696397       MILLERSVILLE          MD       21108    SFD          6.875          6.500          $2,171.15        360      1-Dec-31
8704625       SOUTH RIDING          VA       20152    SFD          6.875          6.500          $2,627.84        360      1-Nov-31
8712776       FULLERTON             CA       92835    SFD          6.875          6.500          $4,270.04        360      1-Oct-31
8714872       NASHUA                NH       03062    SFD          7.000          6.500          $3,412.80        360      1-Oct-31
8716147       PHILADELPHIA          PA       19146    SFD          7.250          6.500          $2,818.75        360      1-Oct-31
8728415       CLARKSVILLE           MD       21029    SFD          7.000          6.500          $2,422.84        360      1-Nov-31
8728813       BEVERLY HILLS         CA       90210    SFD          7.125          6.500          $6,737.19        360      1-Oct-31
8738041       CASTAIC AREA          CA       91384    SFD          7.000          6.500          $2,334.55        360      1-Nov-31
8738679       EVANSTON              IL       60202    SFD          7.000          6.500          $2,526.15        360      1-Oct-31
8742417       MINDEN                NV       89423    SFD          7.250          6.500          $2,367.15        360      1-Sep-31
8746093       RENO                  NV       89511    SFD          7.250          6.500          $3,581.43        360      1-Aug-31
8751073       THOUSAND OAKS         CA       91320    SFD          6.875          6.500          $2,299.25        360      1-Nov-31
8752389       RICHMOND              VA       23233    SFD          6.750          6.483          $2,866.80        360      1-Nov-31
8755220       BURTONSVILLE          MD       20866    SFD          6.750          6.483          $2,546.72        360      1-Dec-31
8758268       STEVENSON RAN         CA       91381    SFD          7.000          6.500          $2,363.86        360      1-Oct-31
8761565       GLENCOE               IL       60022    SFD          7.375          6.500          $2,831.77        360      1-Sep-31
8762192       STEVENSON RAN         CA       91381    SFD          6.750          6.483          $2,464.67        360      1-Dec-31
8764146       PAR-TROY HILL         NJ       07054    SFD          7.000          6.500          $2,314.59        360      1-Nov-31
8767654       CAMARILLO             CA       93012    SFD          6.875          6.500          $2,318.56        360      1-Dec-31
8768427       COCKEYSVILLE          MD       21030    SFD          7.000          6.500          $5,322.42        360      1-Nov-31
8770113       SAN FRANCISCO         CA       94118    SFD          7.375          6.500          $5,801.67        360      1-Nov-31
8772786       ANTIOCH               CA       94509    SFD          6.875          6.500          $2,280.86        360      1-Nov-31
8780820       THOUSAND OAKS         CA       91320    SFD          6.750          6.483          $2,043.08        360      1-Nov-31
8786448       KENNEWICK             WA       99337    SFD          7.250          6.500          $2,122.25        360      1-Nov-31
8791081       SAN MATEO             CA       94402    SFD          6.875          6.500          $4,729.89        360      1-Oct-31
8792744       MINNETRISTA           MN       55364    SFD          7.500          6.500          $2,657.02        360      1-Jul-31
8793818       OJAI                  CA       93023    SFD          7.375          6.500          $3,487.91        360      1-Nov-31
8796812       SANTA ROSA            CA       95404    SFD          7.125          6.500          $2,492.76        360      1-Nov-31
8798094       SUFFERN               NY       10901    SFD          6.875          6.500          $2,759.10        360      1-Nov-31
8814275       SPRINGFIELD           VA       22150    SFD          7.000          6.500          $3,499.49        360      1-Nov-31
8823899       MIDDLETOWN            NJ       07748    SFD          7.125          6.500          $2,139.06        360      1-Nov-31
8824913       PELLA                 IA       50219    SFD          6.875          6.500          $2,135.02        360      1-Aug-31
8826445       EDWARDS               CO       81632    SFD          6.875          6.500          $6,569.29        360      1-Nov-31
8834705       THOUSAND OKAS         CA       91320    SFD          6.750          6.483          $2,310.96        360      1-Nov-31
8835806       OCEANSIDE             CA       92054    SFD          6.875          6.500          $2,023.34        360      1-Dec-31
8838440       SUWANEE               GA       30024    SFD          6.875          6.500          $2,950.77        360      1-Nov-31
8839138       RADNOR                PA       19087    SFD          7.000          6.500          $2,162.23        360      1-Sep-31
8840034       MARINE ON ST          MN       55047    SFD          7.375          6.500          $2,762.70        360      1-Oct-31
8844676       DEVON                 PA       19333    SFD          7.500          6.500          $2,377.33        360      1-Sep-31
8844931       DIX HILLS             NY       11746    SFD          7.375          6.500          $3,177.11        360      1-Sep-31
8847960       GREEN BAY             WI       54313    SFD          7.375          6.500          $4,092.94        360      1-Oct-31
8851462       OCEAN CITY            NJ       08226    LCO          7.000          6.500          $3,512.80        360      1-Nov-31
8857564       BRECKENRIDGE          CO       80424    SFD          6.750          6.483          $2,918.69        360      1-Nov-31
8858616       NORCROSS              GA       30092    SFD          6.875          6.500          $2,791.95        360      1-Nov-31
8860490       EAGAN                 MN       55123    SFD          6.750          6.483          $2,270.09        360      1-Nov-31
8862745       CORONA DEL MA         CA       92625    SFD          6.750          6.483          $6,485.98        360      1-Nov-31
8863931       SUMMERLAND            CA       93067    SFD          6.750          6.483          $2,270.09        360      1-Dec-31
8864402       PERKASIE              PA       18944    SFD          7.125          6.500          $2,097.96        360      1-Oct-31
8868299       CENTREVILLE           VA       20120    SFD          6.875          6.500          $2,821.56        360      1-Oct-31
8869027       LEANDER               TX       78641    SFD          6.750          6.483          $2,651.99        360      1-Nov-31
8869906       HERNDON               VA       20170    SFD          6.875          6.500          $2,855.93        360      1-Dec-31
8869963       HERNDON               VA       20171    SFD          6.875          6.500          $2,876.43        360      1-Nov-31
8870517       LAWRENCE              NY       11559    SFD          7.125          6.500          $6,231.90        360      1-Nov-31
8870643       PRESCOTT VALL         AZ       86314    SFD          7.500          6.500          $5,628.68        360      1-Oct-31
8871792       OCEAN CITY            NJ       08226    SFD          7.250          6.500          $3,438.17        360      1-Nov-31
8873832       SWANTON               MD       21561    SFD          7.125          6.500          $2,492.76        360      1-Oct-31
8874097       LINO LAKES            MN       55014    SFD          6.875          6.500          $2,349.18        360      1-Nov-31
8874566       NEWPORT BEACH         CA       92663    SFD          7.250          6.500          $2,871.96        360      1-Oct-31
8874707       LISLE                 IL       60532    SFD          7.625          6.500          $2,262.11        360      1-Sep-31
8875174       BLACK BUTTE R         OR       97759    SFD          6.875          6.500          $2,470.05        360      1-Nov-31
8878074       WAYZATA               MN       55391    SFD          7.250          6.500          $4,093.06        360      1-Oct-31
8878193       APPLE VALLEY          MN       55124    SFD          6.875          6.500          $3,126.98        360      1-Nov-31
8883215       ORONO                 MN       55391    SFD          6.875          6.500          $2,759.10        360      1-Nov-31
8884614       ATLANTA               GA       30327    SFD          6.875          6.500          $3,941.57        360      1-Oct-31
8884669       MIDDLETOWN            NJ       07748    SFD          7.125          6.500          $2,360.71        360      1-Oct-31
8884717       OCEAN CITY            NJ       08226    LCO          7.375          6.500          $3,346.32        360      1-Sep-31
8885558       LINCOLNSHIRE          IL       60069    SFD          7.250          6.500          $2,356.92        360      1-Sep-31
8890046       COMMERCE              MI       48382    SFD          6.875          6.500          $2,493.04        360      1-Nov-31
8891155       ARLINGTON HEI         IL       60005    SFD          7.250          6.500          $2,387.62        360      1-Sep-31
8891413       THOUSAND OAKS         CA       91362    LCO          7.125          6.500          $2,217.88        360      1-Sep-31
8892487       DANA POINT            CA       92624    SFD          6.875          6.500          $3,284.64        360      1-Nov-31
8893020       CLIVE                 IA       50325    SFD          6.875          6.500          $2,102.17        360      1-Oct-31
8894839       LITTLETON             CO       80127    SFD          6.875          6.500          $2,167.87        360      1-Oct-31
8894857       PALM DESERT           CA       92211    SFD          6.750          6.483          $2,594.39        360      1-Oct-31
8895345       PHOENIX               AZ       85021    SFD          7.125          6.500          $2,533.18        360      1-Oct-31
8895599       FREMONT               CA       94538    PUD          7.000          6.500          $2,447.91        360      1-Oct-31
8897144       ORANGE                CA       92867    SFD          7.500          6.500          $3,426.15        360      1-Nov-31
8897694       NEW MARKET            MD       21774    SFD          6.875          6.500          $2,669.76        360      1-Nov-31
8897880       GLEN ELLYN            IL       60137    SFD          7.250          6.500          $2,387.62        360      1-Oct-31
8897895       ATLANTA               GA       30342    SFD          6.875          6.500          $3,634.66        360      1-Nov-31
8898589       LOS ANGELES           CA       90045    SFD          7.125          6.500          $2,964.36        360      1-Sep-31
8899563       BARRINGTON            IL       60010    SFD          7.375          6.500          $2,266.11        360      1-Oct-31
8900218       NEW ORLEANS           LA       70124    SFD          7.125          6.500          $4,015.36        360      1-Oct-31
8900373       OXNARD                CA       93030    SFD          7.625          6.500          $2,339.80        360      1-Oct-31
8901254       LA CANADA-FLI         CA       91011    SFD          7.250          6.500          $3,615.53        360      1-Oct-31
8901739       MILL VALLEY           CA       94941    SFD          7.000          6.500          $4,324.47        360      1-Nov-31
8901869       RANDOLPH              NJ       07869    SFD          6.875          6.500          $2,627.72        360      1-Oct-31
8901945       OLD TAPPAN            NJ       07675    SFD          7.000          6.500          $2,937.98        360      1-Nov-31
8903283       BELLPORT              NY       11713    SFD          7.000          6.500          $3,432.96        360      1-Nov-31
8904557       SAN DIEGO             CA       92130    SFD          7.000          6.500          $2,361.82        360      1-Oct-31
8904566       ALISO VIEJO           CA       92656    SFD          7.000          6.500          $2,228.76        360      1-Oct-31
8905445       HINSDALE              IL       60521    SFD          7.250          6.500          $3,240.34        360      1-Sep-31
8907957       CASTLE ROCK           CO       80124    SFD          7.000          6.500          $2,075.74        360      1-Oct-31
8908695       DELANO                MN       55359    SFD          7.125          6.500          $2,448.97        360      1-Sep-31
8909858       SAN DIEGO             CA       92126    LCO          7.125          6.500          $2,209.80        360      1-Oct-31
8910658       RIDGWAY               CO       81432    SFD          6.750          6.483          $4,215.89        360      1-Nov-31
8910972       FOREST LAKE           MN       55025    SFD          6.750          6.483          $2,205.23        360      1-Nov-31
8911625       COTTAGE GROVE         MN       55016    SFD          6.875          6.500          $2,286.11        360      1-Nov-31
8912463       INVER GROVE H         MN       55077    SFD          7.125          6.500          $2,177.46        360      1-Oct-31
8913726       MALIBU                CA       90265    SFD          6.875          6.500          $2,200.71        360      1-Nov-31
8915814       DENVER                CO       80220    SFD          7.000          6.500          $2,122.31        360      1-Oct-31
8915884       NEW CANAAN            CT       06840    SFD          7.250          6.500          $2,899.25        360      1-Nov-31
8918873       WAYLAND               MI       49348    SFD          6.875          6.500          $3,186.10        360      1-Oct-31
8919951       SPARTA                NJ       07871    SFD          7.375          6.500          $2,414.60        360      1-Nov-31
8920479       YORBA LINDA           CA       92886    SFD          6.875          6.500          $3,613.11        360      1-Oct-31
8921873       CHICAGO               IL       60618    MF2          7.375          6.500          $2,946.07        360      1-Oct-31
8922906       ISLAND PARK           ID       83429    SFD          7.375          6.500          $6,509.61        360      1-Sep-31
8923065       CAMARILLO             CA       93010    SFD          7.125          6.500          $3,099.11        360      1-Oct-31
8924081       CHAPPAQUA             NY       10514    SFD          7.000          6.500          $4,989.77        360      1-Nov-31
8924152       RYEBROOK              NY       10573    SFD          6.875          6.500          $2,647.42        360      1-Oct-31
8924859       EDINA                 MN       55439    SFD          7.000          6.500          $2,442.99        360      1-Oct-31
8925355       ROSEMOUNT             MN       55068    SFD          6.750          6.483          $2,769.51        360      1-Oct-31
8925382       SETAUKET              NY       11733    SFD          6.875          6.500          $3,941.57        360      1-Nov-31
8925453       SPRING PARK           MN       55384    SFD          7.000          6.500          $2,395.09        360      1-Nov-31
8925764       TORRANCE              CA       90503    SFD          7.125          6.500          $2,597.86        360      1-Nov-31
8926028       AURORA                CO       80016    SFD          7.000          6.500          $2,591.11        360      1-Oct-31
8926365       WHITTIER              CA       90603    SFD          7.000          6.500          $2,368.48        360      1-Nov-31
8926374       ISSAQUAH              WA       98027    SFD          7.375          6.500          $3,356.68        360      1-Oct-31
8927038       SAN DIEGO             CA       92131    SFD          7.250          6.500          $2,294.84        360      1-Nov-31
8927119       NEWBURYPORT           MA       01950    SFD          7.125          6.500          $2,236.75        360      1-Oct-31
8927497       ALEXANDRIA            MN       56308    SFD          6.750          6.483          $2,964.09        360      1-Nov-31
8927788       SUDBURY               MA       01776    SFD          7.000          6.500          $3,259.98        360      1-Oct-31
8928692       MANHATTAN BEA         CA       90266    SFD          6.875          6.500          $3,547.42        360      1-Nov-31
8929573       MEADE                 CO       80542    SFD          6.875          6.500          $2,397.79        360      1-Nov-31
8930050       OCEAN CITY            NJ       08226    LCO          7.125          6.500          $3,031.73        360      1-Oct-31
8930994       SCARSDALE             NY       10583    SFD          6.750          6.483          $5,539.03        360      1-Nov-31
8931154       SAN CLEMENTE          CA       92672    SFD          7.125          6.500          $4,783.40        360      1-Nov-31
8931791       MEDIA                 PA       19063    SFD          7.125          6.500          $6,602.44        360      1-Nov-31
8932091       GREENPORT             NY       11944    SFD          6.875          6.500          $4,270.04        360      1-Nov-31
8932862       ORONO                 MN       55391    SFD          7.125          6.500          $2,155.90        360      1-Nov-31
8933364       BELLE MEAD            NJ       08502    SFD          7.250          6.500          $2,217.07        360      1-Oct-31
8933425       PETALUMA              CA       94954    SFD          7.000          6.500          $2,178.87        360      1-Oct-31
8934741       TERRELL HILLS         TX       78209    SFD          7.000          6.500          $2,243.60        240      1-Nov-21
8935357       OCEAN CITY            MD       21842    SFD          6.875          6.500          $2,135.02        360      1-Nov-31
8935676       SANTA MONICA          CA       90402    SFD          7.000          6.500          $2,877.43        360      1-Nov-31
8935964       SHAKOPEE              MN       55379    SFD          7.000          6.500          $2,022.52        360      1-Nov-31
8936980       NAPA                  CA       94558    SFD          6.875          6.500          $4,270.04        360      1-Dec-31
8937172       TUSTIN                CA       92782    SFD          6.750          6.483          $4,540.19        360      1-Nov-31
8937204       NEWPORT BEACH         CA       92663    SFD          6.750          6.483          $5,902.24        360      1-Nov-31
8937240       DUNN LORING           VA       22027    SFD          7.000          6.500          $3,306.26        360      1-Nov-31
8937584       WILMINGTON            DE       19803    SFD          7.125          6.500          $2,334.43        360      1-Oct-31
8938923       LAS VEGAS             NV       89135    SFD          7.250          6.500          $2,062.36        360      1-Nov-31
8939124       RANCHO SANTA          CA       92067    SFD          7.250          6.500          $6,412.46        360      1-Nov-31
8939566       FULLERTON             CA       92835    SFD          6.875          6.500          $2,338.67        360      1-Nov-31
9005193       HALF MOON BAY         CA       94019    SFD          8.500          6.500          $2,608.16        360      1-Feb-31
9025223       SAN JOSE              CA       95127    SFD          7.750          6.500          $2,435.81        360      1-Feb-31
9059741       OGDEN                 UT       84403    SFD          7.500          6.500          $2,365.10        360      1-Apr-31
9086217       NEWARK                CA       94560    SFD          7.750          6.500          $2,292.88        360      1-Feb-31
9152521       PLEASANTON            CA       94566    SFD          6.875          6.500          $2,213.85        360      1-Nov-31
9159771       FOLSOM                CA       95630    SFD          7.375          6.500          $2,900.84        360      1-Nov-31
9160914       CONCORD               CA       94518    SFD          7.000          6.500          $2,686.16        360      1-Nov-31
9161985       WALNUT CREEK          CA       94598    SFD          7.000          6.500          $2,435.01        360      1-Nov-31
9167776       NAPA                  CA       94559    SFD          6.750          6.483          $2,282.10        360      1-Oct-31
9168117       SAN LEANDRO           CA       94577    SFD          7.000          6.500          $3,599.29        360      1-Nov-31
9189671       SAN FRANCISCO         CA       94127    SFD          6.875          6.500          $2,627.72        360      1-Nov-31
9230076       NEWBURY PARK          CA       91320    SFD          7.500          6.500          $2,188.55        360      1-Nov-31
9233412       WALNUT CREEK          CA       94596    LCO          6.750          6.483          $2,626.83        360      1-Nov-31
9234980       LAFAYETTE             CA       94549    SFD          7.375          6.500          $3,453.38        360      1-Nov-31
9245929       PACIFICA              CA       94044    SFD          6.875          6.500          $2,430.64        360      1-Oct-31
9260258       ODESSA                FL       33556    SFD          6.875          6.500          $4,048.66        360      1-Nov-31
9262098       MODESTO               CA       95356    SFD          6.750          6.483          $3,191.11        360      1-Dec-31
9262874       LOS ANGELES           CA       90024    SFD          6.875          6.500          $3,143.41        360      1-Nov-31
9264748       SARATOGA              CA       95070    SFD          7.000          6.500          $6,466.74        360      1-Nov-31
9265091       RENTON                WA       98059    SFD          6.875          6.500          $2,588.30        360      1-Nov-31
9267147       PLEASANTON            CA       94566    SFD          7.000          6.500          $3,446.27        360      1-Dec-31
9267337       LOS ALTOS             CA       94022    SFD          6.750          6.483          $3,846.19        360      1-Nov-31
9267620       LOS ANGELES           CA       90046    SFD          6.875          6.500          $2,512.76        360      1-Jan-32
9272721       SAN JOSE              CA       95132    SFD          6.875          6.500          $3,133.55        360      1-Nov-31
9273137       CORONA                CA       92883    SFD          6.875          6.500          $2,318.80        240      1-Nov-21
9273988       EL DORADO HIL         CA       95762    SFD          7.250          6.500          $2,762.82        360      1-Nov-31
9274044       SAN JOSE              CA       95128    SFD          6.875          6.500          $2,267.72        360      1-Nov-31
9275231       GILROY                CA       95020    SFD          6.750          6.483          $3,567.29        360      1-Dec-31
9277518       SAN JOSE              CA       95116    SFD          7.000          6.500          $2,268.69        360      1-Nov-31
9280496       LOS ANGELES           CA       90064    SFD          6.750          6.483          $2,983.56        360      1-Dec-31
9281049       MILL VALLEY           CA       94941    SFD          6.750          6.483          $4,851.52        360      1-Dec-31
9282237       LIVERMORE             CA       94550    SFD          7.625          6.500          $2,584.87        360      1-Nov-31
9286097       LOS GATOS             CA       95032    SFD          7.000          6.500          $2,729.74        360      1-Dec-31
9287061       IRWIN                 ID       83428    SFD          7.250          6.500          $2,605.92        360      1-Nov-31
9287582       LOS ANGELES           CA       91602    SFD          6.750          6.483          $2,412.79        360      1-Dec-31
9289455       MORAGA                CA       94556    SFD          7.125          6.500          $2,275.49        360      1-Dec-31
9291329       PACIFICA              CA       94044    SFD          6.750          6.483          $2,224.70        360      1-Dec-31
9292863       NOVATO                CA       94949    SFD          6.875          6.500          $2,299.25        360      1-Nov-31
9298167       SAN JOSE              CA       95131    SFD          7.000          6.500          $2,168.89        360      1-Dec-31
9298951       CLAYTON               CA       94517    SFD          6.875          6.500          $2,069.33        360      1-Nov-31
9299611       CORONADO              CA       92118    SFD          6.750          6.483          $3,891.59        360      1-Nov-31
9302597       SAN DIEGO             CA       92131    SFD          6.875          6.500          $1,990.50        360      1-Nov-31
9305343       POINT REYES S         CA       94956    SFD          6.875          6.500          $3,100.71        360      1-Nov-31
9307661       SAN FRANCISCO         CA       94112    SFD          7.375          6.500          $2,348.30        360      1-Dec-31
9310541       WESTERN SPRIN         IL       60558    SFD          6.875          6.500          $2,332.10        360      1-Dec-31
9311978       SAN RAMON             CA       94583    SFD          6.750          6.483          $2,294.10        360      1-Nov-31
9315284       COTO DE CAZA          CA       92679    SFD          7.500          6.500          $4,544.90        360      1-Dec-31
9315573       PACIFIC GROVE         CA       93950    SFD          7.125          6.500          $4,716.03        360      1-Dec-31
9315847       LOS GATOS             CA       95032    SFD          6.750          6.483          $3,069.17        360      1-Dec-31
9315870       IDAHO FALLS           ID       83404    SFD          6.875          6.500          $2,659.25        360      1-Nov-31
9315904       MANHATTAN BEA         CA       90266    SFD          6.875          6.500          $,339.98         360      1-Dec-31
9317454       FOSTER CITY           CA       94404    LCO          7.000          6.500          $2,162.24        360      1-Dec-31
9318411       PALO ALTO             CA       94301    SFD          6.750          6.483          $3,053.60        360      1-Dec-31
9319351       PALO ALTO             CA       94301    SFD          6.750          6.483          $4,151.03        360      1-Nov-31
9321753       SAN FRANCISCO         CA       94127    SFD          7.375          6.500          $3,439.57        360      1-Dec-31
9322595       LARKSPUR              CA       94939    SFD          6.875          6.500          $4,637.92        360      1-Nov-31
9325283       SACRAMENTO            CA       95841    SFD          6.750          6.483          $2,182.54        360      1-Nov-31
9325432       UNION CITY            CA       94587    SFD          6.750          6.483          $2,270.10        360      1-Nov-31
9325619       SANTA MONICA          CA       90402    SFD          7.250          6.500          $5,713.23        360      1-Nov-31
9325739       SAN FRANCISCO         CA       94131    SFD          7.000          6.500          $2,907.38        360      1-Dec-31
9327481       BERKELEY              CA       94708    LCO          7.375          6.500          $2,078.59        360      1-Nov-31
9328114       SAN FRANCISCO         CA       94114    SFD          7.000          6.500          $2,528.15        360      1-Dec-31
9328360       SANTA CRUZ            CA       95065    SFD          6.875          6.500          $2,463.49        360      1-Dec-31
9328531       MORGAN HILL           CA       95037    SFD          7.125          6.500          $2,054.85        360      1-Oct-31
9329194       CALABASAS ARE         CA       91302    SFD          6.875          6.500          $6,569.29        360      1-Nov-31
9329299       SAN RAMON             CA       94583    SFD          7.000          6.500          $2,993.87        360      1-Oct-31
9329914       SAN MATEO             CA       94402    SFD          7.250          6.500          $4,093.06        360      1-Nov-31
9329971       SAN JOSE              CA       95125    SFD          6.750          6.483          $3,041.93        360      1-Nov-31
9330203       SAN CARLOS            CA       94070    SFD          7.125          6.500          $3,004.78        360      1-Nov-31
9331036       LOS ANGELES           CA       90066    SFD          7.000          6.500          $2,927.34        360      1-Nov-31
9331255       LOS ALTOS HIL         CA       94022    SFD          7.125          6.500          $6,541.81        360      1-Oct-31
9331293       DANVILLE              CA       94526    SFD          7.000          6.500          $2,189.18        360      1-Nov-31
9332034       SANTA CRUZ            CA       95060    SFD          6.875          6.500          $2,890.49        360      1-Dec-31
9332079       CAPITOLA              CA       95010    SFD          7.250          6.500          $2,663.90        360      1-Nov-31
9332102       MORGAN HILL           CA       95037    SFD          7.125          6.500          $2,998.05        360      1-Nov-31
9332252       VACAVILLE             CA       95687    SFD          6.875          6.500          $2,120.57        360      1-Nov-31
9332322       SAN JOSE              CA       95123    SFD          7.000          6.500          $2,554.77        360      1-Nov-31
9332951       OAKLAND               CA       94619    SFD          7.250          6.500          $3,069.79        360      1-Dec-31
9333105       VACAVILLE             CA       95687    SFD          6.750          6.483          $2,075.52        360      1-Nov-31
9333811       LOS ANGELES           CA       90045    SFD          7.000          6.500          $4,590.59        360      1-Nov-31
9333820       DUBLIN                CA       94568    SFD          7.250          6.500          $2,292.12        360      1-Nov-31
9334005       SAN JOSE              CA       95130    SFD          7.000          6.500          $2,032.50        360      1-Oct-31
9334603       WEST LAKE VIL         CA       91361    SFD          7.250          6.500          $2,963.91        240      1-Nov-21
9334677       FREMONT               CA       94538    SFD          7.250          6.500          $2,455.84        360      1-Oct-31
9334840       RANCHO MIRAGE         CA       92270    SFD          7.375          6.500          $2,755.80        360      1-Dec-31
9334841       MILLBRAE              CA       94030    SFD          7.125          6.500          $2,614.03        360      1-Nov-31
9335088       SAN RAMON             CA       94583    SFD          7.250          6.500          $3,264.22        360      1-Nov-31
9335415       NOVATO                CA       94947    SFD          7.125          6.500          $2,364.76        360      1-Dec-31
9335698       IRVINE                CA       92612    SFD          6.875          6.500          $5,183.17        360      1-Nov-31
9335871       SAN FRANCISCO         CA       94110    SFD          7.125          6.500          $2,374.86        360      1-Nov-31
9335958       SAN JOSE              CA       95120    SFD          7.000          6.500          $4,124.88        360      1-Nov-31
9335985       VALENCIA              CA       91355    SFD          7.500          6.500          $4,405.06        360      1-Nov-31
9336430       CUPERTINO             CA       95014    SFD          7.000          6.500          $3,326.52        360      1-Oct-31
9336499       SAN FRANCISO          CA       94110    SFD          7.125          6.500          $2,048.11        360      1-Dec-31
9336569       SAN RAMON             CA       94583    SFD          7.375          6.500          $3,232.36        360      1-Nov-31
9337007       TRABUCO CANYO         CA       92679    SFD          7.000          6.500          $3,326.52        360      1-Dec-31
9337698       PACIFIC GROVE         CA       93950    SFD          7.125          6.500          $2,930.68        360      1-Nov-31
9337805       MOSS BEACH            CA       94038    SFD          7.000          6.500          $3,279.94        360      1-Dec-31
9338122       WALNUT CREEK          CA       94595    SFD          7.250          6.500          $2,060.18        360      1-Nov-31
9338391       RICHMOND              CA       94803    SFD          7.375          6.500          $3,315.24        360      1-Dec-31
9338522       DANVILLE              CA       94506    SFD          7.125          6.500          $3,202.19        360      1-Jan-32
9339302       IRVINE                CA       92612    SFD          6.875          6.500          $6,503.60        360      1-Nov-31
9339341       VILLA PARK            CA       92861    SFD          7.250          6.500          $2,360.33        360      1-Nov-31
9339368       SANTA ANA (AR         CA       92705    SFD          7.250          6.500          $3,851.57        360      1-Nov-31
9339435       LOS ALTOS             CA       94024    SFD          6.750          6.483          $4,151.03        360      1-Nov-31
9339450       SOQUEL                CA       95073    SFD          6.750          6.483          $2,801.95        360      1-Nov-31
9339494       SAN MATEO             CA       94402    SFD          6.875          6.500          $2,096.48        300      1-Nov-26
9339656       SANTA CRUZ            CA       95062    SFD          6.875          6.500          $3,258.37        360      1-Dec-31
9339729       ROLLING HILLS         ES       90274    SFD          6.875          6.500          $5,156.90        360      1-Nov-31
9339883       SAN FRANCISCO         CA       94122    SFD          6.750          6.483          $2,918.70        360      1-Nov-31
9339951       CONCORD               CA       94521    SFD          7.000          6.500          $2,494.89        360      1-Nov-31
9340006       FOLSOM                CA       95630    SFD          7.000          6.500          $2,694.48        360      1-Nov-31
9340274       GILROY                CA       95020    SFD          6.875          6.500          $2,424.07        360      1-Dec-31
9341075       SCOTTS VALLEY         CA       95066    SFD          6.750          6.483          $2,205.24        360      1-Nov-31
9341076       APTOS                 CA       95003    SFD          7.000          6.500          $3,492.84        360      1-Nov-31
9341092       SCOTTS VALLEY         CA       95066    SFD          6.750          6.483          $3,028.96        360      1-Nov-31
9341228       VALENCIA              CA       91354    SFD          7.000          6.500          $2,019.86        360      1-Nov-31
9341728       SARATOGA              CA       95070    SFD          6.750          6.483          $3,132.73        360      1-Dec-31
9342107       TIBURON               CA       94920    SFD          7.125          6.500          $3,921.05        360      1-Nov-31
9342140       GRANITE BAY           CA       95746    SFD          6.750          6.483          $2,699.79        360      1-Nov-31
9343180       CARDIFF               CA       92007    SFD          7.000          6.500          $2,468.28        360      1-Nov-31
9343304       MISSION VIEJO         CA       92692    SFD          7.000          6.500          $2,767.66        360      1-Nov-31
9343374       RANCHO PALOS          CA       90275    SFD          6.750          6.483          $3,113.27        360      1-Nov-31
9343646       SAN RAMON             CA       94583    SFD          7.500          6.500          $2,819.93        360      1-Nov-31
9343798       ROLLING HILLS         CA       90274    SFD          6.750          6.483          $2,607.37        360      1-Dec-31
9343926       GILROY                CA       95020    SFD          6.750          6.483          $2,659.26        360      1-Jan-32
9343947       SAN JOSE              CA       95110    MF2          7.000          6.500          $2,868.12        360      1-Jan-32
9343984       GRANITE BAY           CA       95746    SFD          6.750          6.483          $2,385.55        360      1-Dec-31
9344029       ALAMO                 CA       94507    SFD          6.750          6.483          $2,853.84        360      1-Nov-31
9344313       FREMONT               CA       94538    SFD          6.750          6.483          $2,237.67        360      1-Dec-31
9344369       GRANITE BAY           CA       95746    SFD          6.875          6.500          $2,989.03        360      1-Dec-31
9344440       DALY CITY             CA       94015    SFD          6.875          6.500          $2,069.33        360      1-Jan-32
9344753       SAN CARLOS            CA       94070    SFD          6.750          6.483          $3,891.59        360      1-Jan-32
9344762       SANTA ANA             CA       92705    SFD          7.250          6.500          $2,319.40        360      1-Jan-32
9344841       ELK GROVE             CA       95624    SFD          6.875          6.500          $2,318.96        360      1-Jan-32
9345049       LOS ANGELES           CA       91364    SFD          6.875          6.500          $2,516.04        360      1-Jan-32
9345064       TORRANCE              CA       90505    LCO          6.750          6.483          $3,372.71        360      1-Dec-31
9345208       LOS GATOS             CA       95030    SFD          6.875          6.500          $3,350.34        360      1-Dec-31
9345213       PALOS VERDES          CA       90274    SFD          6.875          6.500          $3,481.73        360      1-Jan-32
9345342       SACRAMENTO            CA       95864    SFD          6.875          6.500          $3,376.62        360      1-Dec-31
9345522       LAFAYETTE             CA       94549    SFD          6.875          6.500          $2,660.56        360      1-Dec-31
9345626       FOLSOM                CA       95630    SFD          6.875          6.500          $2,496.33        360      1-Dec-31
9345638       NEVADA CITY           CA       95959    SFD          6.750          6.483          $2,399.82        360      1-Dec-31
9345676       THOUSAND OAKS         CA       91362    SFD          6.875          6.500          $5,583.89        360      1-Dec-31
9345901       ORINDA                CA       94563    SFD          6.875          6.500          $3,785.88        360      1-Dec-31
9345976       SAN JOSE              CA       95119    SFD          6.875          6.500          $2,275.61        360      1-Dec-31
9346123       SAN FRANCISCO         CA       94133    LCO          6.750          6.483          $2,399.82        360      1-Dec-31
9346139       NEWPORT BEACH         CA       92625    SFD          7.000          6.500          $5,076.26        360      1-Jan-32
9346144       CHICAGO               IL       60613    SFD          6.875          6.500          $3,488.30        360      1-Jan-32
9346214       PLEASANTON            CA       94588    SFD          6.750          6.483          $3,242.99        360      1-Dec-31
9346365       GRANITE BAY           CA       95746    SFD          6.875          6.500          $3,153.26        360      1-Dec-31
9346369       CLAREMONT             CA       91711    SFD          7.125          6.500          $2,310.86        360      1-Dec-31
9346552       MONTEREY              CA       93940    MF2          6.750          6.483          $3,074.36        360      1-Dec-31
9346564       CONIFER               CO       80433    SFD          6.750          6.483          $2,788.98        360      1-Dec-31
9346589       MOUNTAIN VIEW         CA       94040    SFD          6.750          6.483          $2,594.40        360      1-Dec-31
9346714       MILL VALLEY           CA       94941    SFD          6.750          6.483          $2,724.12        360      1-Jan-32
9346827       ROSEVILLE             CA       95747    SFD          6.750          6.483          $2,237.67        360      1-Dec-31
9346934       HERMOSA BEACH         CA       90254    SFD          6.875          6.500          $3,575.67        360      1-Jan-32
9346952       LA HONDA              CA       94020    SFD          6.875          6.500          $2,522.61        360      1-Dec-31
9346974       ALAMO                 CA       94507    SFD          6.750          6.483          $3,846.19        360      1-Jan-32
9347146       SAN FRANCISCO         CA       94122    SFD          6.875          6.500          $2,299.25        360      1-Dec-31
9347172       SANTA ROSA            CA       95403    SFD          6.875          6.500          $2,364.95        360      1-Jan-32
9347329       TIBURON               CA       94920    SFD          6.750          6.483          $3,953.86        360      1-Dec-31
9347550       SAN FRANCISCO         CA       94122    MF2          6.875          6.500          $3,030.09        360      1-Nov-31
9347632       SAN BRUNO             CA       94066    SFD          7.500          6.500          $2,674.50        360      1-Dec-31
9347743       LOS ANGELES           CA       90068    SFD          7.250          6.500          $2,762.82        360      1-Dec-31
9347835       KENTFIELD             CA       94904    SFD          6.750          6.483          $3,697.01        360      1-Jan-32
9347871       FOSTER CITY           CA       94404    SFD          6.750          6.483          $2,516.56        360      1-Jan-32
9348059       LOS GATOS             CA       95030    SFD          6.750          6.483          $2,594.40        360      1-Dec-31
9348087       SAN FRANCISCO         CA       94109    SFD          7.000          6.500          $3,991.82        360      1-Dec-31
9348133       TORTUGAS              CA       90505    SFD          7.125          6.500          $2,472.55        360      1-Dec-31
9348202       EL DORADO HIL         CA       95762    SFD          7.000          6.500          $2,980.56        360      1-Nov-31
9348254       STAMFORD              CT       06903    SFD          6.750          6.483          $2,561.97        360      1-Jan-32
9348329       PLEASANT HILL         CA       94523    SFD          6.875          6.500          $2,154.73        360      1-Dec-31
9348640       SIGNAL HILL           CA       90806    SFD          7.000          6.500          $3,436.29        360      1-Dec-31
9348650       MORAGA                CA       94556    SFD          6.750          6.483          $3,217.05        360      1-Dec-31
9348652       ALAMO                 CA       94507    SFD          6.875          6.500          $2,857.64        360      1-Jan-32
9348887       LOS ALTOS             CA       94024    SFD          6.750          6.483          $3,690.53        360      1-Dec-31
9349017       NORTHFIELD            IL       60093    SFD          6.875          6.500          $5,235.73        360      1-Dec-31
9349255       EL DORADO HIL         CA       95762    SFD          6.750          6.483          $3,697.01        360      1-Dec-31
9349383       LARKSPUR              CA       94939    SFD          6.875          6.500          $2,470.06        360      1-Jan-32
9349396       SAUSALITO             CA       94965    SFD          7.375          6.500          $2,427.04        360      1-Jan-32
9349803       SAN FRANCISCO         CA       94131    SFD          7.000          6.500          $2,195.50        360      1-Dec-31
9350231       TRACY                 CA       95376    SFD          6.750          6.483          $2,072.27        360      1-Dec-31
9350599       DANVILLE              CA       94526    SFD          6.750          6.483          $2,315.50        360      1-Dec-31
9350863       LODI                  CA       95242    SFD          6.875          6.500          $2,299.25        360      1-Dec-31
9350987       SACRAMENTO            CA       95864    SFD          6.875          6.500          $2,299.25        360      1-Dec-31
9350996       DANVILLE              CA       94506    SFD          6.750          6.483          $4,209.41        360      1-Dec-31
9351537       SAN JOSE              CA       95120    SFD          6.875          6.500          $3,396.33        360      1-Dec-31
9351622       BRENHAM               TX       78803    SFD          7.000          6.500          $2,927.34        360      1-Jan-32
9351840       SANTA ROSA            CA       95404    SFD          6.750          6.483          $4,215.89        360      1-Jan-32
9352401       EL DORADO HIL         CA       95762    SFD          6.875          6.500          $2,644.14        360      1-Jan-32
9352557       LONG BEACH            NY       11561    SFD          6.875          6.500          $2,200.72        360      1-Jan-32
9352561       SANTA CRUZ            CA       95062    SFD          6.750          6.483          $2,107.95        360      1-Dec-31
9352596       GREENWICH             CT       06870    SFD          6.750          6.483          $4,215.89        360      1-Jan-32
9352810       BELMONT               CA       94002    SFD          6.875          6.500          $2,148.16        360      1-Dec-31
9352842       ALAMO                 CA       94507    SFD          6.750          6.483          $2,918.69        360      1-Dec-31
9352851       CHICAGO               IL       60657    SFD          6.750          6.483          $3,048.42        360      1-Jan-32
9352909       GILROY                CA       95020    SFD          7.125          6.500          $3,112.58        360      1-Dec-31
9352912       EL DORADO HIL         CA       95762    SFD          7.125          6.500          $5,793.98        360      1-Dec-31
9352925       ARROYO GRANDE         CA       93420    SFD          7.000          6.500          $3,160.19        360      1-Dec-31
9353178       CUPERTINO             CA       95014    SFD          6.875          6.500          $2,890.49        360      1-Dec-31
9353240       DANVILLE              CA       94506    SFD          6.875          6.500          $2,332.10        360      1-Dec-31
9353331       DEL MAR               CA       92014    MF2          6.750          6.483          $3,638.64        360      1-Dec-31
9353538       GOLDEN                CO       80401    SFD          6.750          6.483          $2,677.42        360      1-Jan-32
9353831       CALABASAS             CA       91302    SFD          6.750          6.483          $4,215.89        360      1-Dec-31
9353984       MILL VALLEY           CA       94941    SFD          6.750          6.483          $3,437.57        360      1-Dec-31
9354010       SAN CARLOS            CA       94070    SFD          6.750          6.483          $2,367.39        360      1-Dec-31
9354226       ALAMEDA               CA       94501    SFD          7.000          6.500          $5,565.26        360      1-Dec-31
9354462       CONCORD               CA       94521    SFD          7.000          6.500          $2,494.89        360      1-Jan-32
9354574       LOS ANGELES           CA       91311    SFD          7.250          6.500          $2,844.68        360      1-Dec-31
9354854       ANTIOCH               CA       94531    SFD          6.750          6.483          $2,064.82        360      1-Dec-31
9354862       FREMONT               CA       94539    SFD          6.875          6.500          $4,230.63        360      1-Jan-32
9354869       NEWPORT COAST         CA       92657    LCO          7.125          6.500          $2,088.53        360      1-Dec-31
9355198       ORANGE                CA       92869    SFD          7.375          6.500          $3,256.54        360      1-Dec-31
9355249       ROSEVILLE             CA       95747    SFD          6.750          6.483          $2,046.33        360      1-Nov-31
9355455       SONOMA                CA       95476    SFD          6.875          6.500          $3,711.65        360      1-Jan-32
9355867       SANTA CRUZ            CA       95060    SFD          6.875          6.500          $2,397.14        360      1-Dec-31
9355975       THOUSAND OAKS         CA       93021    SFD          6.875          6.500          $3,284.65        360      1-Dec-31
9356021       BRENTWOOD             CA       94513    SFD          6.750          6.483          $2,152.70        360      1-Dec-31
9356044       BERKELEY              CA       94707    SFD          6.875          6.500          $3,464.97        360      1-Dec-31
9356045       LIVERMORE             CA       94550    SFD          7.000          6.500          $2,820.89        360      1-Dec-31
9356140       DAVIS                 CA       95616    SFD          6.750          6.483          $2,696.87        360      1-Dec-31
9356156       PLEASANTON            CA       94566    SFD          6.750          6.483          $2,594.40        360      1-Dec-31
9356216       LOS ALTOS             CA       94024    SFD          6.750          6.483          $3,437.57        360      1-Dec-31
9356231       SAN MATEO             CA       94402    SFD          6.750          6.483          $3,729.44        360      1-Dec-31
9356332       VENTURA               CA       93004    SFD          6.750          6.483          $2,192.27        360      1-Dec-31
9356413       DANVILLE              CA       94506    SFD          6.750          6.483          $3,080.85        360      1-Dec-31
9356452       MARTINEZ              CA       94553    SFD          6.750          6.483          $2,237.67        360      1-Dec-31
9356531       SALINAS               CA       93908    SFD          6.875          6.500          $2,135.02        360      1-Dec-31
9356669       SAN JOSE              CA       95132    SFD          6.750          6.483          $2,205.24        360      1-Dec-31
9356687       SAN RAFAEL            CA       94901    SFD          6.875          6.500          $2,424.07        360      1-Dec-31
9356737       SAN RAFAEL            CA       94901    SFD          7.125          6.500          $3,435.97        360      1-Dec-31
9356883       CAYUCOS               CA       93430    SFD          6.750          6.483          $2,172.81        360      1-Dec-31
9356930       PLEASANTON            CA       94566    SFD          6.750          6.483          $2,236.04        360      1-Nov-31
9356937       MILL VALLEY           CA       94941    SFD          6.875          6.500          $4,270.04        360      1-Jan-32
9356950       LARKSPUR              CA       94939    SFD          6.750          6.483          $4,313.18        360      1-Dec-31
9356997       ALAMO                 CA       94507    SFD          7.250          6.500          $4,894.62        360      1-Jan-32
9357147       SAN FRANCISCO         CA       94114    LCO          6.875          6.500          $2,706.55        360      1-Dec-31
9357224       HEALDSBURG            CA       95448    SFD          6.750          6.483          $2,845.73        360      1-Nov-31
9357226       LOS ALTOS             CA       94024    SFD          6.875          6.500          $3,284.65        360      1-Dec-31
9357269       SANTA ROSA            CA       95404    SFD          6.750          6.483          $3,242.99        360      1-Dec-31
9357280       LOS GATOS             CA       95032    SFD          6.750          6.483          $2,856.43        360      1-Dec-31
9357428       SAN JOSE              CA       95136    SFD          6.875          6.500          $2,043.05        360      1-Jan-32
9357432       SAN FRANCISCO         CA       94122    SFD          6.875          6.500          $2,575.16        360      1-Jan-32
9357586       SEBASTOPOL            CA       95472    SFD          6.875          6.500          $2,253.27        360      1-Dec-31
9357587       FREMONT               CA       94536    SFD          7.250          6.500          $2,387.62        360      1-Dec-31
9357635       ALAMO                 CA       94507    SFD          6.875          6.500          $3,291.22        360      1-Dec-31
9357886       ROCKLIN               CA       95677    SFD          7.500          6.500          $2,796.86        360      1-Nov-31
9358052       HOLLISTER             CA       95023    SFD          7.000          6.500          $2,924.01        360      1-Dec-31
9358167       BURLINGAME            CA       94010    SFD          6.750          6.483          $3,774.84        360      1-Dec-31
9358201       OAKLAND               CA       94611    SFD          6.750          6.483          $2,756.55        360      1-Dec-31
9358294       FREMONT               CA       94536    SFD          7.125          6.500          $2,159.95        360      1-Dec-31
9358480       SAN JOSE              CA       95120    SFD          6.875          6.500          $3,873.91        360      1-Dec-31
9358563       SAN JOSE              CA       95125    SFD          7.000          6.500          $2,374.80        360      1-Dec-31
9358589       PLEASANTON            CA       94566    SFD          6.750          6.483          $2,270.10        360      1-Dec-31
9358615       KENTFIELD             CA       94904    SFD          7.000          6.500          $6,287.11        360      1-Dec-31
9358669       MISSION VIEJO         CA       92692    SFD          6.875          6.500          $2,148.16        360      1-Dec-31
9358715       DANVILLE              CA       94506    SFD          7.000          6.500          $4,284.55        360      1-Dec-31
9358841       OCEANSIDE             CA       92056    SFD          6.750          6.483          $1,997.69        360      1-Dec-31
9358850       NEWHALL(AREA)         CA       91321    SFD          6.750          6.483          $2,399.82        360      1-Dec-31
9358938       GRANITE BAY           CA       95746    SFD          6.875          6.500          $3,120.41        360      1-Dec-31
9358941       ALISO VIEJO           CA       92656    SFD          6.750          6.483          $2,678.71        360      1-Dec-31
9359042       OAKLAND               CA       94611    SFD          7.000          6.500          $2,960.60        360      1-Nov-31
9359188       OAKLAND               CA       94611    SFD          6.750          6.483          $2,270.10        360      1-Dec-31
9359270       SAN JOSE              CA       95120    SFD          6.750          6.483          $4,215.89        360      1-Dec-31
9359368       SAN FRANCISCO         CA       94121    SFD          7.000          6.500          $2,474.93        360      1-Dec-31
9359498       LOOMIS                CA       95650    SFD          6.750          6.483          $2,043.09        360      1-Dec-31
9359594       CUPERTINO             CA       95014    SFD          6.750          6.483          $2,724.12        360      1-Dec-31
9359658       FOSTER CITY           CA       94404    SFD          6.750          6.483          $3,405.14        360      1-Dec-31
9359659       OAKLAND               CA       94618    SFD          6.750          6.483          $3,255.97        360      1-Dec-31
9359729       WALNUT CREEK          CA       94598    SFD          6.875          6.500          $2,082.47        360      1-Jan-32
9359783       SAN JOSE              CA       95132    SFD          7.125          6.500          $2,560.13        360      1-Nov-31
9359784       APTOS                 CA       95003    SFD          6.875          6.500          $3,153.26        360      1-Dec-31
9359794       SANTA ROSA            CA       95403    SFD          6.750          6.483          $3,729.44        360      1-Dec-31
9359940       SAN JOSE              CA       95131    SFD          6.875          6.500          $2,496.33        360      1-Dec-31
9360028       ST HELENA             CA       94574    SFD          6.875          6.500          $3,225.52        360      1-Nov-31
9360237       SAN CARLOS            CA       94070    SFD          6.750          6.483          $3,054.90        360      1-Dec-31
9360344       SAN RAFAEL            CA       94901    SFD          7.250          6.500          $3,185.77        360      1-Jan-32
9360482       FAIR OAKS             CA       95628    SFD          6.750          6.483          $2,918.69        360      1-Nov-31
9360843       DANVILLE              CA       94526    SFD          7.000          6.500          $2,827.54        360      1-Nov-31
9360949       EL CERRITO            CA       94530    SFD          7.125          6.500          $3,537.03        360      1-Dec-31
9361794       LOS ANGELES           CA       90272    SFD          6.750          6.483          $3,729.44        360      1-Dec-31
9361899       SAN FRANCISCO         CA       94109    SFD          6.875          6.500          $3,103.99        360      1-Dec-31
9362021       VACAVILLE             CA       95688    SFD          6.750          6.483          $1,976.93        360      1-Dec-31
9362081       SAN JOSE              CA       95120    SFD          6.750          6.483          $2,094.98        360      1-Dec-31
9362136       SAN JOSE              CA       95125    SFD          6.875          6.500          $3,678.81        360      1-Dec-31
9362146       WALNUT CREEK          CA       94596    SFD          7.000          6.500          $2,767.66        360      1-Dec-31
9362223       HOLLISTER             CA       95023    SFD          6.750          6.483          $2,088.49        360      1-Dec-31
9362576       SAN FRANCISCO         CA       94127    SFD          7.375          6.500          $2,364.88        360      1-Dec-31
9362592       SAN RAFAEL            CA       94903    SFD          6.875          6.500          $3,035.02        360      1-Jan-32
9362608       CARLSBAD              CA       92008    SFD          6.750          6.483          $5,188.79        360      1-Jan-32
9362891       SONOMA                CA       95476    SFD          7.000          6.500          $2,707.79        360      1-Dec-31
9362958       NAPA                  CA       94558    SFD          6.875          6.500          $2,627.72        360      1-Jan-32
9362980       SAN ANSELMO           CA       94960    SFD          7.000          6.500          $4,324.47        360      1-Dec-31
9363189       FREMONT               CA       94536    SFD          6.750          6.483          $1,984.71        360      1-Dec-31
9363225       CHICAGO               IL       60618    SFD          7.250          6.500          $2,373.98        360      1-Jan-32
9363426       SAN JOSE              CA       95132    SFD          7.125          6.500          $4,049.05        360      1-Nov-31
9363658       SANTA BARBARA         CA       93108    SFD          7.125          6.500          $6,602.45        360      1-Nov-31
9363724       RANCHO PALOS          CA       90275    SFD          6.875          6.500          $2,555.46        360      1-Dec-31
9364154       UNION CITY            CA       94587    SFD          6.750          6.483          $3,054.90        360      1-Dec-31
9417578       BEND                  OR       97701    SFD          7.375          6.500          $2,517.51        360      1-Jan-32
9420877       DISCOVERY BAY         CA       94514    SFD          6.750          6.483          $2,211.72        360      1-Jan-32
9421958       GLENDALE              CA       91207    SFD          7.000          6.500          $2,262.03        360      1-Jan-32
9423460       STOCKTON              CA       95219    SFD          7.250          6.500          $3,465.46        360      1-Jan-32
9424434       WALNUT CREEK          CA       94595    LCO          6.875          6.500          $2,791.95        360      1-Jan-32
9424826       AURORA                CO       80015    SFD          8.000          6.500          $2,421.43        360      1-Dec-31
9425278       SOUTH HOLLAND         IL       60473    SFD          6.875          6.500          $2,293.34        360      1-Jan-32
9428441       CARLISLE              PA       17013    SFD          7.000          6.500          $2,496.55        360      1-Jan-32
9428846       DANVILLE              CA       94506    SFD          7.125          6.500          $2,863.31        360      1-Jan-32
9428880       VILLA PARK            CA       92861    SFD          7.250          6.500          $2,899.25        360      1-Jan-32
9430033       TEMECULA              CA       92591    SFD          7.250          6.500          $2,414.91        360      1-Jan-32
9430125       LOS GATOS             CA       95032    SFD          7.125          6.500          $4,345.49        360      1-Jan-32
9430133       DRIVE                 CA       92867    SFD          7.000          6.500          $4,279.23        360      1-Jan-32
9430508       CORONA DEL MA         CA       92625    SFD          7.125          6.500          $4,355.59        360      1-Jan-32
9430851       ELK GROVE VIL         IL       60007    SFD          6.750          6.483          $2,372.58        360      1-Jan-32
9431079       TORRANCE              CA       90277    SFD          6.875          6.500          $3,094.14        360      1-Jan-32
9431113       ORANGE                CA       92869    SFD          6.750          6.483          $4,533.70        360      1-Jan-32
9431118       UNION CITY            CA       94587    SFD          6.750          6.483          $2,490.62        360      1-Dec-31
9431473       KINGWOOD              TX       77345    SFD          6.750          6.483          $3,061.39        360      1-Dec-31
9431694       GRANITE BAY           CA       95746    SFD          6.750          6.483          $3,528.38        360      1-Jan-32
9431722       LA GRANGE PAR         IL       60526    SFD          6.875          6.500          $2,332.10        360      1-Jan-32
9432187       POWAY                 CA       92064    SFD          6.875          6.500          $3,810.19        360      1-Dec-31
9432310       NORTHBROOK            IL       60062    SFD          6.875          6.500          $3,941.58        360      1-Jan-32
9432316       MUKILTEO              WA       98275    SFD          7.625          6.500          $2,866.57        360      1-Jan-32
9432500       PORTLAND              OR       97202    SFD          7.250          6.500          $3,165.30        360      1-Jan-32
9433028       THOUSAND OAKS         CA       91362    SFD          7.000          6.500          $3,293.25        360      1-Dec-31
9433143       DANA POINT            CA       92629    SFD          6.750          6.483          $2,951.13        360      1-Jan-32
9433268       SANTA BARBARA         CA       93105    SFD          6.875          6.500          $3,563.84        360      1-Jan-32
9433341       MARIETTA              GA       30064    SFD          7.125          6.500          $2,684.10        360      1-Jan-32
9433387       WESTPORT              CT       06880    SFD          7.000          6.500          $4,158.14        360      1-Jan-32
9433668       NORTH ANDOVER         MA       01845    SFD          7.000          6.500          $2,328.56        360      1-Jan-32
9433984       NEWCASTLE             CA       95658    SFD          7.250          6.500          $2,251.19        360      1-Jan-32
9434232       BOULDER               CO       80304    SFD          6.750          6.483          $2,943.02        360      1-Jan-32
9434687       MANHATTAN BEA         CA       90266    SFD          6.750          6.483          $3,307.85        360      1-Jan-32
9434888       HUNTINGTON BE         CA       92649    SFD          6.750          6.483          $2,594.40        360      1-Jan-32
9435086       FULLERTON             CA       92832    SFD          6.875          6.500          $2,332.10        360      1-Jan-32
9435216       LIVERMORE             CA       94550    SFD          6.875          6.500          $2,811.66        360      1-Jan-32
9436100       CASTAIC(AREA)         CA       91384    SFD          7.000          6.500          $2,180.53        360      1-Jan-32
9436443       ARVADA                CO       80007    SFD          6.750          6.483          $2,646.28        360      1-Jan-32
9436881       GLENVIEW              IL       60025    SFD          6.750          6.483          $2,172.81        360      1-Dec-31
9436927       CHICAGO               IL       60613    SFD          7.000          6.500          $2,627.95        360      1-Jan-32
9437027       LOVELAND              CO       80537    SFD          6.750          6.483          $3,048.42        360      1-Dec-31
9437178       PLEASANTON            CA       94566    SFD          7.250          6.500          $2,558.17        360      1-Dec-31
9437440       LOS ALTOS HIL         CA       94022    SFD          7.000          6.500          $3,942.59        360      1-Dec-31
9437452       SAN CLEMENTE          CA       92672    SFD          7.000          6.500          $3,911.98        360      1-Dec-31
9437478       SANTA CLARITA         CA       91355    SFD          7.000          6.500          $2,794.27        360      1-Dec-31
9437503       MORGAN HILL           CA       95037    SFD          6.875          6.500          $4,184.64        360      1-Dec-31
9437654       DEL MAR (AREA         CA       92014    SFD          6.750          6.483          $3,100.30        360      1-Jan-32
9437706       POWAY                 CA       92064    SFD          6.875          6.500          $3,284.65        360      1-Dec-31
9437757       LAKE ARROWHEA         CA       92352    SFD          7.000          6.500          $4,969.81        360      1-Dec-31
9437894       ALISO VIEJO (         CA       92656    SFD          6.875          6.500          $2,808.37        360      1-Dec-31
9438033       DOYLESTOWN            PA       18901    SFD          7.250          6.500          $2,155.68        360      1-Dec-31
9438063       LOS ANGELES           CA       90046    SFD          6.875          6.500          $3,613.11        360      1-Jan-32
9438158       WALNUT CREEK          CA       94595    SFD          6.750          6.483          $3,067.87        360      1-Dec-31
9438359       FREMONT               CA       94539    SFD          7.000          6.500          $3,326.52        360      1-Dec-31
9438466       CALABASAS             CA       91302    SFD          6.750          6.483          $2,367.39        360      1-Dec-31
9438554       SALINAS               CA       93907    SFD          6.750          6.483          $2,204.59        360      1-Dec-31
9438579       LOS ANGELES           CA       90046    SFD          7.250          6.500          $5,320.97        360      1-Dec-31
9438607       LAGUNA BEACH          CA       92651    SFD          6.875          6.500          $2,759.11        360      1-Dec-31
9438770       GLEN ELLYN            IL       60137    SFD          6.750          6.483          $2,529.54        360      1-Jan-32
9439162       CARLSBAD              CA       92009    SFD          6.750          6.483          $2,756.55        360      1-Dec-31
9439258       THE WOODLANDS         TX       77380    SFD          6.750          6.483          $2,357.66        360      1-Jan-32
9439395       SACRAMENTO            CA       95831    SFD          6.875          6.500          $2,023.34        360      1-Dec-31
9439470       WALNUT CREEK          CA       94598    SFD          7.000          6.500          $2,055.79        360      1-Dec-31
9439490       NORTHRIDGE(AR         CA       91326    SFD          6.875          6.500          $2,299.25        360      1-Jan-32
9439664       CASTRO VALLEY         CA       94546    SFD          7.125          6.500          $2,325.01        360      1-Dec-31
9439731       WALNUT CREEK          CA       94596    SFD          7.000          6.500          $2,661.21        360      1-Dec-31
9439995       LAGUNA NIGUEL         CA       92677    SFD          7.000          6.500          $4,324.47        360      1-Dec-31
9440226       MONTE SERENO          CA       95030    SFD          6.750          6.483          $4,215.89        360      1-Jan-32
9441404       WALNUT CREEK          CA       94596    SFD          7.250          6.500          $2,118.16        360      1-Jan-32
9441412       DUBLIN                CA       94568    SFD          6.750          6.483          $3,859.16        360      1-Dec-31
9441645       MANHATTAN BEA         CA       90266    SFD          6.750          6.483          $4,215.89        360      1-Dec-31
9441792       PASADENA              CA       91105    SFD          7.000          6.500          $2,498.88        360      1-Jan-32
9441967       SAN RAMON             CA       94583    SFD          7.500          6.500          $2,936.70        360      1-Jan-32
9442115       SAN JOSE              CA       95139    SFD          6.875          6.500          $2,640.86        360      1-Dec-31
9442226       HUNTINGTON BE         CA       92648    SFD          6.875          6.500          $2,693.41        360      1-Jan-32
9442432       SOLANA BEACH          CA       92075    SFD          6.875          6.500          $2,833.01        360      1-Jan-32
9442554       DANVILLE              CA       94506    SFD          7.000          6.500          $2,461.62        360      1-Jan-32
9442717       PETALUMA              CA       94954    SFD          6.750          6.483          $2,821.41        360      1-Jan-32
9442750       THOUSAND OAKS         CA       91362    SFD          6.750          6.483          $6,485.92        360      1-Jan-32
9442861       ROCKLIN               CA       95765    SFD          6.875          6.500          $2,026.63        360      1-Dec-31
9442895       TIBURON               CA       94920    SFD          6.875          6.500          $6,470.75        360      1-Jan-32
9442999       MILLBRAE              CA       94030    SFD          6.875          6.500          $3,678.81        360      1-Dec-31
9443017       LA SELVA BEAC         CA       95076    SFD          6.875          6.500          $2,522.61        360      1-Dec-31
9443077       MILPITAS              CA       95035    SFD          6.750          6.483          $2,179.29        360      1-Dec-31
9443235       PALOS VERDES          CA       90274    SFD          6.750          6.483          $3,048.42        360      1-Jan-32
9443346       LUTZ                  FL       33549    SFD          7.375          6.500          $2,372.47        360      1-Jan-32
9443372       SAN JOSE              CA       95125    SFD          6.875          6.500          $2,660.57        360      1-Dec-31
9443414       ROCKLIN               CA       95677    SFD          6.750          6.483          $3,174.89        360      1-Dec-31
9443421       LIVERMORE             CA       94550    SFD          6.875          6.500          $3,153.26        360      1-Dec-31
9443422       SAN JOSE              CA       95123    SFD          7.000          6.500          $2,195.50        360      1-Jan-32
9443521       ROCKLIN               CA       95677    SFD          6.875          6.500          $2,823.48        360      1-Dec-31
9443543       VACAVILLE             CA       95688    SFD          6.750          6.483          $2,753.30        360      1-Dec-31
9443553       SAN JOSE              CA       95123    SFD          6.875          6.500          $2,364.95        360      1-Dec-31
9443557       SANTA CLARITA         CA       91321    SFD          6.750          6.483          $2,412.79        360      1-Dec-31
9443734       DANVILLE              CA       94506    SFD          6.875          6.500          $2,857.64        360      1-Dec-31
9443750       LOS ANGELES           CA       90068    SFD          6.750          6.483          $2,814.92        360      1-Dec-31
9443779       LOS ANGELES           CA       90020    SFD          6.750          6.483          $6,317.35        360      1-Dec-31
9443806       SANTA MONICA          CA       90402    SFD          6.750          6.483          $6,485.98        360      1-Dec-31
9443827       FRANKTOWN             CO       80116    SFD          6.750          6.483          $2,574.94        360      1-Dec-31
9443834       MANHATTAN BEA         CA       90266    SFD          7.000          6.500          $3,612.60        360      1-Dec-31
9443863       LIVERMORE             CA       94550    SFD          6.875          6.500          $2,116.63        360      1-Dec-31
9443903       WESTERN SPRIN         IL       60558    SFD          6.750          6.483          $3,359.74        360      1-Dec-31
9444027       BELL CANYON A         CA       91307    SFD          6.750          6.483          $4,663.42        360      1-Dec-31
9444173       PASADENA              CA       91104    SFD          6.750          6.483          $3,632.15        360      1-Jan-32
9444174       SANTA ROSA            CA       95405    SFD          6.875          6.500          $4,105.81        360      1-Jan-32
9444198       SAN DIEGO             CA       92116    SFD          7.000          6.500          $3,153.53        360      1-Dec-31
9444199       LAGUNA BEACH          CA       92651    SFD          6.750          6.483          $2,464.68        360      1-Dec-31
9444210       MATTESON              IL       60443    SFD          6.750          6.483          $2,004.82        360      1-Jan-32
9444359       SAN CLEMENTE          CA       92673    SFD          6.875          6.500          $3,573.70        360      1-Dec-31
9444713       WINNETKA              IL       60093    SFD          6.750          6.483          $3,048.42        360      1-Jan-32
9444814       WINCHESTER            CA       92596    SFD          6.750          6.483          $3,664.58        360      1-Dec-31
9444840       BURR RIDGE            IL       60527    SFD          6.750          6.483          $2,665.74        360      1-Jan-32
9445509       CLAYTON               CA       94517    SFD          6.750          6.483          $2,386.85        360      1-Dec-31
9445563       STEVENSON RNH         CA       91381    SFD          7.750          6.500          $3,037.59        360      1-Jan-32
9445732       SAN JOSE              CA       95148    SFD          6.875          6.500          $4,270.04        360      1-Dec-31
9445941       IRVINE                CA       92620    SFD          6.750          6.483          $4,215.89        360      1-Dec-31
9446839       HOUSTON               TX       77024    SFD          6.875          6.500          $4,319.72        240      1-Nov-21
9446870       SAN JOSE              CA       95123    SFD          6.875          6.500          $2,118.60        360      1-Nov-31
9446951       LOS ALTOS             CA       94024    SFD          6.875          6.500          $3,941.57        360      1-Nov-31
9447311       MARLBORO TOWN         NJ       07746    SFD          6.875          6.500          $2,608.01        360      1-Dec-31
9447342       ONEIDA                WI       54155    SFD          6.875          6.500          $6,405.06        360      1-Nov-31
9447363       CRYSTAL LAKE          IL       60012    SFD          7.000          6.500          $3,426.31        360      1-Nov-31
9447508       GAINESVILLE           TX       76240    SFD          7.000          6.500          $3,167.51        360      1-Nov-31
9447566       LOUISVILLE            KY       40245    SFD          6.875          6.500          $2,489.76        360      1-Nov-31
9447880       MARIETTA              GA       30068    SFD          6.750          6.483          $3,113.27        360      1-Nov-31
9447929       VILLANOVA             PA       19085    SFD          6.875          6.500          $6,569.29        360      1-Nov-31
9448013       FRANKLIN              TN       37067    SFD          7.000          6.500          $2,904.05        360      1-Nov-31
9448073       FORT COLLINS          CO       80528    SFD          6.875          6.500          $2,663.85        360      1-Nov-31
9448125       GOLDEN                CO       80401    SFD          6.875          6.500          $2,601.44        360      1-Nov-31
9448492       LAGUNA NIGUEL         CA       92677    SFD          6.750          6.483          $4,215.89        360      1-Nov-31
9448657       GENEVA                IL       60134    SFD          6.875          6.500          $2,029.91        360      1-Nov-31
9448661       WAYNE                 IL       60184    SFD          6.875          6.500          $2,355.09        360      1-Nov-31
9448765       BURLINGAME            CA       94010    SFD          7.000          6.500          $4,540.69        360      1-Nov-31
9448773       ANNAPLOIS             MD       21401    SFD          6.750          6.483          $2,698.17        360      1-Nov-31
9448915       MERCER ISLAND         WA       98040    SFD          6.750          6.483          $2,707.90        360      1-Nov-31
9448948       VIENNA                VA       22180    SFD          7.000          6.500          $2,874.11        360      1-Nov-31
9449206       ANDOVER               MN       55304    SFD          7.000          6.500          $2,341.40        240      1-Nov-21
9449320       STILLWATER            MN       55082    SFD          6.750          6.483          $2,270.09        360      1-Nov-31
9449674       SANTA CRUZ            CA       95062    SFD          7.000          6.500          $2,062.44        360      1-Nov-31
9450043       MINNEAPOLIS           MN       55405    SFD          6.750          6.483          $2,286.31        360      1-Nov-31
9450325       SUN VALLEY            ID       83353    SFD          6.875          6.500          $5,255.43        360      1-Dec-31
9450603       RIDGWAY               CO       81432    SFD          6.750          6.483          $2,983.55        360      1-Nov-31
9450624       OJAI                  CA       93023    SFD          6.750          6.483          $2,565.21        360      1-Nov-31
9450673       SAN DIEGO             CA       92127    SFD          6.875          6.500          $3,712.98        360      1-Nov-31
9450768       MERCER ISLAND         WA       98040    SFD          6.750          6.483          $4,106.92        360      1-Nov-31
9450864       CHEVY CHASE           MD       20815    SFD          6.750          6.483          $5,026.64        360      1-Nov-31
9450868       PORTLAND              OR       97229    SFD          6.750          6.483          $2,205.23        360      1-Dec-31
9451149       FAIR HAVEN            NJ       07704    SFD          6.875          6.500          $2,299.25        360      1-Nov-31
9451283       MILPITAS              CA       95035    SFD          6.750          6.483          $3,580.26        360      1-Nov-31
9451361       SEATTLE               WA       98117    SFD          7.000          6.500          $2,095.70        360      1-Nov-31
9451648       CHARLES TOWN          WV       25414    SFD          7.000          6.500          $4,323.80        360      1-Nov-31
9452148       AVALON                NJ       08202    SFD          6.875          6.500          $2,200.71        360      1-Dec-31
9452251       TRAVERSE CITY         MI       49684    SFD          6.750          6.483          $3,850.08        360      1-Nov-31
9452258       GURLEY                AL       35748    SFD          6.750          6.483          $4,215.89        360      1-Nov-31
9452343       LINCOLN               NE       68516    SFD          6.875          6.500          $2,778.81        360      1-Dec-31
9452510       ANDOVER               MA       01810    SFD          6.875          6.500          $2,778.81        360      1-Dec-31
9452725       ASPEN                 CO       81611    SFD          6.750          6.483          $4,215.89        360      1-Nov-31
9452810       EPHRATA               PA       17522    SFD          6.750          6.483          $2,088.49        360      1-Nov-31
9452828       LOS ANGELES           CA       90049    SFD          6.875          6.500          $5,715.28        360      1-Dec-31
9453169       COLLEGE STATI         TX       77845    SFD          7.000          6.500          $2,412.05        360      1-Dec-31
9453211       ORLAND PARK           IL       60467    SFD          6.875          6.500          $2,240.13        360      1-Nov-31
9453697       YORBA LINDA           CA       92886    SFD          6.750          6.483          $2,393.33        360      1-Dec-31
9453708       BELVEDERE             CA       94920    SFD          6.875          6.500          $3,613.11        360      1-Dec-31
9453783       STUDIO CITY           CA       91604    SFD          6.750          6.483          $2,724.11        360      1-Dec-31
9453833       SEATTLE               WA       98119    SFD          6.750          6.483          $2,043.08        360      1-Dec-31
9453844       NORTH PRAIRIE         WI       53153    SFD          6.875          6.500          $3,232.09        360      1-Nov-31
9454136       BOERNE                TX       78006    SFD          6.875          6.500          $3,695.88        360      1-Dec-31
9454222       GIG HARBOR            WA       98332    SFD          6.875          6.500          $2,943.04        360      1-Nov-31
9454513       MCLEAN                VA       22102    SFD          6.875          6.500          $6,569.29        360      1-Nov-31
9454660       OAKTON                VA       22124    SFD          6.750          6.483          $3,717.76        360      1-Nov-31
9454791       CASTLE ROCK           CO       80104    SFD          6.750          6.483          $6,076.64        360      1-Dec-31
9455187       WHITTIER              CA       90603    SFD          6.875          6.500          $2,463.48        360      1-Dec-31
9455417       CUPERTINO             CA       95014    SFD          6.750          6.483          $4,208.68        360      1-Nov-31
9455718       GREENWOOD             IN       46143    SFD          6.750          6.483          $2,283.07        360      1-Nov-31
9455918       RIVER VALE            NJ       07675    SFD          6.875          6.500          $2,364.94        360      1-Nov-31
9456037       ELBURN                IL       60119    SFD          6.750          6.483          $2,633.31        360      1-Nov-31
9456137       POTOMAC               MD       20854    SFD          6.750          6.483          $4,215.89        360      1-Nov-31
9456571       REDMOND               WA       98052    SFD          6.750          6.483          $2,477.64        360      1-Nov-31
9456605       NAPERVILLE            IL       60563    SFD          6.875          6.500          $2,417.50        360      1-Nov-31
9456632       BRYN MAWR             PA       19010    SFD          6.875          6.500          $2,476.62        360      1-Nov-31
9456698       VISTA                 CA       92084    SFD          6.875          6.500          $2,502.90        360      1-Dec-31
9456847       DALLAS                TX       75201    SFD          6.875          6.500          $2,664.50        360      1-Nov-31
9456916       AVALON                NJ       08202    LCO          6.875          6.500          $4,270.04        360      1-Dec-31
9457068       CINCINNATI            OH       45243    SFD          6.750          6.483          $3,891.59        360      1-Nov-31
9457084       FREMONT               CA       94539    SFD          6.875          6.500          $2,365.30        252      1-Dec-22
9457158       GREEN BAY             WI       54313    SFD          6.750          6.483          $3,009.50        360      1-Nov-31
9458817       GREELEY               CO       80634    SFD          6.875          6.500          $2,289.40        360      1-Nov-31
9459520       ONEIDA                WI       54155    SFD          6.875          6.500          $2,890.49        360      1-Dec-31
9460111       ALBUQUERQUE           NM       87107    SFD          6.875          6.500          $2,634.28        360      1-Dec-31
9460142       SIMI VALLEY           CA       93065    SFD          6.875          6.500          $4,145.22        360      1-Dec-31
9460215       LITTLETON             CO       80124    SFD          6.750          6.483          $2,140.37        360      1-Dec-31
9460241       EDINA                 MN       55436    SFD          6.750          6.483          $5,027.26        336      1-Nov-29
9460348       WATERFORD             MI       48328    SFD          6.875          6.500          $4,140.62        360      1-Nov-31
9460715       TUSTIN                CA       92780    SFD          6.875          6.500          $2,280.86        360      1-Nov-31
9461546       MIDDLETOWN            MD       21769    SFD          6.750          6.483          $2,406.30        360      1-Dec-31
9461686       SUDBURY               MA       01776    SFD          6.875          6.500          $3,192.67        360      1-Nov-31
9462249       CLIVE                 IA       50325    SFD          7.000          6.500          $2,235.42        360      1-Dec-31
9462280       SAN DIEGO             CA       92131    SFD          7.250          6.500          $2,749.17        360      1-Nov-31
9462368       ST PETE BEACH         FL       33706    SFD          6.875          6.500          $3,074.43        360      1-Nov-31
9463106       MILLBURN TOWN         NJ       07078    SFD          6.750          6.483          $4,864.49        360      1-Dec-31
9463869       CINCINNATI            OH       45242    SFD          6.750          6.483          $2,776.00        360      1-Nov-31
9464386       MIAMI                 FL       33129    LCO          7.125          6.500          $3,065.42        360      1-Nov-31
9464537       GLENVIEW              IL       60025    SFD          6.875          6.500          $2,627.72        360      1-Nov-31
9464875       HINGHAM               MA       02043    SFD          7.625          6.500          $2,831.17        360      1-Nov-31
9464878       PLYMOUTH              MI       48170    SFD          7.000          6.500          $2,844.17        360      1-Nov-31
9465239       MANHATTAN BEA         CA       90266    MF2          7.250          6.500          $4,891.20        360      1-Nov-31
9465275       REDMOND               WA       98052    SFD          6.750          6.483          $2,237.66        360      1-Nov-31
9465758       HOUSTON               TX       77055    SFD          6.875          6.500          $2,123.52        360      1-Nov-31
9467228       ALEXANDRIA            VA       22309    SFD          6.875          6.500          $5,124.04        360      1-Nov-31
9467836       COLLEYVILLE           TX       76034    SFD          6.750          6.483          $2,283.07        360      1-Nov-31
9467900       LAGRANGE HIGH         IL       60525    SFD          6.875          6.500          $2,217.13        360      1-Nov-31
9468245       ATLANTA               GA       30319    SFD          6.875          6.500          $2,627.72        360      1-Nov-31
9468455       SAN FRANCISCO         CA       94122    SFD          6.875          6.500          $2,837.87        360      1-Nov-31
9469100       LEESBURG              VA       20175    SFD          6.750          6.483          $2,205.23        360      1-Nov-31
9469107       SAN FRANCISCO         CA       94116    SFD          6.750          6.483          $2,179.29        360      1-Dec-31
9469741       HIGHLAND PARK         TX       75205    SFD          6.875          6.500          $2,458.60        360      1-Nov-31
9470019       EDINA                 MN       55424    SFD          6.750          6.483          $2,698.17        360      1-Dec-31
9470535       ATLANTA               GA       30339    PUD          6.750          6.483          $2,310.94        348      1-Nov-30
9470623       ST LOUIS              MO       63127    SFD          7.000          6.500          $2,953.94        360      1-Dec-31
9470811       FARMINGTON HI         MI       48167    SFD          6.875          6.500          $2,296.62        360      1-Nov-31
9471031       CARLSBAD              CA       92008    SFD          6.750          6.483          $2,914.86        240      1-Nov-21
9471241       BOULDER               CO       80301    SFD          6.875          6.500          $3,074.43        360      1-Dec-31
9471614       SAN DIEGO             CA       92130    SFD          6.875          6.500          $4,138.65        360      1-Nov-31
9471899       SOUTH PASADEN         CA       91030    SFD          6.750          6.483          $5,188.78        360      1-Nov-31
9472125       ENGLEWOOD             CO       80111    SFD          7.000          6.500          $2,993.86        360      1-Nov-31
9472764       ST. PAUL              MN       55105    SFD          6.750          6.483          $3,813.76        360      1-Nov-31
9473410       SEATTLE               WA       98112    SFD          6.875          6.500          $5,912.36        360      1-Dec-31
9473420       ST. PAUL              MN       55105    SFD          6.875          6.500          $2,266.40        360      1-Dec-31
9473441       GREAT FALLS           VA       22066    SFD          7.000          6.500          $2,089.05        360      1-Dec-31
9475085       SAUGUS                CA       91350    SFD          7.125          6.500          $2,126.66        360      1-Nov-31
9475730       VENTURA               CA       93003    SFD          7.250          6.500          $2,629.93        360      1-Nov-31
9477502       LEESBURG              VA       20175    SFD          6.875          6.500          $2,073.60        360      1-Dec-31
9477545       CASTLE ROCK           CO       80104    SFD          6.750          6.483          $3,966.83        360      1-Dec-31
9477764       OCEAN CITY            NJ       08226    LCO          6.875          6.500          $2,394.51        360      1-Dec-31
9480533       WAYZATA               MN       55391    SFD          6.875          6.500          $3,268.22        360      1-Nov-31
9480859       LOS ALTOS             CA       94022    SFD          7.000          6.500          $5,222.62        360      1-Dec-31
9481365       CORONA                CA       92881    SFD          6.750          6.483          $2,584.01        360      1-Dec-31
9481499       NEWPORT BEACH         CA       92660    SFD          6.750          6.483          $2,594.39        360      1-Nov-31
9481713       NEWPORT BEACH         CA       92661    SFD          6.750          6.483          $2,756.54        360      1-Dec-31
9482524       PRINCETON             NJ       08540    SFD          7.000          6.500          $3,346.47        360      1-Dec-31
9482707       VIENNA                VA       22180    SFD          6.750          6.483          $3,327.31        360      1-Nov-31
9484008       STILLWATER            MN       55082    SFD          7.000          6.500          $2,878.10        360      1-Dec-31
9484278       CONCORD               CA       94521    SFD          6.875          6.500          $3,435.74        360      1-Dec-31
9485408       SAN FRANCISCO         CA       94131    SFD          7.000          6.500          $6,381.58        360      1-Nov-31
9485868       REDMOND               WA       98053    SFD          6.750          6.483          $2,565.21        360      1-Nov-31
9486962       REDWOOD CITY          CA       94061    SFD          6.750          6.483          $2,724.11        360      1-Dec-31
9487109       SANTA BARBARA         CA       93110    SFD          6.750          6.483          $4,215.89        360      1-Nov-31
9489232       SAN JOSE              CA       95125    SFD          7.000          6.500          $3,725.69        360      1-Nov-31
9490044       ALAMO                 CA       94507    SFD          7.000          6.500          $6,332.81        360      1-Nov-31
9491360       MINNEAPOLIS           MN       55401    SFD          6.750          6.483          $3,093.81        360      1-Dec-31
9492033       HAYDEN                CO       81639    SFD          7.000          6.500          $2,030.84        360      1-Dec-31
9492324       GRANITE BAY           CA       95746    SFD          7.000          6.500          $2,461.62        360      1-Dec-31
9492914       PLEASANT HILL         CA       94523    SFD          6.750          6.483          $2,140.37        360      1-Dec-31
9493164       ALEXANDRIA            VA       22308    SFD          7.250          6.500          $2,537.70        360      1-Nov-31
9496303       CEDAR RAPIDS          IA       52403    SFD          6.750          6.483          $3,119.76        360      1-Nov-31
9496580       SWISHER               IA       52338    SFD          6.750          6.483          $2,938.15        360      1-Nov-31
9497060       PRIOR LAKE            MN       55372    SFD          6.750          6.483          $3,242.99        360      1-Nov-31
9500428       ROSWELL               GA       30076    SFD          6.750          6.483          $2,293.44        360      1-Dec-31
9500733       LAGUNA HILLS          CA       92653    SFD          6.750          6.483          $3,048.41        360      1-Dec-31
9501246       HILTON HEAD           SC       29928    SFD          6.750          6.483          $3,080.84        360      1-Nov-31
9505821       LOS GATOS             CA       95032    SFD          6.750          6.483          $2,821.40        360      1-Dec-31
9506242       ONEIDA                WI       54155    SFD          6.875          6.500          $4,270.04        360      1-Nov-31
9506708       MCLEAN                VA       22101    SFD          6.875          6.500          $2,483.19        360      1-Nov-31
9507864       INDIAN RIVER          MI       49749    SFD          6.875          6.500          $2,640.85        360      1-Dec-31
9511302       AVALON                NJ       08202    SFD          6.750          6.483          $3,357.83        300      1-Dec-26
9511340       SUAMICO               WI       54173    SFD          6.875          6.500          $2,450.34        360      1-Nov-31
9512231       CARPINTERIA           CA       93013    SFD          6.750          6.483          $2,075.51        360      1-Dec-31
9512654       SANTA BARBARA         CA       93111    SFD          6.750          6.483          $4,215.89        360      1-Nov-31
9512817       SANTA BARBARA         CA       93110    SFD          6.750          6.483          $3,174.89        360      1-Dec-31
9513492       THOUSAND OAKS         CA       91360    SFD          6.750          6.483          $2,100.94        360      1-Dec-31
9514100       BRIDGEWATER           NJ       08807    SFD          6.875          6.500          $1,997.06        360      1-Dec-31
9514159       DAYTON                OH       45458    SFD          6.750          6.483          $3,697.01        360      1-Dec-31
9516125       EAST ELMHURST         NY       11369    SFD          7.250          6.500          $2,148.86        360      1-Dec-31
9516712       GARDNERVILLE          NV       89410    SFD          6.875          6.500          $2,956.18        360      1-Nov-31
9517848       ANNANDALE             VA       22003    SFD          6.750          6.483          $2,750.06        360      1-Dec-31
9520851       TORRANCE              CA       90505    LCO          7.125          6.500          $3,340.57        360      1-Nov-31
9523423       MANKATO               MN       56001    SFD          6.750          6.483          $2,408.63        360      1-Dec-31
9526338       ATASCADERO            CA       93422    SFD          6.875          6.500          $2,364.94        360      1-Nov-31
9527229       LORETTO               MN       55357    SFD          7.250          6.500          $2,114.75        360      1-Dec-31
9537525       SANTA BARBARA         CA       93105    SFD          6.750          6.483          $3,518.00        360      1-Dec-31
9542419       FALLS CHURCH          VA       22046    SFD          6.750          6.483          $2,635.90        360      1-Dec-31
9542935       HOUSTON               TX       77027    SFD          6.750          6.483          $4,362.81        360      1-Dec-31
9561966       ALEXANDRIA            VA       22301    SFD          6.750          6.483          $2,381.65        360      1-Dec-31
9568632       INDIAN SHORES         FL       33785    SFD          6.750          6.483          $4,021.31        360      1-Dec-31
9587625       ELLICOTT CITY         MD       21042    SFD          6.750          6.483          $2,195.18        360      1-Dec-31
9867110       MIAMI BEACH           FL       33140    HCO          7.250          6.500          $2,728.71        360      1-Jan-32
9867127       CLYDE HILL            WA       98004    SFD          6.750          6.483          $2,711.14        360      1-Dec-31
9867159       BELLEVUE              WA       98004    SFD          6.750          6.483          $3,554.32        360      1-Dec-31
9867161       STAR                  ID       83669    SFD          6.875          6.500          $3,284.64        360      1-Jan-32
9867300       SARATOGA              CA       95070    SFD          6.750          6.483          $6,453.56        360      1-Jan-32
9867488       DANVILLE              CA       94526    SFD          7.375          6.500          $3,052.09        360      1-Dec-31
9867572       LOMBARD               IL       60148    SFD          6.750          6.483          $2,432.25        360      1-Jan-32
9867590       LAKE FOREST           CA       92679    SFD          6.875          6.500          $2,377.43        360      1-Dec-31
9867633       TIBURON               CA       94920    LCO          7.125          6.500          $3,638.08        360      1-Dec-31
9867654       PLEASANT HILL         CA       94523    SFD          7.250          6.500          $2,305.76        360      1-Dec-31
9867936       VENICE                FL       34293    SFD          6.750          6.483          $6,323.84        360      1-Jan-32
9868089       UPPER SAUCON          PA       18034    SFD          6.750          6.483          $3,837.11        360      1-Jan-32
9868150       SAN JOSE              CA       95125    SFD          6.875          6.500          $2,135.02        360      1-Jan-32
9868186       GAITHERSBURG          MD       20878    SFD          6.750          6.483          $2,912.21        360      1-Dec-31
9868265       SAN MATEO             CA       94402    SFD          6.875          6.500          $2,897.06        360      1-Jan-32
9868323       CORONADO              CA       92118    SFD          6.750          6.483          $2,769.51        360      1-Jan-32
9868367       MONTARA               CA       94087    SFD          6.875          6.500          $2,003.64        360      1-Jan-32
9868402       HUNTINGTOWN           MD       20630    SFD          6.750          6.483          $2,490.62        360      1-Dec-31
9868413       BOSTON                MA       02116    HCO          6.875          6.500          $3,941.58        360      1-Jan-32
9868455       AUSTIN                TX       78730    PUD          7.125          6.500          $2,213.17        360      1-Dec-31
9868467       SANTA CRUZ            CA       95062    SFD          6.750          6.483          $2,205.24        360      1-Jan-32
9868482       STUDIO CITY           CA       91604    SFD          6.750          6.483          $2,711.15        360      1-Jan-32
9868488       TEMPLE TERRAC         FL       33617    SFD          6.875          6.500          $3,699.83        360      1-Jan-32
9868578       LEXINGTON             MA       02420    SFD          7.000          6.500          $2,940.64        360      1-Dec-31
9868621       DANVILLE              CA       94506    SFD          7.000          6.500          $2,238.75        360      1-Dec-31
9869102       CORONA DEL MA         CA       92625    SFD          6.750          6.483          $3,243.00        360      1-Jan-32
9869205       PLANO                 TX       75025    SFD          6.750          6.483          $2,023.63        360      1-Dec-31
9869442       FAYETTEVILLE          AR       72704    SFD          6.875          6.500          $2,956.18        360      1-Jan-32
9869482       SAN BRUNO             CA       94066    SFD          6.750          6.483          $2,205.24        360      1-Dec-31
9869514       PLEASANTON            CA       94566    SFD          7.000          6.500          $5,613.49        360      1-Dec-31
9869591       CHESTERFIELD          MO       63005    SFD          6.750          6.483          $2,334.96        360      1-Jan-32
9869728       POST FALLS            ID       83854    SFD          6.875          6.500          $1,870.60        360      1-Dec-31
9869800       SUMMERLAND            CA       93067    SFD          6.875          6.500          $2,956.09        240      1-Jan-22
9869826       SAN FRANCISCO         CA       94107    HCO          6.750          6.483          $2,561.97        360      1-Jan-32
9869909       MENLO PARK            CA       94025    SFD          7.125          6.500          $4,352.23        360      1-Jan-32
9869944       LOS ANGELES           CA       90034    SFD          6.750          6.483          $3,567.29        360      1-Jan-32
9870126       REDWOOD CITY          CA       94062    SFD          6.750          6.483          $2,821.41        360      1-Jan-32
9870212       SANTA ANA             CA       92706    SFD          6.875          6.500          $2,043.05        360      1-Jan-32
9870340       CONCORD               MA       01742    SFD          6.875          6.500          $2,213.86        360      1-Jan-32
9870410       ANTIOCH               CA       94509    SFD          6.750          6.483          $2,117.02        360      1-Dec-31
9870430       SUPERIOR              CO       80027    SFD          6.750          6.483          $2,060.27        360      1-Dec-31
9870655       CHILMARK              MA       02535    SFD          6.750          6.483          $3,035.44        360      1-Jan-32
9870992       UNIVERSITY PA         TX       75225    SFD          6.750          6.483          $3,787.81        360      1-Dec-31
9871243       SAN BRUNO             CA       94066    SFD          7.500          6.500          $2,461.24        360      1-Dec-31
9871526       CASTRO VALLEY         CA       94546    SFD          6.750          6.483          $2,788.98        360      1-Jan-32
9871618       CLAYTON               CA       94517    SFD          6.875          6.500          $2,102.18        360      1-Jan-32
9871815       LOS ANGELES           CA       90077    SFD          6.750          6.483          $2,730.60        360      1-Dec-31
9871921       BELMONT               CA       94002    SFD          6.875          6.500          $2,089.04        360      1-Jan-32
9872218       CAMPBELL              CA       95008    SFD          6.750          6.483          $2,270.10        360      1-Jan-32
9872347       SANTA MONICA          CA       90402    SFD          6.750          6.483          $2,743.57        360      1-Dec-31
9872919       BEVERLY HILLS         CA       90212    SFD          6.875          6.500          $2,831.37        360      1-Jan-32
9873704       WATSONVILLE           CA       95076    SFD          6.750          6.483          $2,169.57        360      1-Jan-32
9874055       BOLTON                MA       01740    SFD          6.875          6.500          $2,824.80        360      1-Jan-32
9874066       STAFFORD              VA       22554    SFD          6.875          6.500          $1,997.88        360      1-Jan-32
9874410       MARTINEZ              CA       94553    SFD          6.750          6.483          $1,993.47        360      1-Dec-31
9874420       SANTA ANA             CA       92705    SFD          7.000          6.500          $2,409.07        360      1-Jan-32
9874494       STEVENSON RAN         CA       91381    SFD          6.875          6.500          $2,134.36        360      1-Dec-31
9874513       ASHBURN               VA       20147    SFD          6.875          6.500          $2,171.48        360      1-Dec-31
9874610       HERMOSA BEACH         CA       90254    SFD          6.750          6.483          $3,035.44        360      1-Dec-31
9874893       PLANO                 TX       75024    PUD          6.750          6.483          $3,128.19        360      1-Nov-31
9874936       NEWPORT COAST         CA       92657    SFD          6.750          6.483          $3,632.15        360      1-Dec-31
9874995       DUBLIN                CA       94568    SFD          6.875          6.500          $2,575.17        360      1-Jan-32
9876026       HUNTINGTON            WV       25705    SFD          7.500          6.500          $2,541.65        360      1-Nov-31
9876219       ARVADA                CO       80005    SFD          6.750          6.483          $2,484.14        360      1-Dec-31
9876671       PLANO                 TX       75093    SFD          6.750          6.483          $4,122.49        360      1-Dec-31
9877059       WASHINGTON            DC       20015    SFD          6.750          6.483          $2,302.53        360      1-Jan-32
9877196       ERIE                  PA       16505    SFD          6.750          6.483          $3,567.29        360      1-Jan-32
9877539       GAITHERSBURG          MD       20882    SFD          6.875          6.500          $3,285.30        360      1-Dec-31
9877564       GAITHERSBURG          MD       20878    SFD          6.750          6.483          $2,461.11        360      1-Dec-31
9877704       BROOKLYN              NY       11215    LCO          7.375          6.500          $3,569.07        360      1-Dec-31
9877724       ALPHARETTA            GA       30022    SFD          6.875          6.500          $2,279.55        360      1-Dec-31
9877769       CALABASAS             CA       91302    SFD          6.750          6.483          $3,774.85        360      1-Dec-31
9877773       DANVILLE              CA       94526    SFD          7.375          6.500          $3,563.89        360      1-Jan-32
9877822       SAN RAMON             CA       94583    SFD          6.750          6.483          $2,484.14        360      1-Jan-32
9878050       EL CAJON              CA       92019    SFD          7.375          6.500          $2,486.44        360      1-Jan-32
9879097       PACIFICA              CA       94044    SFD          7.125          6.500          $2,479.29        360      1-Jan-32
9879261       REDWOOD CITY          CA       94063    SFD          7.000          6.500          $2,188.85        360      1-Jan-32
9879986       ALPHARETTA            GA       30004    SFD          6.750          6.483          $2,643.69        360      1-Jan-32
9880166       CORONA DEL MA         CA       92625    SFD          6.750          6.483          $3,820.25        360      1-Jan-32
9880477       WAYNE                 NJ       07470    SFD          6.875          6.500          $2,102.18        360      1-Jan-32
9880683       FALLS CHURCH          VA       22041    SFD          7.250          6.500          $2,408.09        360      1-Jan-32
9880710       RICHMOND              TX       77469    SFD          6.750          6.483          $2,327.17        360      1-Nov-31
9880855       SAN JOSE              CA       95120    SFD          7.125          6.500          $2,923.94        360      1-Jan-32
9881092       MEDWAY                MA       02053    SFD          7.250          6.500          $2,630.47        360      1-Dec-31
9881147       SARASOTA              FL       34242    LCO          7.250          6.500          $  852.73        360      1-Jan-32
9881530       BLOOMFIELD TO         MI       48302    SFD          7.125          6.500          $3,851.65        360      1-Dec-31
9881837       HILLSBOROUGH          NJ       08844    SFD          6.875          6.500          $2,378.09        360      1-Dec-31
9882197       SAN FRANCISCO         CA       94112    SFD          7.000          6.500          $2,411.06        360      1-Jan-32
9882980       PORT TOBACCO          MD       20677    SFD          6.875          6.500          $2,680.27        360      1-Dec-31
9882991       FLORAL PARK           NY       11004    SFD          7.125          6.500          $2,102.01        360      1-Jan-32
9883189       SOLANA BEACH          CA       92075    SFD          7.000          6.500          $3,153.54        360      1-Jan-32
9883213       SAN FRANCISCO         CA       94122    SFD          6.875          6.500          $2,233.56        360      1-Jan-32
9883899       BETHESDA              MD       20817    SFD          6.750          6.483          $2,464.68        360      1-Jan-32
9884112       GRAND PRAIRIE         TX       75052    PUD          6.750          6.483          $3,891.59        360      1-Dec-31
9884120       NEW YORK              NY       10011    SFD          6.875          6.500          $3,613.11        360      1-Dec-31
9884630       SANTA BARBARA         CA       93111    SFD          7.250          6.500          $2,933.36        360      1-Jan-32
9884639       TOMS RIVER            NJ       08755    SFD          7.125          6.500          $2,141.75        360      1-Dec-31
9885177       UPPER MONTCLA         NJ       07043    SFD          7.000          6.500          $4,324.47        360      1-Jan-32
9885678       ANDES                 NY       13731    SFD          7.625          6.500          $  601.62        360      1-Dec-31
9886264       SUNNYVALE             CA       94086    LCO          6.875          6.500          $2,128.45        360      1-Jan-32
9886555       GAITHERSBURG          MD       20878    SFD          6.875          6.500          $2,884.84        360      1-Jan-32
9886589       ATLANTA               GA       30350    SFD          6.875          6.500          $2,230.61        360      1-Jan-32
9886678       BLOOMFIELD TO         MI       48301    SFD          7.125          6.500          $6,609.52        360      1-Nov-31
9886687       SOUTHAMPTON           NY       11968    SFD          7.000          6.500          $2,528.15        360      1-Nov-31
9887178       MC LEAN               VA       22102    SFD          7.000          6.500          $4,324.47        360      1-Jan-32
9887281       MOORPARK              CA       93021    SFD          7.125          6.500          $2,857.91        360      1-Dec-31
9887487       BIG PINE KEY          FL       33043    SFD          7.375          6.500          $2,244.69        360      1-Dec-31
9888030       RED WOOD CITY         CA       94065    SFD          6.875          6.500          $,318.96         360      1-Nov-31
9888350       LEXINGTON             MA       02421    SFD          6.875          6.500          $2,417.50        360      1-Jan-32
9888412       SIMI VALLEY           CA       93063    SFD          7.125          6.500          $2,979.52        360      1-Dec-31
9888871       MANHATTAN BEA         CA       90266    MF2          6.875          6.500          $3,793.77        360      1-Jan-32
9890689       DALLAS                TX       75287    SFD          7.000          6.500          $5,006.40        360      1-Dec-31
9891040       SAN JOSE              CA       95120    SFD          6.875          6.500          $3,810.19        360      1-Jan-32
9891105       APEX                  NC       27502    SFD          6.875          6.500          $1,890.97        360      1-Nov-31
9891657       HIGHLAND PARK         TX       75205    SFD          6.875          6.500          $2,135.02        360      1-Dec-31
9892569       WALNUT                CA       91789    SFD          7.250          6.500          $4,365.93        360      1-Oct-31
9892574       GLENCOE               IL       60022    SFD          7.000          6.500          $3,805.53        360      1-Nov-31
9892622       SUNNYVALE             CA       94087    SFD          6.750          6.483          $2,205.24        360      1-Jan-32
9892892       SAN RAMON             CA       94583    SFD          6.875          6.500          $3,284.65        360      1-Jan-32
9893041       MILLSBORO             DE       19966    SFD          7.750          6.500          $2,758.19        360      1-Jan-32
9893555       BEDFORD               MA       01730    SFD          6.750          6.483          $3,235.41        360      1-Jan-32
9894053       DOBBS FERRY           NY       10522    PUD          7.000          6.500          $3,831.08        360      1-Dec-31
9894194       TIERRA VERDE          FL       33715    SFD          7.500          6.500          $3,635.92        360      1-Dec-31
9894449       SAN JOSE              CA       95135    SFD          6.875          6.500          $2,581.08        360      1-Jan-32
9894450       BELMONT               MA       02478    SFD          7.000          6.500          $2,514.85        360      1-Jan-32
9894709       LEESBURG              VA       20175    SFD          7.125          6.500          $2,073.71        360      1-Dec-31
9895453       UNIVERSITY PA         TX       75205    SFD          6.750          6.483          $4,426.68        360      1-Dec-31
9895510       SAN JOSE              CA       95124    SFD          6.875          6.500          $2,427.36        360      1-Jan-32
9895749       BOWIE                 MD       20715    SFD          6.875          6.500          $2,090.02        360      1-Jan-32
9895792       EAST HAMPTON          NY       11937    SFD          6.750          6.483          $2,354.41        360      1-Dec-31
9895923       REDWOOD CITY          CA       94062    SFD          7.000          6.500          $3,619.25        360      1-Dec-31
9896134       ROCKVILLE CEN         NY       11570    SFD          6.875          6.500          $2,548.88        360      1-Dec-31
9897286       SACRAMENTO            CA       95835    SFD          7.375          6.500          $2,420.20        360      1-Dec-31
9898180       FRONTENAC             MO       63131    SFD          6.875          6.500          $2,653.99        360      1-Dec-31
9898434       HOUSTON               TX       77055    SFD          7.125          6.500          $2,389.68        360      1-Nov-31
9898708       PROSPECT              KY       40059    SFD          7.000          6.500          $2,597.25        240      1-Jan-22
9898876       EAST HILLS            NY       11576    SFD          6.750          6.483          $3,567.29        360      1-Dec-31
9901186       EDISON                NJ       08837    SFD          7.625          6.500          $2,795.08        360      1-Nov-31
9901207       GIG HARBOR            WA       98335    SFD          7.125          6.500          $3,065.42        360      1-Dec-31
9901233       LONG BEACH            CA       90807    SFD          6.750          6.483          $3,327.31        360      1-Dec-31
9901273       ENCINITAS             CA       92024    SFD          7.000          6.500          $2,528.15        360      1-Nov-31
9901293       CHATHAM               NJ       07928    SFD          7.125          6.500          $2,085.83        360      1-Nov-31
9901351       BRYANTOWN             MD       20617    SFD          6.875          6.500          $2,143.76        360      1-Dec-31
9901481       NORTHBROOK            IL       60062    SFD          6.750          6.483          $2,594.39        360      1-Nov-31
9901506       SEVERNA PARK          MD       21146    SFD          6.875          6.500          $2,417.50        360      1-Nov-31
9901539       HUNTINGTON            NY       11743    SFD          6.875          6.500          $2,172.79        360      1-Dec-31
9901591       BOWIE                 MD       20720    SFD          7.000          6.500          $2,155.58        360      1-Dec-31
9901629       NATICK                MA       01760    SFD          6.875          6.500          $3,626.25        360      1-Dec-31
9901652       JERICHO               NY       11753    SFD          7.125          6.500          $3,099.11        360      1-Nov-31
9901678       CHATHAM               NJ       07928    SFD          6.875          6.500          $2,299.25        360      1-Nov-31
9901708       LONG BEACH            CA       90803    SFD          6.750          6.483          $3,962.93        360      1-Dec-31
9901767       SAN CLEMENTE          CA       92672    PUD          7.000          6.500          $2,335.21        360      1-Nov-31
9901799       ENGLEWOOD             CO       80111    SFD          7.125          6.500          $2,896.99        360      1-Dec-31
9901813       NAPERVILLE            IL       60540    SFD          7.000          6.500          $2,868.78        360      1-Dec-31
9901851       SAN JOSE              CA       95117    SFD          6.750          6.483          $2,817.51        360      1-Dec-31
9901871       POTOMAC               MD       20854    SFD          6.875          6.500          $3,974.42        360      1-Dec-31
9901892       GAINESVILLE           VA       20155    SFD          7.000          6.500          $2,375.13        360      1-Nov-31
9901910       VIENNA                VA       22182    SFD          6.750          6.483          $2,696.55        360      1-Nov-31
9901936       CRYSTAL LAKE          IL       60014    PUD          6.875          6.500          $2,039.11        360      1-Dec-31
9901970       NEW ROCHELLE          NY       10804    SFD          6.875          6.500          $3,936.32        360      1-Dec-31
9902240       CHICAGO               IL       60610    HCO          6.875          6.500          $2,181.00        360      1-Nov-31
9902248       ARLINGTON             VA       22203    SFD          6.875          6.500          $2,038.58        360      1-Nov-31
9902249       OAKTON                VA       22124    PUD          6.875          6.500          $4,268.72        360      1-Nov-31
9902256       MINEOLA               NY       11501    SFD          6.875          6.500          $2,154.73        360      1-Dec-31
9902260       TORRANCE              CA       90503    SFD          7.000          6.500          $2,474.93        360      1-Nov-31
9902263       SYOSSET               NY       11791    LCO          6.875          6.500          $2,141.59        360      1-Nov-31
9902266       WANTAGH               NY       11793    SFD          6.875          6.500          $2,594.87        360      1-Dec-31
9902276       ST. CHARLES           IL       60174    SFD          6.875          6.500          $2,364.94        360      1-Nov-31
9902279       SAN CLEMENTE          CA       92673    SFD          6.875          6.500          $3,310.92        360      1-Dec-31
9902415       DALLAS                TX       75287    SFD          6.875          6.500          $2,754.83        360      1-Dec-31
9902487       WEST HARTFORD         CT       06119    SFD          7.500          6.500          $3,146.47        360      1-Dec-31
9902539       WINDHAM               NH       03087    SFD          7.250          6.500          $2,947.00        360      1-Nov-31
9902598       LINCOLNSHIRE          IL       60069    SFD          6.875          6.500          $3,547.42        360      1-Dec-31
9902693       WASHINGTON            DC       20011    SFD          6.875          6.500          $2,989.03        360      1-Nov-31
9902737       HERNDON               VA       20170    SFD          6.875          6.500          $2,417.50        360      1-Dec-31
9902779       WESTON                CT       06883    SFD          7.250          6.500          $2,796.92        360      1-Dec-31
9902866       EAST MEADOW           NY       11554    SFD          7.000          6.500          $2,228.76        360      1-Dec-31
9902954       UNION CITY            NJ       07087    LCO          7.625          6.500          $2,446.14        360      1-Nov-31
9902992       WAYNE                 IL       60184    SFD          6.875          6.500          $4,270.04        360      1-Nov-31
9903048       CLARK                 NJ       07066    SFD          6.750          6.483          $2,205.23        360      1-Dec-31
9903084       PUTNAM VALLEY         NY       10579    SFD          7.125          6.500          $2,334.43        360      1-Nov-31
9903085       LOS ANGELES           CA       91304    SFD          7.375          6.500          $2,762.71        360      1-Jan-32
9903120       BETHESDA              MD       20817    SFD          6.875          6.500          $2,512.75        360      1-Dec-31
9903181       NEW YORK              NY       10021    HCO          6.875          6.500          $2,466.77        360      1-Dec-31
9903408       PLEASANTON            CA       94566    SFD          7.375          6.500          $1,968.43        360      1-Jan-32
9903802       PALATINE              IL       60074    SFD          7.000          6.500          $2,584.70        360      1-Dec-31
9903893       WINFIELD              IL       60190    SFD          6.875          6.500          $2,207.28        360      1-Nov-31
9903912       SAN PEDRO             CA       90731    SFD          6.875          6.500          $2,286.11        360      1-Nov-31
9903917       SAN CLEMENTE          CA       92672    LCO          6.875          6.500          $2,788.66        360      1-Nov-31
9903932       SCARSDALE             NY       10583    SFD          6.875          6.500          $2,381.76        360      1-Nov-31
9903944       EDGEWATER             MD       21037    SFD          6.875          6.500          $3,678.80        360      1-Nov-31
9903952       WEST CHESTER          PA       19382    SFD          7.375          6.500          $3,211.64        360      1-Nov-31
9903998       CUPERTINO             CA       95014    SFD          7.000          6.500          $3,326.51        360      1-Nov-31
9904090       MARIETTA              GA       30066    SFD          6.750          6.483          $2,412.78        360      1-Dec-31
9904427       OAK PARK              IL       60302    SFD          7.000          6.500          $2,335.22        360      1-Dec-31
9904915       CHICAGO               IL       60614    SFD          8.125          6.500          $4,825.87        360      1-Nov-31
9905276       CALDWELL              ID       83607    SFD          6.750          6.483          $2,215.61        360      1-Jan-32
9905483       OMAHA                 NE       68122    SFD          6.875          6.500          $2,759.10        360      1-Nov-31
9906177       PEPPERELL             MA       01463    SFD          7.000          6.500          $2,328.56        360      1-Dec-31
9906206       ORINDA                CA       94563    SFD          6.875          6.500          $3,678.80        360      1-Dec-31
9906636       VIENNA                VA       22182    PUD          6.875          6.500          $2,304.51        360      1-Dec-31
9906644       ROCKVILLE             MD       20850    PUD          7.125          6.500          $2,159.60        360      1-Dec-31
9906662       OJAI                  CA       93023    SFD          7.000          6.500          $3,326.51        360      1-Dec-31
9906694       EASTON                CT       06612    SFD          6.750          6.483          $2,205.23        360      1-Dec-31
9906704       ROWLETT               TX       75088    SFD          6.750          6.483          $2,153.35        360      1-Dec-31
9906718       WHITE TWP             NJ       07823    SFD          7.000          6.500          $2,794.27        360      1-Dec-31
9906758       ALAMEDA               CA       94501    MF2          6.875          6.500          $3,284.64        360      1-Dec-31
9907451       STEVENSON RAN         CA       91381    SFD          7.000          6.500          $2,963.59        360      1-Jan-32
9908002       LEESBURG              VA       20175    SFD          6.750          6.483          $2,026.87        360      1-Dec-31
9908012       LOUISVILLE            KY       40241    SFD          7.000          6.500          $1,916.07        360      1-Dec-31
9908097       CARROLLTON            TX       75007    SFD          7.375          6.500          $2,386.97        360      1-Dec-31
9908132       SEATTLE               WA       98103    SFD          6.875          6.500          $3,140.12        360      1-Dec-31
9908205       CONCORD               MA       01742    LCO          7.000          6.500          $2,469.94        360      1-Dec-31
9908237       NEW CITY              NY       10956    SFD          6.875          6.500          $2,548.88        360      1-Dec-31
9908303       STAFFORD              VA       22554    SFD          7.000          6.500          $2,128.97        360      1-Nov-31
9908337       WOODSTOCK             GA       30188    SFD          6.750          6.483          $2,338.20        360      1-Dec-31
9908387       POWAY                 CA       92064    SFD          6.750          6.483          $2,991.66        360      1-Dec-31
9908393       LOUISVILLE            KY       40222    SFD          6.750          6.483          $6,485.98        360      1-Dec-31
9908419       REDONDO BEACH         CA       90277    SFD          7.250          6.500          $2,489.94        360      1-Nov-31
9908422       WILTON                CT       06897    LCO          6.875          6.500          $2,389.58        360      1-Dec-31
9908450       ROLLING HILLS         ES ARE   90274    SFD          7.000          6.500          $2,308.60        360      1-Nov-31
9908506       ROSWELL               GA       30075    SFD          6.750          6.483          $2,153.35        360      1-Dec-31
9908514       HUDSON                OH       44236    SFD          6.750          6.483          $2,432.25        360      1-Dec-31
9908533       BETHESDA              MD       20817    SFD          6.750          6.483          $3,898.07        360      1-Dec-31
9908571       CASTRO VALLEY         CA       94552    SFD          6.875          6.500          $3,426.54        360      1-Dec-31
9908584       REDMOND               WA       98053    SFD          6.750          6.483          $2,220.80        360      1-Dec-31
9908604       SEATTLE               WA       98112    SFD          6.875          6.500          $2,945.67        360      1-Dec-31
9908623       WALNUT CREEK          CA       94598    SFD          6.750          6.483          $2,788.97        360      1-Nov-31
9908644       LOS GATOS             CA       95030    SFD          7.000          6.500          $4,166.46        360      1-Dec-31
9908667       DAVIDSONVILLE         MD       21035    SFD          6.750          6.483          $3,995.36        360      1-Nov-31
9908713       COLORADO SPRI         CO       80919    SFD          6.875          6.500          $4,464.49        360      1-Dec-31
9909262       CARLSBAD              CA       92009    SFD          7.000          6.500          $2,674.52        360      1-Dec-31
9909263       RALEIGH               NC       27609    SFD          6.750          6.483          $2,594.39        360      1-Dec-31
9909279       WASHINGTON            DC       20015    SFD          6.875          6.500          $2,194.14        360      1-Dec-31
9909306       BETHESDA              MD       20817    SFD          6.750          6.483          $4,215.89        360      1-Dec-31
9909333       SAN CARLOS            CA       94070    SFD          6.875          6.500          $2,837.93        360      1-Dec-31
9909344       HOUSTON               TX       77005    SFD          6.750          6.483          $2,711.14        360      1-Dec-31
9909351       ANNAPOLIS             MD       21405    SFD          6.750          6.483          $2,399.81        360      1-Dec-31
9909367       CORTLAND MANO         NY       10567    SFD          7.000          6.500          $2,305.27        360      1-Dec-31
9909376       CARPENTERIA           CA       93013    SFD          6.875          6.500          $3,074.43        360      1-Dec-31
9909384       LAFAYETTE             CO       80026    SFD          6.875          6.500          $2,640.85        360      1-Dec-31
9909386       MONTGOMERY            TX       77356    SFD          6.750          6.483          $3,936.02        360      1-Dec-31
9909397       EDMOND                OK       73034    SFD          7.125          6.500          $3,041.84        360      1-Dec-31
9909399       FOSTER CITY           CA       94404    SFD          7.125          6.500          $2,344.54        360      1-Dec-31
9909414       LOUISVILLE            CO       80027    SFD          6.750          6.483          $2,399.81        360      1-Dec-31
9909439       FLAGSTAFF             AZ       86001    SFD          6.875          6.500          $3,317.49        360      1-Dec-31
9909473       WILMINGTON            NC       28411    SFD          6.875          6.500          $3,632.82        360      1-Dec-31
9910014       BRECKSVILLE           OH       44141    SFD          7.125          6.500          $2,553.06        360      1-Nov-31
9910164       WALNUT CREEK          CA       94596    LCO          6.750          6.483          $2,464.67        360      1-Dec-31
9910449       MORRRISTOWN           NJ       07960    SFD          6.875          6.500          $2,023.34        360      1-Dec-31
9911121       GREAT FALLS           VA       22066    SFD          6.750          6.483          $2,923.88        360      1-Dec-31
9912102       MAHWAH                NJ       07430    LCO          6.750          6.483          $2,464.67        360      1-Jan-32
9912210       NEW YORK              NY       10025    SFD          7.000          6.500          $2,235.42        360      1-Jan-32
9916916       LAS FLORES            CA       92688    PUD          6.750          6.483          $2,724.11        360      1-Dec-31
9916924       MILL VALLEY           CA       94941    SFD          6.750          6.483          $3,859.16        360      1-Jan-32
9916935       HENDERSON             NV       89014    PUD          6.750          6.483          $2,133.89        360      1-Dec-31
9916975       SANTA ROSA            CA       95403    SFD          6.750          6.483          $2,114.43        360      1-Dec-31
9916991       SANTA ROSA            CA       95403    SFD          6.750          6.483          $2,205.23        360      1-Dec-31
9917078       CAMPBELL              CA       95008    LCO          7.000          6.500          $2,295.29        360      1-Dec-31
9917099       BELMONT               CA       94002    SFD          7.000          6.500          $3,991.82        360      1-Dec-31
9917119       ORANGE                CA       92869    SFD          6.750          6.483          $2,289.55        360      1-Dec-31
9917135       SANTA CLARA           CA       95051    SFD          6.750          6.483          $2,229.88        360      1-Dec-31
9917778       LONG BEACH            CA       90803    SFD          6.875          6.500          $2,529.18        360      1-Dec-31
9918255       EL CERRITO            CA       94530    SFD          6.875          6.500          $3,758.29        360      1-Dec-31
9918437       GRANADA HILLS         CA       91344    SFD          7.000          6.500          $2,937.98        360      1-Dec-31
9918480       LONG BEACH            CA       90803    MF2          6.750          6.483          $2,536.02        360      1-Dec-31
9918501       NEVADA CITY           CA       95959    SFD          6.750          6.483          $2,205.23        360      1-Dec-31
9918549       REDONDO BEACH         CA       90278    LCO          7.000          6.500          $2,102.36        360      1-Dec-31
9920142       YORBA LINDA           CA       92887    PUD          6.875          6.500          $2,726.26        360      1-Dec-31
9922596       PENNGROVE             CA       94951    SFD          6.875          6.500          $2,082.47        360      1-Dec-31
9923939       PARADISE VALL         AZ       85253    SFD          7.000          6.500          $2,295.96        360      1-Jan-32



COUNT:                                      2037
WAC:                                 6.930134745
WAM:                                 357.4256798
WALTV:                               64.95512091




WFMBS   2002-04 EXHIBIT F-1B GROUP II LOANS (continued)
30 YEAR FIXED RATE NON-RELOCATION LOANS

(i)              (ix)              (x)     (xi)           (xii)      (xiii)      (xv)         (xvi)
---------------------------------------------------------------------------------------------------------
                 CUT-OFF
MORTGAGE         DATE                                    MORTGAGE                MASTER       FIXED
LOAN             PRINCIPAL                              INSURANCE    SERVICE     SERVICE      RETAINED
NUMBER           BALANCE           LTV     SUBSIDY         CODE      FEE         FEE          YIELD
----------------------------------------------------------------------------------------------------------
0077435         $474,651.74        59.48                             0.250       0.017        0.358
0101454         $451,173.23        80.00                             0.250       0.017        0.233
3854535         $310,740.57        76.10                             0.250       0.017        0.483
4242853         $310,553.28        95.00              01             0.250       0.017        0.983
4246174         $324,140.92        64.36                             0.250       0.017        1.358
4247538         $648,877.57        54.17                             0.250       0.017        0.000
4247815         $375,670.78        70.99                             0.250       0.017        0.108
4254350         $428,055.12        66.15                             0.250       0.017        0.733
4255868         $307,535.83        79.90                             0.250       0.017        0.858
4256494         $478,143.00        80.00                             0.250       0.017        0.233
4262220         $470,438.52        85.00              11             0.250       0.017        1.108
4269235         $307,598.29        38.56                             0.250       0.017        0.858
4274134         $393,677.03        71.12                             0.250       0.017        0.233
4274153         $450,000.00        75.00                             0.250       0.017        0.858
4276006         $499,609.94        47.62                             0.250       0.017        0.483
4281932         $500,000.00        64.58                             0.250       0.017        0.233
4282747         $333,159.45        72.55                             0.250       0.017        0.000
4284679         $277,964.33        80.00   FX30YR                    0.250       0.017        0.483
4289535         $409,010.53        73.21                             0.250       0.017        0.358
4292092         $439,630.34        80.00                             0.250       0.017        0.108
4292184         $453,589.58        64.49                             0.250       0.017        0.000
4292457         $367,675.32        51.47                             0.250       0.017        0.000
4294651         $396,916.43        74.32                             0.250       0.017        0.000
4294984         $608,000.00        80.00                             0.250       0.017        0.000
4296542         $449,631.13        63.38                             0.250       0.017        0.233
4297284         $646,942.51        70.00                             0.250       0.017        0.000
4297955         $314,000.00        80.00                             0.250       0.017        0.000
4312503         $432,000.00        28.33                             0.250       0.017        0.233
4314864         $345,000.00        75.00                             0.250       0.017        0.233
4317599         $304,878.47        90.00              24             0.250       0.017        0.858
4318415         $321,500.00        79.38                             0.250       0.017        0.108
4320621         $312,096.34        78.09                             0.250       0.017        0.483
4320721         $509,201.87        57.95                             0.250       0.017        0.483
4321827         $333,712.43        51.38                             0.250       0.017        0.000
4321916         $625,000.00        56.82                             0.250       0.017        0.233
4322875         $308,000.00        80.00                             0.250       0.017        0.233
4323480         $576,000.00        67.76                             0.250       0.017        0.108
4327098         $609,487.52        55.45                             0.250       0.017        0.108
4330425         $309,758.17        44.93                             0.250       0.017        0.483
4330784         $98,060.31         89.29              11             0.250       0.017        0.483
4334479         $494,573.81        57.23                             0.250       0.017        0.000
4335375         $415,000.00        77.57                             0.250       0.017        0.000
4338209         $451,620.26        65.99                             0.250       0.017        0.108
4339546         $329,736.11        75.00                             0.250       0.017        0.358
4340700         $329,443.92        73.33                             0.250       0.017        0.108
4341625         $396,000.00        60.00                             0.250       0.017        0.108
4342026         $566,928.91        80.00                             0.250       0.017        0.233
4342662         $346,000.00        62.91                             0.250       0.017        0.108
4342893         $514,500.00        56.54                             0.250       0.017        0.358
4344919         $395,020.50        80.00                             0.250       0.017        0.233
4348121         $384,668.52        44.77                             0.250       0.017        0.000
4348487         $447,623.62        45.95                             0.250       0.017        0.108
4350713         $379,390.44        79.17                             0.250       0.017        0.358
4352261         $649,453.92        59.09                             0.250       0.017        0.108
4354350         $339,122.06        85.00              12             0.250       0.017        0.483
4354554         $381,930.48        90.00              01             0.250       0.017        0.733
4355387         $391,800.00        85.36              13             0.250       0.017        0.108
4356372         $475,308.77        74.38                             0.250       0.017        0.858
4356901         $345,800.00        67.54                             0.250       0.017        0.358
4356982         $629,470.73        54.78                             0.250       0.017        0.108
4357279         $336,168.51        79.99                             0.250       0.017        0.000
4357420         $365,684.88        66.55                             0.250       0.017        0.000
4357789         $366,684.02        31.91                             0.250       0.017        0.000
4357826         $349,000.00        63.11                             0.250       0.017        0.108
4359437         $375,000.00        62.50                             0.250       0.017        0.108
4359494         $399,374.02        58.82                             0.250       0.017        0.483
4359699         $306,000.00        67.11                             0.250       0.017        0.000
4360221         $319,756.50        50.00                             0.250       0.017        0.608
4361272         $332,500.00        70.00                             0.250       0.017        0.108
4361608         $750,000.00        41.67                             0.250       0.017        0.000
4361724         $323,000.00        64.60                             0.250       0.017        0.000
4362017         $416,000.00        63.03                             0.250       0.017        0.108
4362121         $304,000.00        68.31                             0.250       0.017        0.108
4362425         $999,219.91        66.67                             0.250       0.017        0.483
4362452         $308,983.74        79.99                             0.250       0.017        0.000
4362504         $442,387.08        73.79                             0.250       0.017        0.233
4363066         $600,000.00        37.50                             0.250       0.017        0.108
4363413         $355,433.00        77.27                             0.250       0.017        0.000
4363966         $319,460.78        70.33                             0.250       0.017        0.108
4364021         $353,501.64        80.00                             0.250       0.017        0.108
4364192         $998,314.94        39.28                             0.250       0.017        0.108
4364247         $292,004.48        94.99              06             0.250       0.017        0.108
4364552         $360,000.00        69.90                             0.250       0.017        0.108
4365523         $406,666.39        68.98                             0.250       0.017        0.233
4365663         $385,450.00        66.43                             0.250       0.017        0.108
4366224         $334,745.08        62.04                             0.250       0.017        0.608
4366295         $397,957.07        36.21                             0.250       0.017        0.000
4366398         $500,000.00        67.30   FX30YR                    0.250       0.017        0.000
4366446         $593,536.62        69.88                             0.250       0.017        0.483
4367035         $354,430.52        68.01                             0.250       0.017        0.358
4367148         $399,655.61        40.00                             0.250       0.017        0.000
4367188         $369,500.00        72.45                             0.250       0.017        0.108
4367295         $337,366.41        79.71                             0.250       0.017        0.000
4367982         $365,999.75        90.00              01             0.250       0.017        0.233
4368020         $824,323.75        75.00                             0.250       0.017        0.233
4368608         $322,500.00        75.00                             0.250       0.017        0.108
4370776         $319,737.70        80.00                             0.250       0.017        0.233
4370935         $414,659.82        62.88                             0.250       0.017        0.233
4371455         $620,000.00        47.69                             0.250       0.017        0.233
4371606         $427,640.42        59.44                             0.250       0.017        0.108
4371934         $359,422.51        80.00                             0.250       0.017        0.358
4372158         $460,852.84        80.00                             0.250       0.017        0.000
4372249         $529,565.57        75.71                             0.250       0.017        0.233
4372369         $328,766.70        80.00                             0.250       0.017        0.000
4372385         $649,453.92        67.71                             0.250       0.017        0.108
4372466         $450,800.00        65.33   GD 1YR                    0.250       0.017        0.000
4373160         $475,000.00        74.80                             0.250       0.017        0.000
4373436         $499,579.94        56.50                             0.250       0.017        0.108
4373770         $477,588.45        75.87                             0.250       0.017        0.000
4374006         $534,561.46        66.88                             0.250       0.017        0.233
4374303         $452,619.42        48.45                             0.250       0.017        0.108
4374317         $450,000.00        73.77                             0.250       0.017        0.000
4374375         $644,458.11        43.73                             0.250       0.017        0.108
4374558         $375,084.61        72.19                             0.250       0.017        0.108
4374637         $455,616.90        80.00                             0.250       0.017        0.108
4375355         $404,000.00        80.00                             0.250       0.017        0.000
4375451         $580,000.00        82.27              24             0.250       0.017        0.108
4375492         $419,309.44        68.85                             0.250       0.017        0.233
4375555         $399,663.95        60.61                             0.250       0.017        0.108
4375647         $600,000.00        52.17                             0.250       0.017        0.108
4375679         $322,721.90        70.22                             0.250       0.017        0.000
4375936         $316,000.00        44.20                             0.250       0.017        0.000
4376065         $379,672.82        48.72                             0.250       0.017        0.000
4376193         $434,634.54        56.49                             0.250       0.017        0.108
4376781         $402,693.34        78.40                             0.250       0.017        0.608
4377005         $528,087.73        70.00                             0.250       0.017        0.483
4377250         $648,931.28        61.90                             0.250       0.017        0.233
4377364         $319,499.22        80.00                             0.250       0.017        0.483
4377400         $396,666.47        61.08                             0.250       0.017        0.108
4377769         $318,500.00        82.73              06             0.250       0.017        0.733
4377813         $460,000.00        57.50                             0.250       0.017        0.000
4377829         $342,948.97        67.35                             0.250       0.017        0.358
4377834         $429,161.94        67.72                             0.250       0.017        0.108
4377871         $644,884.49        85.00              06             0.250       0.017        0.000
4378061         $305,900.00        60.57                             0.250       0.017        0.000
4378460         $447,623.63        80.00                             0.250       0.017        0.108
4378677         $364,369.72        54.89                             0.250       0.017        0.000
4378678         $491,976.05        61.55                             0.250       0.017        0.000
4378714         $409,655.55        59.85                             0.250       0.017        0.108
4379172         $391,339.46        80.00                             0.250       0.017        0.108
4379199         $420,000.00        42.00                             0.250       0.017        0.000
4379505         $558,750.00        75.00                             0.250       0.017        0.608
4379689         $359,334.00        80.00                             0.250       0.017        0.358
4379707         $551,092.42        80.00                             0.250       0.017        0.233
4379859         $361,846.79        80.00                             0.250       0.017        0.608
4380095         $390,000.00        40.63                             0.250       0.017        0.358
4380249         $450,000.00        72.58                             0.250       0.017        0.233
4380300         $327,000.00        24.22                             0.250       0.017        0.108
4380373         $496,582.46        66.27                             0.250       0.017        0.108
4380494         $489,977.77        58.38                             0.250       0.017        0.000
4380546         $449,621.95        55.42                             0.250       0.017        0.108
4380704         $360,000.00        67.35                             0.250       0.017        0.000
4380836         $359,690.04        68.57                             0.250       0.017        0.000
4381018         $485,591.71        64.37                             0.250       0.017        0.108
4381026         $516,365.82        54.12                             0.250       0.017        0.108
4381685         $402,677.72        51.01                             0.250       0.017        0.358
4381693         $364,000.00        62.76                             0.250       0.017        0.000
4381831         $345,496.00        72.74                             0.250       0.017        0.108
4382475         $570,508.38        69.98                             0.250       0.017        0.000
4382521         $649,453.92        68.78                             0.250       0.017        0.108
4382720         $494,573.82        67.35                             0.250       0.017        0.000
4383722         $385,000.00        62.10                             0.250       0.017        0.108
4384337         $569,196.25        61.62                             0.250       0.017        0.000
4384396         $524,547.99        70.00                             0.250       0.017        0.000
4384486         $993,680.81        53.79                             0.250       0.017        0.608
4384501         $336,000.00        80.00                             0.250       0.017        0.108
4384722         $381,745.05        80.00                             0.250       0.017        0.000
4384785         $355,700.91        41.40                             0.250       0.017        0.108
4384858         $372,700.00        74.54                             0.250       0.017        0.233
4385044         $329,722.76        50.77                             0.250       0.017        0.108
4385106         $476,000.00        80.00                             0.250       0.017        0.108
4385186         $327,717.59        80.00                             0.250       0.017        0.000
4385278         $340,000.00        56.67                             0.250       0.017        0.108
4385340         $635,000.00        45.36                             0.250       0.017        0.000
4385370         $449,295.80        64.29                             0.250       0.017        0.483
4385437         $380,000.00        73.79                             0.250       0.017        0.233
4385632         $384,946.22        60.47                             0.250       0.017        0.108
4385654         $301,219.14        68.64                             0.250       0.017        0.358
4385669         $455,000.00        67.91   GD 3YR                    0.250       0.017        0.000
4386155         $364,000.00        69.00                             0.250       0.017        0.108
4386321         $406,000.00        69.40                             0.250       0.017        0.108
4386460         $311,731.37        67.83                             0.250       0.017        0.000
4386493         $541,733.18        60.11                             0.250       0.017        0.000
4386891         $423,285.53        77.93                             0.250       0.017        0.108
4386916         $989,168.28        40.00                             0.250       0.017        0.108
4386932         $499,569.50        72.46                             0.250       0.017        0.000
4387016         $599,508.18        80.00                             0.250       0.017        0.233
4387043         $369,200.00        79.40                             0.250       0.017        0.108
4387111         $320,919.00        71.32                             0.250       0.017        0.000
4387427         $492,575.54        68.00                             0.250       0.017        0.000
4387477         $345,000.00        75.00                             0.250       0.017        0.000
4387571         $618,665.00        67.39                             0.250       0.017        0.000
4387590         $403,824.80        65.53                             0.250       0.017        0.000
4387637         $474,610.64        67.86                             0.250       0.017        0.233
4387855         $477,992.28        64.27                             0.250       0.017        0.108
4388211         $439,847.97        64.81                             0.250       0.017        0.000
4388382         $464,637.26        75.00                             0.250       0.017        0.483
4388567         $904,220.81        56.56                             0.250       0.017        0.000
4388827         $493,085.41        83.64              11             0.250       0.017        0.108
4389012         $361,000.00        74.43                             0.250       0.017        0.108
4389210         $514,000.00        79.08                             0.250       0.017        0.108
4389569         $344,000.00        69.92                             0.250       0.017        0.108
4390023         $340,720.48        60.89                             0.250       0.017        0.233
4390221         $370,937.16        75.00                             0.250       0.017        0.108
4390919         $513,568.17        63.46                             0.250       0.017        0.108
4390949         $650,000.00        74.29                             0.250       0.017        0.000
4390991         $397,000.00        78.93                             0.250       0.017        0.233
4391302         $463,628.95        80.00                             0.250       0.017        0.358
4391457         $338,500.00        76.93                             0.250       0.017        0.233
4391475         $759,377.03        74.51                             0.250       0.017        0.233
4391980         $363,371.44        80.00                             0.250       0.017        0.000
4392041         $340,000.00        64.76                             0.250       0.017        0.233
4392396         $449,612.56        56.25                             0.250       0.017        0.000
4392740         $475,000.00        68.84                             0.250       0.017        0.108
4393301         $338,000.00        74.78                             0.250       0.017        0.233
4393561         $387,000.00        41.61                             0.250       0.017        0.108
4394997         $710,387.84        51.15                             0.250       0.017        0.000
4395104         $400,000.00        74.07                             0.250       0.017        0.000
4395355         $900,000.00        54.71                             0.250       0.017        0.000
4395974         $427,500.00        75.00                             0.250       0.017        0.108
4396137         $483,242.60        80.00                             0.250       0.017        0.483
4396360         $500,000.00        60.61                             0.250       0.017        0.000
4396379         $900,000.00        52.94                             0.250       0.017        0.233
4396443         $389,157.19        76.30                             0.250       0.017        0.233
4396534         $399,672.12        68.38                             0.250       0.017        0.233
4396614         $499,569.50        16.67                             0.250       0.017        0.000
4396927         $391,694.20        80.00                             0.250       0.017        0.483
4397484         $387,000.00        53.01                             0.250       0.017        0.233
4397685         $404,651.30        50.63                             0.250       0.017        0.000
4397771         $609,474.80        61.00                             0.250       0.017        0.000
4398078         $409,646.99        54.30                             0.250       0.017        0.000
4398160         $565,301.30        49.87                             0.250       0.017        0.233
4398200         $438,557.61        43.89                             0.250       0.017        0.483
4398487         $449,621.95        57.79                             0.250       0.017        0.108
4398571         $528,000.00        80.00                             0.250       0.017        0.108
4398662         $388,000.00        26.76                             0.250       0.017        0.000
4398695         $994,752.37        56.98                             0.250       0.017        0.483
4398833         $302,000.00        49.51                             0.250       0.017        0.000
4398854         $399,655.60        51.61                             0.250       0.017        0.000
4398877         $459,000.00        57.38                             0.250       0.017        0.000
4398925         $388,000.00        80.00                             0.250       0.017        0.108
4399089         $319,431.15        36.57                             0.250       0.017        0.108
4399254         $650,000.00        48.15                             0.250       0.017        0.000
4399538         $799,000.00        79.96                             0.250       0.017        0.108
4399567         $332,227.44        79.17                             0.250       0.017        0.233
4399642         $565,000.00        47.08                             0.250       0.017        0.108
4399768         $539,535.07        66.26                             0.250       0.017        0.000
4399934         $329,600.00        76.83                             0.250       0.017        0.108
4400010         $420,000.00        80.00                             0.250       0.017        0.233
4400235         $421,645.47        65.94                             0.250       0.017        0.108
4400383         $303,000.00        75.75                             0.250       0.017        0.483
4400403         $335,717.71        76.36                             0.250       0.017        0.108
4400410         $444,616.86        79.89                             0.250       0.017        0.000
4400560         $461,488.21        79.21                             0.250       0.017        0.358
4400820         $634,453.28        63.50                             0.250       0.017        0.000
4400863         $374,684.96        70.04                             0.250       0.017        0.108
4400977         $413,652.19        80.00                             0.250       0.017        0.108
4401084         $299,747.96        66.67                             0.250       0.017        0.108
4401249         $525,000.00        35.59                             0.250       0.017        0.000
4401328         $371,502.67        48.29                             0.250       0.017        0.358
4401462         $949,240.30        59.38                             0.250       0.017        0.358
4401502         $547,572.50        80.00                             0.250       0.017        0.483
4401744         $999,139.01        62.89                             0.250       0.017        0.000
4401770         $324,000.00        52.26                             0.250       0.017        0.108
4402123         $382,170.67        75.00                             0.250       0.017        0.000
4402247         $542,500.00        69.95                             0.250       0.017        0.000
4402252         $346,722.51        70.10                             0.250       0.017        0.358
4402443         $375,000.00        28.85                             0.250       0.017        0.358
4402468         $309,745.89        65.26                             0.250       0.017        0.233
4402974         $607,476.52        67.56                             0.250       0.017        0.000
4403195         $580,000.00        59.49                             0.250       0.017        0.000
4403249         $552,600.00        52.38                             0.250       0.017        0.000
4403528         $795,500.00        74.87                             0.250       0.017        0.233
4403541         $440,000.00        68.75                             0.250       0.017        0.108
4403604         $390,863.18        80.00                             0.250       0.017        0.000
4403624         $350,502.06        90.00              01             0.250       0.017        0.608
4403633         $401,000.00        49.51                             0.250       0.017        0.000
4403664         $390,671.51        50.91                             0.250       0.017        0.108
4403844         $379,672.82        69.72                             0.250       0.017        0.000
4404015         $979,156.23        61.25                             0.250       0.017        0.000
4404061         $437,141.38        70.00                             0.250       0.017        0.233
4404149         $464,599.65        63.70                             0.250       0.017        0.000
4404189         $517,925.78        79.82                             0.250       0.017        0.108
4404219         $349,713.11        63.64                             0.250       0.017        0.233
4404826         $325,276.50        79.99                             0.250       0.017        0.108
4404863         $385,675.71        42.89                             0.250       0.017        0.108
4404897         $400,000.00        60.61                             0.250       0.017        0.108
4404993         $507,562.08        66.84                             0.250       0.017        0.000
4405174         $400,000.00        63.90                             0.250       0.017        0.108
4405469         $391,686.52        80.00                             0.250       0.017        0.358
4405481         $421,000.00        67.36                             0.250       0.017        0.108
4405488         $349,249.05        56.38                             0.250       0.017        0.000
4405602         $641,447.25        54.41                             0.250       0.017        0.000
4405696         $306,735.68        42.34                             0.250       0.017        0.000
4405758         $314,754.27        78.36                             0.250       0.017        0.483
4405776         $439,140.39        79.41                             0.250       0.017        0.000
4405819         $601,000.00        46.23                             0.250       0.017        0.233
4405877         $624,400.00        70.00                             0.250       0.017        0.000
4405937         $439,639.33        51.76                             0.250       0.017        0.233
4406389         $624,595.73        80.00                             0.250       0.017        0.108
4406471         $404,350.30        54.00                             0.250       0.017        0.358
4406512         $366,684.02        54.37                             0.250       0.017        0.000
4406539         $622,489.33        79.98                             0.250       0.017        0.233
4406621         $875,000.00        74.47                             0.250       0.017        0.233
4407515         $328,000.00        80.00                             0.250       0.017        0.108
4407807         $349,698.65        45.87                             0.250       0.017        0.000
4407824         $649,440.36        75.58                             0.250       0.017        0.000
4407877         $315,000.00        90.00              24             0.250       0.017        0.000
4408438         $340,000.00        80.00                             0.250       0.017        0.608
4408616         $345,000.00        72.63                             0.250       0.017        0.108
4408964         $393,677.03        57.94                             0.250       0.017        0.233
4409051         $385,168.09        59.31                             0.250       0.017        0.000
4409168         $571,500.00        75.40                             0.250       0.017        0.000
4409180         $412,800.00        80.00                             0.250       0.017        0.608
4409289         $549,526.46        74.83                             0.250       0.017        0.000
4409310         $463,900.00        34.36                             0.250       0.017        0.000
4409326         $600,000.00        60.00                             0.250       0.017        0.000
4409485         $351,704.28        64.00                             0.250       0.017        0.108
4409691         $899,225.11        80.00                             0.250       0.017        0.000
4409897         $405,200.00        66.98                             0.250       0.017        0.000
4409943         $599,495.92        54.55                             0.250       0.017        0.108
4410014         $405,000.00        72.32                             0.250       0.017        0.108
4410237         $649,440.36        53.49                             0.250       0.017        0.000
4410268         $349,713.11        58.02                             0.250       0.017        0.233
4410269         $419,638.38        40.00                             0.250       0.017        0.000
4410847         $315,000.00        72.41                             0.250       0.017        0.483
4411118         $374,677.14        75.97                             0.250       0.017        0.000
4411147         $350,000.00        63.41                             0.250       0.017        0.000
4411493         $490,000.00        67.12                             0.250       0.017        0.000
4411583         $371,522.31        53.91                             0.250       0.017        0.000
4411653         $385,000.00        50.66                             0.250       0.017        0.108
4411712         $468,000.00        80.00                             0.250       0.017        0.483
4411755         $422,000.00        52.75                             0.250       0.017        0.233
4411844         $649,453.92        56.52                             0.250       0.017        0.108
4412129         $375,000.00        49.34                             0.250       0.017        0.483
4412242         $299,754.09        18.46                             0.250       0.017        0.233
4412379         $340,000.00        79.07                             0.250       0.017        0.233
4412382         $352,000.00        80.00                             0.250       0.017        0.000
4412489         $345,000.00        45.45                             0.250       0.017        0.000
4412846         $410,000.00        50.37                             0.250       0.017        0.108
4413292         $893,230.28        47.05                             0.250       0.017        0.000
4413424         $380,000.00        43.68                             0.250       0.017        0.233
4413560         $493,000.00        61.63                             0.250       0.017        0.108
4413770         $497,082.03        35.54                             0.250       0.017        0.108
4414016         $397,000.00        46.71                             0.250       0.017        0.483
4414027         $599,475.00        43.32                             0.250       0.017        0.000
4414144         $416,500.00        70.00                             0.250       0.017        0.000
4414307         $790,000.00        65.29                             0.250       0.017        0.233
4414433         $507,164.76        70.56                             0.250       0.017        0.233
4414575         $327,447.30        80.00                             0.250       0.017        0.108
4414781         $492,000.00        80.00                             0.250       0.017        0.108
4415217         $649,440.36        59.09                             0.250       0.017        0.000
4415246         $476,000.00        80.00                             0.250       0.017        0.108
4415252         $399,663.95        50.96                             0.250       0.017        0.108
4415253         $517,600.00        80.00                             0.250       0.017        0.000
4415575         $479,616.15        80.00                             0.250       0.017        0.358
4415891         $424,634.09        49.51                             0.250       0.017        0.000
4415929         $342,661.88        79.99                             0.250       0.017        0.108
4416134         $649,440.36        41.94                             0.250       0.017        0.000
4416261         $440,620.31        70.00                             0.250       0.017        0.000
4416280         $608,893.32        79.79                             0.250       0.017        0.108
4416408         $510,000.00        35.17                             0.250       0.017        0.108
4416450         $360,711.31        69.16                             0.250       0.017        0.358
4416483         $311,265.41        80.00                             0.250       0.017        0.483
4416573         $650,000.00        69.89                             0.250       0.017        0.000
4416642         $357,392.02        78.96                             0.250       0.017        0.000
4416788         $940,189.82        74.98                             0.250       0.017        0.000
4416806         $609,487.52        64.21                             0.250       0.017        0.108
4416943         $599,495.92        50.00                             0.250       0.017        0.108
4416965         $364,386.00        67.54                             0.250       0.017        0.000
4416995         $303,750.81        80.00                             0.250       0.017        0.233
4417094         $360,000.00        80.00                             0.250       0.017        0.000
4417104         $361,000.00        65.64                             0.250       0.017        0.000
4417107         $364,000.00        78.28                             0.250       0.017        0.000
4417355         $525,000.00        59.19                             0.250       0.017        0.000
4417448         $315,734.52        69.91                             0.250       0.017        0.108
4417733         $581,498.90        67.28                             0.250       0.017        0.000
4417746         $517,554.01        70.00                             0.250       0.017        0.000
4417807         $905,000.00        74.06                             0.250       0.017        0.000
4417871         $648,877.57        61.90                             0.250       0.017        0.000
4417896         $509,581.95        73.49                             0.250       0.017        0.233
4417904         $394,659.91        60.77                             0.250       0.017        0.000
4418068         $387,374.03        65.76                             0.250       0.017        0.108
4418295         $340,000.00        48.57                             0.250       0.017        0.233
4418439         $363,708.91        56.61                             0.250       0.017        0.358
4418561         $439,321.16        52.38                             0.250       0.017        0.000
4418717         $447,750.00        59.70                             0.250       0.017        0.000
4418730         $383,669.38        80.00                             0.250       0.017        0.000
4418888         $525,000.00        70.00                             0.250       0.017        0.000
4418890         $382,000.00        79.58                             0.250       0.017        0.733
4418926         $312,000.00        74.29                             0.250       0.017        0.000
4419011         $449,612.55        55.90                             0.250       0.017        0.000
4419016         $599,495.93        38.71                             0.250       0.017        0.108
4419075         $324,758.80        66.33                             0.250       0.017        0.733
4419198         $476,399.43        79.99                             0.250       0.017        0.108
4419267         $443,118.15        65.22                             0.250       0.017        0.000
4419389         $832,350.18        27.77                             0.250       0.017        0.483
4419466         $349,705.96        30.97                             0.250       0.017        0.108
4420028         $468,000.00        57.07                             0.250       0.017        0.000
4420075         $749,354.26        60.00                             0.250       0.017        0.000
4420257         $414,659.82        55.33                             0.250       0.017        0.233
4420383         $338,000.00        61.45                             0.250       0.017        0.000
4420521         $794,332.11        64.90                             0.250       0.017        0.108
4420531         $474,101.36        80.00                             0.250       0.017        0.108
4420656         $360,732.09        95.00              11             0.250       0.017        0.733
4420711         $748,355.13        70.00                             0.250       0.017        0.000
4420975         $510,000.00        30.21                             0.250       0.017        0.983
4421124         $404,659.74        45.00                             0.250       0.017        0.108
4421206         $549,526.46        29.33                             0.250       0.017        0.000
4421275         $493,000.00        69.93                             0.250       0.017        0.000
4421394         $869,321.31        64.93                             0.250       0.017        0.483
4421535         $644,444.67        64.82                             0.250       0.017        0.000
4421540         $293,102.75        69.29                             0.250       0.017        0.108
4421633         $305,736.53        80.00                             0.250       0.017        0.000
4421689         $428,500.00        77.91   GD 3YR                    0.250       0.017        0.000
4421891         $342,000.00        61.62                             0.250       0.017        0.000
4421977         $360,000.00        43.64                             0.250       0.017        0.000
4422083         $364,186.16        64.74                             0.250       0.017        0.000
4422239         $571,531.13        68.50                             0.250       0.017        0.233
4422393         $389,664.21        54.93                             0.250       0.017        0.000
4422706         $525,000.00        77.09                             0.250       0.017        0.108
4422711         $410,893.42        42.26                             0.250       0.017        0.000
4422751         $340,000.00        80.00                             0.250       0.017        0.000
4422797         $575,000.00        50.88                             0.250       0.017        0.108
4422869         $490,000.00        70.00                             0.250       0.017        0.000
4423036         $940,261.00        70.00                             0.250       0.017        0.358
4423065         $551,569.39        48.00                             0.250       0.017        0.483
4423248         $343,500.00        76.33   GD 1YR                    0.250       0.017        0.108
4423379         $354,000.00        48.83                             0.250       0.017        0.108
4423418         $545,000.00        23.19                             0.250       0.017        0.000
4423526         $326,738.50        68.13                             0.250       0.017        0.358
4423543         $764,341.35        46.36                             0.250       0.017        0.000
4423743         $315,000.00        44.37                             0.250       0.017        0.000
4423758         $340,000.00        52.31                             0.250       0.017        0.483
4423809         $478,816.79        77.42                             0.250       0.017        0.358
4424014         $443,636.06        52.24                             0.250       0.017        0.233
4424080         $199,831.97        40.61                             0.250       0.017        0.108
4424087         $819,311.10        48.24                             0.250       0.017        0.108
4424314         $368,000.00        80.00                             0.250       0.017        0.000
4424326         $385,000.00        34.22                             0.250       0.017        0.000
4424407         $569,221.38        63.30                             0.250       0.017        0.108
4424476         $368,000.00        27.36                             0.250       0.017        0.108
4424518         $331,727.86        64.47                             0.250       0.017        0.233
4424562         $323,188.73        80.00                             0.250       0.017        0.108
4424567         $333,312.78        80.00                             0.250       0.017        0.000
4424660         $398,664.79        68.21                             0.250       0.017        0.108
4424670         $500,000.00        55.56                             0.250       0.017        0.108
4424739         $389,164.65        30.55                             0.250       0.017        0.000
4424900         $395,000.00        71.17                             0.250       0.017        0.108
4424911         $518,096.73        77.46                             0.250       0.017        0.233
4424927         $527,556.42        80.00                             0.250       0.017        0.108
4425114         $581,522.93        33.26                             0.250       0.017        0.233
4425172         $328,000.00        65.60                             0.250       0.017        0.000
4425503         $531,553.05        71.41                             0.250       0.017        0.108
4425516         $370,181.00        70.44                             0.250       0.017        0.000
4425564         $340,000.00        70.10                             0.250       0.017        0.000
4425636         $339,707.27        80.00                             0.250       0.017        0.000
4425662         $520,150.00        47.29                             0.250       0.017        0.108
4425768         $384,000.00        73.85                             0.250       0.017        0.233
4425772         $339,714.36        66.67                             0.250       0.017        0.108
4425818         $564,024.35        74.34                             0.250       0.017        0.000
4425870         $344,000.00        80.00                             0.250       0.017        0.733
4426023         $325,000.00        59.09                             0.250       0.017        0.000
4426104         $370,000.00        69.81                             0.250       0.017        0.000
4426324         $487,000.00        53.22                             0.250       0.017        0.108
4426341         $459,649.97        68.05                             0.250       0.017        0.608
4426405         $495,093.84        46.27                             0.250       0.017        0.233
4426420         $396,800.00        80.00                             0.250       0.017        0.108
4426447         $999,294.20        42.28                             0.250       0.017        0.983
4426472         $303,000.00        74.63                             0.250       0.017        0.358
4426531         $379,688.52        80.00                             0.250       0.017        0.233
4426718         $526,295.36        80.00                             0.250       0.017        0.608
4426903         $644,444.67        22.24                             0.250       0.017        0.000
4427121         $999,059.95        50.70                             0.250       0.017        0.108
4427496         $600,000.00        66.67                             0.250       0.017        0.233
4428097         $369,681.43        51.75                             0.250       0.017        0.000
4428347         $789,319.82        63.71                             0.250       0.017        0.000
4428374         $559,000.00        39.93                             0.250       0.017        0.108
4428407         $625,000.00        47.35                             0.250       0.017        0.000
4428691         $629,470.72        55.75                             0.250       0.017        0.108
4428822         $436,423.92        68.25                             0.250       0.017        0.000
4428874         $383,677.39        80.00                             0.250       0.017        0.108
4428890         $346,701.24        65.47                             0.250       0.017        0.000
4428895         $420,000.00        56.00                             0.250       0.017        0.000
4428904         $367,183.59        75.00                             0.250       0.017        0.000
4428915         $563,526.17        80.00                             0.250       0.017        0.108
4428940         $574,454.98        65.71                             0.250       0.017        0.000
4428999         $331,714.15        80.00                             0.250       0.017        0.000
4429003         $479,586.73        58.54                             0.250       0.017        0.000
4429008         $370,000.00        42.05                             0.250       0.017        0.000
4429009         $339,327.26        72.65                             0.250       0.017        0.000
4429021         $404,659.74        32.30                             0.250       0.017        0.108
4429360         $362,687.46        59.02                             0.250       0.017        0.000
4429427         $375,000.00        43.60                             0.250       0.017        0.108
4429438         $329,715.88        60.55                             0.250       0.017        0.000
4429462         $629,457.58        66.32                             0.250       0.017        0.000
4429574         $375,517.66        50.33                             0.250       0.017        0.000
4429593         $351,696.93        78.22                             0.250       0.017        0.000
4429605         $804,323.70        70.00                             0.250       0.017        0.108
4429700         $649,453.92        78.79                             0.250       0.017        0.108
4429722         $397,665.63        46.82                             0.250       0.017        0.108
4429892         $374,684.95        68.95                             0.250       0.017        0.108
4430010         $356,907.20        94.00              33             0.250       0.017        0.233
4430024         $358,000.00        62.26                             0.250       0.017        0.233
4430086         $365,692.52        64.78                             0.250       0.017        0.108
4430128         $364,000.00        76.63   GD 2YR                    0.250       0.017        0.000
4430187         $420,000.00        80.00                             0.250       0.017        0.000
4430278         $318,500.00        70.00                             0.250       0.017        0.000
4430357         $408,672.93        66.50                             0.250       0.017        0.358
4430371         $499,569.50        58.82                             0.250       0.017        0.000
4430451         $415,500.00        46.69                             0.250       0.017        0.108
4430567         $598,240.93        65.22                             0.250       0.017        0.000
4430688         $414,850.00        58.43                             0.250       0.017        0.108
4430692         $320,000.00        36.16                             0.250       0.017        0.000
4430753         $335,717.72        72.41                             0.250       0.017        0.108
4430762         $424,634.08        48.57                             0.250       0.017        0.000
4430770         $370,688.31        79.96                             0.250       0.017        0.108
4430777         $448,622.79        55.95                             0.250       0.017        0.108
4430828         $479,586.73        80.00                             0.250       0.017        0.000
4430834         $949,201.88        63.33                             0.250       0.017        0.108
4430878         $349,450.00        79.99                             0.250       0.017        0.483
4430879         $969,284.99        69.29                             0.250       0.017        0.108
4430897         $364,693.35        68.87                             0.250       0.017        0.108
4430910         $992,366.00        58.37                             0.250       0.017        0.000
4430927         $367,206.11        70.00                             0.250       0.017        0.358
4430951         $492,624.87        69.93                             0.250       0.017        0.608
4430981         $434,625.48        54.38                             0.250       0.017        0.000
4431018         $341,623.75        61.07                             0.250       0.017        0.000
4431037         $571,807.26        71.54                             0.250       0.017        0.000
4431047         $374,392.86        79.72                             0.250       0.017        0.233
4431113         $322,000.00        56.00                             0.250       0.017        0.000
4431166         $375,000.00        62.50                             0.250       0.017        0.000
4431249         $335,717.71        80.00                             0.250       0.017        0.108
4431388         $384,676.55        70.00                             0.250       0.017        0.108
4431450         $820,000.00        61.42                             0.250       0.017        0.000
4431751         $468,000.00        72.00                             0.250       0.017        0.000
4431863         $495,593.42        57.34                             0.250       0.017        0.233
4431958         $363,401.52        80.00                             0.250       0.017        0.233
4432052         $650,000.00        50.00                             0.250       0.017        0.000
4432083         $440,000.00        80.00                             0.250       0.017        0.000
4432090         $421,884.07        80.00                             0.250       0.017        0.233
4432106         $697,000.00        63.36                             0.250       0.017        0.000
4432107         $450,000.00        61.64                             0.250       0.017        0.000
4432132         $342,538.32        80.00                             0.250       0.017        0.108
4432167         $400,000.00        68.79                             0.250       0.017        0.000
4432197         $369,681.43        43.53                             0.250       0.017        0.000
4432458         $424,634.08        68.55                             0.250       0.017        0.000
4432545         $649,453.92        51.38                             0.250       0.017        0.108
4432616         $649,467.20        50.98                             0.250       0.017        0.233
4432648         $828,885.73        50.28                             0.250       0.017        0.000
4432767         $849,268.16        27.42                             0.250       0.017        0.000
4432917         $574,000.00        57.40                             0.250       0.017        0.233
4432928         $464,599.64        50.27                             0.250       0.017        0.000
4432931         $959,173.45        64.65                             0.250       0.017        0.000
4432986         $523,000.00        55.58                             0.250       0.017        0.000
4432994         $344,000.00        55.93                             0.250       0.017        0.108
4433040         $460,000.00        55.09                             0.250       0.017        0.108
4433081         $574,504.94        72.78                             0.250       0.017        0.000
4433162         $568,000.00        80.00                             0.250       0.017        0.108
4433260         $313,500.00        59.15   GD 4YR                    0.250       0.017        0.000
4433299         $412,644.41        51.63                             0.250       0.017        0.000
4433312         $809,302.61        75.35                             0.250       0.017        0.000
4433451         $999,159.88        50.00                             0.250       0.017        0.108
4433586         $386,283.11        94.99              13             0.250       0.017        0.233
4433604         $366,691.67        54.37                             0.250       0.017        0.108
4433795         $614,483.32        67.58                             0.250       0.017        0.108
4433902         $444,652.85        36.33                             0.250       0.017        0.483
4434042         $627,485.23        79.49                             0.250       0.017        0.233
4434067         $355,693.49        41.88                             0.250       0.017        0.000
4434138         $432,627.20        69.84                             0.250       0.017        0.000
4434157         $815,314.46        66.61                             0.250       0.017        0.108
4434253         $384,668.52        43.75                             0.250       0.017        0.000
4434254         $313,230.08        79.37                             0.250       0.017        0.000
4434284         $439,621.17        39.11                             0.250       0.017        0.000
4434309         $499,569.50        58.82                             0.250       0.017        0.000
4434473         $431,200.00        80.00                             0.250       0.017        0.000
4434476         $366,684.02        69.90                             0.250       0.017        0.000
4434507         $462,620.47        58.98                             0.250       0.017        0.233
4434622         $529,144.02        80.00                             0.250       0.017        0.000
4434730         $310,000.00        55.36                             0.250       0.017        0.000
4434788         $309,739.56        65.96                             0.250       0.017        0.108
4434896         $405,000.00        69.23                             0.250       0.017        0.233
4434960         $356,400.00        40.04                             0.250       0.017        0.000
4435013         $890,000.00        59.33                             0.250       0.017        0.000
4435034         $320,000.00        76.19                             0.250       0.017        0.000
4435121         $314,000.00        55.09                             0.250       0.017        0.108
4435125         $253,781.31        56.44                             0.250       0.017        0.000
4435167         $344,000.00        80.00                             0.250       0.017        0.108
4435215         $349,600.00        51.56                             0.250       0.017        0.108
4435293         $390,000.00        45.35                             0.250       0.017        0.000
4435297         $390,671.50        40.52                             0.250       0.017        0.108
4435460         $323,500.00        64.70                             0.250       0.017        0.108
4435466         $384,000.00        72.45                             0.250       0.017        0.108
4435513         $969,000.00        33.41                             0.250       0.017        0.108
4435592         $444,616.86        44.50                             0.250       0.017        0.000
4435628         $344,500.00        54.68                             0.250       0.017        0.108
4435762         $345,000.00        51.04   GD 1YR                    0.250       0.017        0.000
4435790         $413,643.55        64.69                             0.250       0.017        0.000
4435900         $363,708.91        80.00                             0.250       0.017        0.358
4436064         $395,000.00        68.10                             0.250       0.017        0.233
4436071         $429,073.26        37.34                             0.250       0.017        0.608
4436137         $327,717.59        62.48                             0.250       0.017        0.000
4436191         $617,000.00        26.83                             0.250       0.017        0.108
4436223         $460,000.00        69.70                             0.250       0.017        0.000
4436321         $508,000.00        41.47                             0.250       0.017        0.233
4436525         $425,000.00        77.27                             0.250       0.017        0.233
4436779         $475,000.00        66.90                             0.250       0.017        0.233
4436851         $350,000.00        60.34                             0.250       0.017        0.000
4436855         $349,000.00        65.97                             0.250       0.017        0.000
4436878         $351,704.28        80.00                             0.250       0.017        0.108
4437076         $357,699.23        60.68                             0.250       0.017        0.108
4437342         $474,600.95        47.50                             0.250       0.017        0.108
4437445         $393,876.88        59.99                             0.250       0.017        0.233
4437719         $284,766.38        57.00                             0.250       0.017        0.233
4437894         $549,526.46        34.38                             0.250       0.017        0.000
4438076         $626,000.00        41.73                             0.250       0.017        0.233
4438105         $306,742.07        49.12                             0.250       0.017        0.108
4438390         $466,617.20        74.72                             0.250       0.017        0.233
4438769         $383,677.39        80.00                             0.250       0.017        0.108
4439476         $423,652.44        80.00                             0.250       0.017        0.233
4439704         $360,000.00        80.00                             0.250       0.017        0.358
4439731         $484,000.00        50.95                             0.250       0.017        0.000
4439742         $318,931.83        80.00                             0.250       0.017        0.108
4439796         $332,000.00        66.40                             0.250       0.017        0.233
4440027         $584,496.33        74.52                             0.250       0.017        0.000
4440165         $810,000.00        60.00                             0.250       0.017        0.108
4440246         $500,000.00        78.13                             0.250       0.017        0.608
4440276         $367,000.00        41.94                             0.250       0.017        0.233
4440495         $317,000.00        58.70                             0.250       0.017        0.000
4441015         $324,726.96        69.00                             0.250       0.017        0.108
4441086         $324,726.96        40.57                             0.250       0.017        0.108
4441136         $460,200.00        80.00                             0.250       0.017        0.233
4441363         $734,367.18        70.00                             0.250       0.017        0.000
4441852         $791,890.00        54.61                             0.250       0.017        0.108
4441882         $345,000.00        57.50                             0.250       0.017        0.108
4441970         $457,605.67        61.81                             0.250       0.017        0.000
4442161         $547,528.18        80.00                             0.250       0.017        0.000
4442446         $450,000.00        28.63                             0.250       0.017        0.108
4442450         $415,142.26        75.55                             0.250       0.017        0.000
4442465         $566,000.00        56.60                             0.250       0.017        0.000
4442509         $339,721.30        80.00                             0.250       0.017        0.233
4442546         $372,600.00        90.00              11             0.250       0.017        0.858
4442728         $650,000.00        56.52                             0.250       0.017        0.000
4442771         $336,716.88        84.25              06             0.250       0.017        0.108
4443111         $335,000.00        69.79                             0.250       0.017        0.108
4443145         $422,344.88        58.71                             0.250       0.017        0.108
4443332         $413,000.00        68.83                             0.250       0.017        0.233
4443335         $503,600.00        66.31                             0.250       0.017        0.108
4443351         $320,000.00        60.95                             0.250       0.017        0.483
4443369         $379,688.52        80.00                             0.250       0.017        0.233
4443476         $379,672.82        49.03                             0.250       0.017        0.000
4443492         $348,968.75        58.33                             0.250       0.017        0.000
4443606         $398,400.00        62.25                             0.250       0.017        0.000
4443670         $650,000.00        78.79                             0.250       0.017        0.608
4443703         $419,638.38        60.87                             0.250       0.017        0.000
4443817         $647,000.00        65.82                             0.250       0.017        0.233
4443840         $354,000.00        56.15                             0.250       0.017        0.233
4443901         $352,000.00        77.36                             0.250       0.017        0.358
4443940         $419,655.73        48.28                             0.250       0.017        0.233
4443961         $604,252.30        80.00                             0.250       0.017        0.233
4443981         $400,000.00        80.00                             0.250       0.017        0.733
4444025         $507,951.78        77.24                             0.250       0.017        0.233
4444044         $999,239.07        35.09                             0.250       0.017        0.608
4444178         $343,111.50        67.60                             0.250       0.017        0.108
4444301         $440,000.00        56.77                             0.250       0.017        0.608
4444377         $389,664.21        41.94                             0.250       0.017        0.000
4444394         $464,646.17        75.00                             0.250       0.017        0.608
4444502         $451,656.06        79.30                             0.250       0.017        0.608
4444507         $979,216.30        63.23                             0.250       0.017        0.358
4444611         $361,438.54        77.80                             0.250       0.017        0.000
4444690         $315,000.00        58.33                             0.250       0.017        0.000
4444991         $399,663.95        52.29                             0.250       0.017        0.108
4445289         $460,000.00        65.71                             0.250       0.017        0.108
4445386         $318,025.95        60.63                             0.250       0.017        0.000
4445445         $304,000.00        80.00                             0.250       0.017        0.108
4445672         $389,358.78        77.23                             0.250       0.017        0.233
4445720         $351,718.51        68.35                             0.250       0.017        0.358
4446270         $440,840.90        46.48                             0.250       0.017        0.108
4446376         $630,935.04        80.00                             0.250       0.017        0.108
4446897         $859,361.75        29.66                             0.250       0.017        0.733
4446940         $400,000.00        79.52                             0.250       0.017        0.000
4722698         $648,931.29        46.43                             0.250       0.017        0.233
4722963         $407,329.19        51.00                             0.250       0.017        0.233
4722971         $343,420.33        80.00                             0.250       0.017        0.108
4724654         $427,278.78        79.99                             0.250       0.017        0.108
4725651         $420,789.76        56.20                             0.250       0.017        0.108
4726444         $399,374.03        76.19                             0.250       0.017        0.483
4726709         $375,283.33        80.00                             0.250       0.017        0.233
4728622         $307,481.00        74.04                             0.250       0.017        0.108
4730446         $342,691.22        78.60                             0.250       0.017        0.483
4731279         $377,746.57        63.28                             0.250       0.017        0.000
4734422         $371,417.85        80.00                             0.250       0.017        0.483
4734766         $638,894.84        36.57                             0.250       0.017        0.000
4734767         $431,912.89        70.00                             0.250       0.017        0.000
4736732         $326,961.53        66.84                             0.250       0.017        0.233
4737318         $329,443.93        79.52                             0.250       0.017        0.108
4737672         $484,582.43        62.58                             0.250       0.017        0.000
4739462         $524,066.79        75.00                             0.250       0.017        0.233
4739660         $346,701.24        65.47                             0.250       0.017        0.000
4740064         $408,493.37        41.00                             0.250       0.017        0.233
4759619         $402,337.40        68.31                             0.250       0.017        0.233
4760930         $314,256.40        59.96                             0.250       0.017        0.000
4762415         $547,031.68        80.00                             0.250       0.017        0.108
4766861         $403,124.75        76.25                             0.250       0.017        0.358
4766887         $358,609.41        80.00                             0.250       0.017        0.233
4773842         $494,165.90        79.97                             0.250       0.017        0.108
4778593         $997,526.53        52.63                             0.250       0.017        0.233
4784062         $320,750.61        89.90              01             0.250       0.017        0.608
4786687         $748,826.33        64.94                             0.250       0.017        0.483
4789368         $385,365.35        64.33                             0.250       0.017        0.233
4793881         $314,691.49        80.00                             0.250       0.017        0.358
4799995         $678,854.15        61.82                             0.250       0.017        0.108
4801023         $366,583.02        78.30                             0.250       0.017        0.233
4801338         $861,745.46        65.00                             0.250       0.017        0.108
4802153         $346,415.29        70.96                             0.250       0.017        0.108
4806212         $404,329.39        73.64                             0.250       0.017        0.233
4809645         $360,406.46        69.42                             0.250       0.017        0.233
4814844         $351,254.66        80.00                             0.250       0.017        0.108
4817011         $439,294.19        79.85                             0.250       0.017        0.358
4819090         $332,426.38        51.00                             0.250       0.017        0.108
4820551         $486,218.79        38.96                             0.250       0.017        0.358
4825766         $460,491.62        75.00                             0.250       0.017        0.233
4825824         $998,273.20        20.00                             0.250       0.017        0.000
4826710         $371,079.86        78.32                             0.250       0.017        0.233
4828034         $459,243.68        67.65                             0.250       0.017        0.233
4829024         $387,377.60        80.00                             0.250       0.017        0.358
4829131         $312,330.86        71.70                             0.250       0.017        0.000
4830857         $364,414.50        71.43                             0.250       0.017        0.358
4831491         $449,241.73        62.85                             0.250       0.017        0.108
4839874         $319,460.78        72.73                             0.250       0.017        0.108
4845186         $324,340.91        77.38                             0.250       0.017        0.108
4846572         $349,025.94        63.64                             0.250       0.017        0.108
4849923         $498,761.94        66.67                             0.250       0.017        0.233
4854188         $499,579.94        61.35                             0.250       0.017        0.108
4856167         $307,468.15        61.60                             0.250       0.017        0.000
4858361         $368,905.88        75.41                             0.250       0.017        0.358
4872354         $594,995.69        80.00                             0.250       0.017        0.108
4878096         $599,061.05        75.00                             0.250       0.017        0.483
4882619         $648,555.50        70.27                             0.250       0.017        0.233
4885174         $326,462.36        54.50                             0.250       0.017        0.233
4897377         $336,917.20        50.75                             0.250       0.017        0.000
4901336         $359,393.39        49.32                             0.250       0.017        0.108
4908851         $379,375.22        58.46                             0.250       0.017        0.233
4910634         $622,948.52        80.00                             0.250       0.017        0.108
4920229         $325,333.11        80.00                             0.250       0.017        0.233
4925301         $319,447.43        80.00                             0.250       0.017        0.000
4925657         $399,001.52        80.00                             0.250       0.017        0.108
4930517         $402,907.54        73.31                             0.250       0.017        0.358
4934972         $408,602.20        85.00              01             0.250       0.017        0.000
4935359         $476,395.90        68.17                             0.250       0.017        0.108
4935458         $444,337.44        69.53                             0.250       0.017        0.733
4935706         $496,162.52        66.27                             0.250       0.017        0.108
4945523         $488,415.27        80.00                             0.250       0.017        0.358
4950259         $319,499.24        80.00                             0.250       0.017        0.483
4951034         $444,616.87        78.76                             0.250       0.017        0.000
4953551         $504,189.92        68.24                             0.250       0.017        0.358
4956561         $484,182.76        76.38                             0.250       0.017        0.108
4963187         $998,395.87        68.12                             0.250       0.017        0.358
4969853         $319,447.43        75.29                             0.250       0.017        0.000
4976254         $469,188.40        56.97                             0.250       0.017        0.000
4989463         $334,435.51        51.54                             0.250       0.017        0.108
4989935         $398,656.47        48.36                             0.250       0.017        0.000
4994646         $439,311.43        80.00                             0.250       0.017        0.483
4996252         $600,960.46        80.00                             0.250       0.017        0.000
4996310         $356,398.42        64.91                             0.250       0.017        0.108
5020722         $321,213.06        46.43                             0.250       0.017        0.358
5031249         $317,064.81        80.00                             0.250       0.017        0.108
5032255         $349,409.48        50.00                             0.250       0.017        0.108
5032735         $325,207.74        75.00                             0.250       0.017        0.233
5034715         $345,416.98        48.39                             0.250       0.017        0.108
5042858         $394,317.92        52.67                             0.250       0.017        0.000
5061825         $307,505.71        80.00                             0.250       0.017        0.358
5068861         $303,487.75        80.00                             0.250       0.017        0.108
5071592         $398,527.32        80.00                             0.250       0.017        0.108
5074321         $658,887.86        52.80                             0.250       0.017        0.108
5076706         $427,777.90        59.27                             0.250       0.017        0.108
5077896         $312,459.50        46.58                             0.250       0.017        0.000
5080379         $638,973.36        58.18                             0.250       0.017        0.358
5108624         $315,966.68        42.77                             0.250       0.017        0.108
5126602         $431,272.06        80.00                             0.250       0.017        0.108
5129390         $711,827.71        39.61                             0.250       0.017        0.233
5132279         $318,859.06        46.72                             0.250       0.017        0.108
5132501         $389,342.84        57.78                             0.250       0.017        0.108
5132824         $446,824.29        79.76                             0.250       0.017        0.108
5139274         $371,388.36        53.14                             0.250       0.017        0.233
5159439         $499,177.93        38.46                             0.250       0.017        0.233
5194173         $999,139.02        38.46                             0.250       0.017        0.000
5244710         $327,208.42        80.00                             0.250       0.017        0.358
5253364         $367,294.37        77.80                             0.250       0.017        0.233
5270954         $453,234.98        79.65                             0.250       0.017        0.108
5292735         $393,352.20        76.50                             0.250       0.017        0.233
5292750         $648,904.71        73.03                             0.250       0.017        0.108
5299193         $449,153.84        66.18                             0.250       0.017        0.108
5304381         $399,342.33        80.00                             0.250       0.017        0.233
5339924         $648,931.29        67.36                             0.250       0.017        0.233
5362280         $648,475.32        74.29                             0.250       0.017        0.000
5386230         $376,832.22        69.20                             0.250       0.017        0.108
5461884         $304,522.70        74.94                             0.250       0.017        0.483
5471818         $291,247.97        80.00                             0.250       0.017        0.000
5479480         $337,818.88        54.40                             0.250       0.017        0.000
5481684         $334,475.76        77.01                             0.250       0.017        0.483
5484175         $379,359.67        61.29                             0.250       0.017        0.108
5492293         $384,351.25        77.78                             0.250       0.017        0.108
5541784         $378,177.19        80.00                             0.250       0.017        0.233
5543145         $324,452.35        73.86                             0.250       0.017        0.108
5553185         $574,077.63        67.81                             0.250       0.017        0.358
5568845         $502,587.70        73.43                             0.250       0.017        0.233
5624499         $823,643.55        75.00                             0.250       0.017        0.233
5628474         $399,663.95        64.52                             0.250       0.017        0.108
5631973         $342,769.96        40.90                             0.250       0.017        0.108
5632838         $382,354.62        70.28                             0.250       0.017        0.108
5635784         $399,325.97        50.42                             0.250       0.017        0.108
5637434         $448,901.91        79.65                             0.250       0.017        0.233
5641934         $635,004.72        74.82                             0.250       0.017        0.483
5668462         $351,406.86        44.00                             0.250       0.017        0.108
5668967         $355,086.00        73.40                             0.250       0.017        0.358
5729815         $314,382.25        47.71                             0.250       0.017        0.233
5730796         $492,586.15        80.00                             0.250       0.017        0.358
5788781         $358,194.50        39.67                             0.250       0.017        0.108
5830419         $898,483.45        45.00                             0.250       0.017        0.108
5832877         $329,242.33        90.00              33             0.250       0.017        1.733
5852885         $364,400.00        80.00                             0.250       0.017        0.608
5866742         $446,503.21        89.98              33             0.250       0.017        0.483
5884136         $354,000.00        66.48                             0.250       0.017        0.608
5905478         $415,299.02        80.00                             0.250       0.017        0.108
5909976         $598,500.74        43.96                             0.250       0.017        0.233
5914620         $350,000.00        70.00                             0.250       0.017        0.483
5924948         $425,600.00        70.00                             0.250       0.017        0.000
5936473         $400,000.00        73.39                             0.250       0.017        0.733
5961297         $334,449.21        77.58                             0.250       0.017        0.233
5969930         $324,000.00        53.55                             0.250       0.017        0.483
5983150         $374,151.33        75.00                             0.250       0.017        0.000
6002455         $373,861.30        80.00                             0.250       0.017        0.000
6013353         $357,425.74        38.49                             0.250       0.017        0.358
6017312         $549,050.26        50.00                             0.250       0.017        0.000
6018088         $611,473.07        80.00                             0.250       0.017        0.000
6018976         $219,810.58        38.94                             0.250       0.017        0.000
6030998         $375,092.56        83.56              06             0.250       0.017        0.358
6034783         $400,000.00        78.43                             0.250       0.017        0.108
6064760         $613,963.70        70.29                             0.250       0.017        0.108
6089682         $659,700.29        62.95                             0.250       0.017        0.108
6092503         $510,581.13        70.00                             0.250       0.017        0.233
6093575         $519,102.06        67.53                             0.250       0.017        0.000
6101631         $347,413.61        80.00                             0.250       0.017        0.108
6101990         $359,393.39        80.00                             0.250       0.017        0.108
6102378         $310,641.65        80.00                             0.250       0.017        0.000
6102450         $387,392.83        80.00                             0.250       0.017        0.483
6105611         $439,294.19        36.67                             0.250       0.017        0.358
6107366         $327,447.30        68.33                             0.250       0.017        0.108
6108774         $898,520.26        45.00                             0.250       0.017        0.233
6109214         $374,383.45        71.44                             0.250       0.017        0.233
6110162         $311,461.23        67.83                             0.250       0.017        0.000
6111676         $598,988.97        46.15                             0.250       0.017        0.108
6112180         $335,433.80        80.00                             0.250       0.017        0.108
6116845         $466,670.24        68.49                             0.250       0.017        0.233
6118626         $473,380.96        70.25                             0.250       0.017        0.000
6119179         $340,425.39        55.00                             0.250       0.017        0.108
6119180         $306,965.34        47.38                             0.250       0.017        0.000
6120897         $474,199.60        59.38                             0.250       0.017        0.108
6121319         $559,056.37        69.14                             0.250       0.017        0.108
6123246         $359,393.39        80.00                             0.250       0.017        0.108
6123305         $972,358.75        64.93                             0.250       0.017        0.108
6138215         $354,430.54        63.73                             0.250       0.017        0.358
6139498         $373,534.09        60.00                             0.250       0.017        0.108
6139684         $626,368.20        80.00                             0.250       0.017        0.108
6140113         $288,261.32        95.00              01             0.250       0.017        0.858
6144759         $366,301.52        69.90                             0.250       0.017        0.233
6147746         $647,083.43        41.80                             0.250       0.017        0.000
6149597         $643,398.54        49.69                             0.250       0.017        0.108
6153666         $461,202.22        43.58                             0.250       0.017        0.000
6155516         $389,358.78        69.89                             0.250       0.017        0.233
6159213         $648,877.57        50.00                             0.250       0.017        0.000
6164387         $416,279.94        65.67                             0.250       0.017        0.000
6164816         $327,360.87        63.06                             0.250       0.017        0.233
6166426         $598,988.97        67.42                             0.250       0.017        0.108
6169110         $312,459.50        62.60                             0.250       0.017        0.000
6171417         $485,659.91        68.52                             0.250       0.017        0.000
6172702         $367,379.89        80.00                             0.250       0.017        0.108
6178626         $309,673.52        68.73                             0.250       0.017        0.000
6181095         $349,713.11        70.00                             0.250       0.017        0.233
6182173         $394,659.92        77.15                             0.250       0.017        0.000
6183294         $346,201.14        70.78                             0.250       0.017        0.000
6187817         $470,686.11        49.95                             0.250       0.017        0.108
6188404         $401,339.04        78.82                             0.250       0.017        0.233
6198402         $728,769.91        52.14                             0.250       0.017        0.108
6199366         $343,448.19        79.63                             0.250       0.017        0.358
6199653         $619,953.57        69.78                             0.250       0.017        0.108
6200074         $428,813.21        66.46                             0.250       0.017        0.233
6200193         $496,427.37        48.92                             0.250       0.017        0.108
6200371         $997,316.63        31.22                             0.250       0.017        0.108
6201340         $308,778.81        78.30                             0.250       0.017        0.108
6201925         $811,130.89        65.00                             0.250       0.017        0.108
6202139         $390,540.80        77.31                             0.250       0.017        0.108
6203438         $339,454.61        78.23                             0.250       0.017        0.358
6206206         $431,254.03        60.00                             0.250       0.017        0.000
6207300         $469,188.40        62.67                             0.250       0.017        0.000
6207712         $345,041.61        80.00                             0.250       0.017        0.108
6209428         $648,931.29        46.43                             0.250       0.017        0.233
6209781         $317,876.50        80.00                             0.250       0.017        0.233
6212579         $346,708.47        72.29                             0.250       0.017        0.108
6214350         $412,203.50        54.34                             0.250       0.017        0.108
6214745         $449,241.73        42.86                             0.250       0.017        0.108
6218694         $381,416.87        89.88              01             0.250       0.017        0.608
6219521         $332,851.83        79.99                             0.250       0.017        0.233
6219855         $420,504.48        75.00                             0.250       0.017        0.233
6220144         $355,675.74        75.00                             0.250       0.017        0.358
6220488         $775,094.22        75.00                             0.250       0.017        0.733
6220642         $369,681.44        65.66                             0.250       0.017        0.000
6222266         $439,276.57        80.00                             0.250       0.017        0.233
6224640         $799,327.90        35.56                             0.250       0.017        0.108
6224934         $369,376.52        67.27                             0.250       0.017        0.108
6225044         $326,607.13        76.98                             0.250       0.017        0.233
6225264         $333,423.24        60.73                             0.250       0.017        0.000
6226043         $369,179.72        39.57                             0.250       0.017        0.000
6226171         $474,179.77        53.98                             0.250       0.017        0.000
6226382         $495,184.49        66.13                             0.250       0.017        0.233
6226397         $602,957.01        80.00                             0.250       0.017        0.000
6226650         $324,452.35        62.50                             0.250       0.017        0.108
6227300         $381,155.16        78.76                             0.250       0.017        0.108
6227459         $329,130.67        70.00                             0.250       0.017        0.000
6229584         $495,572.95        80.00                             0.250       0.017        0.000
6229849         $573,032.78        40.94                             0.250       0.017        0.108
6229978         $346,400.79        69.40                             0.250       0.017        0.000
6230406         $304,940.93        67.69                             0.250       0.017        0.000
6232115         $381,605.88        69.75                             0.250       0.017        0.108
6232944         $484,382.60        46.17                             0.250       0.017        0.000
6233390         $385,898.64        69.03                             0.250       0.017        0.108
6233470         $400,602.26        77.31                             0.250       0.017        0.108
6234571         $412,286.83        70.60                             0.250       0.017        0.000
6235397         $439,258.57        68.75                             0.250       0.017        0.108
6235649         $750,763.60        80.00                             0.250       0.017        0.233
6236399         $329,430.16        66.00                             0.250       0.017        0.000
6236698         $569,015.72        80.00                             0.250       0.017        0.000
6237778         $749,354.26        50.00                             0.250       0.017        0.000
6237955         $409,332.16        59.29                             0.250       0.017        0.108
6243029         $401,322.62        41.44                             0.250       0.017        0.108
6244422         $374,368.11        75.91                             0.250       0.017        0.108
6246396         $561,619.75        75.00                             0.250       0.017        0.483
6255358         $339,454.61        80.00                             0.250       0.017        0.358
6270177         $394,833.57        70.00                             0.250       0.017        0.108
6274111         $333,423.24        49.12                             0.250       0.017        0.000
6276254         $566,543.73        72.76                             0.250       0.017        0.108
6276775         $331,440.57        50.84                             0.250       0.017        0.108
6280923         $514,844.62        78.29                             0.250       0.017        0.233
6286541         $468,827.90        80.00                             0.250       0.017        0.233
6287711         $948,358.52        38.00                             0.250       0.017        0.000
6288854         $310,987.83        70.00                             0.250       0.017        0.233
6291205         $329,152.92        70.06                             0.250       0.017        0.233
6291466         $377,393.64        51.08                             0.250       0.017        0.358
6293133         $337,929.61        62.86                             0.250       0.017        0.108
6293364         $621,924.20        70.00                             0.250       0.017        0.000
6294699         $806,136.34        53.86                             0.250       0.017        0.108
6300147         $376,963.73        80.00                             0.250       0.017        0.108
6300222         $371,274.98        62.00                             0.250       0.017        0.108
6300759         $310,089.32        59.16                             0.250       0.017        0.233
6304146         $551,046.81        79.42                             0.250       0.017        0.000
6305776         $319,460.78        80.00                             0.250       0.017        0.108
7893310         $480,665.13        77.02                             0.250       0.017        0.608
8126981         $349,112.81        65.42                             0.250       0.017        0.108
8153787         $578,700.59        80.00                             0.250       0.017        0.733
8170546         $648,904.71        59.09                             0.250       0.017        0.108
8183711         $405,298.91        55.16                             0.250       0.017        0.000
8207196         $648,872.57        45.77                             0.250       0.017        0.000
8212068         $499,136.60        56.77                             0.250       0.017        0.000
8213102         $658,860.30        50.77                             0.250       0.017        0.000
8232291         $998,547.86        52.63                             0.250       0.017        0.858
8253969         $948,513.35        59.38                             0.250       0.017        0.483
8257277         $408,826.72        90.00              12             0.250       0.017        0.233
8305673         $335,447.55        80.00                             0.250       0.017        0.233
8319834         $326,386.71        80.00                             0.250       0.017        0.233
8325000         $343,448.19        80.00                             0.250       0.017        0.358
8330621         $499,157.48        58.82                             0.250       0.017        0.108
8334662         $359,152.41        80.00                             0.250       0.017        0.483
8347708         $428,430.81        80.00                             0.250       0.017        0.000
8355120         $318,500.80        77.80                             0.250       0.017        0.483
8361217         $359,322.69        79.95                             0.250       0.017        0.358
8367372         $399,101.87        80.00                             0.250       0.017        0.733
8371539         $737,480.02        75.00                             0.250       0.017        0.108
8381902         $382,075.69        78.48                             0.250       0.017        0.358
8382153         $479,230.02        79.34                             0.250       0.017        0.358
8382238         $531,146.61        77.66                             0.250       0.017        0.358
8383871         $435,961.35        80.00                             0.250       0.017        0.483
8395079         $448,886.95        54.55                             0.250       0.017        0.233
8396651         $399,325.97        56.34                             0.250       0.017        0.108
8400967         $335,932.97        77.79                             0.250       0.017        0.108
8408663         $469,145.47        74.35                             0.250       0.017        0.358
8409265         $380,388.83        89.15              12             0.250       0.017        0.358
8411821         $411,339.10        79.94                             0.250       0.017        0.358
8413401         $648,931.29        51.46                             0.250       0.017        0.233
8420352         $538,069.58        80.00                             0.250       0.017        0.983
8431404         $327,866.50        80.00                             0.250       0.017        0.358
8438479         $341,374.17        90.00              06             0.250       0.017        0.358
8441039         $549,117.74        67.73                             0.250       0.017        0.358
8446011         $357,563.01        89.99              01             0.250       0.017        0.483
8461545         $997,526.53        58.82                             0.250       0.017        0.233
8484039         $539,090.06        77.14                             0.250       0.017        0.108
8491602         $435,573.08        80.00                             0.250       0.017        0.108
8493880         $399,663.95        63.69                             0.250       0.017        0.108
8495452         $998,395.87        43.01                             0.250       0.017        0.358
8496735         $353,912.42        80.00                             0.250       0.017        0.108
8500905         $499,136.60        71.02                             0.250       0.017        0.000
8505658         $349,395.62        56.45                             0.250       0.017        0.000
8507945         $698,047.06        80.00                             0.250       0.017        0.233
8516389         $367,387.05        95.00              01             0.250       0.017        0.483
8531257         $599,483.41        67.04                             0.250       0.017        0.000
8533159         $389,672.36        72.90                             0.250       0.017        0.108
8536664         $359,023.17        80.00                             0.250       0.017        0.358
8540670         $382,486.22        80.00                             0.250       0.017        0.233
8541671         $399,010.62        64.85                             0.250       0.017        0.233
8541852         $360,674.24        80.00                             0.250       0.017        0.000
8554296         $436,133.29        70.00                             0.250       0.017        0.108
8558119         $998,273.20        56.34                             0.250       0.017        0.000
8559621         $422,036.32        66.50                             0.250       0.017        0.000
8565957         $368,052.71        90.00              06             0.250       0.017        0.608
8566163         $464,197.04        79.85                             0.250       0.017        0.000
8581802         $348,357.09        79.99                             0.250       0.017        0.108
8582972         $376,172.48        80.00                             0.250       0.017        0.233
8598320         $317,164.67        90.00              01             0.250       0.017        0.108
8598996         $346,193.29        80.00                             0.250       0.017        0.358
8606376         $322,928.36        63.11                             0.250       0.017        0.483
8618156         $393,352.20        75.05                             0.250       0.017        0.233
8624227         $360,840.94        80.00                             0.250       0.017        0.108
8631439         $347,768.94        89.97              24             0.250       0.017        0.483
8637895         $499,136.60        80.00                             0.250       0.017        0.000
8641949         $333,673.02        79.76                             0.250       0.017        0.608
8642853         $429,281.49        80.00                             0.250       0.017        0.358
8648869         $460,799.69        80.00                             0.250       0.017        0.608
8655536         $334,662.31        80.00                             0.250       0.017        0.358
8663284         $537,730.95        79.26                             0.250       0.017        0.483
8664316         $357,176.12        80.00                             0.250       0.017        0.358
8670616         $337,563.99        80.00                             0.250       0.017        0.233
8672304         $318,992.41        60.38                             0.250       0.017        0.483
8679308         $418,647.24        80.00                             0.250       0.017        0.000
8686117         $409,573.58        76.17                             0.250       0.017        1.108
8694261         $515,030.77        80.00                             0.250       0.017        0.483
8696397         $330,222.34        79.99                             0.250       0.017        0.108
8704625         $399,344.95        80.00                             0.250       0.017        0.108
8712776         $648,352.35        77.38                             0.250       0.017        0.108
8714872         $511,701.19        80.00                             0.250       0.017        0.233
8716147         $412,227.15        79.98                             0.250       0.017        0.483
8728415         $363,572.24        80.00                             0.250       0.017        0.233
8728813         $997,586.66        50.00                             0.250       0.017        0.358
8738041         $350,323.06        79.98                             0.250       0.017        0.233
8738679         $378,760.84        44.36                             0.250       0.017        0.233
8742417         $345,145.20        89.90              01             0.250       0.017        0.483
8746093         $522,927.34        47.73                             0.250       0.017        0.483
8751073         $349,010.23        67.05                             0.250       0.017        0.108
8752389         $441,236.76        79.93                             0.250       0.017        0.000
8755220         $392,311.94        79.99                             0.250       0.017        0.000
8758268         $354,427.17        80.00                             0.250       0.017        0.233
8761565         $402,723.94        71.93                             0.250       0.017        0.608
8762192         $379,672.83        79.98                             0.250       0.017        0.000
8764146         $347,327.99        79.98                             0.250       0.017        0.233
8767654         $352,643.49        80.00                             0.250       0.017        0.108
8768427         $798,684.67        50.00                             0.250       0.017        0.233
8770113         $838,717.73        76.36                             0.250       0.017        0.608
8772786         $346,614.95        80.00                             0.250       0.017        0.108
8780820         $314,456.07        58.44                             0.250       0.017        0.000
8786448         $310,613.16        94.99              12             0.250       0.017        0.483
8791081         $718,174.91        56.47                             0.250       0.017        0.108
8792744         $376,145.32        80.00                             0.250       0.017        0.733
8793818         $504,229.11        59.41                             0.250       0.017        0.608
8796812         $369,406.48        79.91                             0.250       0.017        0.358
8798094         $418,690.56        80.00                             0.250       0.017        0.108
8814275         $525,135.17        79.99                             0.250       0.017        0.233
8823899         $316,783.61        76.05                             0.250       0.017        0.358
8824913         $323,619.06        78.31                             0.250       0.017        0.108
8826445         $998,314.94        75.76                             0.250       0.017        0.108
8834705         $355,684.73        69.86                             0.250       0.017        0.000
8835806         $307,741.24        80.00                             0.250       0.017        0.108
8838440         $448,420.12        85.00              13             0.250       0.017        0.108
8839138         $323,925.05        69.89                             0.250       0.017        0.233
8840034         $399,081.27        80.00                             0.250       0.017        0.608
8844676         $336,116.48        66.80                             0.250       0.017        0.733
8844931         $458,586.93        53.49                             0.250       0.017        0.608
8847960         $591,033.00        79.99                             0.250       0.017        0.608
8851462         $527,131.88        80.00                             0.250       0.017        0.233
8857564         $449,222.94        27.69                             0.250       0.017        0.000
8858616         $424,283.85        59.44                             0.250       0.017        0.108
8860490         $349,395.62        68.49                             0.250       0.017        0.000
8862745         $998,273.20        24.39                             0.250       0.017        0.000
8863931         $349,698.66        33.72                             0.250       0.017        0.000
8864402         $310,648.49        79.99                             0.250       0.017        0.358
8868299         $428,418.26        80.00                             0.250       0.017        0.108
8869027         $408,105.14        74.34                             0.250       0.017        0.000
8869906         $434,373.76        80.00                             0.250       0.017        0.108
8869963         $437,122.18        80.00                             0.250       0.017        0.108
8870517         $923,516.19        61.67                             0.250       0.017        0.358
8870643         $803,196.49        70.00                             0.250       0.017        0.733
8871792         $503,211.28        73.04                             0.250       0.017        0.483
8873832         $369,107.07        53.82                             0.250       0.017        0.358
8874097         $355,994.19        80.00                             0.250       0.017        0.108
8874566         $420,008.78        42.10                             0.250       0.017        0.483
8874707         $318,665.86        80.00                             0.250       0.017        0.858
8875174         $373,782.40        44.24                             0.250       0.017        0.108
8878074         $598,587.32        65.22                             0.250       0.017        0.483
8878193         $475,197.91        80.00                             0.250       0.017        0.108
8883215         $419,292.28        62.22                             0.250       0.017        0.108
8884614         $598,479.11        47.18                             0.250       0.017        0.108
8884669         $349,554.37        80.00                             0.250       0.017        0.358
8884717         $483,011.70        49.69                             0.250       0.017        0.608
8885558         $344,412.10        57.58                             0.250       0.017        0.483
8890046         $378,860.53        80.00                             0.250       0.017        0.108
8891155         $348,897.90        59.83                             0.250       0.017        0.483
8891413         $327,732.20        68.69                             0.250       0.017        0.358
8892487         $499,157.48        50.76                             0.250       0.017        0.108
8893020         $319,188.85        76.56                             0.250       0.017        0.108
8894839         $329,163.50        76.74                             0.250       0.017        0.108
8894857         $398,961.00        66.72                             0.250       0.017        0.000
8895345         $375,092.58        80.00                             0.250       0.017        0.358
8895599         $366,924.84        80.00                             0.250       0.017        0.233
8897144         $489,270.43        49.00                             0.250       0.017        0.733
8897694         $405,715.19        80.00                             0.250       0.017        0.108
8897880         $349,075.32        50.72                             0.250       0.017        0.483
8897895         $552,347.68        70.00                             0.250       0.017        0.108
8898589         $438,065.81        74.96                             0.250       0.017        0.358
8899563         $327,346.40        77.20                             0.250       0.017        0.608
8900218         $594,561.66        80.00                             0.250       0.017        0.358
8900373         $329,573.45        95.00              06             0.250       0.017        0.858
8901254         $528,752.15        72.60                             0.250       0.017        0.483
8901739         $648,931.29        59.09                             0.250       0.017        0.233
8901869         $398,986.06        53.69                             0.250       0.017        0.108
8901945         $440,873.93        79.93                             0.250       0.017        0.233
8903283         $515,151.61        80.00                             0.250       0.017        0.233
8904557         $354,121.94        53.38                             0.250       0.017        0.233
8904566         $334,171.40        53.17                             0.250       0.017        0.233
8905445         $473,504.31        68.84                             0.250       0.017        0.483
8907957         $311,228.30        80.00                             0.250       0.017        0.233
8908695         $362,326.85        77.34                             0.250       0.017        0.358
8909858         $327,208.42        80.00                             0.250       0.017        0.358
8910658         $648,877.57        68.42                             0.250       0.017        0.000
8910972         $339,411.87        75.72                             0.250       0.017        0.000
8911625         $347,413.61        80.00                             0.250       0.017        0.108
8912463         $322,420.01        80.00                             0.250       0.017        0.358
8913726         $334,435.51        67.00                             0.250       0.017        0.108
8915814         $318,210.98        44.55                             0.250       0.017        0.233
8915884         $424,334.92        39.91                             0.250       0.017        0.483
8918873         $483,770.62        68.31                             0.250       0.017        0.108
8919951         $349,066.33        80.00                             0.250       0.017        0.608
8920479         $548,605.83        59.46                             0.250       0.017        0.108
8921873         $425,570.31        95.00              12             0.250       0.017        0.608
8922906         $939,604.80        65.00                             0.250       0.017        0.608
8923065         $458,789.26        74.23                             0.250       0.017        0.358
8924081         $748,766.87        57.69                             0.250       0.017        0.233
8924152         $401,978.46        44.78                             0.250       0.017        0.108
8924859         $366,291.75        80.00                             0.250       0.017        0.233
8925355         $425,890.89        70.00                             0.250       0.017        0.000
8925382         $598,988.97        54.55                             0.250       0.017        0.108
8925453         $359,408.10        80.00                             0.250       0.017        0.233
8925764         $384,981.45        80.00                             0.250       0.017        0.358
8926028         $388,500.69        78.83                             0.250       0.017        0.233
8926365         $355,364.38        80.00                             0.250       0.017        0.233
8926374         $484,796.31        58.91                             0.250       0.017        0.608
8927038         $335,873.57        42.85                             0.250       0.017        0.483
8927119         $331,198.76        73.78                             0.250       0.017        0.358
8927497         $456,210.86        75.54                             0.250       0.017        0.000
8927788         $488,686.85        61.25                             0.250       0.017        0.233
8928692         $539,090.06        63.53                             0.250       0.017        0.108
8929573         $364,384.96        67.59                             0.250       0.017        0.108
8930050         $448,914.02        56.25                             0.250       0.017        0.358
8930994         $852,525.30        80.00                             0.250       0.017        0.000
8931154         $708,861.08        72.82                             0.250       0.017        0.358
8931791         $978,427.97        70.00                             0.250       0.017        0.358
8932091         $648,904.71        54.17                             0.250       0.017        0.108
8932862         $319,486.68        80.00                             0.250       0.017        0.358
8933364         $324,234.81        69.15                             0.250       0.017        0.483
8933425         $326,689.94        45.80                             0.250       0.017        0.233
8934741         $288,270.72        52.62                             0.250       0.017        0.233
8935357         $324,452.35        51.18                             0.250       0.017        0.108
8935676         $431,788.91        43.25                             0.250       0.017        0.233
8935964         $303,410.92        80.00                             0.250       0.017        0.233
8936980         $649,323.96        78.31                             0.250       0.017        0.108
8937172         $698,791.23        60.87                             0.250       0.017        0.000
8937204         $908,428.61        52.45                             0.250       0.017        0.000
8937240         $496,138.92        80.00                             0.250       0.017        0.233
8937584         $345,663.79        70.00                             0.250       0.017        0.358
8938923         $301,846.89        80.00                             0.250       0.017        0.483
8939124         $938,528.99        73.73                             0.250       0.017        0.483
8939566         $355,400.11        66.54                             0.250       0.017        0.108
9005193         $336,857.80        80.00                             0.250       0.017        1.733
9025223         $336,842.35        80.00                             0.250       0.017        0.983
9059741         $335,933.34        89.96              13             0.250       0.017        0.733
9086217         $317,483.39        79.99                             0.250       0.017        0.983
9152521         $336,256.13        53.49                             0.250       0.017        0.108
9159771         $419,358.86        56.00                             0.250       0.017        0.608
9160914         $403,086.17        85.00              12             0.250       0.017        0.233
9161985         $365,398.23        61.51                             0.250       0.017        0.233
9167776         $350,936.05        79.99                             0.250       0.017        0.000
9168117         $539,447.94        60.11                             0.250       0.017        0.233
9189671         $399,325.97        41.45                             0.250       0.017        0.108
9230076         $312,421.80        79.24                             0.250       0.017        0.733
9233412         $403,300.63        79.41                             0.250       0.017        0.000
9234980         $499,236.74        74.07                             0.250       0.017        0.608
9245929         $369,062.10        79.57                             0.250       0.017        0.108
9260258         $615,261.49        68.10                             0.250       0.017        0.108
9262098         $491,576.39        72.89                             0.250       0.017        0.000
9262874         $477,693.69        51.18                             0.250       0.017        0.108
9264748         $970,401.87        68.21                             0.250       0.017        0.233
9265091         $393,336.09        80.00                             0.250       0.017        0.108
9267147         $517,575.40        59.88                             0.250       0.017        0.233
9267337         $591,976.00        53.91                             0.250       0.017        0.000
9267620         $382,500.00        75.00                             0.250       0.017        0.108
9272721         $476,196.23        79.84                             0.250       0.017        0.108
9273137         $300,819.45        58.08                             0.250       0.017        0.108
9273988         $404,366.21        64.29                             0.250       0.017        0.483
9274044         $344,618.32        80.00                             0.250       0.017        0.108
9275231         $549,526.46        64.71                             0.250       0.017        0.000
9277518         $340,439.33        64.34                             0.250       0.017        0.233
9280496         $459,603.94        78.10                             0.250       0.017        0.000
9281049         $747,355.98        68.00                             0.250       0.017        0.000
9282237         $364,669.66        80.00                             0.250       0.017        0.858
9286097         $409,963.68        52.94                             0.250       0.017        0.233
9287061         $381,402.20        71.40                             0.250       0.017        0.483
9287582         $371,679.71        80.00                             0.250       0.017        0.000
9289455         $337,479.90        53.19                             0.250       0.017        0.358
9291329         $342,704.68        70.00                             0.250       0.017        0.000
9292863         $349,410.23        74.87                             0.250       0.017        0.108
9298167         $325,732.78        44.66                             0.250       0.017        0.233
9298951         $314,469.20        59.55                             0.250       0.017        0.108
9299611         $598,963.91        66.67                             0.250       0.017        0.000
9302597         $302,388.85        69.66                             0.250       0.017        0.108
9305343         $471,204.64        61.70                             0.250       0.017        0.108
9307661         $339,741.28        80.00                             0.250       0.017        0.608
9310541         $354,701.75        72.45                             0.250       0.017        0.108
9311978         $352,485.83        66.86                             0.250       0.017        0.000
9315284         $649,517.60        78.79                             0.250       0.017        0.733
9315573         $699,440.22        58.33                             0.250       0.017        0.358
9315847         $472,792.58        55.67                             0.250       0.017        0.000
9315870         $403,598.09        80.00                             0.250       0.017        0.108
9315904         $355,900.75        39.58                             0.250       0.017        0.108
9317454         $324,733.59        59.09                             0.250       0.017        0.233
9318411         $470,394.65        31.39                             0.250       0.017        0.000
9319351         $638,894.84        53.33                             0.250       0.017        0.000
9321753         $497,621.05        70.14                             0.250       0.017        0.608
9322595         $704,810.34        54.31                             0.250       0.017        0.108
9325283         $335,700.23        61.18                             0.250       0.017        0.000
9325432         $349,365.54        55.56                             0.250       0.017        0.000
9325619         $836,189.39        49.26                             0.250       0.017        0.483
9325739         $432,641.79        63.80                             0.250       0.017        0.233
9327481         $300,490.59        60.19                             0.250       0.017        0.608
9328114         $379,688.52        69.09                             0.250       0.017        0.233
9328360         $374,684.95        67.81                             0.250       0.017        0.108
9328531         $304,218.76        51.26                             0.250       0.017        0.358
9329194         $998,314.94        60.61                             0.250       0.017        0.108
9329299         $448,813.23        61.22                             0.250       0.017        0.233
9329914         $599,061.05        65.22                             0.250       0.017        0.483
9329971         $468,190.12        71.82                             0.250       0.017        0.000
9330203         $445,284.58        55.06                             0.250       0.017        0.358
9331036         $439,276.55        65.67                             0.250       0.017        0.233
9331255         $968,656.64        19.42                             0.250       0.017        0.358
9331293         $327,885.53        50.62                             0.250       0.017        0.233
9332034         $439,630.34        33.85                             0.250       0.017        0.108
9332079         $389,888.80        68.15                             0.250       0.017        0.483
9332102         $444,286.16        67.42                             0.250       0.017        0.358
9332252         $322,256.06        79.99                             0.250       0.017        0.108
9332322         $383,368.62        80.00                             0.250       0.017        0.233
9332951         $449,648.96        78.67                             0.250       0.017        0.483
9333105         $319,447.41        80.00                             0.250       0.017        0.000
9333811         $685,633.40        64.19                             0.250       0.017        0.233
9333820         $335,474.18        63.40                             0.250       0.017        0.483
9334005         $304,744.35        61.10                             0.250       0.017        0.233
9334603         $373,599.22        47.77                             0.250       0.017        0.483
9334677         $359,152.38        79.12                             0.250       0.017        0.483
9334840         $398,696.39        62.83                             0.250       0.017        0.608
9334841         $387,377.60        58.79                             0.250       0.017        0.358
9335088         $477,751.18        54.81                             0.250       0.017        0.483
9335415         $350,719.30        50.14                             0.250       0.017        0.358
9335698         $787,670.49        63.12                             0.250       0.017        0.108
9335871         $351,934.55        69.12                             0.250       0.017        0.358
9335958         $618,980.61        69.66                             0.250       0.017        0.233
9335985         $629,061.96        70.00                             0.250       0.017        0.733
9336430         $498,763.26        80.00                             0.250       0.017        0.233
9336499         $302,756.89        55.27                             0.250       0.017        0.358
9336569         $467,285.59        80.00                             0.250       0.017        0.608
9337007         $499,590.15        61.73                             0.250       0.017        0.233
9337698         $433,961.96        77.68                             0.250       0.017        0.358
9337805         $492,595.89        64.03                             0.250       0.017        0.233
9338122         $301,527.38        52.98                             0.250       0.017        0.483
9338391         $479,634.76        40.00                             0.250       0.017        0.608
9338522         $475,300.00        79.22                             0.250       0.017        0.358
9339302         $988,331.79        66.00                             0.250       0.017        0.108
9339341         $345,458.55        40.71                             0.250       0.017        0.483
9339368         $563,716.45        68.44                             0.250       0.017        0.483
9339435         $638,894.84        58.18                             0.250       0.017        0.000
9339450         $431,254.01        61.71                             0.250       0.017        0.000
9339494         $299,242.38        52.63                             0.250       0.017        0.108
9339656         $495,583.30        51.19                             0.250       0.017        0.108
9339729         $783,382.44        74.76                             0.250       0.017        0.108
9339883         $449,222.92        50.28                             0.250       0.017        0.000
9339951         $374,383.43        75.00                             0.250       0.017        0.233
9340006         $404,334.10        56.37                             0.250       0.017        0.233
9340274         $368,689.99        67.09                             0.250       0.017        0.108
9341075         $339,412.87        43.04                             0.250       0.017        0.000
9341076         $524,136.81        72.92                             0.250       0.017        0.233
9341092         $466,193.57        71.85                             0.250       0.017        0.000
9341228         $303,100.83        67.17                             0.250       0.017        0.233
9341728         $482,432.23        24.15                             0.250       0.017        0.000
9342107         $581,066.39        28.96                             0.250       0.017        0.358
9342140         $415,531.22        75.00                             0.250       0.017        0.000
9343180         $370,390.00        70.00                             0.250       0.017        0.233
9343304         $414,849.99        69.86                             0.250       0.017        0.233
9343374         $479,171.14        61.94                             0.250       0.017        0.000
9343646         $402,699.51        73.33                             0.250       0.017        0.733
9343798         $401,653.88        64.84                             0.250       0.017        0.000
9343926         $410,000.00        63.08                             0.250       0.017        0.000
9343947         $431,100.00        90.00              01             0.250       0.017        0.233
9343984         $367,483.33        68.11                             0.250       0.017        0.000
9344029         $439,240.19        47.57                             0.250       0.017        0.000
9344313         $344,702.96        64.37                             0.250       0.017        0.000
9344369         $454,617.74        60.67                             0.250       0.017        0.108
9344440         $315,000.00        69.23                             0.250       0.017        0.108
9344753         $600,000.00        67.49                             0.250       0.017        0.000
9344762         $340,000.00        68.00                             0.250       0.017        0.483
9344841         $353,000.00        66.35                             0.250       0.017        0.108
9345049         $383,000.00        51.07                             0.250       0.017        0.108
9345064         $519,552.29        74.13                             0.250       0.017        0.000
9345208         $509,571.54        60.00                             0.250       0.017        0.108
9345213         $530,000.00        59.55                             0.250       0.017        0.108
9345342         $513,568.17        66.32                             0.250       0.017        0.108
9345522         $404,659.74        49.09                             0.250       0.017        0.108
9345626         $379,680.75        71.03                             0.250       0.017        0.108
9345638         $369,681.43        60.16                             0.250       0.017        0.000
9345676         $849,285.90        60.71                             0.250       0.017        0.108
9345901         $575,316.72        40.58                             0.250       0.017        0.108
9345976         $346,108.97        80.00                             0.250       0.017        0.108
9346123         $369,681.43        65.84                             0.250       0.017        0.000
9346139         $763,000.00        63.58                             0.250       0.017        0.233
9346144         $531,000.00        61.74                             0.250       0.017        0.108
9346214         $499,569.51        50.00                             0.250       0.017        0.000
9346365         $479,596.74        63.16                             0.250       0.017        0.108
9346369         $342,725.70        45.73                             0.250       0.017        0.358
9346552         $473,591.89        75.00                             0.250       0.017        0.000
9346564         $429,629.77        57.33                             0.250       0.017        0.000
9346589         $399,655.60        50.31                             0.250       0.017        0.000
9346714         $420,000.00        44.44                             0.250       0.017        0.000
9346827         $344,702.96        62.73                             0.250       0.017        0.000
9346934         $544,300.00        60.48                             0.250       0.017        0.108
9346952         $383,677.39        29.54                             0.250       0.017        0.108
9346974         $593,000.00        62.42                             0.250       0.017        0.000
9347146         $349,705.96        51.47                             0.250       0.017        0.108
9347172         $360,000.00        66.67                             0.250       0.017        0.108
9347329         $609,075.14        35.86                             0.250       0.017        0.000
9347550         $460,472.76        75.00                             0.250       0.017        0.108
9347632         $382,216.13        75.00                             0.250       0.017        0.733
9347743         $404,684.06        73.64                             0.250       0.017        0.483
9347835         $570,000.00        63.33                             0.250       0.017        0.000
9347871         $388,000.00        48.50                             0.250       0.017        0.000
9348059         $399,655.60        43.24                             0.250       0.017        0.000
9348087         $599,508.18        54.55                             0.250       0.017        0.233
9348133         $366,706.51        67.96                             0.250       0.017        0.358
9348202         $447,263.40        52.71                             0.250       0.017        0.233
9348254         $395,000.00        52.32                             0.250       0.017        0.000
9348329         $327,724.44        80.00                             0.250       0.017        0.108
9348640         $515,901.47        79.95                             0.250       0.017        0.233
9348650         $495,572.95        56.69                             0.250       0.017        0.000
9348652         $435,000.00        45.79                             0.250       0.017        0.108
9348887         $568,510.10        37.93                             0.250       0.017        0.000
9349017         $796,330.42        44.28                             0.250       0.017        0.108
9349255         $569,509.24        69.51                             0.250       0.017        0.000
9349383         $376,000.00        47.00                             0.250       0.017        0.108
9349396         $351,400.00        70.00                             0.250       0.017        0.608
9349803         $329,729.50        55.00                             0.250       0.017        0.233
9350231         $319,224.92        75.00                             0.250       0.017        0.000
9350599         $356,692.63        57.58                             0.250       0.017        0.000
9350863         $349,705.96        63.64                             0.250       0.017        0.108
9350987         $349,705.96        64.81                             0.250       0.017        0.108
9350996         $648,441.22        68.32                             0.250       0.017        0.000
9351537         $516,565.65        59.09                             0.250       0.017        0.108
9351622         $440,000.00        80.00                             0.250       0.017        0.233
9351840         $650,000.00        44.83                             0.250       0.017        0.000
9352401         $402,500.00        70.00                             0.250       0.017        0.108
9352557         $335,000.00        68.37                             0.250       0.017        0.108
9352561         $324,720.18        66.33                             0.250       0.017        0.000
9352596         $650,000.00        61.90                             0.250       0.017        0.000
9352810         $326,725.28        55.99                             0.250       0.017        0.108
9352842         $449,612.56        52.94                             0.250       0.017        0.000
9352851         $470,000.00        64.83                             0.250       0.017        0.000
9352909         $461,630.55        70.00                             0.250       0.017        0.358
9352912         $859,312.27        68.80                             0.250       0.017        0.358
9352925         $474,610.64        52.78                             0.250       0.017        0.233
9353178         $439,630.34        46.32                             0.250       0.017        0.108
9353240         $354,701.75        68.27                             0.250       0.017        0.108
9353331         $560,516.99        73.82                             0.250       0.017        0.000
9353538         $412,800.00        51.60                             0.250       0.017        0.000
9353831         $649,440.36        56.52                             0.250       0.017        0.000
9353984         $529,543.68        46.90                             0.250       0.017        0.000
9354010         $364,685.74        63.48                             0.250       0.017        0.000
9354226         $835,814.32        69.71                             0.250       0.017        0.233
9354462         $375,000.00        74.26                             0.250       0.017        0.233
9354574         $416,674.70        78.68                             0.250       0.017        0.483
9354854         $318,075.90        80.00                             0.250       0.017        0.000
9354862         $644,000.00        75.76                             0.250       0.017        0.108
9354869         $309,752.10        54.87                             0.250       0.017        0.358
9355198         $471,141.22        67.36                             0.250       0.017        0.608
9355249         $314,599.53        78.88                             0.250       0.017        0.000
9355455         $565,000.00        33.24                             0.250       0.017        0.108
9355867         $364,593.43        57.02                             0.250       0.017        0.108
9355975         $499,579.93        45.45                             0.250       0.017        0.108
9356021         $331,614.24        80.00                             0.250       0.017        0.000
9356044         $527,006.88        63.17                             0.250       0.017        0.108
9356045         $423,652.44        53.00                             0.250       0.017        0.233
9356140         $415,442.01        80.00                             0.250       0.017        0.000
9356156         $399,655.60        69.57                             0.250       0.017        0.000
9356216         $529,343.68        62.35                             0.250       0.017        0.000
9356231         $574,504.94        55.29                             0.250       0.017        0.000
9356332         $337,708.98        77.70                             0.250       0.017        0.000
9356413         $474,591.03        71.00                             0.250       0.017        0.000
9356452         $344,702.96        53.08                             0.250       0.017        0.000
9356531         $324,725.98        55.56                             0.250       0.017        0.108
9356669         $339,707.26        80.00                             0.250       0.017        0.000
9356687         $368,689.99        57.75                             0.250       0.017        0.108
9356737         $509,592.16        35.79                             0.250       0.017        0.358
9356883         $334,711.57        89.33              12             0.250       0.017        0.000
9356930         $344,154.68        57.46                             0.250       0.017        0.000
9356937         $650,000.00        65.00                             0.250       0.017        0.108
9356950         $664,427.45        70.00                             0.250       0.017        0.000
9356997         $717,500.00        70.00                             0.250       0.017        0.483
9357147         $411,653.87        79.38                             0.250       0.017        0.108
9357224         $437,992.35        75.00                             0.250       0.017        0.000
9357226         $499,579.93        43.48                             0.250       0.017        0.108
9357269         $499,569.51        50.00                             0.250       0.017        0.000
9357280         $440,020.82        55.40                             0.250       0.017        0.000
9357428         $311,000.00        54.56                             0.250       0.017        0.108
9357432         $392,000.00        62.22                             0.250       0.017        0.108
9357586         $342,711.83        59.65                             0.250       0.017        0.108
9357587         $349,726.96        59.83                             0.250       0.017        0.483
9357635         $500,579.09        62.63                             0.250       0.017        0.108
9357886         $399,404.42        80.00                             0.250       0.017        0.733
9358052         $439,139.74        75.00                             0.250       0.017        0.233
9358167         $581,498.91        75.10                             0.250       0.017        0.000
9358201         $424,634.08        68.33                             0.250       0.017        0.000
9358294         $320,343.61        52.56                             0.250       0.017        0.358
9358480         $589,178.49        58.97                             0.250       0.017        0.108
9358563         $356,657.41        54.92                             0.250       0.017        0.233
9358589         $349,698.65        48.28                             0.250       0.017        0.000
9358615         $944,225.39        63.00                             0.250       0.017        0.233
9358669         $326,725.28        79.76                             0.250       0.017        0.108
9358715         $643,472.12        80.00                             0.250       0.017        0.233
9358841         $307,734.81        64.84                             0.250       0.017        0.000
9358850         $369,681.43        76.29                             0.250       0.017        0.000
9358938         $474,600.94        58.64                             0.250       0.017        0.108
9358941         $412,644.42        77.20                             0.250       0.017        0.000
9359042         $444,268.34        54.27                             0.250       0.017        0.233
9359188         $349,698.65        50.36                             0.250       0.017        0.000
9359270         $649,440.36        48.15                             0.250       0.017        0.000
9359368         $371,670.00        64.14                             0.250       0.017        0.233
9359498         $314,728.79        52.50                             0.250       0.017        0.000
9359594         $419,638.38        60.00                             0.250       0.017        0.000
9359658         $524,547.99        79.55                             0.250       0.017        0.000
9359659         $501,567.78        64.77                             0.250       0.017        0.000
9359729         $317,000.00        64.04                             0.250       0.017        0.108
9359783         $379,290.44        73.08                             0.250       0.017        0.358
9359784         $479,596.74        68.09                             0.250       0.017        0.108
9359794         $574,504.94        68.45                             0.250       0.017        0.000
9359940         $379,680.75        63.33                             0.250       0.017        0.108
9360028         $490,172.64        69.35                             0.250       0.017        0.108
9360237         $470,594.48        61.17                             0.250       0.017        0.000
9360344         $467,000.00        75.32                             0.250       0.017        0.483
9360482         $449,222.93        56.82                             0.250       0.017        0.000
9360843         $424,301.22        61.51                             0.250       0.017        0.233
9360949         $524,580.16        70.00                             0.250       0.017        0.358
9361794         $574,504.94        52.27                             0.250       0.017        0.000
9361899         $472,103.04        68.98                             0.250       0.017        0.108
9362021         $304,537.57        80.00                             0.250       0.017        0.000
9362081         $322,721.90        40.38                             0.250       0.017        0.000
9362136         $559,529.52        68.13                             0.250       0.017        0.108
9362146         $415,659.01        62.56                             0.250       0.017        0.233
9362223         $321,722.76        76.67                             0.250       0.017        0.000
9362576         $342,139.45        65.85                             0.250       0.017        0.608
9362592         $462,000.00        69.47                             0.250       0.017        0.108
9362608         $800,000.00        66.67                             0.250       0.017        0.000
9362891         $406,666.38        41.74                             0.250       0.017        0.233
9362958         $400,000.00        66.67                             0.250       0.017        0.108
9362980         $649,467.20        62.50                             0.250       0.017        0.233
9363189         $305,736.54        55.64                             0.250       0.017        0.000
9363225         $348,000.00        47.67                             0.250       0.017        0.483
9363426         $592,994.36        60.40                             0.250       0.017        0.358
9363658         $978,427.95        30.63                             0.250       0.017        0.358
9363724         $388,673.19        64.83                             0.250       0.017        0.108
9364154         $470,594.48        69.26                             0.250       0.017        0.000
9417578         $364,500.00        75.00                             0.250       0.017        0.608
9420877         $341,000.00        62.00                             0.250       0.017        0.000
9421958         $340,000.00        80.00                             0.250       0.017        0.233
9423460         $508,000.00        72.57                             0.250       0.017        0.483
9424434         $425,000.00        68.00                             0.250       0.017        0.108
9424826         $329,778.57        94.96              13             0.250       0.017        1.233
9425278         $349,100.00        93.32              12             0.250       0.017        0.108
9428441         $375,250.00        95.00              01             0.250       0.017        0.233
9428846         $425,000.00        48.02                             0.250       0.017        0.358
9428880         $425,000.00        68.00                             0.250       0.017        0.483
9430033         $354,000.00        79.64                             0.250       0.017        0.483
9430125         $645,000.00        66.15                             0.250       0.017        0.358
9430133         $643,200.00        65.97                             0.250       0.017        0.233
9430508         $646,500.00        51.72                             0.250       0.017        0.358
9430851         $365,800.00        69.02                             0.250       0.017        0.000
9431079         $471,000.00        75.97                             0.250       0.017        0.108
9431113         $699,000.00        77.67                             0.250       0.017        0.000
9431118         $383,669.38        80.00                             0.250       0.017        0.000
9431473         $470,839.39        80.00                             0.250       0.017        0.000
9431694         $544,000.00        80.00                             0.250       0.017        0.000
9431722         $355,000.00        73.96                             0.250       0.017        0.108
9432187         $579,512.73        72.50                             0.250       0.017        0.108
9432310         $600,000.00        68.57                             0.250       0.017        0.108
9432316         $405,000.00        67.50                             0.250       0.017        0.858
9432500         $464,000.00        80.00                             0.250       0.017        0.483
9433028         $494,594.25        27.58                             0.250       0.017        0.233
9433143         $455,000.00        70.00                             0.250       0.017        0.000
9433268         $542,500.00        70.00                             0.250       0.017        0.108
9433341         $398,400.00        80.00                             0.250       0.017        0.358
9433387         $625,000.00        44.64                             0.250       0.017        0.233
9433668         $350,000.00        54.69                             0.250       0.017        0.233
9433984         $330,000.00        75.00                             0.250       0.017        0.483
9434232         $453,750.00        75.00                             0.250       0.017        0.000
9434687         $510,000.00        69.86                             0.250       0.017        0.000
9434888         $400,000.00        66.67                             0.250       0.017        0.000
9435086         $355,000.00        76.34                             0.250       0.017        0.108
9435216         $428,000.00        80.00                             0.250       0.017        0.108
9436100         $327,750.00        61.84                             0.250       0.017        0.233
9436443         $408,000.00        76.26                             0.250       0.017        0.000
9436881         $334,711.57        41.88                             0.250       0.017        0.000
9436927         $395,000.00        69.91                             0.250       0.017        0.233
9437027         $469,595.33        72.31                             0.250       0.017        0.000
9437178         $374,707.46        46.88                             0.250       0.017        0.483
9437440         $592,114.24        30.39                             0.250       0.017        0.233
9437452         $587,518.02        61.89                             0.250       0.017        0.233
9437478         $419,655.73        66.14                             0.250       0.017        0.233
9437503         $636,464.84        69.24                             0.250       0.017        0.108
9437654         $478,000.00        47.33                             0.250       0.017        0.000
9437706         $499,579.93        78.62                             0.250       0.017        0.108
9437757         $746,387.69        62.25                             0.250       0.017        0.233
9437894         $427,140.85        65.77                             0.250       0.017        0.108
9438033         $315,753.49        80.00                             0.250       0.017        0.483
9438063         $550,000.00        44.90                             0.250       0.017        0.108
9438158         $472,592.76        78.83                             0.250       0.017        0.000
9438359         $499,590.15        79.37                             0.250       0.017        0.233
9438466         $364,685.74        61.86                             0.250       0.017        0.000
9438554         $339,607.35        84.98              12             0.250       0.017        0.000
9438579         $779,391.53        65.00                             0.250       0.017        0.483
9438607         $419,647.14        55.63                             0.250       0.017        0.108
9438770         $390,000.00        61.42                             0.250       0.017        0.000
9439162         $424,634.08        62.68                             0.250       0.017        0.000
9439258         $363,500.00        58.16                             0.250       0.017        0.000
9439395         $307,741.24        79.79                             0.250       0.017        0.108
9439470         $308,746.71        69.44                             0.250       0.017        0.233
9439490         $350,000.00        58.33                             0.250       0.017        0.108
9439664         $344,824.02        75.85                             0.250       0.017        0.358
9439731         $399,672.12        57.14                             0.250       0.017        0.233
9439995         $649,467.20        68.42                             0.250       0.017        0.233
9440226         $650,000.00        43.33                             0.250       0.017        0.000
9441404         $310,500.00        58.58                             0.250       0.017        0.483
9441412         $594,487.72        70.00                             0.250       0.017        0.000
9441645         $649,440.36        65.00                             0.250       0.017        0.000
9441792         $375,600.00        44.19                             0.250       0.017        0.233
9441967         $420,000.00        80.00                             0.250       0.017        0.733
9442115         $401,662.27        67.79                             0.250       0.017        0.108
9442226         $410,000.00        78.85                             0.250       0.017        0.108
9442432         $431,250.00        75.00                             0.250       0.017        0.108
9442554         $370,000.00        43.38                             0.250       0.017        0.233
9442717         $435,000.00        66.92                             0.250       0.017        0.000
9442750         $999,990.00        45.45                             0.250       0.017        0.000
9442861         $308,240.82        79.92                             0.250       0.017        0.108
9442895         $985,000.00        64.59                             0.250       0.017        0.108
9442999         $559,529.52        70.00                             0.250       0.017        0.108
9443017         $383,677.39        66.78                             0.250       0.017        0.108
9443077         $335,710.71        71.49                             0.250       0.017        0.000
9443235         $470,000.00        44.76                             0.250       0.017        0.000
9443346         $343,500.00        76.33                             0.250       0.017        0.608
9443372         $404,559.74        62.31                             0.250       0.017        0.108
9443414         $489,078.55        51.36                             0.250       0.017        0.000
9443421         $479,596.74        60.00                             0.250       0.017        0.108
9443422         $330,000.00        77.65                             0.250       0.017        0.233
9443521         $429,438.92        80.00                             0.250       0.017        0.108
9443543         $424,134.51        79.35                             0.250       0.017        0.000
9443553         $359,697.55        68.57                             0.250       0.017        0.108
9443557         $371,492.50        80.00                             0.250       0.017        0.000
9443734         $434,634.55        41.43                             0.250       0.017        0.108
9443750         $433,626.33        72.58                             0.250       0.017        0.000
9443779         $973,161.40        30.44                             0.250       0.017        0.000
9443806         $980,739.79        34.48                             0.250       0.017        0.000
9443827         $396,658.19        72.18                             0.250       0.017        0.000
9443834         $542,554.90        41.77                             0.250       0.017        0.233
9443863         $321,929.31        90.00              01             0.250       0.017        0.108
9443903         $517,554.01        51.80                             0.250       0.017        0.000
9444027         $718,044.38        55.31                             0.250       0.017        0.000
9444173         $560,000.00        80.00                             0.250       0.017        0.000
9444174         $625,000.00        58.96                             0.250       0.017        0.108
9444198         $473,611.47        79.00                             0.250       0.017        0.233
9444199         $379,672.82        47.50                             0.250       0.017        0.000
9444210         $309,100.00        88.31              01             0.250       0.017        0.000
9444359         $543,542.97        69.74                             0.250       0.017        0.108
9444713         $470,000.00        63.51                             0.250       0.017        0.000
9444814         $564,513.55        73.42                             0.250       0.017        0.000
9444840         $411,000.00        51.38                             0.250       0.017        0.000
9445509         $367,683.15        78.30                             0.250       0.017        0.000
9445563         $424,000.00        80.00                             0.250       0.017        0.983
9445732         $649,453.92        65.00                             0.250       0.017        0.108
9445941         $649,440.36        68.42                             0.250       0.017        0.000
9446839         $560,400.74        56.26                             0.250       0.017        0.108
9446870         $321,956.56        65.82                             0.250       0.017        0.108
9446951         $598,988.97        80.00                             0.250       0.017        0.108
9447311         $396,666.47        79.40                             0.250       0.017        0.108
9447342         $973,357.06        75.00                             0.250       0.017        0.108
9447363         $514,153.25        79.23                             0.250       0.017        0.233
9447508         $475,269.35        71.59                             0.250       0.017        0.233
9447566         $378,361.36        76.57                             0.250       0.017        0.108
9447880         $479,171.14        68.57                             0.250       0.017        0.000
9447929         $998,314.94        54.05                             0.250       0.017        0.108
9448013         $435,782.31        53.89                             0.250       0.017        0.233
9448073         $404,772.92        71.77                             0.250       0.017        0.108
9448125         $395,332.71        80.00                             0.250       0.017        0.108
9448492         $648,843.27        78.88                             0.250       0.017        0.000
9448657         $308,479.16        56.18                             0.250       0.017        0.108
9448661         $357,895.91        65.78                             0.250       0.017        0.108
9448765         $681,377.86        65.00                             0.250       0.017        0.233
9448773         $415,281.65        80.00                             0.250       0.017        0.000
9448915         $416,779.06        50.61                             0.250       0.017        0.000
9448948         $431,289.71        78.55                             0.250       0.017        0.233
9449206         $300,837.15        69.59                             0.250       0.017        0.233
9449320         $349,395.62        72.92                             0.250       0.017        0.000
9449674         $309,490.30        69.66                             0.250       0.017        0.233
9450043         $351,891.30        61.09                             0.250       0.017        0.000
9450325         $799,327.90        40.00                             0.250       0.017        0.108
9450603         $459,205.67        65.71                             0.250       0.017        0.000
9450624         $394,817.04        76.06                             0.250       0.017        0.000
9450673         $564,250.60        70.00                             0.250       0.017        0.108
9450768         $632,106.59        50.66                             0.250       0.017        0.000
9450864         $773,661.72        79.93                             0.250       0.017        0.000
9450868         $339,596.00        65.13                             0.250       0.017        0.000
9451149         $349,410.23        64.22                             0.250       0.017        0.108
9451283         $551,046.81        80.00                             0.250       0.017        0.000
9451361         $314,482.09        63.00                             0.250       0.017        0.233
9451648         $648,831.46        73.02                             0.250       0.017        0.233
9452148         $334,718.56        41.10                             0.250       0.017        0.108
9452251         $592,574.97        53.48                             0.250       0.017        0.000
9452258         $648,877.57        63.41                             0.250       0.017        0.000
9452343         $422,644.63        79.51                             0.250       0.017        0.108
9452510         $422,644.63        49.76                             0.250       0.017        0.108
9452725         $648,877.57        46.43                             0.250       0.017        0.000
9452810         $321,443.96        76.67                             0.250       0.017        0.000
9452828         $869,269.10        56.13                             0.250       0.017        0.108
9453169         $362,252.82        74.14                             0.250       0.017        0.233
9453211         $340,425.39        77.50                             0.250       0.017        0.108
9453697         $368,682.30        64.74                             0.250       0.017        0.000
9453708         $549,537.93        25.88                             0.250       0.017        0.108
9453783         $419,638.39        68.85                             0.250       0.017        0.000
9453833         $314,728.80        68.03                             0.250       0.017        0.000
9453844         $491,170.95        78.10                             0.250       0.017        0.108
9454136         $562,127.35        68.61                             0.250       0.017        0.108
9454222         $447,245.10        79.29                             0.250       0.017        0.108
9454513         $997,711.51        46.30                             0.250       0.017        0.108
9454660         $572,210.20        56.92                             0.250       0.017        0.000
9454791         $935,416.87        34.70                             0.250       0.017        0.000
9455187         $374,684.96        72.82                             0.250       0.017        0.108
9455417         $647,767.49        40.56                             0.250       0.017        0.000
9455718         $351,392.16        60.69                             0.250       0.017        0.000
9455918         $359,393.39        80.00                             0.250       0.017        0.108
9456037         $404,839.65        62.46                             0.250       0.017        0.000
9456137         $648,877.57        68.64                             0.250       0.017        0.000
9456571         $381,340.37        63.67                             0.250       0.017        0.000
9456605         $367,379.89        74.04                             0.250       0.017        0.108
9456632         $376,337.59        79.37                             0.250       0.017        0.108
9456698         $380,679.91        69.27                             0.250       0.017        0.108
9456847         $404,916.55        80.00                             0.250       0.017        0.108
9456916         $649,453.92        74.29                             0.250       0.017        0.108
9457068         $598,963.91        20.00                             0.250       0.017        0.000
9457084         $314,439.39        22.50                             0.250       0.017        0.108
9457158         $463,198.75        76.95                             0.250       0.017        0.000
9458817         $347,912.75        66.38                             0.250       0.017        0.108
9459520         $439,630.34        67.69                             0.250       0.017        0.108
9460111         $397,663.12        71.61                             0.250       0.017        0.108
9460142         $630,469.88        77.71                             0.250       0.017        0.108
9460215         $329,715.88        69.47                             0.250       0.017        0.000
9460241         $756,468.69        68.91                             0.250       0.017        0.000
9460348         $629,038.14        64.65                             0.250       0.017        0.108
9460715         $346,595.70        80.00                             0.250       0.017        0.108
9461546         $370,680.58        63.97                             0.250       0.017        0.000
9461686         $485,030.22        65.85                             0.250       0.017        0.108
9462249         $335,724.58        78.14                             0.250       0.017        0.233
9462280         $402,369.34        54.09                             0.250       0.017        0.483
9462368         $467,211.39        80.00                             0.250       0.017        0.108
9463106         $749,354.26        50.00                             0.250       0.017        0.000
9463869         $427,260.93        73.16                             0.250       0.017        0.000
9464386         $454,270.12        70.00                             0.250       0.017        0.358
9464537         $399,325.97        68.38                             0.250       0.017        0.108
9464875         $399,158.60        42.11                             0.250       0.017        0.858
9464878         $426,797.12        75.00                             0.250       0.017        0.233
9465239         $715,877.98        59.75                             0.250       0.017        0.483
9465275         $344,404.26        69.00                             0.250       0.017        0.000
9465758         $322,705.31        75.00                             0.250       0.017        0.108
9467228         $778,685.67        58.82                             0.250       0.017        0.108
9467836         $349,531.78        69.98                             0.250       0.017        0.000
9467900         $336,931.30        74.18                             0.250       0.017        0.108
9468245         $399,325.97        80.00                             0.250       0.017        0.108
9468455         $431,262.06        80.00                             0.250       0.017        0.108
9469100         $339,356.70        80.00                             0.250       0.017        0.000
9469107         $335,710.71        52.91                             0.250       0.017        0.000
9469741         $373,625.35        49.24                             0.250       0.017        0.108
9470019         $415,641.81        57.78                             0.250       0.017        0.000
9470535         $351,841.90        79.75                             0.250       0.017        0.000
9470623         $443,636.06        75.00                             0.250       0.017        0.233
9470811         $349,010.91        80.00                             0.250       0.017        0.108
9471031         $381,743.08        54.76                             0.250       0.017        0.000
9471241         $467,606.82        80.00                             0.250       0.017        0.108
9471614         $628,435.56        70.00                             0.250       0.017        0.108
9471899         $798,618.57        53.33                             0.250       0.017        0.000
9472125         $449,260.13        67.37                             0.250       0.017        0.233
9472764         $586,984.63        80.00                             0.250       0.017        0.000
9473410         $897,387.55        47.37                             0.250       0.017        0.108
9473420         $344,710.16        76.67                             0.250       0.017        0.108
9473441         $313,742.62        80.00                             0.250       0.017        0.233
9475085         $315,153.64        95.00              06             0.250       0.017        0.358
9475730         $384,916.69        79.99                             0.250       0.017        0.483
9477502         $312,870.49        67.16                             0.250       0.017        0.108
9477545         $611,073.42        69.99                             0.250       0.017        0.000
9477764         $364,193.77        43.39                             0.250       0.017        0.108
9480533         $496,661.69        69.58                             0.250       0.017        0.108
9480859         $784,356.55        28.04                             0.250       0.017        0.233
9481365         $398,056.99        80.00                             0.250       0.017        0.000
9481499         $399,309.28        50.31                             0.250       0.017        0.000
9481713         $424,634.09        55.19                             0.250       0.017        0.000
9482524         $502,587.70        43.74                             0.250       0.017        0.233
9482707         $512,114.15        69.61                             0.250       0.017        0.000
9484008         $432,125.37        79.52                             0.250       0.017        0.233
9484278         $522,560.61        77.48                             0.250       0.017        0.108
9485408         $957,622.92        80.00                             0.250       0.017        0.233
9485868         $394,817.04        79.10                             0.250       0.017        0.000
9486962         $419,638.39        77.78                             0.250       0.017        0.000
9487109         $648,877.57        18.57                             0.250       0.017        0.000
9489232         $559,079.28        80.00                             0.250       0.017        0.233
9490044         $950,303.97        54.31                             0.250       0.017        0.233
9491360         $476,589.32        66.71                             0.250       0.017        0.000
9492033         $304,999.78        75.00                             0.250       0.017        0.233
9492324         $368,158.33        60.66                             0.250       0.017        0.233
9492914         $329,715.88        80.00                             0.250       0.017        0.000
9493164         $371,417.85        80.00                             0.250       0.017        0.483
9496303         $479,231.19        53.44                             0.250       0.017        0.000
9496580         $452,217.76        69.69                             0.250       0.017        0.000
9497060         $498,844.97        68.03                             0.250       0.017        0.000
9500428         $353,295.56        78.93                             0.250       0.017        0.000
9500733         $469,595.34        55.29                             0.250       0.017        0.000
9501246         $474,179.77        45.24                             0.250       0.017        0.000
9505821         $434,625.48        29.00                             0.250       0.017        0.000
9506242         $648,904.71        65.00                             0.250       0.017        0.108
9506708         $377,363.06        54.00                             0.250       0.017        0.108
9507864         $401,662.28        68.14                             0.250       0.017        0.108
9511302         $484,246.36        57.86                             0.250       0.017        0.000
9511340         $372,371.48        64.31                             0.250       0.017        0.108
9512231         $319,724.49        46.38                             0.250       0.017        0.000
9512654         $648,843.27        40.63                             0.250       0.017        0.000
9512817         $489,078.55        31.58                             0.250       0.017        0.000
9513492         $323,641.11        80.00                             0.250       0.017        0.000
9514100         $303,744.61        80.00                             0.250       0.017        0.108
9514159         $569,509.24        69.51                             0.250       0.017        0.000
9516125         $314,754.27        90.00              12             0.250       0.017        0.483
9516712         $449,241.73        75.00                             0.250       0.017        0.108
9517848         $423,634.94        67.62                             0.250       0.017        0.000
9520851         $495,044.61        80.00                             0.250       0.017        0.358
9523423         $371,040.27        80.00                             0.250       0.017        0.000
9526338         $359,393.39        80.00                             0.250       0.017        0.108
9527229         $309,758.17        65.96                             0.250       0.017        0.483
9537525         $541,933.00        79.88                             0.250       0.017        0.000
9542419         $406,050.10        80.00                             0.250       0.017        0.000
9542935         $672,072.86        80.00                             0.250       0.017        0.000
9561966         $366,883.85        80.00                             0.250       0.017        0.000
9568632         $619,466.19        80.00                             0.250       0.017        0.000
9587625         $338,158.60        80.00                             0.250       0.017        0.000
9867110         $400,000.00        89.89              13             0.250       0.017        0.483
9867127         $417,640.11        19.00                             0.250       0.017        0.000
9867159         $547,528.18        80.00                             0.250       0.017        0.000
9867161         $500,000.00        62.50                             0.250       0.017        0.108
9867300         $995,000.00        33.17                             0.250       0.017        0.000
9867488         $441,562.84        59.72                             0.250       0.017        0.608
9867572         $375,000.00        72.82                             0.250       0.017        0.000
9867590         $361,595.96        62.94                             0.250       0.017        0.108
9867633         $539,568.17        80.00                             0.250       0.017        0.358
9867654         $337,736.32        42.25                             0.250       0.017        0.483
9867936         $975,000.00        60.94                             0.250       0.017        0.000
9868089         $591,600.00        67.23                             0.250       0.017        0.000
9868150         $325,000.00        50.00                             0.250       0.017        0.108
9868186         $448,613.42        79.47                             0.250       0.017        0.000
9868265         $441,000.00        38.68                             0.250       0.017        0.108
9868323         $427,000.00        18.17                             0.250       0.017        0.000
9868367         $305,000.00        55.56                             0.250       0.017        0.108
9868402         $383,669.38        80.00                             0.250       0.017        0.000
9868413         $600,000.00        34.29                             0.250       0.017        0.108
9868455         $328,237.30        90.00              06             0.250       0.017        0.358
9868467         $340,000.00        26.67                             0.250       0.017        0.000
9868482         $418,000.00        65.31                             0.250       0.017        0.000
9868488         $563,200.00        75.09                             0.250       0.017        0.108
9868578         $441,637.69        64.53                             0.250       0.017        0.233
9868621         $336,224.17        43.42                             0.250       0.017        0.233
9869102         $500,000.00        57.14                             0.250       0.017        0.000
9869205         $311,731.37        80.00                             0.250       0.017        0.000
9869442         $450,000.00        75.00                             0.250       0.017        0.108
9869482         $339,707.26        67.33                             0.250       0.017        0.000
9869514         $843,058.38        75.00                             0.250       0.017        0.233
9869591         $360,000.00        66.67                             0.250       0.017        0.000
9869728         $284,422.98        85.00              11             0.250       0.017        0.108
9869800         $385,000.00        55.00                             0.250       0.017        0.108
9869826         $395,000.00        58.96                             0.250       0.017        0.000
9869909         $646,000.00        34.00                             0.250       0.017        0.358
9869944         $550,000.00        68.75                             0.250       0.017        0.000
9870126         $435,000.00        62.14                             0.250       0.017        0.000
9870212         $311,000.00        48.98                             0.250       0.017        0.108
9870340         $337,000.00        34.92                             0.250       0.017        0.108
9870410         $326,118.98        78.84                             0.250       0.017        0.000
9870430         $317,376.52        79.99                             0.250       0.017        0.000
9870655         $468,000.00        16.25                             0.250       0.017        0.000
9870992         $583,497.19        80.00                             0.250       0.017        0.000
9871243         $351,738.76        80.00                             0.250       0.017        0.733
9871526         $430,000.00        63.70                             0.250       0.017        0.000
9871618         $320,000.00        80.00                             0.250       0.017        0.108
9871815         $420,637.53        55.76                             0.250       0.017        0.000
9871921         $318,000.00        55.30                             0.250       0.017        0.108
9872218         $350,000.00        43.42                             0.250       0.017        0.000
9872347         $422,635.81        42.30                             0.250       0.017        0.000
9872919         $431,000.00        39.18                             0.250       0.017        0.108
9873704         $334,500.00        46.78                             0.250       0.017        0.000
9874055         $430,000.00        56.21                             0.250       0.017        0.108
9874066         $304,125.00        93.58              12             0.250       0.017        0.108
9874410         $307,085.37        64.03                             0.250       0.017        0.000
9874420         $362,100.00        57.48                             0.250       0.017        0.233
9874494         $324,627.04        80.00                             0.250       0.017        0.108
9874513         $330,272.30        80.00                             0.250       0.017        0.108
9874610         $467,597.06        80.00                             0.250       0.017        0.000
9874893         $481,467.16        63.46                             0.250       0.017        0.000
9874936         $559,517.85        55.45                             0.250       0.017        0.000
9874995         $392,000.00        70.00                             0.250       0.017        0.108
9876026         $362,958.76        82.28              12             0.250       0.017        0.733
9876219         $382,670.24        89.28              24             0.250       0.017        0.000
9876671         $635,052.76        75.67                             0.250       0.017        0.000
9877059         $355,000.00        69.07                             0.250       0.017        0.000
9877196         $550,000.00        55.00                             0.250       0.017        0.000
9877539         $499,679.86        80.00                             0.250       0.017        0.108
9877564         $379,123.30        80.00                             0.250       0.017        0.000
9877704         $516,356.79        75.00                             0.250       0.017        0.608
9877724         $346,708.47        77.11                             0.250       0.017        0.108
9877769         $581,498.90        36.38                             0.250       0.017        0.000
9877773         $516,000.00        76.44                             0.250       0.017        0.608
9877822         $383,000.00        66.03                             0.250       0.017        0.000
9878050         $360,000.00        69.23                             0.250       0.017        0.608
9879097         $368,000.00        80.00                             0.250       0.017        0.358
9879261         $329,000.00        70.00                             0.250       0.017        0.233
9879986         $407,600.00        77.64                             0.250       0.017        0.000
9880166         $589,000.00        53.55                             0.250       0.017        0.000
9880477         $320,000.00        80.00                             0.250       0.017        0.108
9880683         $353,000.00        65.98                             0.250       0.017        0.483
9880710         $358,180.42        76.18                             0.250       0.017        0.000
9880855         $434,000.00        70.00                             0.250       0.017        0.358
9881092         $385,299.20        80.00                             0.250       0.017        0.483
9881147         $125,000.00        52.08                             0.250       0.017        0.483
9881530         $571,242.82        67.26                             0.250       0.017        0.358
9881837         $361,695.87        73.13                             0.250       0.017        0.108
9882197         $362,400.00        80.00                             0.250       0.017        0.233
9882980         $407,657.23        80.00                             0.250       0.017        0.108
9882991         $312,000.00        89.91              12             0.250       0.017        0.358
9883189         $474,000.00        65.47                             0.250       0.017        0.233
9883213         $340,000.00        52.31                             0.250       0.017        0.108
9883899         $380,000.00        55.88                             0.250       0.017        0.000
9884112         $599,483.41        80.00                             0.250       0.017        0.000
9884120         $549,537.93        58.51                             0.250       0.017        0.108
9884630         $430,000.00        58.11                             0.250       0.017        0.483
9884639         $317,645.78        76.07                             0.250       0.017        0.358
9885177         $650,000.00        52.00                             0.250       0.017        0.233
9885678         $84,938.48         50.00                             0.250       0.017        0.858
9886264         $324,000.00        80.00                             0.250       0.017        0.108
9886555         $439,140.00        80.00                             0.250       0.017        0.108
9886589         $339,550.00        69.30                             0.250       0.017        0.108
9886678         $979,476.27        75.47                             0.250       0.017        0.358
9886687         $379,375.22        76.77                             0.250       0.017        0.233
9887178         $650,000.00        74.42                             0.250       0.017        0.233
9887281         $423,860.78        80.00                             0.250       0.017        0.358
9887487         $324,752.71        67.08                             0.250       0.017        0.608
9888030         $352,405.18        42.79                             0.250       0.017        0.108
9888350         $368,000.00        66.91                             0.250       0.017        0.108
9888412         $441,896.34        80.00                             0.250       0.017        0.358
9888871         $577,500.00        70.00                             0.250       0.017        0.108
9890689         $751,883.18        69.68                             0.250       0.017        0.233
9891040         $580,000.00        29.00                             0.250       0.017        0.108
9891105         $287,364.97        94.98              11             0.250       0.017        0.108
9891657         $324,726.96        41.73                             0.250       0.017        0.108
9892569         $638,493.14        80.00                             0.250       0.017        0.483
9892574         $571,059.53        80.00                             0.250       0.017        0.233
9892622         $340,000.00        57.14                             0.250       0.017        0.000
9892892         $500,000.00        75.76                             0.250       0.017        0.108
9893041         $385,000.00        73.33                             0.250       0.017        0.983
9893555         $498,830.00        55.43                             0.250       0.017        0.000
9894053         $575,367.99        80.00                             0.250       0.017        0.233
9894194         $519,614.08        80.00                             0.250       0.017        0.733
9894449         $392,900.00        46.77                             0.250       0.017        0.108
9894450         $378,000.00        65.17                             0.250       0.017        0.233
9894709         $307,553.86        79.95                             0.250       0.017        0.358
9895453         $681,912.38        78.00                             0.250       0.017        0.000
9895510         $369,500.00        61.58                             0.250       0.017        0.108
9895749         $318,150.00        79.99                             0.250       0.017        0.108
9895792         $362,687.47        33.00                             0.250       0.017        0.000
9895923         $543,554.08        64.76                             0.250       0.017        0.233
9896134         $387,674.04        80.00                             0.250       0.017        0.108
9897286         $350,144.37        95.00              33             0.250       0.017        0.608
9898180         $403,660.60        61.21                             0.250       0.017        0.108
9898434         $354,131.02        49.61                             0.250       0.017        0.358
9898708         $335,000.00        73.63                             0.250       0.017        0.233
9898876         $549,526.46        61.11                             0.250       0.017        0.000
9901186         $394,326.55        94.03              11             0.250       0.017        0.858
9901207         $454,636.15        73.74                             0.250       0.017        0.358
9901233         $512,558.32        69.32                             0.250       0.017        0.000
9901273         $379,375.22        76.77                             0.250       0.017        0.233
9901293         $309,103.37        80.00                             0.250       0.017        0.358
9901351         $326,055.84        80.00                             0.250       0.017        0.108
9901481         $399,309.29        44.44                             0.250       0.017        0.000
9901506         $367,379.90        80.00                             0.250       0.017        0.108
9901539         $330,472.14        90.00              12             0.250       0.017        0.108
9901591         $323,734.42        80.00                             0.250       0.017        0.233
9901629         $551,536.25        80.00                             0.250       0.017        0.108
9901652         $459,262.10        80.00                             0.250       0.017        0.358
9901678         $349,410.24        73.68                             0.250       0.017        0.108
9901708         $610,473.95        79.97                             0.250       0.017        0.000
9901767         $350,422.91        68.82                             0.250       0.017        0.233
9901799         $429,656.14        77.43                             0.250       0.017        0.358
9901813         $430,846.56        80.00                             0.250       0.017        0.233
9901851         $434,025.99        80.00                             0.250       0.017        0.000
9901871         $604,491.73        62.69                             0.250       0.017        0.108
9901892         $356,413.04        79.16                             0.250       0.017        0.233
9901910         $415,032.08        66.52                             0.250       0.017        0.000
9901936         $310,139.23        80.00                             0.250       0.017        0.108
9901970         $598,696.60        80.00                             0.250       0.017        0.108
9902240         $331,440.57        80.00                             0.250       0.017        0.108
9902248         $309,797.11        80.00                             0.250       0.017        0.108
9902249         $648,705.06        71.56                             0.250       0.017        0.108
9902256         $327,724.44        80.00                             0.250       0.017        0.108
9902260         $371,388.37        80.00                             0.250       0.017        0.233
9902263         $325,450.67        80.00                             0.250       0.017        0.108
9902266         $394,668.16        79.80                             0.250       0.017        0.108
9902276         $359,393.39        60.20                             0.250       0.017        0.108
9902279         $503,576.58        83.31              11             0.250       0.017        0.108
9902415         $418,997.70        77.37                             0.250       0.017        0.108
9902487         $449,666.03        80.00                             0.250       0.017        0.733
9902539         $431,323.97        72.00                             0.250       0.017        0.483
9902598         $539,546.33        56.84                             0.250       0.017        0.108
9902693         $454,233.30        72.80                             0.250       0.017        0.108
9902737         $367,690.84        75.56                             0.250       0.017        0.108
9902779         $409,680.17        71.93                             0.250       0.017        0.483
9902866         $334,725.41        77.91                             0.250       0.017        0.233
9902954         $345,098.14        90.00              11             0.250       0.017        0.858
9902992         $648,904.71        75.00                             0.250       0.017        0.108
9903048         $339,707.27        75.89                             0.250       0.017        0.000
9903084         $345,944.18        90.00              11             0.250       0.017        0.358
9903085         $400,000.00        74.07                             0.250       0.017        0.608
9903120         $382,178.66        75.00                             0.250       0.017        0.108
9903181         $375,184.54        68.27                             0.250       0.017        0.108
9903408         $285,000.00        67.86                             0.250       0.017        0.608
9903802         $388,181.55        65.29                             0.250       0.017        0.233
9903893         $335,433.83        80.00                             0.250       0.017        0.108
9903912         $347,413.61        80.00                             0.250       0.017        0.108
9903917         $423,784.70        67.92                             0.250       0.017        0.108
9903932         $361,949.08        80.00                             0.250       0.017        0.108
9903944         $559,056.37        67.88                             0.250       0.017        0.108
9903952         $464,290.17        75.00                             0.250       0.017        0.608
9903998         $499,177.93        70.42                             0.250       0.017        0.233
9904090         $371,679.72        80.00                             0.250       0.017        0.000
9904427         $350,712.28        64.40                             0.250       0.017        0.233
9904915         $649,096.79        61.90                             0.250       0.017        1.358
9905276         $341,600.00        80.00                             0.250       0.017        0.000
9905483         $419,292.28        80.00                             0.250       0.017        0.108
9906177         $349,713.11        74.31                             0.250       0.017        0.233
9906206         $559,529.54        69.14                             0.250       0.017        0.108
9906636         $350,505.29        80.00                             0.250       0.017        0.108
9906644         $320,293.67        79.99                             0.250       0.017        0.358
9906662         $499,590.16        76.92                             0.250       0.017        0.233
9906694         $339,707.27        45.33                             0.250       0.017        0.000
9906704         $331,714.15        80.00                             0.250       0.017        0.000
9906718         $419,655.73        80.00                             0.250       0.017        0.233
9906758         $499,579.95        78.13                             0.250       0.017        0.108
9907451         $445,450.00        80.00                             0.250       0.017        0.233
9908002         $312,230.95        66.84                             0.250       0.017        0.000
9908012         $287,763.93        83.48              12             0.250       0.017        0.233
9908097         $345,337.03        80.00                             0.250       0.017        0.608
9908132         $477,598.42        68.29                             0.250       0.017        0.108
9908205         $370,945.69        89.89              11             0.250       0.017        0.233
9908237         $387,674.04        80.00                             0.250       0.017        0.108
9908303         $319,473.87        80.00                             0.250       0.017        0.233
9908337         $360,189.62        70.00                             0.250       0.017        0.000
9908387         $460,852.88        75.00                             0.250       0.017        0.000
9908393         $999,139.02        58.82                             0.250       0.017        0.000
9908419         $364,428.82        73.00                             0.250       0.017        0.483
9908422         $363,444.41        75.00                             0.250       0.017        0.108
9908450         $346,228.32        58.81                             0.250       0.017        0.233
9908506         $331,714.15        76.32                             0.250       0.017        0.000
9908514         $374,677.13        69.12                             0.250       0.017        0.000
9908533         $600,482.56        65.68                             0.250       0.017        0.000
9908571         $521,161.80        80.00                             0.250       0.017        0.108
9908584         $342,105.20        80.00                             0.250       0.017        0.000
9908604         $447,621.00        52.75                             0.250       0.017        0.108
9908623         $429,257.48        61.43                             0.250       0.017        0.000
9908644         $625,736.67        75.00                             0.250       0.017        0.233
9908667         $614,936.30        78.97                             0.250       0.017        0.000
9908713         $679,029.06        79.95                             0.250       0.017        0.108
9909262         $401,670.48        72.69                             0.250       0.017        0.233
9909263         $399,655.61        65.36                             0.250       0.017        0.000
9909279         $333,719.41        71.37                             0.250       0.017        0.108
9909306         $649,440.36        56.52                             0.250       0.017        0.000
9909333         $431,637.07        80.00                             0.250       0.017        0.108
9909344         $417,640.11        63.82                             0.250       0.017        0.000
9909351         $369,681.44        69.98                             0.250       0.017        0.000
9909367         $346,215.98        70.00                             0.250       0.017        0.233
9909376         $467,606.82        80.00                             0.250       0.017        0.108
9909384         $401,662.28        67.00                             0.250       0.017        0.108
9909386         $606,327.52        77.80                             0.250       0.017        0.000
9909397         $451,138.95        78.52                             0.250       0.017        0.358
9909399         $347,721.71        50.80                             0.250       0.017        0.358
9909414         $369,681.44        54.01                             0.250       0.017        0.000
9909439         $504,575.74        55.80                             0.250       0.017        0.108
9909473         $552,535.41        70.00                             0.250       0.017        0.108
9910014         $378,342.12        78.95                             0.250       0.017        0.358
9910164         $379,672.83        80.00                             0.250       0.017        0.000
9910449         $307,741.25        80.00                             0.250       0.017        0.108
9911121         $450,411.87        70.00                             0.250       0.017        0.000
9912102         $380,000.00        80.00                             0.250       0.017        0.000
9912210         $336,000.00        80.00                             0.250       0.017        0.233
9916916         $419,638.39        70.00                             0.250       0.017        0.000
9916924         $595,000.00        45.77                             0.250       0.017        0.000
9916935         $328,716.74        67.42                             0.250       0.017        0.000
9916975         $325,719.32        69.36                             0.250       0.017        0.000
9916991         $339,707.27        80.00                             0.250       0.017        0.000
9917078         $344,717.21        79.31                             0.250       0.017        0.233
9917099         $599,508.18        61.73                             0.250       0.017        0.233
9917119         $352,696.08        58.83                             0.250       0.017        0.000
9917135         $343,504.00        38.07                             0.250       0.017        0.000
9917778         $384,676.55        44.77                             0.250       0.017        0.108
9918255         $571,619.37        52.01                             0.250       0.017        0.108
9918437         $441,238.02        80.00                             0.250       0.017        0.233
9918480         $390,663.36        62.06                             0.250       0.017        0.000
9918501         $339,707.27        55.28                             0.250       0.017        0.000
9918549         $315,740.98        79.00                             0.250       0.017        0.233
9920142         $414,651.35        54.61                             0.250       0.017        0.108
9922596         $315,995.25        40.90                             0.250       0.017        0.108
9923939         $345,100.00        20.30                             0.250       0.017        0.233

                $931,168,403.96

                                 EXHIBIT F-2

                [Schedule of Type 2 Mortgage Loans in Group I]


WFMBS
WFMBS   2002-04 EXHIBIT F-2 GROUP I LOANS
15 YEAR FIXED RATE NON-RELOCATION & RELOCATION LOANS

(i)         (ii)                                        (iii)      (iv)        (v)           (vi)      (vii)      (viii)
------------------------------------------------------------------------------------------------------------------------------
                                                                               NET
MORTGAGE                                                           MORTGAGE    MORTGAGE      CURRENT   ORIGINAL   SCHEDULED
LOAN                                             ZIP    PROPERTY   INTEREST    INTEREST      MONTHLY   TERM TO    MATURITY
NUMBER      CITY                         STATE   CODE   TYPE       RATE        RATE          PAYMENT   MATURITY   DATE
------------------------------------------------------------------------------------------------------------------------------
4799714     GLENVIEW                     IL       60025 SFD              6.875        6.000  $3,656.60        180    1-Oct-16




COUNT:                                 1
WAC:                               6.875
WAM:                                 177
WALTV:                             59.42


[TABLE CONTINUED]

(i)         (ix)           (x)    (xi)        (xii)     (xiii)   (xv)       (xvi)
---------------------------------------------------------------------------------------
            CUT-OFF
MORTGAGE    DATE                             MORTGAGE            MASTER     FIXED
LOAN        PRINCIPAL                       INSURANCE   SERVICE  SERVICE    RETAINED
NUMBER      BALANCE        LTV    SUBSIDY      CODE     FEE      FEE        YIELD
---------------------------------------------------------------------------------------
4799714        $406,054.56  59.42                          0.250      0.017      0.608

               $406,054.56



                                  EXHIBIT F-3A

            [Schedule of Other Servicer Mortgage Loans in Group I]


WFMBS
WFMBS   2002-04 EXHIBIT F-3A GROUP I LOANS
15 YEAR FIXED RATE NON-RELOCATION & RELOCATION LOANS

(i)         (ii)                                        (iii)      (iv)        (v)           (vi)      (vii)      (viii)
-------------------------------------------------------------------------------------------------------------------------------
                                                                               NET
MORTGAGE                                                           MORTGAGE    MORTGAGE      CURRENT   ORIGINAL   SCHEDULED
LOAN                                             ZIP    PROPERTY   INTEREST    INTEREST      MONTHLY   TERM TO    MATURITY
NUMBER      CITY                         STATE   CODE   TYPE       RATE        RATE          PAYMENT   MATURITY   DATE
-------------------------------------------------------------------------------------------------------------------------------
4334667     FORT WASHINGTON              MD      20744  SFD        7.775       6.000        $2,782.87  180        1-Apr-16
4372781     BROOKLINE                    MA      02446  LCO        8.050       6.000        $4,092.97  180        1-Sep-16
4354423     LEWISTON                     MI      49756  SFD        7.250       6.000        $456.44    180        1-Oct-16
4289018     RIVER RIDGE                  LA      70123  SFD        7.000       6.000        $2,804.34  180        1-Aug-16
4347582     ALEXANDRIA                   LA      71303  SFD        6.625       6.000        $2,853.48  180        1-Nov-16
4379784     ENGLEWOOD                    CO      80110  SFD        6.750       6.000        $6,620.69  180        1-Nov-16
4403972     LAFAYETTE                    LA      70503  SFD        6.750       6.000        $2,549.00  180        1-Nov-16
4403985     METAIRIE                     LA      70005  SFD        6.875       6.000        $2,774.94  168        1-Nov-15
4396185     FLORHAM PARK                 NJ      07932  SFD        7.500       6.000        $2,954.85  180        1-Oct-16
9889174     NIXA                         MO      65714  SFD        7.000       6.000        $3,516.22  180        1-Nov-16
9889203     PANAMA CITY BEACH            FL      32408  SFD        7.125       6.000        $2,914.06  180        1-Nov-16
9889218     SHELTON                      CT      06484  SFD        6.625       6.000        $3,029.08  180        1-Oct-16
9889241     BAINBRIDGE ISLAND            WA      98110  SFD        7.000       6.000        $3,460.49  180        1-Sep-16
9889266     BALA CYNWYD                  PA      19004  SFD        7.125       6.000        $5,665.97  180        1-Nov-16
9889284     SANTA ANA                    CA      92705  SFD        6.375       6.000        $3,457.00  180        1-Nov-16
9889293     HARTLAND                     WI      53029  SFD        7.000       6.000        $4,143.60  180        1-Nov-16
9889308     SUPERIOR                     WI      54880  SFD        6.875       6.000        $5,244.11  180        1-Nov-16
9889324     ABILENE                      TX      79605  SFD        6.375       6.000        $3,673.06  180        1-Nov-16
9889340     NEWTOWN                      CT      06470  SFD        6.875       6.000        $2,604.22  180        1-Nov-16
4433038     PELHAM                       NY      10803  SFD        6.625       6.000        $4,170.47  180        1-Oct-16
4433069     BASKING RIDGE                NJ      07920  SFD        6.875       6.000        $2,675.56  180        1-May-16
4433422     RUMSON                       NJ      07760  SFD        7.250       6.000        $2,738.59  180        1-Aug-16
4433438     ROCKVILLE                    MD      20853  SFD        7.250       6.000        $2,665.56  180        1-Sep-16
4433473     SCARSDALE                    NY      10583  SFD        7.750       6.000        $2,823.83  180        1-Sep-16
4433725     CUPERTINO                    CA      95014  SFD        6.250       5.983        $3,596.89  180        1-Oct-16
4265133     TOWN   COUNTRY               MO      63017  SFD        6.750       6.000        $4,234.29  180        1-Jun-16
9873379     PASADENA                     CA      91105  SFD        6.375       6.000        $6,179.39  180        1-Sep-16
9873408     HILTON HEAD ISLAND           SC      29928  LCO        7.250       6.000        $3,039.84  180        1-Sep-16
9873439     WINDERMERE                   FL      34786  SFD        6.625       6.000        $3,520.76  180        1-Sep-16
9873460     GLENCOE                      MO      63038  SFD        7.250       6.000        $2,902.91  180        1-Sep-16
9873512     PALM BEACH GARDENS           FL      33418  SFD        7.000       6.000        $6,741.21  180        1-Jul-16
9873544     CLAREMONT                    CA      91711  SFD        6.875       6.000        $7,045.65  180        1-Oct-16
9885614     EASTON                       MD      21601  SFD        6.875       6.000        $3,537.10  180        1-Sep-16
9885644     ATLANTA                      GA      30339  SFD        6.750       6.000        $2,716.67  180        1-Mar-16
9885664     NORTHBOROUGH                 MA      01532  SFD        6.500       6.000        $3,440.87  180        1-Aug-16
9885670     LINCOLN                      NE      68512  SFD        6.750       6.000        $3,079.48  180        1-Sep-16
9885703     PORT CHARLOTTE               FL      33952  SFD        7.250       6.000        $3,706.23  180        1-Sep-16
9885728     NORFOLK                      VA      23505  SFD        6.875       6.000        $3,729.74  180        1-Apr-16
9885743     BRISTOW                      VA      20136  SFD        7.375       6.000        $3,622.20  180        1-Aug-16
9885773     BARRINGTON                   IL      60010  SFD        6.875       6.000        $2,764.75  180        1-May-16
9885803     WEST PALM BEACH              FL      33412  SFD        6.875       6.000        $3,210.68  180        1-Sep-16
9885812     POTOMAC                      MD      20854  SFD        6.000       5.733        $4,430.25  180        1-Sep-16
9885825     FAIRFAX STATION              VA      22039  SFD        6.750       6.000        $3,539.64  180        1-Jun-16
9885843     NASHVILLE                    TN      37205  SFD        6.500       6.000        $3,109.85  180        1-Sep-16
9885874     CHESTER                      CA      96020  SFD        7.000       6.000        $3,415.55  180        1-Sep-16
9885897     MILPITAS                     CA      95035  SFD        6.875       6.000        $5,440.31  180        1-Sep-16
9885905     HOUSTON                      TX      77077  SFD        6.375       6.000        $3,164.03  180        1-Sep-16
9885924     PORTLAND                     OR      97209  LCO        6.875       6.000        $3,130.41  180        1-Aug-16
9885954     HERNDON                      VA      20170  SFD        6.250       5.983        $3,048.14  180        1-Sep-16
9885977     MACON                        GA      31210  SFD        7.000       6.000        $2,876.26  180        1-Jul-16
9885989     BETHESDA                     MD      20816  SFD        7.125       6.000        $3,487.46  180        1-Aug-16
9886008     NASHVILLE                    TN      37205  SFD        6.625       6.000        $2,546.18  180        1-Sep-16
9886052     BELLAIRE                     TX      77401  SFD        6.625       6.000        $5,706.96  180        1-Sep-16
9886069     COCKEYSVILLE                 MD      21030  SFD        6.625       6.000        $2,633.99  180        1-Sep-16
9886089     BOGART                       GA      30622  SFD        6.750       6.000        $3,389.20  180        1-Apr-16
9886111     SAINT LOUIS                  MO      63122  SFD        6.750       6.000        $3,805.12  180        1-Sep-16
9886125     CHATSWORTH AREA              CA      91331  SFD        6.875       6.000        $3,772.54  180        1-Sep-16
9886320     SANTA ROSA BEACH             FL      32413  LCO        7.000       6.000        $4,516.61  180        1-Sep-16
9886342     MARTINEZ                     GA      30907  SFD        6.750       6.000        $3,008.69  180        1-Sep-16
9886346     ORANGE PARK                  FL      32073  SFD        6.875       6.000        $4,849.46  180        1-Jul-16
9886350     FORT LAUDERDALE              FL      33308  SFD        6.875       6.000        $4,639.43  180        1-Aug-16
9886356     DULUTH                       GA      30097  SFD        6.625       6.000        $3,358.33  180        1-Sep-16
9886359     FRAMINGHAM                   MA      01701  SFD        6.125       5.858        $2,977.19  180        1-Sep-16
9886365     GEORGETOWN                   SC      29440  LCO        6.375       6.000        $4,597.81  180        1-Sep-16
9886366     VONROE                       TN      37885  SFD        6.875       6.000        $3,567.42  180        1-Oct-16
9886370     LONGBOAT KEY                 FL      34228  LCO        7.375       6.000        $2,759.77  180        1-Aug-16
9886374     SAN DIEGO                    CA      92130  SFD        6.500       6.000        $3,919.98  180        1-Sep-16
9886376     PORT CHARLOTTE               FL      33952  SFD        6.625       6.000        $3,362.72  180        1-Sep-16
9886391     CUMMING                      IA      50061  SFD        6.750       6.000        $3,086.12  180        1-Sep-16
9886396     HEATHROW                     FL      32746  SFD        6.875       6.000        $3,183.92  180        1-Sep-16
9886400     RALEIGH                      NC      27613  SFD        6.750       6.000        $3,451.15  180        1-Sep-16
9886409     KNOXVILLE                    TN      37919  SFD        7.125       6.000        $3,623.32  180        1-Aug-16
9886414     ST SIMONS ISLAND             GA      31522  SFD        7.000       6.000        $4,368.31  180        1-Aug-16
9886418     JACKSONVILLE                 FL      32211  SFD        6.625       6.000        $2,730.56  180        1-Sep-16
9886421     CHESAPEAKE                   VA      23321  SFD        6.750       6.000        $3,044.09  180        1-Sep-16
9886647     ANNAPOLIS                    MD      21401  SFD        6.750       6.000        $2,674.64  180        1-Jun-16
9890155     PASADENA                     CA      91106  SFD        6.000       5.733        $6,961.82  180        1-Jul-16
9894591     BELLEAIR                     FL      33756  SFD        6.625       6.000        $4,701.22  180        1-Oct-16
9897671     HUNTINGTON BEACH             CA      92648  SFD        6.875       6.000        $5,796.17  180        1-Aug-16
9897689     OAKTON                       VA      22124  SFD        7.000       6.000        $5,198.83  180        1-Aug-16
9897705     SCOTTSDALE                   AZ      85262  SFD        7.375       6.000        $4,599.62  180        1-Jun-16





COUNT:                                81
WAC:                         6.820287583
WAM:                         175.5660388
WALTV:                       64.61824446


[TABLE CONTINUED]


(i)          (ix)             (x)    (xi)         (xii)    (xiii)    (xv)       (xvi)
-------------------------------------------------------------------------------------------
             CUT-OFF
MORTGAGE     DATE                               MORTGAGE             MASTER     FIXED
LOAN         PRINCIPAL                          INSURANCE  SERVICE   SERVICE    RETAINED
NUMBER       BALANCE          LTV    SUBSIDY      CODE     FEE       FEE        YIELD
-------------------------------------------------------------------------------------------
4334667     $287,161.96       88.12            12          0.650     0.017      1.108
4372781     $422,036.29       89.89                        0.550     0.017      1.483
4354423     $49,534.12        37.59                        0.250     0.017      0.983
4289018     $307,020.54       80.00                        0.250     0.017      0.733
4347582     $201,547.08       68.42                        0.250     0.017      0.358
4379784     $743,339.08       62.35                        0.250     0.017      0.483
4403972     $286,189.26       78.92                        0.250     0.017      0.483
4403985     $296,720.44       86.62            11          0.250     0.017      0.608
4396185     $315,843.93       70.05                        0.250     0.017      1.233
9889174     $386,712.69       77.47                        0.250     0.017      0.733
9889203     $319,117.75       77.52                        0.250     0.017      0.858
9889218     $341,608.17       66.35                        0.250     0.017      0.358
9889241     $380,098.69       63.11                        0.250     0.017      0.733
9889266     $621,584.29       75.00                        0.250     0.017      0.858
9889284     $390,490.08       62.99                        0.250     0.017      0.108
9889293     $458,082.65       68.50                        0.250     0.017      0.733
9889308     $583,974.82       75.87                        0.250     0.017      0.608
9889324     $422,161.98       85.00            6           0.250     0.017      0.108
9889340     $290,132.06       73.00                        0.250     0.017      0.608
4433038     $470,330.10       50.00                        0.250     0.017      0.358
4433069     $292,190.27       42.86                        0.250     0.017      0.608
4433422     $293,985.74       35.29                        0.250     0.017      0.983
4433438     $288,361.62       63.48                        0.250     0.017      0.983
4433473     $296,420.19       30.30                        0.250     0.017      1.483
4433725     $415,241.92       44.63                        0.250     0.017      0.000
4265133     $466,430.25       67.39                        0.250     0.017      0.483
9873379     $705,400.03       62.17                        0.250     0.017      0.108
9873408     $328,850.73       90.00            12          0.250     0.017      0.983
9873439     $395,728.92       72.12                        0.250     0.017      0.358
9873460     $314,037.63       74.82                        0.250     0.017      0.983
9873512     $735,594.08       77.72                        0.250     0.017      0.733
9873544     $782,397.79       63.86                        0.250     0.017      0.608
9885614     $391,496.70       57.06                        0.250     0.017      0.608
9885644     $296,847.73       78.72                        0.250     0.017      0.483
9885664     $388,422.69       66.95                        0.250     0.017      0.233
9885670     $343,474.07       49.36                        0.250     0.017      0.483
9885703     $400,941.13       63.94                        0.250     0.017      0.983
9885728     $401,481.66       45.21                        0.250     0.017      0.608
9885743     $387,664.26       75.00                        0.250     0.017      1.108
9885773     $295,158.39       55.86                        0.250     0.017      0.608
9885803     $355,367.66       51.06                        0.250     0.017      0.608
9885812     $517,724.66       54.12                        0.250     0.017      0.000
9885825     $390,818.75       75.47                        0.250     0.017      0.483
9885843     $352,257.23       44.63                        0.250     0.017      0.233
9885874     $374,990.97       38.97                        0.250     0.017      0.733
9885897     $598,093.24       45.19                        0.250     0.017      0.608
9885905     $361,184.51       73.22                        0.250     0.017      0.108
9885924     $343,972.98       71.93                        0.250     0.017      0.608
9885954     $350,676.17       74.06                        0.250     0.017      0.000
9885977     $311,506.99       55.17                        0.250     0.017      0.733
9885989     $378,920.63       62.91                        0.250     0.017      0.858
9886008     $286,188.02       61.05                        0.250     0.017      0.358
9886052     $641,455.90       77.84                        0.250     0.017      0.358
9886069     $296,056.53       73.89                        0.250     0.017      0.358
9886089     $371,427.34       78.81                        0.250     0.017      0.483
9886111     $424,210.47       78.18                        0.250     0.017      0.483
9886125     $416,545.55       79.81                        0.250     0.017      0.608
9886320     $496,102.85       75.00                        0.250     0.017      0.733
9886342     $335,578.08       69.97                        0.250     0.017      0.483
9886346     $533,194.47       75.00                        0.250     0.017      0.608
9886350     $513,100.52       58.78                        0.250     0.017      0.608
9886356     $377,328.96       53.50                        0.250     0.017      0.358
9886359     $344,983.56       74.79                        0.250     0.017      0.000
9886365     $524,857.10       38.00                        0.250     0.017      0.108
9886366     $396,150.78       51.61                        0.250     0.017      0.608
9886370     $292,307.57       63.97                        0.250     0.017      1.108
9886374     $444,021.73       38.30                        0.250     0.017      0.233
9886376     $377,965.54       46.42                        0.250     0.017      0.358
9886391     $344,214.30       75.00                        0.250     0.017      0.483
9886396     $352,406.28       76.77                        0.250     0.017      0.608
9886400     $384,927.80       61.90                        0.250     0.017      0.483
9886409     $394,962.07       35.56                        0.250     0.017      0.858
9886414     $478,243.49       72.00                        0.250     0.017      0.733
9886418     $306,911.98       74.94                        0.250     0.017      0.358
9886421     $339,526.07       80.00                        0.250     0.017      0.483
9886647     $295,312.41       75.00                        0.250     0.017      0.483
9890155     $807,764.90       68.75                        0.250     0.017      0.000
9894591     $530,185.78       73.86                        0.250     0.017      0.358
9897671     $639,416.64       64.99                        0.250     0.017      0.608
9897689     $569,168.78       52.58                        0.250     0.017      0.733
9897705     $489,114.00       22.22                        0.250     0.017      1.108

               $33,132,955.04


WFMBS
WFMBS   2002-04 EXHIBIT F-3A GROUP I LOANS (continued)
15 YEAR FIXED RATE NON-RELOCATION & RELOCATION LOANS


(i)         (xvii)                                  (xviii)
-------------------------------------------------------------------------------

MORTGAGE                                            NMI
LOAN                                                LOAN
NUMBER      SERVICER                                SELLER
-------------------------------------------------------------------------------
4334667     CHEVY CHASE SAVINGS BANK                CHEVY CHASE SAVINGS BANK
4372781     CHEVY CHASE SAVINGS BANK                CHEVY CHASE SAVINGS BANK
4354423     CUNA MUTUAL MORTGAGE CORP               CUNA MUTUAL MORTGAGE CORP
4289018     HIBERNIA NATIONAL BANK                  HIBERNIA NATIONAL BANK
4347582     HIBERNIA NATIONAL BANK                  HIBERNIA NATIONAL BANK
4379784     HIBERNIA NATIONAL BANK                  HIBERNIA NATIONAL BANK
4403972     HIBERNIA NATIONAL BANK                  HIBERNIA NATIONAL BANK
4403985     HIBERNIA NATIONAL BANK                  HIBERNIA NATIONAL BANK
4396185     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
9889174     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
9889203     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
9889218     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
9889241     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
9889266     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
9889284     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
9889293     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
9889308     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
9889324     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
9889340     HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4433038     HSBC MORTGAGE CORP (USA)                HSBC MORTGAGE CORP (USA)
4433069     HSBC MORTGAGE CORP (USA)                HSBC MORTGAGE CORP (USA)
4433422     HSBC MORTGAGE CORP (USA)                HSBC MORTGAGE CORP (USA)
4433438     HSBC MORTGAGE CORP (USA)                HSBC MORTGAGE CORP (USA)
4433473     HSBC MORTGAGE CORP (USA)                HSBC MORTGAGE CORP (USA)
4433725     HSBC MORTGAGE CORP (USA)                HSBC MORTGAGE CORP (USA)
4265133     NATIONAL CITY MORTGAGE C                NATIONAL CITY MORTGAGE C
9873379     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9873408     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9873439     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9873460     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9873512     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9873544     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9885614     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9885644     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9885664     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9885670     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9885703     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9885728     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9885743     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9885773     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9885803     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9885812     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9885825     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9885843     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9885874     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9885897     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9885905     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9885924     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9885954     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9885977     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9885989     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9886008     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9886052     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9886069     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9886089     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9886111     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9886125     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9886320     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9886342     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9886346     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9886350     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9886356     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9886359     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9886365     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9886366     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9886370     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9886374     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9886376     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9886391     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9886396     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9886400     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9886409     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9886414     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9886418     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9886421     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9886647     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9890155     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9894591     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9897671     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9897689     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
9897705     SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
81



COUNT:                                            81
WAC:                                     6.820287583
WAM:                                     175.5660388
WALTV:                                   64.61824446

                                  EXHIBIT F-3B

           [Schedule of Other Servicer Mortgage Loans in Group II]


WFMBS
WFMBS   2002-04 EXHIBIT F-3B  GROUP II LOANS
30 YEAR FIXED RATE NON-RELOCATION LOANS

(i)      (ii)                         (iii)    (iv)      (v)       (vi)      (vii)    (viii)     (ix)       (x)    (xi)      (xii)
------------------------------------------------------------------------------------------------------------------------------------
                                                         NET                                    CUT-OFF
MORTGAGE                                       MORTGAGE  MORTGAGE  CURRENT   ORIGINAL SCHEDULED DATE                       MORTGAGE
LOAN                           ZIP    PROPERTY INTEREST  INTEREST  MONTHLY   TERM TO  MATURITY  PRINCIPAL                 INSURANCE
NUMBER   CITY           STATE  CODE   TYPE     RATE      RATE      PAYMENT   MATURITY DATE      BALANCE    LTV    SUBSIDY    CODE
------------------------------------------------------------------------------------------------------------------------------------
4425933  CARLSBAD        CA    92009  SFD      7.250     6.500    $2,755.99  360      1-Sep-31  402,727.90  80.00
9891162  MILLBRAE        CA    94030  SFD      7.125     6.500    $4,379.18  360      1-Nov-31  648,957.31  72.63
9891202  SAN MATEO       CA    94403  SFD      7.250     6.500    $2,967.47  360      1-Nov-31  433,783.52  59.18
9891219  FREMONT         CA    94539  SFD      6.875     6.358    $3,153.26  360      1-Nov-31  479,191.17  80.00
9891222  TORRANCE        CA    90505  SFD      7.000     6.483    $2,510.19  360      1-Nov-31  376,679.65  70.00
9891242  SAN JOSE        CA    95118  SFD      6.750     6.358    $2,101.46  360      1-Nov-31  323,440.51  80.00
9891257  LONG BEACH      CA    90807  SFD      6.750     6.358    $4,202.92  360      1-Nov-31  646,881.02  67.50
9891262  GLENDALE        CA    91214  SFD      6.750     6.358    $2,542.51  360      1-Nov-31  391,322.59  80.00
9891264  REDONDO BEACH   CA    90278  SFD      6.750     6.358    $2,075.52  360      1-Nov-31  319,022.93  57.25
9891277  ALISO VIEJO     CA    92656  SFD      6.875     6.358    $2,443.78  360      1-Nov-31  371,373.15  80.00
9891278  SAN CARLOS      CA    94070  SFD      7.000     6.483    $2,262.03  360      1-Nov-31  339,440.98  80.00
9891284  ALAMO           CA    94507  SFD      6.750     6.358    $3,733.34  360      1-Nov-31  574,606.03  53.54
9891289  OLNEY           MD    20832  SFD      6.875     6.358    $2,036.48  360      1-Nov-31  309,477.63  77.50
9891292  CASTAIC         CA    91384  SFD      7.125     6.500    $2,499.50  360      1-Nov-31  370,069.14  70.67
9891304  DUNN LORING     VA    22027  SFD      6.875     6.358    $3,179.54  360      1-Nov-31  483,184.43  73.33
9891313  SIERRA MADRE    CA    91024  SFD      6.875     6.358    $1,983.93  360      1-Nov-31  300,972.07  68.64
9891318  SAN FRANCISCO   CA    94121  SFD      6.750     6.358    $2,918.70  360      1-Nov-31  446,302.92  46.01
9891322  ROCKVILLE       MD    20850  SFD      6.750     6.358    $2,445.22  360      1-Nov-31  376,348.99  62.83
9891330  PLEASANT HILL   CA    94523  SFD      6.875     6.358    $2,890.49  360      1-Nov-31  439,258.57  80.00
9891333  ORANGE          CA    92869  SFD      7.000     6.483    $2,661.21  360      1-Nov-31  399,342.33  37.04
9891336  POTOMAC         MD    20854  SFD      7.125     6.500    $3,267.54  360      1-Nov-31  484,221.99  54.99
9891349  FULLERTON       CA    92835  SFD      6.875     6.358    $2,956.18  360      1-Nov-31  449,241.73  71.43
9891350  CUPERTINO       CA    95014  SFD      6.875     6.358    $3,120.41  360      1-Dec-31  474,600.94  69.85
9891356  MILL VALLEY     CA    94941  SFD      6.875     6.358    $2,956.18  360      1-Nov-31  449,241.73  42.86
9891358  LIVERMORE       CA    94550  SFD      6.875     6.358    $2,010.21  360      1-Nov-31  305,484.36  85.00         01
9891361  BREA            CA    92821  SFD      6.750     6.358    $2,250.64  360      1-Nov-31  346,400.79  79.77
9891366  SAN JOSE        CA    95148  SFD      6.875     6.358    $2,627.72  360      1-Nov-31  399,325.97  50.00
9891367  SAN JOSE        CA    95116  SFD      6.875     6.358    $2,095.61  360      1-Nov-31  318,462.45  73.33
9891376  CAMPBELL        CA    95008  SFD      7.000     6.483    $2,378.46  360      1-Nov-31  356,912.21  77.89
9891384  SIMI VALLEY     CA    93065  SFD      6.875     6.358    $2,732.83  360      1-Nov-31  415,299.00  80.00
9891433  ALTADENA        CA    91001  SFD      6.750     6.358    $3,523.19  360      1-Nov-31  542,261.99  80.00
9891438  LOS ANGELES     CA    91607  SFD      6.875     6.358    $2,759.10  360      1-Nov-31  419,292.28  80.00
9891448  BURBANK         CA    91505  SFD      6.750     6.358    $2,698.17  360      1-Dec-31  415,641.83  80.00
9891451  FREMONT         CA    94539  SFD      6.875     6.358    $3,393.04  360      1-Nov-31  515,629.66  73.79
9891459  CHATSWORTH      CA    91311  SFD      6.875     6.358    $2,473.34  360      1-Nov-31  375,865.57  68.45
9891477  RANCHO PALOS    CA    90275  SFD      6.875     6.358    $2,496.33  360      1-Dec-31  379,680.75  80.00
9891875  MANHATTAN BEA   CA    90266  SFD      6.750     6.358    $3,729.44  360      1-Nov-31  574,007.09  42.59
9891903  SANTA ANA       CA    92705  SFD      6.875     6.358    $2,627.72  360      1-Nov-31  399,325.97  59.26
9891923  OAKLEY          CA    94561  SFD      6.875     6.358    $2,128.45  360      1-Nov-31  323,430.93  80.00
9891944  SCARSDALE       NY    10583  SFD      6.875     6.358    $3,416.03  360      1-Nov-31  519,050.09  54.74
9892012  LOMPOC          CA    93436  SFD      6.875     6.358    $2,417.50  360      1-Nov-31  367,379.90  80.00
9892039  SPARKS          MD    21152  SFD      7.375     6.500    $2,693.63  360      1-Aug-31  388,497.88  58.21
9892054  LONGMONT        CO    80503  SFD      7.000     6.483    $2,637.59  360      1-Nov-31  395,798.17  53.94
9892094  AURORA          CO    80016  SFD      6.875     6.358    $2,139.95  360      1-Nov-31  325,201.09  79.99
9892119  LONGMONT        CO    80503  SFD      6.750     6.358    $2,594.39  360      1-Nov-31  399,309.29  76.19
9892158  NAPA            CA    94558  SFD      7.125     6.500    $2,358.02  360      1-Oct-31  347,524.69  55.56
9892179  ROCHESTER       MN    55902  SFD      7.000     6.483    $3,113.62  360      1-Nov-31  467,230.52  78.00
9892190  COOKSVILLE      MD    21723  SFD      6.875     6.358    $2,246.70  360      1-Oct-31  341,133.08  53.72
9905255  LOS ANGELES     CA    90027  SFD      6.875     6.358    $2,259.84  360      1-Dec-31  343,710.99  80.00
9905270  SAN MARINO      CA    91108  SFD      6.750     6.233    $2,218.21  360      1-Dec-31  341,705.54  79.91
9905293  HUNTINGTON BE   CA    92648  SFD      6.750     6.233    $3,022.47  360      1-Dec-31  465,598.78  76.90
9905335  CARLSBAD        CA    92009  SFD      6.875     6.358    $4,270.04  360      1-Dec-31  649,453.92  57.78
9905338  DANVILLE        CA    94526  SFD      6.750     6.233    $3,651.61  360      1-Dec-31  562,515.27  69.94
9905350  SAN JOSE        CA    95120  SFD      6.750     6.233    $3,320.82  360      1-Nov-31  508,436.70  57.53
9905358  REDWOOD CITY    CA    94065  SFD      6.875     6.358    $3,153.26  360      1-Dec-31  479,596.74  46.60
9905377  ENCINITAS       CA    92024  SFD      6.750     6.233    $2,957.61  360      1-Dec-31  455,607.39  80.00
9905393  LOS ANGELES     CA    91401  SFD      6.875     6.358    $2,562.02  360      1-Nov-31  389,304.86  79.59
9905405  LAKE FOREST     CA    92630  SFD      6.750     6.233    $2,075.52  360      1-Dec-31  319,724.48  80.00
9905418  PLEASANTON      CA    94566  SFD      7.250     6.500    $2,537.70  360      1-Nov-31  371,417.85  80.00
9905422  THOUSAND OAKS   CA    91362  SFD      6.875     6.358    $2,680.27  360      1-Dec-31  407,657.23  70.96
9905434  HUNTINGTON BE   CA    92648  SFD      6.875     6.358    $3,659.09  360      1-Nov-31  556,061.44  57.13
9905437  MOUNTAIN VIEW   CA    94043  SFD      7.125     6.500    $2,350.14  360      1-Dec-31  348,551.04  80.00
9905440  GLENDALE        CA    91208  SFD      6.875     6.358    $3,174.28  360      1-Dec-31  482,794.05  80.00
9905457  ALBUQUERQUE     NM    87122  SFD      7.125     6.500    $3,219.03  360      1-Nov-31  477,033.55  78.33
9905460  PACIFICA        CA    94044  SFD      6.875     6.358    $2,956.18  360      1-Dec-31  449,621.95  60.81
9905474  IRVINE          CA    92620  SFD      7.000     6.483    $2,022.52  360      1-Dec-31  303,750.81  50.25
9905487  CASTRO VALLEY   CA    94552  SFD      6.750     6.233    $3,081.49  360      1-Dec-31  474,690.95  80.00
9905490  EMERALD HILLS   CA    94062  SFD      6.750     6.233    $3,813.76  360      1-Nov-31  586,984.63  29.40
9905501  PIEDMONT        CA    94611  SFD      6.750     6.233    $2,918.70  360      1-Dec-31  449,612.55  32.14
9905506  BERKELEY        CA    94708  SFD      6.750     6.233    $2,944.64  360      1-Dec-31  453,609.11  56.75
9905511  LOS ANGELES     CA    91403  SFD      6.875     6.358    $3,284.65  360      1-Dec-31  499,579.93  75.76
9905518  AUSTIN          TX    78734  SFD      7.250     6.500    $3,172.12  360      1-Nov-31  464,272.32  65.96
9905528  BRENTWOOD       CA    94513  SFD      6.875     6.358    $2,364.95  360      1-Dec-31  359,697.55  77.92
9905543  THOUSAND OAKS   CA    91362  SFD      6.750     6.233    $2,205.24  360      1-Dec-31  339,707.26  80.00
9905548  EL CERRITO      CA    94530  SFD      6.875     6.358    $2,460.20  360      1-Dec-31  374,185.37  62.42
9905563  ENCINITAS       CA    92024  SFD      6.750     6.233    $3,015.99  360      1-Dec-31  464,599.64  46.50
9905569  BERKELEY        CA    94708  SFD      6.875     6.358    $2,860.93  360      1-Dec-31  435,134.12  67.00
9905578  ST. HELENA      CA    94574  SFD      7.000     6.483    $3,347.81  360      1-Dec-31  502,787.52  80.00
9905585  HUNTINGTON BE   CA    92648  PUD      6.750     6.233    $4,110.50  360      1-Dec-31  633,204.34  75.00
9905595  BAHAMA          NC    27503  SFD      7.125     6.500    $2,463.12  360      1-Dec-31  365,307.63  78.62
9905596  PASADENA        CA    91107  SFD      7.000     6.483    $2,192.84  360      1-Nov-31  329,058.08  80.00
9905606  GLENDALE        CA    91208  SFD      6.750     6.233    $2,127.41  360      1-Dec-31  327,717.59  39.05
9905609  LIVERMORE       CA    94550  SFD      6.750     6.233    $1,965.26  360      1-Dec-31  302,739.12  77.69
9905637  DIAMOND BAR     CA    91765  SFD      7.375     6.500    $3,543.17  360      1-Dec-31  512,609.64  74.35
9905646  THOUSAND OAKS   CA    91362  SFD      6.875     6.358    $2,989.03  360      1-Dec-31  454,617.74  70.00
9905649  OAK PARK        CA    91377  SFD      6.750     6.233    $3,942.18  360      1-Dec-31  607,276.70  62.02
9905666  LOS ANGELES     CA    90027  SFD      6.875     6.358    $2,726.26  360      1-Nov-31  414,300.69  69.17
9905681  THOUSAND OAKS   CA    91362  LCO      7.250     6.500    $2,140.67  360      1-Dec-31  313,555.21  67.48
9905691  GLENDALE        CA    91208  SFD      7.000     6.483    $2,687.83  360      1-Dec-31  403,668.84  79.22
9905733  PASADENA        CA    91105  SFD      7.000     6.483    $2,993.87  360      1-Dec-31  449,631.13  78.26
9905748  SAN MATEO       CA    94402  SFD      6.750     6.233    $4,215.89  360      1-Dec-31  649,440.36  48.15
9905754  CULVER CITY     CA    90232  SFD      7.000     6.483    $2,874.11  360      1-Dec-31  431,645.89  80.00
9905763  WESTLAKE VILL   CA    91362  SFD      6.875     6.358    $3,744.50  360      1-Dec-31  569,521.13  38.00
9905780  ANNA            TX    75409  SFD      6.875     6.358    $2,167.87  360      1-Nov-31  329,443.93  89.19         01
9905782  SAUSALITO       CA    94965  SFD      6.750     6.233    $2,205.24  360      1-Dec-31  337,502.02  25.19
9905808  MISSION VIEJO   CA    92691  SFD      6.875     6.358    $2,207.28  360      1-Dec-31  335,717.72  70.00
9905829  LOS ANGELES     CA    91436  SFD      6.750     6.233    $4,215.89  360      1-Dec-31  649,440.36  46.43
9905839  PALOS VERDES    S     90274  SFD      6.875     6.358    $3,613.11  360      1-Dec-31  549,537.93  62.86
9905850  LAGUNA BEACH    CA    92651  SFD      6.875     6.358    $3,284.65  360      1-Dec-31  499,579.93  76.92
9905851  ENCINITAS       CA    92024  SFD      6.750     6.233    $3,247.54  360      1-Dec-31  500,268.90  72.57
9905857  ALEXANDRIA      VA    22305  SFD      6.750     6.233    $2,049.57  360      1-Dec-31  315,727.93  80.00
9905862  OLDSMAR         FL    34677  SFD      6.750     6.233    $2,140.38  360      1-Dec-31  329,715.87  73.33
9905864  LOS ANGELES     CA    91307  SFD      6.875     6.358    $2,226.99  360      1-Dec-31  338,715.20  52.97
9905869  ROLLING HILLS   E     90274  SFD      6.875     6.358    $2,233.56  360      1-Dec-31  339,714.36  80.00
9905877  SAN JOSE        CA    95124  SFD      7.000     6.483    $2,195.50  360      1-Dec-31  329,729.50  60.00
9905879  WALNUT CREEK    CA    94596  SFD      6.875     6.358    $2,453.63  360      1-Dec-31  373,186.21  64.96
9905881  SAN FRANCISCO   CA    94114  SFD      6.875     6.358    $2,489.76  360      1-Dec-31  378,681.59  37.34
9905885  TEMPE           AZ    85284  PUD      6.875     6.358    $3,481.73  360      1-Nov-31  529,083.49  74.13
9905894  FORT LAUDERDA   FL    33304  SFD      7.000     6.483    $3,592.64  360      1-Dec-31  539,557.36  57.45
9905903  NOVATO          CA    94949  SFD      6.875     6.358    $2,627.72  360      1-Dec-31  399,663.95  72.73
9905906  PALOS VERDES    S     90274  SFD      7.000     6.483    $3,659.17  360      1-Dec-31  549,549.16  72.46
9905908  WESTON          FL    33327  PUD      6.750     6.233    $2,853.84  360      1-Dec-31  439,621.15  58.05
9905919  SANTA MONICA    CA    90403  SFD      7.125     6.500    $3,523.55  360      1-Dec-31  522,581.76  52.30
9905920  LA CANADA FLI   E     91011  SFD      6.875     6.358    $2,989.03  360      1-Dec-31  454,617.74  79.82
4398716  WESTLAKE        LA    70669  SFD      6.750     6.483    $2,018.76  360      1-Dec-31  310,982.02  75.00
4403909  FORT SMITH      AR    72916  SFD      7.375     6.500    $2,148.13  342      1-May-30  305,999.52  88.85         01
4409110  TULSA           OK    74114  SFD      7.000     6.500    $3,326.51  360      1-Nov-31  499,177.92  40.00
4423376  KENNER          LA    70065  SFD      7.250     6.500    $2,186.06  345      1-Aug-30  315,991.64  66.64
4438881  BATON ROUGE     LA    70808  PUD      6.875     6.500    $2,956.18  343      1-Jul-30  442,853.30  73.63
9889045  WOODBRIDGE      CT    06525  SFD      7.125     6.500    $2,762.25  360      1-Nov-31  409,342.31  56.55
9889079  MILLER PLACE    NY    11764  SFD      8.000     6.500    $2,283.48  360      1-Oct-31  310,569.37  80.00
9889104  ST. LOUIS       MO    63129  SFD      7.000     6.500    $2,401.74  360      1-Nov-31  360,406.46  76.81
9889126  LONG BEACH      CA    90808  SFD      6.875     6.500    $2,018.09  360      1-Nov-31  306,682.34  80.00
9889158  CHICAGO         IL    60622  SFD      7.125     6.500    $2,829.62  360      1-Nov-31  419,326.27  74.34
9889188  LINCOLN         NE    68516  SFD      6.875     6.500    $2,463.48  360      1-Oct-31  374,049.45  75.00
9889894  COLUMBIA        MO    65201  SFD      7.375     6.500    $2,058.21  360      1-Nov-31  297,545.10  80.00
9889906  TROY            MI    48098  SFD      7.375     6.500    $2,762.71  360      1-Oct-31  399,081.24  80.00
9889915  LEES SUMMIT     MO    64081  SFD      7.375     6.500    $3,224.38  360      1-Oct-31  465,772.75  80.00
9889925  ATLANTA         GA    30319  SFD      6.750     6.483    $3,859.16  360      1-Nov-31  593,972.55  61.34
9889928  KATONAH         NY    10536  SFD      7.000     6.500    $3,166.84  360      1-Nov-31  471,194.05  80.00
9889947  FOUNTAIN HILL   AZ    85268  SFD      7.750     6.500    $2,515.68  360      1-Nov-31  350,652.72  73.93
9889968  GREENWICH       CT    06878  SFD      6.875     6.500    $3,216.33  360      1-Nov-31  488,774.98  80.00
9889969  SUNRISE BEACH   MO    65079  SFD      7.000     6.500    $3,326.51  360      1-Nov-31  499,177.93  59.65
9889989  ATLANTA         GA    30331  SFD      6.875     6.500    $2,180.02  360      1-Oct-31  331,008.81  85.00         12
9890002  ROCKVILLE       MD    20850  SFD      7.000     6.500    $2,518.17  360      1-Nov-31  377,877.69  69.83
9890023  NAPLES          FL    34119  SFD      7.000     6.500    $2,352.51  360      1-Nov-31  353,018.63  80.00
9899393  HERSEY          MI    49639  SFD      7.250     6.500    $2,312.58  360      1-Oct-31  338,201.84  78.84
9899417  BAY CITY        MI    48706  SFD      6.875     6.500    $2,627.72  360      1-Nov-31  399,325.97  74.77
9899438  HASLETT         MI    48840  SFD      7.375     6.500    $2,182.53  360      1-Oct-31  315,274.22  80.00
9899459  SAN CLEMENTE    CA    92673  SFD      8.000     6.500    $3,081.81  360      1-Nov-31  419,434.50  73.68
9899479  ROGERS          AR    72756  SFD      7.000     6.500    $2,570.73  360      1-Nov-31  385,764.69  70.25
9899528  OCEAN VIEW      DE    19970  SFD      7.500     6.500    $3,809.32  360      1-Oct-31  543,579.44  65.09
9899547  CHICAGO         IL    60630  SFD      6.750     6.483    $2,759.78  360      1-Oct-31  424,394.78  75.98
9899580  BELLEVUE        WA    98004  SFD      7.375     6.500    $2,486.43  360      1-Oct-31  359,173.15  51.43
9899603  HOWELL          MI    48843  SFD      7.250     6.500    $2,670.04  360      1-Nov-31  390,787.49  69.27
9899758  MADISON         WI    53705  SFD      7.125     6.500    $2,125.59  360      1-Jun-31  313,702.07  79.99
9899812  SAN DIEGO       CA    92130  SFD      6.750     6.483    $2,432.24  360      1-Nov-31  374,352.46  60.98
9920949  BRANFORD        CT    06405  SFD      6.750     6.483    $1,926.34  360      1-Nov-31  296,487.14  90.00         33
9920959  LOVELAND        CO    80537  SFD      6.875     6.500    $2,719.69  360      1-Dec-31  413,652.19  68.20
9920974  CHICAGO         IL    60614  SFD      8.000     6.500    $4,297.66  360      1-Dec-31  585,307.01  66.94
9920984  CORONA          CA    92882  SFD      7.500     6.500    $2,201.83  360      1-Sep-31  313,956.38  90.00         13
9920989  WASHINGTON      PA    15301  SFD      6.750     6.483    $2,205.23  360      1-Nov-31  339,412.89  80.00
9920996  LANCASTER       PA    17601  SFD      7.250     6.500    $2,442.19  360      1-Nov-31  357,439.77  80.00
9921006  WEST ISLIP      NY    11795  SFD      7.250     6.500    $2,026.06  360      1-Nov-31  296,405.74  90.00         33
9921010  GOLDEN          CO    80401  SFD      7.375     6.500    $2,221.21  360      1-Apr-31  319,342.70  77.49
9921028  GRASONVILLE     MD    21638  SFD      6.875     6.500    $2,548.89  360      1-Nov-31  387,346.19  79.51
9921034  EDWARDSVILLE    IL    62025  SFD      7.125     6.500    $2,494.78  360      1-Dec-31  369,879.14  60.21
9921040  CLARENDON HIL   IL    60514  SFD      7.000     6.500    $3,040.43  360      1-Dec-31  456,025.40  64.82
9921054  DAKOTA DUNES    SD    57049  SFD      6.875     6.500    $3,297.78  360      1-Dec-31  501,578.26  77.23
9921068  GAITHERSBURG    MD    20882  SFD      6.750     6.483    $2,490.62  360      1-Nov-31  383,336.90  75.00
9921073  LIVONIA         MI    48152  SFD      7.625     6.500    $2,548.06  360      1-Oct-31  359,213.34  80.00
4295696  ACTON           MA    01720  SFD      7.500     6.500    $3,482.09  360      1-Oct-31  496,507.73  55.96
4326580  GREENSBORO      NC    27455  SFD      7.375     6.500    $5,214.60  360      1-Oct-31  753,265.89  58.75
4408961  WHEATON         IL    60187  SFD      7.625     6.500    $2,406.50  360      1-Mar-31  337,467.60  80.00

                                                                                                                  $68,965,240.41

COUNT:                               164
WAC:                         6.972692612
WAM:                          357.934467
WALTV:                       68.26672786


WFMBS
WFMBS   2002-04 EXHIBIT F-3B  GROUP II LOANS (continued)
30 YEAR FIXED RATE NON-RELOCATION LOANS

(i)        (xiii)   (xv)       (xvi)
-----------------------------------------

MORTGAGE           MASTER     FIXED
LOAN      SERVICE  SERVICE    RETAINED
NUMBER    FEE      FEE        YIELD
-----------------------------------------
4425933    0.500    0.017      0.233
9891162    0.500    0.017      0.108
9891202    0.500    0.017      0.233
9891219    0.500    0.017      0.000
9891222    0.500    0.017      0.000
9891242    0.375    0.017      0.000
9891257    0.375    0.017      0.000
9891262    0.375    0.017      0.000
9891264    0.375    0.017      0.000
9891277    0.500    0.017      0.000
9891278    0.500    0.017      0.000
9891284    0.375    0.017      0.000
9891289    0.500    0.017      0.000
9891292    0.500    0.017      0.108
9891304    0.500    0.017      0.000
9891313    0.500    0.017      0.000
9891318    0.375    0.017      0.000
9891322    0.375    0.017      0.000
9891330    0.500    0.017      0.000
9891333    0.500    0.017      0.000
9891336    0.500    0.017      0.108
9891349    0.500    0.017      0.000
9891350    0.500    0.017      0.000
9891356    0.500    0.017      0.000
9891358    0.500    0.017      0.000
9891361    0.375    0.017      0.000
9891366    0.500    0.017      0.000
9891367    0.500    0.017      0.000
9891376    0.500    0.017      0.000
9891384    0.500    0.017      0.000
9891433    0.375    0.017      0.000
9891438    0.500    0.017      0.000
9891448    0.375    0.017      0.000
9891451    0.500    0.017      0.000
9891459    0.500    0.017      0.000
9891477    0.500    0.017      0.000
9891875    0.375    0.017      0.000
9891903    0.500    0.017      0.000
9891923    0.500    0.017      0.000
9891944    0.500    0.017      0.000
9892012    0.500    0.017      0.000
9892039    0.500    0.017      0.358
9892054    0.500    0.017      0.000
9892094    0.500    0.017      0.000
9892119    0.375    0.017      0.000
9892158    0.500    0.017      0.108
9892179    0.500    0.017      0.000
9892190    0.500    0.017      0.000
9905255    0.500    0.017      0.000
9905270    0.500    0.017      0.000
9905293    0.500    0.017      0.000
9905335    0.500    0.017      0.000
9905338    0.500    0.017      0.000
9905350    0.500    0.017      0.000
9905358    0.500    0.017      0.000
9905377    0.500    0.017      0.000
9905393    0.500    0.017      0.000
9905405    0.500    0.017      0.000
9905418    0.500    0.017      0.233
9905422    0.500    0.017      0.000
9905434    0.500    0.017      0.000
9905437    0.500    0.017      0.108
9905440    0.500    0.017      0.000
9905457    0.500    0.017      0.108
9905460    0.500    0.017      0.000
9905474    0.500    0.017      0.000
9905487    0.500    0.017      0.000
9905490    0.500    0.017      0.000
9905501    0.500    0.017      0.000
9905506    0.500    0.017      0.000
9905511    0.500    0.017      0.000
9905518    0.500    0.017      0.233
9905528    0.500    0.017      0.000
9905543    0.500    0.017      0.000
9905548    0.500    0.017      0.000
9905563    0.500    0.017      0.000
9905569    0.500    0.017      0.000
9905578    0.500    0.017      0.000
9905585    0.500    0.017      0.000
9905595    0.500    0.017      0.108
9905596    0.500    0.017      0.000
9905606    0.500    0.017      0.000
9905609    0.500    0.017      0.000
9905637    0.500    0.017      0.358
9905646    0.500    0.017      0.000
9905649    0.500    0.017      0.000
9905666    0.500    0.017      0.000
9905681    0.500    0.017      0.233
9905691    0.500    0.017      0.000
9905733    0.500    0.017      0.000
9905748    0.500    0.017      0.000
9905754    0.500    0.017      0.000
9905763    0.500    0.017      0.000
9905780    0.500    0.017      0.000
9905782    0.500    0.017      0.000
9905808    0.500    0.017      0.000
9905829    0.500    0.017      0.000
9905839    0.500    0.017      0.000
9905850    0.500    0.017      0.000
9905851    0.500    0.017      0.000
9905857    0.500    0.017      0.000
9905862    0.500    0.017      0.000
9905864    0.500    0.017      0.000
9905869    0.500    0.017      0.000
9905877    0.500    0.017      0.000
9905879    0.500    0.017      0.000
9905881    0.500    0.017      0.000
9905885    0.500    0.017      0.000
9905894    0.500    0.017      0.000
9905903    0.500    0.017      0.000
9905906    0.500    0.017      0.000
9905908    0.500    0.017      0.000
9905919    0.500    0.017      0.108
9905920    0.500    0.017      0.000
4398716    0.250    0.017      0.000
4403909    0.250    0.017      0.608
4409110    0.250    0.017      0.233
4423376    0.250    0.017      0.483
4438881    0.250    0.017      0.108
9889045    0.250    0.017      0.358
9889079    0.250    0.017      1.233
9889104    0.250    0.017      0.233
9889126    0.250    0.017      0.108
9889158    0.250    0.017      0.358
9889188    0.250    0.017      0.108
9889894    0.250    0.017      0.608
9889906    0.250    0.017      0.608
9889915    0.250    0.017      0.608
9889925    0.250    0.017      0.000
9889928    0.250    0.017      0.233
9889947    0.250    0.017      0.983
9889968    0.250    0.017      0.108
9889969    0.250    0.017      0.233
9889989    0.250    0.017      0.108
9890002    0.250    0.017      0.233
9890023    0.250    0.017      0.233
9899393    0.250    0.017      0.483
9899417    0.250    0.017      0.108
9899438    0.250    0.017      0.608
9899459    0.250    0.017      1.233
9899479    0.250    0.017      0.233
9899528    0.250    0.017      0.733
9899547    0.250    0.017      0.000
9899580    0.250    0.017      0.608
9899603    0.250    0.017      0.483
9899758    0.250    0.017      0.358
9899812    0.250    0.017      0.000
9920949    0.250    0.017      0.000
9920959    0.250    0.017      0.108
9920974    0.250    0.017      1.233
9920984    0.250    0.017      0.733
9920989    0.250    0.017      0.000
9920996    0.250    0.017      0.483
9921006    0.250    0.017      0.483
9921010    0.250    0.017      0.608
9921028    0.250    0.017      0.108
9921034    0.250    0.017      0.358
9921040    0.250    0.017      0.233
9921054    0.250    0.017      0.108
9921068    0.250    0.017      0.000
9921073    0.250    0.017      0.858
4295696    0.250    0.017      0.733
4326580    0.250    0.017      0.608
4408961    0.250    0.017      0.858


WFMBS
WFMBS   2002-04 EXHIBIT F-3B  GROUP II LOANS (continued)
30 YEAR FIXED RATE NON-RELOCATION LOANS


(i)         (xvii)                                   (xviii)
--------------------------------------------------------------------------------

MORTGAGE                                             NMI
LOAN                                                 LOAN
NUMBER      SERVICER                                 SELLER
--------    --------------------------------------------------------------------
4425933     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891162     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891202     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891219     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891222     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891242     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891257     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891262     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891264     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891277     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891278     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891284     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891289     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891292     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891304     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891313     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891318     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891322     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891330     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891333     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891336     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891349     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891350     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891356     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891358     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891361     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891366     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891367     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891376     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891384     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891433     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891438     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891448     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891451     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891459     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891477     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891875     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891903     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891923     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9891944     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9892012     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9892039     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9892054     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9892094     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9892119     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9892158     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9892179     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9892190     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905255     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905270     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905293     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905335     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905338     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905350     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905358     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905377     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905393     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905405     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905418     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905422     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905434     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905437     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905440     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905457     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905460     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905474     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905487     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905490     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905501     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905506     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905511     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905518     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905528     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905543     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905548     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905563     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905569     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905578     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905585     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905595     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905596     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905606     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905609     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905637     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905646     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905649     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905666     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905681     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905691     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905733     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905748     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905754     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905763     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905780     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905782     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905808     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905829     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905839     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905850     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905851     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905857     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905862     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905864     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905869     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905877     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905879     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905881     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905885     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905894     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905903     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905906     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905908     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905919     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
9905920     FIRST NATIONWIDE MORTGAG                 FIRST NATIONWIDE MORTGAG
4398716     HIBERNIA NATIONAL BANK                   HIBERNIA NATIONAL BANK
4403909     HIBERNIA NATIONAL BANK                   HIBERNIA NATIONAL BANK
4409110     HIBERNIA NATIONAL BANK                   HIBERNIA NATIONAL BANK
4423376     HIBERNIA NATIONAL BANK                   HIBERNIA NATIONAL BANK
4438881     HIBERNIA NATIONAL BANK                   HIBERNIA NATIONAL BANK
9889045     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9889079     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9889104     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9889126     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9889158     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9889188     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9889894     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9889906     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9889915     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9889925     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9889928     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9889947     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9889968     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9889969     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9889989     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9890002     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9890023     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9899393     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9899417     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9899438     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9899459     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9899479     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9899528     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9899547     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9899580     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9899603     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9899758     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9899812     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9920949     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9920959     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9920974     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9920984     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9920989     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9920996     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9921006     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9921010     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9921028     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9921034     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9921040     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9921054     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9921068     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
9921073     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4295696     HSBC MORTGAGE CORP (USA)                 HSBC MORTGAGE CORP (USA)
4326580     HSBC MORTGAGE CORP (USA)                 HSBC MORTGAGE CORP (USA)
4408961     NAVY FEDERAL CREDIT UNION                NAVY FEDERAL CREDIT UNION
164

COUNT:                                           164
WAC:                                     6.972692612
WAM:                                      357.934467
WALTV:                                   68.26672786

                                    EXHIBIT G

                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)

Loan Information

      Name of Mortgagor:
                                          --------------------------------------

      Servicer
      Loan No.:
                                          --------------------------------------

Custodian/Trustee

      Name:
                                          --------------------------------------

      Address:
                                          --------------------------------------


                                          --------------------------------------

      Custodian/Trustee
      Mortgage File No.:
                                          --------------------------------------

Seller

      Name:
                                          --------------------------------------

      Address:
                                          --------------------------------------


                                          --------------------------------------

      Certificates:                        Mortgage Pass-Through Certificates,
                                           Series 2002-4

            The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trustee for the Holders of Mortgage Pass-Through Certificates, Series 2002-4, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of January 29, 2002 (the "Pooling and Servicing Agreement") among the Trustee, the Seller, the Master Servicer and the United States Trust Company of New York, as Trustee.

() Promissory Note dated ______________, 20__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

()   Mortgage recorded on _____________________ as instrument no. ______________
     in the County Recorder's Office of the County of ____________________, State of _______________________ in book/reel/docket ____________________
     of official records at page/image ____________.

()   Deed of Trust recorded on ____________________ as instrument no.
     _________________ in the County Recorder's Office of the County of
     ___________________, State of _________________ in book/reel/docket
     ____________________ of official records at page/image ____________.

()   Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
     ______________________________ as instrument no. ______________ in the
     County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

() Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

     ()   _____________________________________________

     ()   _____________________________________________

     ()   _____________________________________________

     ()   _____________________________________________

            The undersigned Master Servicer hereby acknowledges and agrees as follows:

     (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

     (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

     (3) The Master Servicer shall return the Documents to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

     (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                          ASSOCIATION

                                       By:____________________________________
                                          Name:
                                          Title:

Date: ________________, 20__

                                    EXHIBIT H

                                            AFFIDAVIT   PURSUANT   TO  SECTION
                                            860E(e)(4)    OF   THE    INTERNAL
                                            REVENUE CODE OF 1986,  AS AMENDED,
                                            AND FOR NON-ERISA INVESTORS



STATE OF                )
                        )  ss.:
COUNTY OF               )


             [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

            2.    That the Purchaser's Taxpayer Identification Number is [ ].

            3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2002-4, Class [I-A-R][I-A-LR] Certificate (the "Class [I-A-R][I-A-LR] Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [I-A-R][I-A-LR] Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [I-A-R][I-A-LR] Certificate in excess of cash flows generated by the Class [I-A-R][I-A-LR] Certificate.

            6. That the Purchaser will not transfer the Class [I-A-R][I-A-LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class [I-A-R][I-A-LR] Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class [I-A-R][I-A-LR] Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class [I-A-R][I-A-LR] Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class I-A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

            9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the [Upper-Tier REMIC][Lower-Tier REMIC] pursuant to Section 8.14 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of__________, 20__.

                                        [Name of Purchaser]



                                       By:____________________________________
                                          [Name of Officer]
                                          [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

            Subscribed and sworn before me this __ day of ______, 20__.


Notary Public

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 20__.

                                    EXHIBIT I

        [Letter from Transferor of Class [I-A-R][I-A-LR] Certificate]


                                     [Date]

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Re:   Wells Fargo Asset Securities Corporation,
      Series 2002-4, Class [I-A-R][I-A-LR]
      ------------------------------------

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                                Very truly yours,
                                                [Transferor]



                                                ______________________

                                    EXHIBIT J

                   WELLS FARGO ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-4
                      CLASS [B-4] [B-5] [B-6] CERTIFICATES

                               TRANSFEREE'S LETTER

                                                    _________________ __, ____

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Wells Fargo Asset Securities Corporation
7485 New Horizon Way

Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2002-4, Class [B-4] [B-5] [B-6] Certificates (the "Class [B-4] [B-5] [B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of January 29, 2002 (the "Pooling and Servicing Agreement") among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2002-4.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

            (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [B-4] [B-5] [B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

            (b) The Purchaser is acquiring the Class [B-4] [B-5] [B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

            (c) [The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [B-4] [B-5] [B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [B-4] [B-5] [B-6] Certificates and can afford a complete loss of such investment.] [(d) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

            (e) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated _______________, relating to the Class [B-4] [B-5] [B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [B-4] [B-5] [B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [B-4] [B-5] [B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [B-4] [B-5] [B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [B-4] [B-5] [B-6] Certificates other than in connection with a subsequent sale of Class [B-4] [B-5] [B-6] Certificates.

            (f) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4] [B-5] [B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4] [B-5] [B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar
Law). (g) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [B-4] [B-5] [B-6] Certificates is in compliance therewith.

            Section 3.  Transfer of Class [B-4] [B-5] [B-6] Certificates.

            (a) The Purchaser understands that the Class [B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trustee is under any obligation to register the Class [B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer, any Paying Agent acting on behalf of the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (b) No transfer of a Class [B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trustee with a Transferee's Letter, substantially in the form of this Agreement.

            (c) The Purchaser acknowledges that its Class [B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                       [PURCHASER]



                                       By:____________________________________



                                       Its:___________________________________

                                    EXHIBIT K

                                   [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS

                            WFHM Servicing Agreement

                   SunTrust Mortgage, Inc. Servicing Agreement

                    HomeSide Lending Inc. Servicing Agreement

               HSBC Mortgage Corporation (USA) Servicing Agreement

                   Hibernia National Bank Servicing Agreement

                  Chevy Chase Bank, F.S.B. Servicing Agreement

                 National City Mortgage Co. Servicing Agreement

              CUNA Mutual Mortgage Corporation Servicing Agreement

            First Nationwide Mortgage Corporation Servicing Agreement

                  Navy Federal Credit Union Servicing Agreement

                                    EXHIBIT M

                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

            This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Wells Fargo Bank Minnesota, National Association (the "Company" and "Wells Fargo Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

            ________________________ is the holder of the entire interest in Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2002-4, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of January 29, 2002 among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee.

            ________________________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

            In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

            In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

            Collateral Fund: The fund established and maintained pursuant to
Section 3.01 hereof.

            Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least P-1 by Moody's Investors Service, Inc. ("Moody's") or at least F-1 by Fitch, Inc. ("Fitch") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or Moody's, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least A-1 by Moody's or F-1 by Fitch or (z) the depository institution or trust company is one that is acceptable to either Moody's or Fitch and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

            Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

            Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

            Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

            Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

            Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

            Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and Section 3.02 to be reduced by all withdrawals therefrom pursuant to
Section 2.02(g) and Section 2.03(d).

            Section 1.02 Definitions Incorporated by Reference

            All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

            Section 2.01 Reports and Notices

            (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

            (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are
(A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

            (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

            Section 2.02 Purchaser's Election to Delay Foreclosure Proceedings

            (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of transmission of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

            Section 2.03 Purchaser's Election to Commence Foreclosure
Proceedings

            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

            Section 2.04 Termination

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.

                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

            Section 3.01 Collateral Fund

            Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Wells Fargo Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2002-4." Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section
2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

            Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

            Section 3.02 Collateral Fund Permitted Investments

            The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

            All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

            Section 3.03 Grant of Security Interest

            The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

            The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

            Section 3.04 Collateral Shortfalls

            In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.01 Amendment

            This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

            Section 4.02 Counterparts

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.03 Governing Law

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 4.04 Notices

            All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            (a)   in the case of the Company,

                  Wells Fargo Bank Minnesota, National Association 7485 New Horizon Way
                  Frederick, MD 21703

                  Attention:  Vice President, Master Servicing
                  Phone:      301-696-7800
                  Fax:        301-815-6365

            (b)   in the case of the Purchaser,

                  ____________________________
                  ____________________________
                 _____________________________
                  Attention: _________________

            Section 4.05 Severability of Provisions

            If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 4.06 Successors and Assigns

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

            Section 4.07 Article and Section Headings

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 4.08 Confidentiality

            The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

            Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 4.09 Indemnification

            The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                       Wells Fargo Bank Minnesota, National
                                          Association

                                       By:____________________________________
                                          Name:
                                          Title:



                                          _____________________________



                                       By:____________________________________
                                          Name:
                                          Title:

                                   SCHEDULE I

  Wells Fargo Asset Securities Corporation, Mortgage Pass-Through Certificates,
                                  Series 2002-4
                 Applicable Unscheduled Principal Receipt Period

                                       Full Unscheduled     Partial Unscheduled
              Servicer                Principal Receipts    Principal Receipts
              --------                ------------------    ------------------

WFHM (Exhibits F-1A AND F-1B)              Mid-Month             Mid-Month
WFHM (Exhibit F-2)                        Prior Month           Prior Month
SunTrust Mortgage, Inc.                    Mid-Month            Prior Month
HomeSide Lending, Inc.                    Prior Month           Prior Month
HSBC Mortgage Corporation (USA)            Mid-Month            Prior Month
Hibernia National Bank                     Mid-Month            Prior Month
Chevy Chase Bank, F.S.B.                   Mid-Month            Prior Month
National City Mortgage Co.                 Mid-Month            Prior Month
CUNA Mutual Mortgage Corporation           Mid-Month            Prior Month
First Nationwide Mortgage                  Mid-Month            Prior Month
   Corporation
Navy Federal Credit Union                  Mid-Month            Prior Month